As filed with the Securities and Exchange Commission on August 14, 1996
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             SYGNET WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

             OHIO                                         4812                                         34-1689165
(State or other jurisdiction of               (Primary Standard Industrial                          (I.R.S. Employer
incorporation or organization)                Classification Code Number)                         Identification No.)

                              6550-B SEVILLE DRIVE
                              CANFIELD, OHIO 44406
                                 (330) 565-9500
    (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                             ALBERT H. PHARIS, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SYGNET WIRELESS, INC.
                              6550-B SEVILLE DRIVE
                              CANFIELD, OHIO 44406
                                 (330) 565-9500
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   COPIES TO:
   Thomas F. Dowd, Esq.                              Bryant B. Edwards, Esq.
      Bryan Cave LLP                                     Latham & Watkins
700 Thirteenth Street, N.W.                      633 W. Fifth Street, Suite 4000
Washington, D.C. 20005-3960                       Los Angeles, California 90071
      (202) 508-6000                                       (213) 485-1234

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                             ----------------------

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                        PROPOSED            PROPOSED
                                                                         MAXIMUM            MAXIMUM
                                                                        OFFERING           AGGREGATE           AMOUNT OF
              TITLE OF EACH CLASS OF                AMOUNT TO BE        PRICE PER           OFFERING         REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED           UNIT               PRICE                FEE
- -------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.01 par value                    (1)               (2)           $45,000,000(2)       $15,517.35
- -------------------------------------------------------------------------------------------------------------------------
     % Senior Notes due 2006                        $110,000,000         $1,000           $110,000,000        $37,931.30
- -------------------------------------------------------------------------------------------------------------------------
 TOTAL                                                                                                        $53,448.65
=========================================================================================================================

(1) Does not include shares of Class A Common Stock subject to the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------

Note: This Registration Statement contains two prospectuses, one for 3,750,000 shares of Class A Common Stock (the "Stock Prospectus") and one for $110,000,000 principal amount of __% Senior Notes due 2006 (the "Notes Prospectus"). The information contained in each prospectus is identical with the exception of the following: outside front covers; Prospectus Summary--The Notes Offering; Prospectus Summary--The Common Stock Offering; Risk Factors; Dilution (not included in Notes Prospectus); Use of Proceeds; Dividend Policy (not included in Notes Prospectus); Description of Capital Stock; Description of Notes; Shares Eligible for Future Sale (not included in Notes Prospectus); Description of Certain Indebtedness (not included in Notes Prospectus); Underwriting; Certain United States Federal Income Tax Consequences (not included in Stock Prospectus); Legal Matters; Additional Information; and outside back covers.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITAION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



PROSPECTUS        SUBJECT TO COMPLETION, DATED AUGUST 14, 1996
     , 1996
                                  $110,000,000
                             SYGNET WIRELESS, INC.

                            % SENIOR NOTES DUE 2006

         The     % Senior Notes due 2006 (the "Notes") are being offered (the
"Notes Offering") by Sygnet Wireless, Inc. (the "Company"). The net proceeds of the Notes Offering will be used to finance the acquisition of certain cellular telephone systems. See "Use of Proceeds." Concurrently with the Notes Offering, the Company and certain selling stockholders are offering, pursuant to a separate prospectus, 3,750,000 shares of its Class A Common Stock (the "Common Stock Offering" and, together with the Notes Offering, the "Offerings"). The Notes Offering is conditioned upon the consummation of the Common Stock Offering.

         Interest on the Notes will be payable semi-annually on         and
of each year, commencing on       , 1997.  The Notes will be redeemable, in
whole or in part, at the option of the Company, at any time on or after
, 2001 at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time during the first 36 months after the date of the original issuance of Notes, the Company may redeem up to an aggregate of $38.5 million in principal amount of
Notes at a redemption price of     % of the principal amount thereof, plus
accrued and unpaid interest thereon, with the net proceeds of an offering of Qualified Capital Stock (as defined) of the Company; provided that at least $71.5 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption. See "Description of Notes."

         The Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all future senior indebtedness of the Company, if any, and senior in right of payment to all future subordinated indebtedness of the Company, if any. However, the Company is a holding company with no direct operations or assets other than the stock of Sygnet Communications, Inc. (the "Subsidiary"). As a result, all indebtedness of the Subsidiary, including the Subsidiary's borrowings under the Bank Credit Facility (as defined below), will be structurally senior to the Notes. The Notes will not be guaranteed by the Subsidiary. As of June 30, 1996, after giving effect to the Horizon Acquisition (as defined below) and the Offerings, the Subsidiary would have had $195.9 million of total outstanding liabilities which would have been structurally senior to the Notes. See "Risk Factors -- Holding Company Structure; Structural Subordination."

         SEE "RISK FACTORS" BEGINNING ON PAGE 10 HEREOF FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================================
                                                                                    UNDERWRITING
                                                              PRICE TO THE         DISCOUNTS AND            PROCEEDS TO
                                                                PUBLIC(1)          COMMISSIONS(2)         THE COMPANY(3)
- ------------------------------------------------------------------------------------------------------------------------
 Per Note  . . . . . . . . . . . . . . . . . .                        %                    %                        %
- ------------------------------------------------------------------------------------------------------------------------
 Total . . . . . . . . . . . . . . . . . . . .                  $                   $                        $
========================================================================================================================

(1)     Plus interest, if any, from the date of issuance.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3)     Before deducting expenses of the Notes Offering payable by the Company,
        estimated at $              .

                             ----------------------


         The Notes are being offered by the several Underwriters when, as and if delivered to and accepted by them and subject to various prior conditions, including the right to reject any order in whole or in part. It is expected that delivery of the Notes will be made against payment therefor in New York,
New York on or about                    , 1996.

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
                                LEHMAN BROTHERS
                                                     TORONTO DOMINION SECURITIES

[INSERT MAP OF MARKETS]

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information (including the Company's combined financial statements and notes thereto) contained elsewhere in this Prospectus. Unless the context otherwise requires, references to the "Company" are to Sygnet Wireless, Inc., an Ohio corporation, its wholly-owned subsidiary, Sygnet Communications, Inc., and their respective predecessors prior to the corporate restructuring described elsewhere in this Prospectus and include the operations to be acquired in part with the proceeds of the Offerings. The term "Horizon Acquisition" refers to the acquisition under the agreement to purchase five RSAs in western Pennsylvania and New York (PA-1, PA-2, PA-6, PA-7 and NY-3) from three Horizon Cellular Telephone Company affiliates, as described more fully below under "Business -- The Horizon Acquisition." Except for historical financial information and unless otherwise indicated, all references herein to Pops, Net Pops and the Company's systems give effect to consummation of the Horizon Acquisition, which will occur simultaneously with the closing of the
Offerings.   See "Certain Terms" for the definitions of certain other terms used in this Prospectus.

                                  THE COMPANY

         Upon consummation of the Horizon Acquisition, the Company will own and operate cellular telephone systems serving one large cluster with approximately
2.4 million Pops in northeastern Ohio, western Pennsylvania and western New York. The Horizon Acquisition will add five RSAs (the "Horizon Systems") to the three MSAs and one RSA currently operated by the Company (the "Existing Systems"), providing the Company with approximately 78,000 subscribers. The Company's cellular systems are located in Youngstown, Ohio and Erie, Pennsylvania and in primarily suburban and rural areas between the Cleveland, Akron-Canton, Pittsburgh, Buffalo and Rochester metropolitan areas. The Company believes that its mix of suburban and rural locations provides it with advantages over cellular operators in predominately urban areas, including greater roaming revenue opportunities, lower distribution costs and higher costs of entry for new competitors. The Company has converted all of its Existing Systems to time division multiple access ("TDMA") digital technology and will selectively convert the more densely populated portions of the Horizon Systems to digital technology in early 1997.

         The Company began operating cellular systems in 1985 in Youngstown, Ohio and has expanded to cover nine contiguous markets through a series of acquisitions. The Company is owned and controlled by the Williamson family, which has owned and operated broadcast and other communications companies in northeastern Ohio and western Pennsylvania since 1926. The following table summarizes the Existing Systems and the Horizon Systems.

                                                         TOTAL                                             DATE OF
                                                         POPS            OWNERSHIP         NET POPS       ACQUISITION
                                                         ----            ---------         --------       -----------
                Existing Systems(1)
                ----------------
                  Youngstown, OH MSA                    491,900            100%             491,900          1985
                  Sharon, PA MSA                        122,100            100%             122,100          1987
                  Erie, PA MSA                          280,600            100%             280,600          1995
                  Columbiana, OH, OH-11 RSA             111,700            100%             111,700          1991

                Horizon Systems(1)(2)
                ---------------
                  Chautauqua, NY, NY-3 RSA              485,200            100%             485,200          1996
                  Crawford, PA, PA-1 RSA                197,200            100%             197,200          1996
                  Lawrence, PA, PA-6 RSA                376,400            100%             376,400          1996
                  Indiana, PA, PA-7 RSA                 217,100            100%             217,100          1996
                  McKean, PA,  PA-2 RSA(3)               89,400            100%              89,400          1996
                                                        -------                             -------

                        Total                         2,371,600                           2,371,600

- ---------------------------------

(1) All of the Existing Systems and Horizon Systems licenses are non-wireline licenses.

(2) To be acquired as described under "Business -- The Horizon Acquisition." The consummation of the Offerings is conditioned upon the consummation of the Horizon Acquisition.

(3) The Horizon Acquisition includes the Pops in the PA-2 RSA where the Company has Interim Operating Authority ("IOA") pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. The Company's IOA from the FCC will expire upon selection of the new licensee and the commencement of operations by that licensee. Until the expiration of the IOA, however, the Company is entitled to all revenue and income generated by the PA-2 RSA. The Company believes that the expiration of such authority will not have a material adverse effect on its results of operations.

BUSINESS STRATEGY

         The Company's goal is to become the leading full service provider of mobile telecommunications services in its cluster by offering technically advanced cellular service, superior coverage and a high level of customer service at competitive prices. Specifically, the Company's business objectives are to increase penetration and improve profitability in both the Horizon Systems and its Existing Systems by taking advantage of its ability to operate in a much larger regional footprint. In addition, the Company may in the future acquire additional systems that provide the Company with the ability to further its strategic objectives.

         - Developing the Horizon Systems. The Company believes that the Horizon Systems are underdeveloped and underpenetrated compared to its Existing Systems and represent a substantial growth opportunity for the Company. By taking advantage of marketing, operating and engineering synergies arising from the Horizon Acquisition, the Company believes that it will be able to decrease overall per subscriber operating costs and rapidly increase penetration in the Horizon Systems to levels comparable to those achieved in its Existing Systems. Immediately upon consummation of the Horizon Acquisition, the Company will apply its business strategy to the Horizon Systems, which strategy has generated significant subscriber and revenue growth in its Existing Systems, including the recent acquisition of the Erie, PA MSA in September 1995 (the "Erie Acquisition").

         - Aggressive Marketing and Promotion of Cellular Services. The Company plans to implement the aggressive marketing programs that it has been using in its Existing Systems to increase subscriber activations in the Horizon Systems. These include competitive rate plans which provide low priced regional roaming rates tailored for individual markets and attractive equipment prices. In addition, the Company will use a mix of advertising media such as television, radio and outdoor advertising to reach potential new subscribers.

         - Local Retail Outlets and Superior Customer Service. The Company strives to provide a high level of customer service and the Company's use of local retail stores is a key element of this local subscriber service strategy. The Company's stores are staffed with sales and customer service representatives who provide a more direct, specifically targeted level of customer service than is ordinarily offered by larger competitors relying on centralized customer service operations. By having a permanent local retail presence, the sales staff can cultivate local market knowledge that allows them to focus their efforts on the specific demands of the market or markets in which they operate. This improves their ability to establish relationships
with customers, to understand the customer's needs and to reduce churn.   The
sales team's ability to promote the Company's services both inside and outside of its cluster is enhanced by its license to market under the CELLULAR ONE(R) brand name and its continuing participation in the North American Cellular Network ("NACN"), a national cellular network comprised principally of non-wireline carriers whose goal is to make cellular service "seamless" throughout North America by facilitating automatic roaming to and from member systems.

         - Advanced Systems Design. The Company's system design and the TDMA digital technology it employs provide the foundation for technically superior cellular service. The Company has deployed a large number of cell sites in each service area. Consequently, subscribers in the Existing Systems enjoy a high level of local and regional coverage, resulting in high quality hand-held coverage throughout most of its population centers, minimal call blocking, seamless call delivery through NACN and the availability of digital voice and data services. All of the Company's existing cells have already been upgraded to offer TDMA digital services and the Company intends to selectively improve the technology being used in the Horizon Systems to match this high quality level. The Company believes it is well positioned to address new technologies that might become available in its markets.

         - Decentralized Marketing Management. The Company has assembled management, sales and operating staff with extensive experience and relationships within each market. The decentralized market management structure adopted by the Company allows it to tailor its service to meet the needs of each market. This local approach to marketing is coordinated with senior management of the Company and allows each market to benefit from shared corporate resources.

         - Acquisition Strategy. The Company's primary external growth strategy has been to develop its cellular system by pursuing acquisitions that expand its regional footprint, can be operated efficiently, enhance its reciprocal relationships with other cellular telephone carriers and provide an opportunity to gain significant competitive advantages. As it has done successfully in the past, the Company intends to pursue acquisition opportunities which permit the Company to achieve these strategic objectives either with respect to its current cluster or elsewhere.

         - Future Competition. The Company is preparing for what is expected to be an increasingly competitive telecommunications environment by aggressively working to attract new subscribers. The Company believes it is prepared for this competition because it is not dependent on high roaming or local rates. In addition, the Company believes that it can effectively face this competition from its position as an incumbent in the cellular field with a high quality network that is not capacity constrained. The Company also has an extensive footprint, strong distribution channels, superior customer service capabilities and an experienced management team. Because the Company operates in medium to small markets, the new personal communications services ("PCS") licensees may be unable or unwilling to offer commercially viable wireless service in much of the Company's area in the near term. The Company believes the extensive capital expenditures required to deploy the infrastructure for PCS is more readily justifiable from an economic standpoint in larger, more densely populated urban areas. This constraint of PCS may position the Company to offer roaming services to PCS customers, as well as to provide bulk lines of service for resale to certain PCS companies. For example, the Company's existing Youngstown and Erie systems are equipped to provide TDMA digital roaming to AT&T Wireless PCS subscribers when AT&T Wireless introduces dual band TDMA phones in the adjacent Cleveland and Buffalo-Rochester MTAs.

THE HORIZON ACQUISITION

         On July 11, 1996, the Company signed an agreement with Horizon Cellular Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P. and Horizon Cellular Telephone Company of Indiana L.P., (the "Horizon Companies") to purchase for $250.0 million in cash (subject to net working capital adjustment) the Horizon Systems, which consist of the PA-1, PA-2, PA-6, PA-7 and NY-3 RSAs. Under the agreement, the Company is to become the cellular licensee serving contiguous markets representing approximately 1.3 million Pops and covering over 16,125 square miles in western Pennsylvania and New York. The PA-2 RSA, which represents 89,400 Pops, currently operates under IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. While the Company is not acquiring a permanent license for the PA-2 RSA, it is entitled to all revenue and income generated by the cellular system until the FCC resolves the dispute. The Company is unable to predict when or how the FCC will resolve this matter.

         Simultaneously with the closing of the Horizon Acquisition, Sygnet Communications, Inc. the wholly-owned Subsidiary of the Company will obtain secured financing from a number of commercial lenders (the "Lenders") under a $300.0 million revolving line of credit (the "Bank Credit Facility"). Up to approximately $117.0 million of the proceeds of these loans will be used to pay part of the purchase price in the Horizon Acquisition and the remainder will be used for working capital purposes, to refinance $70.5 million in existing debt
and for system expansion.   See "Description of Bank Credit Facility."

                               THE NOTES OFFERING

         The following summary description of the Notes is qualified in its entirety by the more detailed information set forth under the caption "Description of Notes" contained elsewhere in this Prospectus.

 Notes Offered . . . . . . . . . . . . . . . . . .            $110,000,000 aggregate principal amount of     %
                                                              Senior Notes due 2006.


 Maturity Date . . . . . . . . . . . . . . . . . .                          , 2006.

 Interest Payment Dates  . . . . . . . . . . . . .                             and              of each year,
                                                              commencing               , 1997.


 Optional Redemption . . . . . . . . . . . . . . .            The Notes will be redeemable, in whole or in part,
                                                              at the option of the Company at any time on or
                                                              after             , 2001 at the redemption prices
                                                              set forth herein, plus accrued and unpaid interest,
                                                              if any, to the date of redemption.  In addition, at
                                                              any time during the first 36 months after the date
                                                              of the original issuance of Notes, the Company may
                                                              redeem up to an aggregate of $38.5 million in
                                                              principal amount of Notes at a redemption price of
                                                                % of the principal amount thereof, plus accrued
                                                              and unpaid interest thereon, with the net proceeds
                                                              of an offering of Qualified Capital Stock (as
                                                              defined) of the Company; provided that at least
                                                              $71.5 million in aggregate principal amount of
                                                              Notes remain outstanding immediately after the
                                                              occurrence of such redemption.  See "Description of
                                                              Notes -- Optional Redemption."


 Ranking . . . . . . . . . . . . . . . . . . . . .            The Notes will be general unsecured obligations of
                                                              the Company and will rank pari passu with all
                                                              senior indebtedness of the Company, if any, and
                                                              senior in right of payment to all subordinated
                                                              indebtedness of the Company, if any.  The Company
                                                              is a holding company with no direct operations and
                                                              assets other than the stock of the Subsidiary.
                                                              Therefore, the Notes will be effectively
                                                              subordinated to all liabilities of the Subsidiary.
                                                              After giving effect to the Horizon Acquisition, the
                                                              Offerings, borrowings under the Bank Credit
                                                              Facility and the other transactions described in
                                                              this Prospectus under "Unaudited Pro Forma
                                                              Condensed Consolidated Financial Data" as if such
                                                              transactions had occurred on June 30, 1996, the
                                                              Subsidiary would have had $195.9 million in total
                                                              outstanding indebtedness, (including $187.5 million
                                                              of borrowings under the Bank Credit Facility), all
                                                              of which is structurally senior in right of payment
                                                              to the Notes.  The Indenture will allow the Company
                                                              and the Subsidiary to incur additional

                                                              indebtedness.  See "Description of Notes  --
                                                              Certain Covenants."

 Certain Covenants . . . . . . . . . . . . . . . .            The Indenture imposes certain limitations on the
                                                              ability of the Company and its Restricted
                                                              Subsidiaries (as defined) to,
                                                              among other things, incur Indebtedness (as
                                                              defined), make Restricted Payments (as defined),
                                                              effect certain Asset Sales (as defined), enter into
                                                              certain transactions with Related Persons (as
                                                              defined), merge or consolidate with any other
                                                              person or transfer all or substantially all of
                                                              their properties and assets.  See "Description of
                                                              Notes  -- Certain Covenants."

 Change of Control . . . . . . . . . . . . . . . .            Upon the occurrence of a Change of Control (as
                                                              defined), each holder of Notes will have the right
                                                              to require the Company to obtain the financing
                                                              required to repurchase such holder's Notes at 101%
                                                              of the principal amount thereof plus accrued and
                                                              unpaid interest thereon, if any, to the repurchase
                                                              date.  The Bank Credit Facility may restrict the
                                                              ability of the Company to repurchase the Notes in
                                                              the event of a Change of Control and the Company
                                                              may not have sufficient funds or financing
                                                              available to satisfy its obligations to repurchase
                                                              the Notes and other debt that may come due upon a
                                                              Change of Control.


 Concurrent Offering . . . . . . . . . . . . . . .            Concurrently with the Notes Offering the Company is
                                                              offering 3,000,000 shares of Class A Common Stock
                                                              (the "Class A Common Stock") and certain selling
                                                              stockholders (the "Selling Stockholders") are
                                                              offering 750,000 shares of Class A Common Stock in
                                                              the Common Stock Offering.  For a description of
                                                              the material provisions of the Class A Common
                                                              Stock, see "Description of Capital Stock."  Each of
                                                              the Offerings is conditioned on the consummation of
                                                              the other.


 Use of Proceeds . . . . . . . . . . . . . . . . .            The Company intends to use the net proceeds of the
                                                              Offerings to finance a portion of the Horizon
                                                              Acquisition.  See "Use of Proceeds" and
                                                              "Business -- The Horizon Acquisition."

                                  RISK FACTORS

Certain factors should be considered in connection with an investment in the Notes. See "Risk Factors."

                      SUMMARY FINANCIAL AND OPERATING DATA
                 (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA)


                                                       HISTORICAL                                     HISTORICAL
                                                 YEAR ENDED DECEMBER 31           PRO FORMA(1)        SIX MONTHS      PRO FORMA(1)
                                                 ----------------------            YEAR ENDED           ENDED       SIX MONTHS ENDED
                                              1993        1994        1995      DECEMBER 31, 1995   JUNE 30, 1996    JUNE 30, 1996
                                              ----        ----        ----      -----------------   -------------    -------------
 STATEMENT OF OPERATIONS DATA:
   Total revenue                             $14,543     $18,114     $24,820             $56,815         $17,313           $32,891
   Costs of service                            2,514       3,452       3,366               8,144           2,331             4,369
   Cost of equipment sales                       930       1,624       4,164               7,688           2,003             3,446
   General and administrative                  4,044       4,112       4,572               9,824           3,200             5,953
   Selling and marketing                       2,602       2,976       4,317               9,894           2,856             5,042
   Depreciation and amortization               1,951       2,639       3,487              14,219           2,483             7,387
   Operating income                            2,500       3,311       4,914               7,046           4,441             6,694
   Interest expense, net                         652         964       2,613              27,053           2,633            13,541
   Other expense                                 188         553         286                 351             229               348
   Net Income (loss)                           1,523       1,722       1,950             (20,358)          1,460            (7,195)
   Ratio of earnings to fixed charges(2)        3.11        2.60        1.67                                1.56





 OTHER FINANCIAL DATA:
   EBITDA(3)                                  $4,451      $5,950      $8,401             $21,265          $6,924           $14,081


                                                                                                     HISTORICAL      PRO FORMA (1)
                                                                                                       AS OF             AS OF
                                                                                                   JUNE 30, 1996     JUNE 30, 1996
                                                                                                   -------------     -------------
 BALANCE SHEET DATA:
   Working capital                                                                                      $  3,484          $  6,265
   Net fixed assets                                                                                       22,430            43,267
   Total assets                                                                                           80,181           342,539
   Long-term debt                                                                                         70,500           297,488
   Total liabilities                                                                                      74,695           305,929
   Shareholders' equity                                                                                    5,485            36,610



 SELECTED OPERATING DATA:
  EXISTING SYSTEMS(4)
   Ending Subscribers                         18,037      24,124      44,665
   Penetration(5)                               2.5%         3.3        4.4%
   Churn(6)                                     1.3%        1.5%        1.4%
   Subscriber revenue per
    average subscriber                           $52         $46         $44
   Selling & marketing costs per
    gross additional subscriber                 $356        $347        $419

  HORIZON SYSTEMS(4)
   Ending Subscribers                          9,530      17,188      33,226
   Penetration(5)                               0.9%        1.6%        2.4%
   Churn(6)                                      n/a        1.0%        1.1%
   Subscriber revenue per
    average subscriber                           n/a         $38         $36
   Selling & market costs per
    gross additional subscriber                  n/a        $337        $328

n/a - Information not available

(1) The unaudited pro forma statement of operations data and EBITDA for the year ended December 31, 1995 and the six months ended June 30, 1996 include the historical operations of the Company and give effect to the following as if they occurred as of January 1, 1995, (i) the Erie Acquisition, (ii) the Horizon Acquisition, (iii) the Offerings,
         (iv) the repayment of existing debt, (v) the borrowings under the Bank Credit Facility, and (vi) the corporate restructuring of the Company.

         The unaudited pro forma balance sheet data as of June 30, 1996 includes the historical accounts of the Company and gives effect to the following as if they occurred as of June 30, 1996, (i) the Horizon Acquisition, (ii) the Offerings, (iii) the repayment of existing debt,
         (iv) the borrowings under the Bank Credit Facility, (v) the corporate restructuring of the Company, and (vi) the termination of Subchapter S status of the predecessor corporations for federal and state income tax purposes. The unaudited pro forma condensed consolidated financial information gives effect to the Erie and Horizon Acquisitions under the purchase method of accounting.

(2) For the purposes of computing the ratio of earnings to fixed charges and pro forma deficiency of earnings to fixed charges, "earnings" are defined as earnings before extraordinary items and accounting changes, interest expense, amortization of deferred financing costs, taxes and a portion of rent expense representative of interest. Fixed charges consist of interest expense, amortization of deferred financing costs and a portion of rent expense representative of interest. The pro forma deficiency of earnings to fixed charges was $20.4 million for the year ended December 31, 1995 and $7.2 million for the six months ended June 30, 1996.

(3) EBITDA means income before interest expense, income tax expense, depreciation and amortization expense, minority interest and other non-cash expenses. EBITDA is not intended to represent cash flows from operating activities, as determined in accordance with generally accepted accounting principles, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(4) Existing Systems, which include the Company on a historical basis and Erie Cellular Telephone Company, represent certain operating data for the years ended December 31, 1993, 1994 and 1995. Horizon Systems include certain operating data for the Horizon Companies for the years ended December 31, 1993, 1994 and 1995.

(5)      Represents the ratio of ending subscribers to total Pops of system.

(6) Represents the average of the monthly churn rates during the periods presented. Churn equals the ratio of disconnected monthly subscribers to average monthly subscribers.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Notes offered hereby.

LEVERAGE AND ABILITY TO MEET REQUIRED DEBT SERVICE

         The Company considers itself highly leveraged. On a pro forma basis, after giving effect to the Horizon Acquisition and the debt incurred to finance such acquisition, including the Notes, the Company's ratio of EBITDA to total interest expense would have been 0.79 and 1.04, for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively, and the Company's deficiency of earnings to fixed charges would have been $20.4 million and $7.2 million. The Company's high degree of leverage could significantly limit its ability to make acquisitions, withstand competitive pressures, weather adverse economic conditions, finance its operations or take advantage of business opportunities that may arise.

         The Company's ability to service its debt will require significant and sustained growth in the Company's cash flow. There can be no assurance that the Company will be successful in improving its cash flow by a sufficient magnitude or in a timely manner or in raising additional equity or debt financing to enable the Company to meet its debt service requirements.

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

         The Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all future senior indebtedness of the Company, if any, and senior in right of payment to all future subordinated indebtedness of the Company, if any. The Company does not currently have any other existing debt. The Company's operations are conducted through the Subsidiary and the Company holds no significant assets other than the stock of the Subsidiary and has no independent operations. As a result, all indebtedness of the Subsidiary, including the Subsidiary's borrowings under the Bank Credit Facility, will be structurally senior to the Notes. The Company will pledge the stock of the Subsidiary to secure the borrowings under the Bank Credit Facility. In the event of a dissolution, bankruptcy, liquidation or reorganization of the Subsidiary, holders of the Notes will not receive any amounts in respect of the Notes until after the claims of creditors of the Subsidiary are satisfied. As of June 30, 1996, after giving effect to the Horizon Acquisition and the Offerings, repayment of existing debt, borrowings under the Bank Credit Facility and certain other transactions described under "Unaudited Pro Forma Condensed Consolidated Financial Data" (the "Related Financings"), the Subsidiary would have had $195.9 million of total outstanding liabilities, including $187.5 million of borrowings under the Bank Credit Facility. See "Capitalization" and "Unaudited Pro Forma Condensed Consolidated Financial Statements." The Company is dependent on the cash flow of the Subsidiary to meet its obligations, including the payment of interest and principal obligations on the Notes when due. Accordingly, the Company's ability to make principal, interest and other payments to holders of the Notes when due is dependent on the receipt of sufficient funds from the Subsidiary. Receipt of such funds will be restricted by the terms of existing and future indebtedness of the Subsidiary, including the Bank Credit Facility.

BUSINESS RISKS ASSOCIATED WITH THE HORIZON ACQUISITION

         The Company will be subject to risks that the Horizon Systems will not perform as expected and that the returns from such systems will not support the indebtedness incurred to acquire, or the capital expenditures needed to develop, such systems. See "Business -- The Horizon Acquisition."

         The Company has filed applications seeking FCC approval to assign each of the licenses to be acquired by the Company as part of the Horizon Acquisition. The Company may consummate such acquisition after the FCC grants the applications, but prior to the time the FCC grants are no longer subject to reconsideration or review. If the Company consummates such acquisition prior to the time the grants become final orders, there can be no assurance that any or all such grants will not be reconsidered, reviewed or revoked. In the event any such grant is revoked, the Company could be required to refile its applications, rescind the acquisition or otherwise dispose of the licenses acquired pursuant to the Horizon Acquisition.


COMPETITION

         In each of its markets, the Company competes with one other cellular licensee, most of which are larger and have greater financial resources than the Company. The Company also competes, although to a lesser extent, with paging companies and landline telephone service providers. Many of the Company's current and potential competitors have financial, personnel and other resources substantially greater than those of the Company, as well as other competitive advantages over the Company. See "Business -- Competition" for more detailed information on the competitive environment faced by the Company. Current policies of the FCC authorize only two cellular licensees to operate in each license area and the Company expects there will continue to be competition from the other licensee authorized to serve each cellular market in which the Company operates. Competition for subscribers between cellular licensees in a given license area is based principally upon the services and enhancements offered, the technical quality of the cellular system, customer service, system coverage and capacity and price.

         As a result of recent regulatory and legislative initiatives, the Company's cellular operations may face increased competition from entities using or proposing to use other comparable communications technologies. The Company is unable to predict whether or not such competing technologies will be successful and as a result will provide significant competition for the Company. While some of these technologies and services using them are currently operational, most are still in the process of development and commercialization. For example, the Company's cellular operations are expected to face additional competition from new market entrants once systems designed to provide PCS have been constructed and become operational and may face competition from other technologies developed in the future including, but not limited to, satellite systems. The Company believes the likelihood of near-term competition from such services is reduced because the areas in which it operates are less densely populated. There can be no assurance, however, that one or more of the technologies currently utilized by the Company in its business will not become inferior or obsolete at some time in the future. See "Business -- Competition."

RAPID TECHNOLOGICAL CHANGES

         The telecommunications industry is subject to rapid and significant changes in technology, including advancements protected by intellectual property laws. While the Company believes that for the foreseeable future these changes will not materially hinder the Company's ability to acquire necessary technologies, the effect of technological changes on the businesses of the Company cannot be predicted. Thus, there can be no assurance that technological developments will not have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

         The Company's businesses are managed by a small number of management and operating personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its ability to manage its planned growth successfully will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. Each of the Company's key executives will enter into written employment agreements with the Company. See "Management."

RELIANCE ON USE OF THIRD-PARTY SERVICE MARK

         The Company intends to continue to use the registered service mark CELLULAR ONE(R) to promote the services it offers in all of its license areas, including the Horizon Systems. The Company's use of this service mark is governed by five-year contracts between the Company and Cellular One Group, the owner of the service mark. Such contracts expire on various dates and each is renewable at the option of the Company for three additional five-year terms, subject to the attainment of certain customer satisfaction ratings. See "Business -- Service Marks." Under these agreements, the Company must meet a consistent set of operating and service quality standards for its systems. If these agreements are not renewed upon expiration or if the Company fails to meet the applicable operating or service quality standards, the Company's ability both to attract new subscribers and retain existing subscribers could be impaired. The Company does not anticipate any difficulty in obtaining renewal of its agreements with Cellular One Group or in continuing to meet such standards. Recently, McCaw/AT&T Wireless, which had been the single largest user of the CELLULAR ONE(R) name, has significantly reduced its use of the brand name as a primary service mark. If for this or some other reason beyond the Company's control, the name CELLULAR ONE(R) were to suffer diminished marketing appeal, the Company's ability both to attract new subscribers and retain existing subscribers could be materially impaired.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES; POSSIBLE VOLATILITY OF NOTE PRICE

         The Notes are new securities for which there is currently no market. Although the Company has been advised by the Underwriters that, following completion of the Notes Offering, they currently intend to make a market in the Notes, they are not obligated to do so and any such market-making activities may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. If a market for the Notes were to develop, the Notes could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. There can be no assurance that if a market for the Notes were to develop, such a market would not be subject to similar disruptions.

FRAUDULENT CONVEYANCE STATUTES

         Various laws enacted for the protection of creditors may apply to the Company's incurrence of indebtedness and other obligations in connection with the Horizon Acquisition, including the issuance of the Notes. If a court were to find in a lawsuit by an unpaid creditor or representative of creditors of the Company that the Company did not receive fair consideration or reasonably equivalent value for incurring such indebtedness or obligation and, at the time of such incurrence, the Company: (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged in a business or transaction for which the assets remaining in the Company constituted unreasonably small capital; or (iv) intended to incur or believed it would incur obligations beyond its ability to pay such obligations as they mature, such court, subject to applicable statutes of limitation, could determine to invalidate, in whole or in part, such indebtedness and obligations as fraudulent conveyances or subordinate such indebtedness and obligations to existing or future creditors of the Company.

         The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, however, the Company would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. On the basis of its historical financial information, its recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, the Company's management believes that, after giving effect to indebtedness incurred in connection with the Horizon Acquisition and other related financings, the Company will not be rendered insolvent, will have sufficient capital for the business in which it will be engaged and will be able to pay its debts as they mature; however, management has not obtained any independent opinion regarding such issues. In addition, there can be no assurance as to what standard a court would apply in making such determinations.

POTENTIAL FOR ADVERSE REGULATORY CHANGE AND THE NEED FOR REGULATORY APPROVALS

         The licensing, construction, operation, acquisition and sale of cellular systems, as well as the number of cellular and other wireless licensees permitted in each market, are regulated by the FCC. Changes in the regulation of cellular activities and other wireless carriers or the loss of any license could have a material adverse effect on the Company's operations. In addition, all cellular licenses in the United States are subject to renewal upon expiration of their initial 10-year term. The Company's Youngstown, OH MSA cellular license expired in 1995 and was renewed by the FCC in due course. The Company's Sharon, PA MSA, Erie, PA MSA and OH-11 RSA initial licenses expire in 1996, 1998 and 2001, respectively. The licenses for PA-6 and PA-7 both expire on October 1, 2000 and the licenses for PA-1 and NY-3 expire one year later. In each case the Company will apply for renewal of its license, and while the Company believes that each of these licenses will be renewed based upon FCC rules establishing a presumption in favor of licensees that have complied with their regulatory obligations during the initial license period, there can be no assurance that all of the Company's licenses will be renewed. See "Business -- Regulatory Overview."

FLUCTUATIONS IN MARKET VALUE OF LICENSES

         A substantial portion of the Company's assets consist of the Subsidiary's interests in cellular licenses. The future value of the Company's interest in its cellular licenses will depend significantly upon the success of the Company's business. While there is a current market for the Company's licenses, such market may not exist in the future or the values obtainable may be significantly lower than at present. The transfer of interests in such licenses is also subject to prior FCC approval. As a consequence, there can be no assurance that the proceeds from the liquidation or sale of the Company's assets would be sufficient to pay the Company's obligations and a significant reduction in the value of the licenses could require a charge to the Company's results of operations.

EQUIPMENT FAILURE AND NATURAL DISASTER

         Although the Company carries "business interruption" insurance, a major equipment failure or a natural disaster affecting the Company's central switching office, its microwave links or certain of its cell sites could have a material adverse effect on the Company's operations.

RADIO FREQUENCY EMISSION CONCERNS

         Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones may be linked to cancer. Concerns over RF emissions may have the effect of discouraging the use of cellular telephones, which could have a material adverse effect on the Company's business. The FCC has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions from radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low power devices such as portable cellular telephones, it is believed that all cellular telephones currently marketed and in use by the Company's customers already comply with the proposed new standards.

                                USE OF PROCEEDS

         The net proceeds to be received by the Company from the issuance and sale of the Notes are estimated to be approximately $105.6 million (after estimated fees and expenses of approximately $4.4 million). The Company intends to use such net proceeds, along with a portion of the proceeds from the Common Stock Offering and the Bank Credit Facility, to finance the Horizon
Acquisition.   See "Business -- The Horizon Acquisition."

                           SOURCES AND USES OF FUNDS
                                 (IN THOUSANDS)

 SOURCES:
 Bank Credit Facility                                                                $187,488
 Notes Offering                                                                       110,000
 Common Stock Offering                                                                 36,000
                                                                                     --------
         Total sources                                                               $333,488
                                                                                     ========

 USES:
 Acquisition of Horizon Systems                                                      $250,000
 Purchase of Horizon net current assets                                                 2,468
 Repayment of long-term bank debt                                                      70,500
 Estimated fees and expenses related to the
    Offerings and Bank Credit Facility                                                 10,520(1)
                                                                                     --------
         Total uses                                                                  $333,488
                                                                                     ========


(1) Represents estimates of $4,425 for underwriting and other expenses related to the Notes Offering, $3,095 for underwriting and other expenses related to the Common Stock Offering and $3,000 for fees related to the Bank Credit Facility.

                                 CAPITALIZATION


         The following table sets forth the unaudited capitalization of the Company as of June 30, 1996 on (i) an actual basis and (ii) on a pro forma basis after giving effect to the Horizon Acquisition, the Offerings, repayment of the existing debt, borrowings under the Bank Credit Facility and the other transactions described herein under "Unaudited Pro Forma Condensed Consolidated Financial Data." This table should be read in conjunction with the combined financial statements of the Company, including the notes thereto, and the "Unaudited Pro Forma Condensed Consolidated Financial Data" and notes thereto, included elsewhere HEREIN.

                                                             AS OF JUNE 30, 1996
                                                             -------------------
                                                            (DOLLARS IN THOUSANDS)

                                                                           PRO FORMA
                                                          ACTUAL          AS ADJUSTED
                                                          ------          -----------
 Long-term debt                                          $ 70,500
 Bank Credit Facility                                                      $ 187,488
 Senior Notes due 2006                                                       110,000
                                                         --------          ---------
         Total long-term debt                              70,500            297,488

 Shareholders' equity:(2)
    Common Stock                                            1,331                 92(1)
    Additional paid-in capital                              3,920             38,165
    Treasury stock                                         (1,719)
    Retained earnings (deficit)                             1,953             (1,647)
                                                         --------          ---------
         Total shareholders' equity                         5,485             36,610
                                                         --------          ---------
         Total capitalization                            $ 75,985          $ 334,098
                                                         ========          =========





(1)      Consists of Class A Common Stock, $0.01 par value per share:
         60,000,000 shares authorized; pro forma - 3,750,000 shares issued and outstanding; Class B Common Stock, $0.01 par value per share:
         10,000,000 shares authorized; pro forma - 5,420,630 shares issued and outstanding.

(2) Excludes options to purchase 500,400 shares of Class A Common Stock under the Company's 1996 Stock Option Plan ("SOP"), none of which are presently exercisable.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


         The following unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1995 and the six months ended June 30, 1996 include the historical operations of the Company and give effect to the following as if they occurred as of January 1, 1995, (i) the Erie Acquisition, (ii) the Horizon Acquisition, (iii) the Offerings, (iv) the repayment of existing debt, (v) the borrowings under the Bank Credit Facility and (vi) the corporate restructuring of the Company.

         The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1996 includes the historical accounts of the Company and gives effect to the following as if they occurred as of June 30, 1996, (i) the Horizon Acquisition, (ii) the Offerings, (iii) the repayment of existing debt,
(iv) the borrowings under the Bank Credit Facility, (v) the corporate restructuring of the Company and (vi) the termination of Subchapter S status of the predecessor corporations for federal and state income tax purposes. The unaudited pro forma condensed consolidated financial information gives effect to the Erie and Horizon Acquisitions under the purchase method of accounting and to the assumptions in the accompanying notes to the unaudited pro forma condensed consolidated financial data.

         The unaudited pro forma condensed consolidated balance sheet at June 30, 1996 and statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 have been prepared by the Company based in part on information provided by (i) AT&T Wireless (former majority owner of Erie) for periods prior to the consummation of the Erie Acquisition in September 1995 with respect to the historical results of operations of Erie (as a whole) and
(ii) the Horizon Companies for periods prior to the consummation of the Horizon Acquisition planned for September 1996 with respect to the historical results of the operations and balance sheet of the Horizon Companies. The related pro forma adjustments have been prepared by the Company's management based on its assumptions and using the best available information provided by AT&T Wireless and the Horizon Companies.

         The unaudited pro forma condensed consolidated financial data has been prepared by the Company's management. The unaudited pro forma data is not designed to represent and does not represent what the Company's financial position or results of operations actually would have been had the aforementioned transactions been completed as of the date or the beginning of the periods indicated, or to project the Company's results of operations at any future date or for any future period. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the 1995 combined financial statements and notes of the Company and the Horizon Systems and the financial statements of Erie Cellular Telephone Company for the period from January 1, 1995 to September 29, 1995, contained elsewhere in this Prospectus.

                             SYGNET WIRELESS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           ERIE            PRO FORMA                    PRO FORMA ADJUSTMENTS
                                                       ACQUISITION      ADJUSTMENT FOR      PRO FORMA   FOR THE OFFERINGS AND
                                        HISTORICAL    HISTORICAL(a)    ERIE ACQUISITION      COMBINED   BANK CREDIT FACILITY
                                        ----------    -------------    -----------------     --------   --------------------
 REVENUE
   Cellular services                     $21,610          $4,638                           $26,248
   Equipment sales                         1,529             916                             2,445
   Other                                   1,681              --                             1,681
                                         -------         -------                           -------
 TOTAL REVENUE                            24,820           5,554                            30,374

 COSTS AND EXPENSES
   Cost of cellular services               3,366           1,367                             4,733
   Cost of equipment sold                  4,164             887                             5,051
   General and administrative              4,572           1,273            $ (772)(b)       5,073
   Selling and marketing                   4,317           1,634              (161)(c)       5,790
   Depreciation and amortization           3,487             362             1,054 (d)       4,903            $   635(e)
                                         -------          ------             -----         -------            -------
 TOTAL COSTS AND EXPENSES                 19,906           5,523               121          25,550                635


 INCOME FROM OPERATIONS                    4,914              31              (121)          4,824               (635)


 OTHER
   Interest expense, net                   2,613                                             2,613             24,440(f)
   Other                                     351                                               351
                                         -------          ------            -------        -------           --------
 TOTAL OTHER                               2,964                                             2,964             24,440
                                         -------          ------            -------        -------           --------

 NET INCOME (LOSS)(l)                    $ 1,950          $   31            $ (121)        $ 1,860           $(25,075)
                                         =======          ======            =======        =======           =========


                                          HORIZON COMPANIES   PRO FORMA ADJUSTMENTS    PRO FORMA
                                            HISTORICAL(g)    FOR HORIZON ACQUISITION  AS ADJUSTED
                                            ----------       -----------------------  -----------
 REVENUE
   Cellular services                          $24,348                                  $  50,596
   Equipment sales                              1,664                                      4,109
   Other                                          429                                      2,110
                                              -------                                  ---------
 TOTAL REVENUE                                 26,441                                     56,815

 COSTS AND EXPENSES
   Cost of cellular services                    3,411                                      8,144
   Cost of equipment sold                       2,637                                      7,688
   General and administrative                   4,901                $  (150)(h)           9,824
   Selling and marketing                        4,104                                      9,894
   Depreciation and amortization                6,816                  1,865(i)           14,219
                                              -------                 ------           ---------
 TOTAL COSTS AND EXPENSES                      21,869                  1,715              49,769


 INCOME FROM OPERATIONS                         4,572                 (1,715)              7,046


 OTHER
   Interest expense, net                        3,996                 (3,996)(j)          27,053
   Other                                                                                     351
                                              -------               --------           ---------
 TOTAL OTHER                                    3,996                 (3,996)             27,404
                                              -------               --------           ---------

 NET INCOME (LOSS)(l)                         $   576                $ 2,281            $(20,358)
                                              =======                =======           =========



 PRO FORMA NET LOSS PER SHARE                                                           $  (2.22)
                                                                                       =========

 NUMBER OF SHARES USED TO COMPUTE PRO FORMA PER SHARE DATA                             9,170,630
                                                                                       =========

(1) The pro forma statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 do not include a tax benefit related to the pro forma losses. Such losses would be carried forward and their realization would be dependent upon future taxable income.

                             SYGNET WIRELESS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      PRO FORMA ADJUSTMENTS     HORIZON
                                                      FOR THE OFFERINGS AND     COMPANIES      PRO FORMA ADJUSTMENTS    PRO FORMA
                                         HISTORICAL   BANK CREDIT FACILITY    HISTORICAL(g)   FOR HORIZON ACQUISITION  AS ADJUSTED
                                         ----------   --------------------    -------------   -----------------------  -----------
 REVENUE
   Cellular services                       $15,815                                   $14,504                              $ 30,319
   Equipment sales                             743                                       893                                 1,636
   Other                                       756                                       180                                   936
                                           -------                                   -------                              --------
 TOTAL REVENUE                              17,314                                    15,577                                32,891



 COSTS AND EXPENSES
   Cost of cellular services                 2,331                                     2,038                                 4,369
   Cost of equipment sold                    2,003                                     1,443                                 3,446
   General and administrative                3,200                                     2,828                   $(75)(h)      5,953
   Selling and marketing                     2,856                                     2,186                                 5,042
   Depreciation and amortization             2,483                $    307(e)          3,918                    679(i)       7,387
                                           -------                ---------          -------                 ------       --------
 TOTAL COSTS AND EXPENSES                   12,873                     307            12,413                    604         26,197


 INCOME FROM OPERATIONS                      4,441                    (307)            3,164                   (604)         6,694


 OTHER
   Interest expense, net                     2,633                  10,908(f)          1,796                 (1,796)(j)     13,541
   Other                                       348                                                                             348
                                           -------                ---------           ------                 -------      --------
 TOTAL                                       2,981                  10,908             1,796                 (1,796)        13,889
                                           -------                ---------          -------                 -------      --------

 NET INCOME (LOSS)(1)                      $ 1,460                $(11,215)          $ 1,368                 $1,192       $ (7,195)
                                           =======                =========          =======                 ======       ========

 PRO FORMA NET LOSS PER SHARE                                                                                             $  (0.78)
                                                                                                                          ========

 NUMBER OF SHARES USED TO COMPUTE PRO FORMA PER SHARE DATA                                                               9,170,630
                                                                                                                         =========

(1) The pro forma statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 do not include a tax benefit related to the pro forma losses. Such losses would be carried forward and their realization would be dependent upon future taxable income.

                             SYGNET WIRELESS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                           PRO FORMA
                                                                                          ADJUSTMENTS
                                                                                            FOR THE
                                                                         HORIZON         OFFERINGS AND      PRO FORMA
                                                                        COMPANIES         BANK CREDIT           AS
                                                     HISTORICAL       HISTORICAL(m)        FACILITY          ADJUSTED
                                                     ----------       ----------           --------          --------
 ASSETS
   Current Assets
     Cash and cash equivalents                          $ 1,661           $  1,019        $ (1,019)(n)         $1,661
     Accounts receivable                                  4,755              5,574                             10,329
     Inventory                                              738                397                              1,135
     Prepaid expenses and deferred tax assets               550(k)             185                                735
                                                        -------           --------         -------           --------
   Total current assets                                   7,704              7,175          (1,019)            13,860
   Property and equipment -- net                         22,430             20,837                             43,267
   Cellular licenses -- net                              48,824             90,289         138,874(m)(o)      277,987
   Deferred financing costs                               1,537                              5,888(p)           7,425
                                                        -------           --------        --------           --------
 TOTAL ASSETS                                           $80,495           $118,301        $143,743           $342,539
                                                        =======           ========        ========           ========


 LIABILITIES & SHAREHOLDERS' EQUITY
   Current liabilities
     Accounts payable                                    $  913             $1,446                             $2,359
     Other current liabilities                              822                694                              1,516
     Accrued expenses                                     2,172              1,548                              3,720
                                                        -------          ---------                           --------
   Total current liabilities                              3,907              3,688                              7,595
   Deferred tax liability                                   557(l)                                                557
   Long-term debt                                        70,500             31,981         195,007(q)         297,488
   Other long-term liabilities                              289                                                   289
                                                        -------          ---------        --------           --------
   Total liabilities                                     75,253             35,669         195,007            305,929
   Shareholders' equity                                   5,242             82,632         (51,264)(r)         36,610
                                                        -------          ---------        --------           --------

 TOTAL LIABILITIES & SHAREHOLDERS' EQUITY               $80,495          $ 118,301        $143,743           $342,539
                                                        =======          =========        ========           ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


For purposes of determining the pro forma effect of the transactions described in the previous pages on the Company's Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996, the following adjustments have been made:

                                                                                                       Six months
                                                                                      Year ended          ended
                                                                                   December 31, 1995  June 30,1996
                                                                                   -----------------  ------------

 (a)              Represents the results of operations of Erie Cellular Telephone
                  Company ("Erie") for the period from January 1, 1995 through September 29, 1995. Erie was acquired from AT&T Wireless on
                  September 29, 1995.

 (b)              General and administrative expenses have been adjusted to
                  eliminate certain corporate costs charged by AT&T Wireless to
                  Erie during the period from January 1, 1995 through September
                  29, 1995 that were not incurred subsequent to the Erie
                  Acquisition.                                                               $(772)

 (c)              Selling and marketing expenses have been adjusted to eliminate certain corporate costs charged by AT&T Wireless to Erie during the period from January 1, 1995 through September 29, 1995 that
                  were not incurred subsequent to the Erie Acquisition.                      $(161)

 (d) Represents incremental amortization and depreciation for the period from January 1, 1995 through September 29, 1995 due to
                  (i) the application of purchase accounting resulting from increases in the basis of intangible assets and (ii) the upgrade of certain property and equipment in the Erie
                  Acquisition. Intangible assets include cellular licenses that are amortized over 40 years. Property and equipment includes cell site equipment that is depreciated over 5 to 12 years.

                          Eliminate historical amortization expense related to
                          cellular licenses                                                  $(171)

                          Amortization of cellular licenses                                    755

                          Depreciation of new cell site equipment                              470
                                                                                           -------
                                                                                           $ 1,054
                                                                                           =======
 (e)              Represents the amortization of estimated deferred  financing costs resulting from the (i) sale of the Notes, (ii) borrowings under the Bank Credit Facility and (iii) elimination of
                  historical amortization relating to the repayment of existing debt.  Deferred financing costs are amortized over the life of the related debt.

                          Amortization of deferred financing costs related to the
                          sale of the Notes                                                   $443           $  222

                          Amortization of deferred financing costs related to
                          borrowings under the Bank Credit Facility                            375              188

                          Elimination of amortization of deferred financing costs
                          related to existing debt                                            (183)            (103)
                                                                                           -------          -------
                                                                                           $   635          $   307
                                                                                           =======          =======
 (f)              Represents the net effect on interest expense resulting from
                  (i) the sale of the Notes assuming an interest rate of 11% per annum, (ii) borrowings of $187.5 million under the Bank Credit
                  Facility with a variable interest rate (assumed to be 8% per annum) and (iii) elimination of historical interest expense relating to the repayment of existing debt.

                          Interest expense related to the sale of the Notes                $12,100          $ 6,050

                          Interest expense related to borrowings under the Bank
                          Credit Facility                                                   15,000            7,500

                          Elimination of historical interest expense on existing
                          debt                                                              (2,660)          (2,642)
                                                                                           --------        ---------
                                                                                           $24,440          $10,908
                                                                                           =======          =======
                  If the interest rate on the variable rate Bank Credit Facility were to change by 1/8 of one percent, interest expense would change by approximately $234 for the year ended December 31,
                  1995 and $117 for the six months ended June 30, 1996.

 (g) Represents the results of operations of the Horizon Companies for the year ended December 31, 1995 and six months ended June
                  30, 1996 plus the results of operations of AMC Cellular
                  Associates (Indiana, PA-7 RSA) for the period from January 1,
                  1995 through June 15, 1995. The Horizon Companies acquired the operating license and certain operating assets and liabilities of PA-7 on June 15, 1995.

 (h)              General and administrative expenses have been adjusted to
                  eliminate certain corporate costs charged to the Horizon
                  Companies that will not be incurred subsequent to the Horizon
                  Acquisition.                                                            $  (150)          $   (75)
                                                                                          ========          ========

                                                                                                         Six months
                                                                                        Year ended          ended
                                                                                     December 31, 1995  June 30,1996
                                                                                     -----------------  ------------
 (i)              Represents the incremental amortization due to the application of purchase accounting resulting from an increase in the basis of intangible assets in the Horizon Acquisition.  Intangible assets include cellular licenses and customer lists that are amortized over 40 and 5 years, respectively.

                          Eliminate historical amortization expense related to
                          cellular licenses and customer lists                              $(3,860)        $ (2,184)

                          Amortization of cellular licenses and customer lists                5,725            2,863
                                                                                           --------         --------
                                                                                             $1,865         $    679
                                                                                           ========         ========

 (j)              Represents the elimination of historical interest expense as a
                  result of debt not assumed as part of the Horizon Acquisition.            ($3,996)         ($1,796)
                                                                                           ========         ========

   For the purposes of determining the pro forma effect of the transactions described in the previous pages on the Company's Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996, the following adjustments have been made:

                                                                                                     As of June 30, 1996
                                                                                                     -------------------
 (k)              Prepaid expenses and deferred tax assets include a pro forma adjustment for a deferred tax asset to be recorded as a result of the termination of Subchapter S status for federal and state income tax purposes assuming it occurred as of June 30, 1996.
                  Before this adjustment, prepaid expenses and deferred tax
                  assets totaled $236.  Deferred tax assets are  primarily
                  attributable to certain accrued expenses.                                                     $314
                                                                                                                ====

 (l)              Represents the deferred tax liability to be recorded as a
                  result of the pro forma adjustment for a termination of
                  Subchapter S status for federal and state income tax purposes assuming it occurred as of June 30, 1996.  The deferred tax liability is primarily attributable to accelerated methods of
                  depreciation for income tax purposes.                                                         $557
                                                                                                                ====
 (m)              Reflects adjustments to assets acquired and liabilities assumed of the Horizon Companies based on their estimated fair values under the purchase method of accounting.  The allocation of the aggregate purchase cost below is preliminary and assumes the historic net book value of tangible assets approximates their fair value.  The actual allocation will be based on
                  management's final evaluation of such assets and liabilities.
                  Some portion of the excess of purchase cost over the historical cost of the net assets acquired may ultimately be allocated to specific tangible and intangible assets and liabilities.  The final allocation of purchase cost and the resulting effect on net income may differ significantly from the pro forma amounts included herein.

 (n) Represents the net adjustment to cash and cash equivalents as a result of the following:

                          Proceeds from sale of the Notes                                                 $  110,000

                          Net proceeds to the Company from the Common Stock
                          Offering (estimated offering expenses include the
                          underwriting discount and commissions of $2,520 and
                          other expenses of $575)                                                             32,905

                          Proceeds from borrowings under the Bank Credit Facility                            187,488

                          Purchase of net current assets of the Horizon Companies
                          (exclusive of cash), using June 30, 1996 amounts                                    (2,468)
                          Acquisition of the Horizon Companies                                              (250,000)

                          Payment of deferred financing costs related to the sale
                          of the Notes and borrowings under the Bank Credit
                          Facility                                                                            (7,425)

                          Repayment of existing debt                                                         (70,500)

                          Cash not acquired in connection with the Horizon Acquisition                        (1,019)
                                                                                                          ----------
                                                                                                           $  (1,019)
                                                                                                          ==========

 (o) Represents the net increase in cellular licenses and customer lists due to the application of purchase price accounting for assets to be acquired in the Horizon Acquisition.

                          Elimination of historical cellular licenses and
                          customer lists                                                                  $ (90,289)


                          Fair value of cellular license and customer lists to be                            229,163
                          acquired as a result of the Horizon Acquisition                                 ----------
                                                                                                          $  138,874
                                                                                                          ==========

                                                                                                   As of
                                                                                               June 30, 1996
                                                                                               -------------


 (p) Represents the net adjustment to deferred financing costs as a result of:

                          Deferred financing costs related to the sale of the
                          Notes                                                                    $  4,425

                          Deferred financing costs related to borrowings under
                          the Bank Credit Facility                                                    3,000


                          Estimated non-recurring write-off of previously
                          capitalized deferred financing costs as of June 30,
                          1996 as a result of the repayment of existing debt                         (1,537)
                                                                                                     -------
                                                                                                   $  5,888
                                                                                                      ======
 (q)              Represents the net effect on long-term debt resulting from:

                          Sale of the Notes                                                        $110,000

                          Borrowings under the Bank Credit Facility                                 187,488

                          Repayment of existing debt                                                (70,500)

                          Elimination of Horizon Companies debt not assumed as                      (31,981)
                          part of the Horizon Acquisition                                           --------
                                                                                                   $195,007
                                                                                                   ========
 (r)              Represents the net adjustment to shareholders' equity as a result of:

                          The proceeds from the sale of Class A Common Stock net
                          of underwriting discounts and commissions of $2,520 and
                          other expenses of $575 based on an assumed initial
                          public offering price of $12.00 per share                                $ 32,905

                          Elimination of net equity in connection with pending
                          Horizon Acquisition                                                       (82,632)

                          Represents the effect on shareholders' equity of an
                          expected non-recurring charge in connection with the
                          write-off of deferred financing costs associated with
                          the retirement of existing debt                                            (1,537)
                                                                                                  ----------
                                                                                                   $(51,264)
                                                                                                   =========

                            SELECTED FINANCIAL DATA
                                  THE COMPANY

         The following selected financial data are derived from the combined historical financial statements of the Company for periods subsequent to December 31, 1992. The financial statements for the three years ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors.
Prior to December 31, 1992, the Company's Selected Financial Data does not include the selected financial data of Wilcom Corporation, which consists of paging operations. Prior to such date, the operations of Wilcom Corporation were not significant and would not impact comparability of the financial data. The financial statements for the two years ended December 31, 1992 have been audited by other independent auditors. The financial data for the six month periods ended June 30, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data should be read in conjunction with the combined financial statements, related notes and other financial information included herein.

                                                                                                                  Six Months
                                                              Year Ended December 31,                           Ended June 30,
                                        ------------------------------------------------------------------ -----------------------
                                              1991          1992          1993          1994        1995      1995          1996
                                                               (DOLLARS IN THOUSANDS)
 STATEMENT OF OPERATIONS DATA:
         Total revenue                       $2,125        $11,561      $14,543       $18,114     $24,820   $10,858        $17,313
         Cost of service                        204          1,270        2,514         3,452       3,366     1,505          2,331
         Cost of equipment sales                262          1,207          930         1,624       4,164     1,676          2,003
         General and administrative             752          3,221        4,044         4,112       4,572     2,196          3,200
         Sales and marketing                    538          2,553        2,602         2,976       4,317     1,769          2,856
         Depreciation and amortization          289          1,441        1,951         2,639       3,487     1,387          2,483
         Operating income                        82          1,869        2,500         3,311       4,914     2,326          4,441
         Interest expense, net                  192            888          652           964       2,613       829          2,633
         Other expense, net                      (6)          (114)        (325)         (626)       (351)     (111)          (348)
         Net income (loss)                     (116)           866        1,523         1,722       1,950     1,385          1,460

         Ratio of earnings to fixed
           charges(1)                                         1.84         3.11          2.60        1.67      2.52           1.56

 BALANCE SHEET DATA:
         Working capital (deficit)           $4,285         $1,756       $    4         $(331)     $1,880      $778         $3,484
         Net fixed assets                     8,355          9,276       11,127        14,084      21,049    16,448         22,430
         Total assets                        20,488         20,431       20,553        27,418      79,618    29,783         80,181
         Long-term debt                      13,774         12,064       10,928        18,264      69,500    22,414         70,500
         Total liabilities                   15,618         15,024       15,224        22,649      75,332    25,609         74,695
         Shareholders' equity                 4,869          5,407        5,329         4,769       4,286     4,174          5,485

- --------------------------------

(1) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before extraordinary items and accounting changes, interest expense, amortization of deferred financing costs, taxes and a portion of rent expense representative of interest, by the sum of interest expense, amortization of deferred financing costs and a portion of rent expense representative of interest. The ratio of earnings to fixed charges is not meaningful for periods that result in a deficit. For the year ended December 31, 1991, the deficiency of earnings to fixed charges was $116.

                               HORIZON COMPANIES

         The following selected financial data are derived from the combined financial statements of the Horizon Systems which consist of selected systems of Horizon Cellular Telephone Company, L.P. The financial statements for the three years ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors. The financial data for the six month periods ended June 30, 1996 and 1995 are derived from unaudited financial statements. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data should be read in conjunction with the combined financial statements, related notes, and other financial information included herein.


                                                                                                       SIX MONTHS
                                                                    YEAR ENDED DECEMBER 31,          ENDED JUNE 30,
                                                               ----------------------------------    --------------
                                                                      1993     1994     1995         1995      1996
                                                                                  (DOLLARS IN THOUSANDS)
 STATEMENT OF OPERATIONS DATA:
         Total revenue                                               $6,584  $14,908  $24,473       $9,758   $15,109
         Cost of service                                              1,568    2,808    3,572        1,569     2,121
         Cost of equipment sales                                        717    1,690    2,544          918     1,443
         General and administrative                                     848    2,097    3,577        1,476     2,278
         Selling                                                      1,344    2,550    4,016        1,635     2,186
         Depreciation and amortization                                2,294    4,484    6,650        2,788     3,918
         Operating income (loss)                                      (186)    1,280    4,114        1,372     3,164

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND HISTORICAL RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Company's and Horizon Systems' audited combined financial statements and the notes thereto appearing elsewhere in this Prospectus. As a result of the Erie Acquisition and the Horizon Acquisition, the Company's operating results for the periods discussed may not be indicative of future performance. The Horizon Systems' operating results exclude all corporate charges and corporate overhead.

THE COMPANY'S HISTORICAL RESULTS OF OPERATIONS

   SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

         For the six months ended June 30, 1996, revenues totalled $17.3 million, a 58.7% increase over total revenue of $10.9 million for the comparable period in 1995. Net income for the six months ended June 30, 1996 was $1.5 million, a 7.1% increase over net income of $1.4 million for the first half of 1995. Earnings before interest, taxes, depreciation and amortization, minority interest and other non-cash expenses (EBITDA) grew to $6.9 million (39.9% of total revenue) in the six months ended June 30, 1996 from $3.7 million (34.2% of total revenue) in the comparable 1995 period. Subscriber revenue grew by 77.0% to $13.1 million in the six months ended June 30, 1996 compared to $7.4 million in the first six months of 1995 as a result of continued subscriber growth in the Company's markets and from the inclusion of results from the Erie Acquisition for all of 1996. Consistent with industry trends, the Company's subscribers continue to increase and at June 30, 1996 ending subscribers had grown 13.7% since December 31, 1995. However, on a per subscriber basis revenue is down slightly, due in part to competitive market pressures and the mix of subscribers reflecting safety and security subscribers, who typically have fewer minutes of use per month. Roamer revenue grew by 47.4% to $2.8 million during the six months ended June 30, 1996 compared to $1.9 million during the same period in 1995. This increase was a result of greater volume of roaming traffic in the Existing Systems versus the comparable 1995 period and the inclusion of the results for Erie for 1996 after the Erie Acquisition. Roamer rates during the first half of 1996 have remained flat in comparison to the first half of 1995. Equipment sales were flat period to period at approximately $0.7 million as retail prices of equipment continued to decline but were offset by increased accessory sales. Throughout the industry, to attract subscribers cellular telephone equipment is frequently provided to subscribers at no cost as part of promotions to sell access, airtime and cellular service. Consistent with this industry practice the Company is selling fewer telephones, however, sales of accessories continue to grow. Other revenue declined to $756,000 in the first six months of 1996 from $839,000 in the comparable 1995 period as equipment rental revenue continued to decrease as rental programs continued to be phased out.

         Cost of services increased to $2.3 million during the six months ended June 30, 1996 from $1.5 million in the comparable 1995 period. Although cost of services has increased 53.3%, subscriber revenue grew 77.0% during the same period, which was the result of additional usage generated from a larger subscriber base, primarily Erie, and operating efficiencies gained from the Erie Acquisition. Cost of equipment sales increased by 17.6% to $2.0 million in the first half of 1996 from $1.7 million in the comparable 1995 period. The primary reasons for the rise in cost include an increased number of phones distributed as new subscriber acquisitions increased, the higher level of swaps and upgrades of phones by existing customers and the inclusion of the Erie Acquisition. The increased cost of equipment sold resulting from the rise in gross activations is somewhat offset by the declining cost to acquire new telephones. General and administrative costs increased by 45.5% to $3.2 million in the first half of 1996 from $2.2 million in the first half of 1995. This increase is due primarily to the Erie Acquisition. Other operating costs also generally increased as the Company grew. Selling and marketing costs grew by over 61.1% to $2.9 million in the first six months of 1996 from $1.8 million in the comparable 1995 period. This increase is due to a higher level of new subscribers added period to period and the Erie Acquisition. Selling and marketing cost per gross new subscriber decreased slightly to $426 in the first half of 1996 from $446 in the comparable 1995 period. Depreciation and amortization increased to $2.5 million in the first six months of 1996 from $1.4 million in the comparable 1995 period due to the higher levels of fixed assets purchased for system growth and the Erie Acquisition. The Company continues to expand its systems by adding cell sites and in the first half of 1996 four new cell sites were constructed at a cost of $0.9 million. The amortization of the Erie cellular license also contributed $0.8 million to this increased cost.

         Interest expense more than tripled to $2.6 million for the first six months of 1996 from $0.8 million in the comparable 1995 period. This increase was primarily a result of increased borrowings associated with the Erie Acquisition.

   YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         For the year ended December 31, 1995, the Company's total revenue increased to $24.8 million, which was 37.0% higher than 1994 total revenue of $18.1 million. Net income for the year ended December 31, 1995 was $2.0 million, which was 17.6% higher than the prior year's net income of $1.7 million. EBITDA grew to $8.4 million or 33.9% of total revenue in 1995 from $6.0 million or 33.1% of total revenue in 1994. Subscriber revenue grew by 52.6% to $17.4 million in the year ended December 31, 1995 from $11.4 million in the prior year as a result of continued growth in the number of subscribers in the Existing Systems and from the Erie Acquisition. Roamer revenue was flat year to year at $4.1 million. During 1995, the Company reduced roaming rates in certain key areas to be more competitive which increased its roaming traffic volume. However, the decrease in rates was offset by the increased roaming traffic volume that occurred. Equipment sales grew by 25.0% to $1.5 million in 1995 from $1.2 million in 1994 as the Company's retail stores continued to emphasize accessory sales and because of increased subscriber acquisition levels somewhat offset by continued cellular telephone promotion programs. Other revenue grew by 21.4% to $1.7 million in 1995 from $1.4 million in 1994, as the paging subscriber base continued to increase.

         Cost of services decreased by 2.9% to $3.4 million during the year ended December 31, 1995 from $3.5 million in the prior year. This was a result of the Company's ability to negotiate reduced roaming rates charged by its key roaming partners. This rate reduction more than offset the additional costs associated with increased traffic from internal growth and the Erie Acquisition. Cost of equipment sales more than doubled to $4.2 million in 1995 from $1.6 million in 1994. The primary reasons for the rise in cost include an increased number of phones distributed on a promotional basis to new activations, a higher level of swaps and upgrades of phones by existing customers, the continued phase-out of phone rental programs and the Erie Acquisition. General and administrative costs increased 12.2% to $4.6 million in 1995 from $4.1 million in 1994. This increase was primarily due to the Erie Acquisition, partially offset by a decrease in personal property tax rates for public utilities.

         Selling and marketing costs grew by 43.3% to $4.3 million in the year ended December 31, 1995 from $3.0 million in the comparable 1994 period. This increase is due to the growth of new subscribers added to the system in 1995 compared to 1994, the Erie Acquisition and increased advertising levels. Selling and marketing cost per gross new subscriber increased to $419 in 1995 from $347 in 1994. Depreciation and amortization increased to $3.5 million in 1995 from $2.6 million in 1994 due to the increased fixed assets purchased for system growth and the Erie Acquisition. In 1995, the Company spent approximately $9.1 million in capital expenditures, primarily for additional cell sites which will enable it to further penetrate its Existing Markets and $3.0 million to convert the acquired Erie equipment to conform with the Company's technology. The Erie cellular license was acquired at a cost of $42.5 million resulting in $0.3 million of additional amortization expense in 1995.

         Interest expense, net more than doubled to $2.6 million for the year ended December 31, 1995 from $1.0 million in the year ended December 31, 1994. During 1995 the Company borrowed approximately $52.0 million primarily associated with the Erie Acquisition, which resulted in additional interest expense.

   YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

         For the year ended December 31, 1994, the Company's revenue totalled $18.1 million, a 24.8% increase over 1993 total revenue of $14.5 million. Net income for the year ended December 31, 1994 was $1.7 million, which was 13.3% higher than the prior year net income of $1.5 million. EBITDA grew to $6.0 million or 33.1% of total revenue in 1994 from $4.5 million or 31.0% of total revenue in 1993. Subscriber revenue grew by 28.1% to $11.4 million in 1994 from $8.9 million in the prior year due primarily to the growth in the number of subscribers. Roamer revenue increased by 32.3% to $4.1 million during 1994 from $3.1 million in 1993 due to higher levels of roaming traffic volume, partially offset by slight reductions in roaming rates. Throughout the industry, there is competitive pressure on roaming rates. Equipment sales grew slightly to $1.2 million in 1994 from $1.1 million in 1993 as the Company opened two retail stores, which stimulated accessory sales and increased subscriber acquisition levels.

         Cost of services increased by 40.0% to $3.5 million during the year ended December 31, 1994 from $2.5 million in 1993. This was a result of increased usage levels associated with the continually growing subscriber base. Cost of equipment sales increased by 77.8% to $1.6 million in 1994 from $0.9 million in fiscal 1993. This is largely due to the increase in subscriber activation levels, equipment purchases and increased accessory sales. Selling and marketing costs grew by 15.4% to $3.0 million in the year ended December 31, 1994 from $2.6 million in the prior year. This increase is due to a higher level of new subscribers added in 1995 compared to 1994, despite reductions in dealer and agent per unit costs. Selling and marketing cost per gross new subscriber decreased to $347 in 1994 from $356 in 1993.

         Depreciation and amortization increased to $2.6 million in 1994 from $2.0 million in 1993 due to the depreciation on higher levels of fixed assets purchased for system growth. Interest expense, net increased by 42.9% to $1.0 million for the year ended December 31, 1994 from $0.7 million in 1993 primarily associated with the purchase of a partnership interest as well as borrowings for additional system expansion.

         Other expense increased to $0.6 million in 1994 from $0.2 million in 1993 due to the write-off of obsolete subscriber equipment.

HORIZON SYSTEMS HISTORICAL RESULTS OF OPERATIONS

         The following discussion and analysis is based upon information obtained from the Horizon Companies and reflects management's current understanding of the Horizon Systems, which the Company has not yet acquired.

   SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

         Total revenues and sales increased 54.1% to $15.1 million for the six months ended June 30, 1996 from $9.8 million for the comparable period in 1995. Of this increase, $3.0 million was due to an increase in subscriber revenues, $2.1 million was due to an increase in roaming revenues and $0.3 million was due to an increase in equipment sales. The growth in subscriber revenues was due primarily to the growth in the number of subscribers associated with continued internal expansion as well as the acquisition of PA-2 and PA-7. The growth in roaming revenues was due primarily to increased coverage of the licensed service area through the construction of additional cell sites. The growth in equipment sales was due primarily to the increase in the number of subscriber additions, somewhat offset by continued decreases in cellular telephone equipment prices. Consistent with industry practices, the Horizon Companies frequently sold cellular equipment at significant discounts, resulting in a negative gross margin. Such practices are designed to attract and retain subscribers to allow the Horizon Companies to focus on its primary business of selling airtime, access and other cellular services.

         Cost of services increased 31.3%, to $2.1 million (13.9% of total revenues and sales) for the six months ended June 30, 1996 from $1.6 million (16.3% of total revenues and sales) for the comparable period in 1995. The growth in the Horizon Companies' subscriber base and the expansion of its cellular coverage areas led to greater cost of services, primarily in the areas of system network, billing and administration. The decrease in cost of services as a percentage of total revenues excluding equipment sales resulted from continued operational efficiencies as well as the fact that certain costs are fixed in nature and are spread over an increasing revenue base. Cost of equipment sales increased 55.6%, to $1.4 million for the six months ended June 30, 1996 from $0.9 million for the comparable period in 1995. The increase was due primarily to the increase in the number of subscriber additions and their associated equipment purchases.

         General and administrative expenses increased 53.3%, to $2.3 million (15.2% of total revenues and sales) for the six months ended June 30, 1996 from $1.5 million (15.3% of total revenues and sales) for the comparable period in 1995. The increase was due primarily to the overall growth of the Horizon Companies as well as the acquisition of PA-2 and PA-7. The decrease in general and administrative expenses as a percentage of total revenues and sales resulted from efficiencies in the Horizon Companies' operations. Selling expenses increased 37.5%, to $2.2 million (14.6% of total revenues and sales) for the three months ended June 30, 1996 from $1.6 million (16.3% of total revenues and sales) for the comparable period in 1995. The increase was due primarily to the increase in the number of subscribers added.

         EBITDA increased 69.0% to $7.1 million (47.0% of total revenues and sales) for the six months ended June 30, 1996 from $4.2 million (42.9% of total revenues and sales) for the comparable period in 1995, primarily as a result of increased subscriber and roaming revenue and efficiencies in cost of services and general and administrative expenses, as previously discussed.

         Depreciation and amortization increased approximately 39.3%, to $3.9 million for the six months ended June 30, 1996 from $2.8 million for the comparable period in 1995. The increase was primarily the result of amortization of license costs associated with the acquisition in 1995 of PA-2 and PA-7, as well as an increase in depreciation related to additional cellular equipment placed into service throughout 1995 and the first quarter of 1996.

   YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         Total revenues and sales increased 64.4% to $24.5 million for the year ended December 31, 1995 from $14.9 million in 1994. Of this increase, $5.2 million was due to an increase in subscriber revenues, $3.9 million was due to an increase in roaming revenues and $0.5 million was due to an increase in equipment sales. The growth in subscriber revenues was due primarily to the growth in number of subscribers associated with continued internal expansion as well as the acquisition of PA-2 and PA-7. The growth in roaming revenues was due primarily to increased coverage of the licensed service area through the addition of cell sites as well as the acquisition of PA-2 and PA-7. The growth in equipment sales was due primarily to the increase in the number of subscribers as noted above, somewhat offset by continued decreases in cellular telephone equipment prices.

         Cost of services increased 28.6%, to $3.6 million (14.7% of total revenues and sales) for the year ended December 31, 1995 from $2.8 million (18.8% of total revenues and sales) in 1994. The growth in the Horizon Companies' subscriber base and the expansion of its cellular coverage areas has led to greater cost of services, primarily in the areas of system network, billing and administration. Cost of equipment sales increased 47.1%, to $2.5 million for the year ended December 31, 1995 from $1.7 million in 1994. The increase was due primarily to the increase in the number of subscribers and their associated equipment purchases, as noted above.

         General and administrative expenses increased 71.4% to $3.6 million (14.7% of total revenues and sales) for the year ended December 31, 1995 from $2.1 million (14.1% of total revenues and sales) in 1994. The increase was due primarily to the increase in the number of subscribers as well as the acquisition of PA-2 and PA-7. The decrease in general and administrative expenses as a percentage of total revenues and sales resulted from efficiencies in the Horizon Companies' operations. Selling expenses increased 53.8%, to $4.0 million (16.3% of total revenues and sales) for the year ended December 31, 1995 from $2.6 million (17.4% of total revenues and sales) in 1994. The increase was due primarily to the growth in number of subscribers added.

         EBITDA increased 86.2% to $10.8 million (44.1% of total revenues and sales) for the year ended December 31, 1995 from $5.8 million (38.9% of total revenues and sales) in 1994, primarily as a result of increased subscriber and roaming revenue as noted above. Cost efficiencies, particularly in general and administrative expenses, also contributed to the increase.

         Depreciation and amortization increased 46.7%, to $6.6 million for the year ended December 31, 1995 from $4.5 million in 1994. The increase was primarily the result of amortization of license costs associated with the acquisition of PA-2 and PA-7 during 1995, a full year's amortization of license cost associated with NY-3, which was acquired during 1994, as well as an increase in depreciation related to additional cellular equipment placed into service throughout 1995 and 1994.

   YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

         Total revenues and sales increased 125.8% to $14.9 million for the year ended December 31, 1994 from $6.6 million in 1993. Of this increase, $4.1 million was due to an increase in subscriber revenues, $3.6 million was due to an increase in roaming revenues and $0.6 million was due to an increase in equipment sales. Subscriber revenues increased 151.9% to $6.8 million for the year ended December 31, 1994 from $2.7 million in 1993. The growth in subscriber revenues was due primarily to the growth in number of subscribers associated with continued internal expansion as well as the acquisition of new systems: Roaming revenues increased 109.1% to $6.9 million for the year ended December 31, 1994 from $3.3 million in 1993. The growth in roaming revenues was due primarily to an increase in the number of systems as well as increased cell site coverage of the licensed service area. Equipment sales increased 83.3% to $1.1 million for the year ended December 31, 1994 from $0.6 million in 1993. The growth in equipment sales was due primarily to the increase in the number of subscribers as noted above, somewhat offset by continued decreases in cellular telephone equipment prices. The Horizon Companies' frequently sold cellular equipment at significant discounts, resulting in a negative gross margin. Such practices are designed to attract and retain subscribers and to allow the Horizon Companies to focus on its primary business of selling airtime, access and other cellular services.

         Cost of services increased 75.0%, to $2.8 million (18.8% of total revenues and sales) for the year ended December 31, 1994 from $1.6 million (24.2% of total revenues and sales) in 1993. The growth in the Horizon Companies' subscriber base and the expansion of its cellular coverage areas has led to greater cost of services, primarily in the areas of system network, billing and administration. Cost of equipment sales increased, to $1.7 million for the year ended December 31, 1994 from $0.7 million in 1993. The increase was due primarily to the increase in the number of subscribers and their associated equipment purchases, as noted above.

         General and administrative expenses more than doubled to $2.1 million (14.1% of total revenues and sales) for the year ended December 31, 1994 from $0.8 million (12.1% of total revenues and sales) in 1993. The increase was due primarily to the increase in the number of systems in operation throughout 1994.

         Selling expenses doubled to $2.6 million (17.4% of total revenues and sales) for the year ended December 31, 1994 from $1.3 million (19.7% of total revenues and sales) in 1993. The increase was due primarily to the increase in the number of systems in operation as well as the growth in number of subscribers added.

         EBITDA more than doubled to $5.8 million (38.9% of total revenues and sales) for the year ended December 31, 1994 from $2.1 million (31.8% of total revenues and sales) in 1993, primarily as a result of increased subscriber and roaming revenue as noted above. Cost efficiencies, particularly in general and administrative expenses, also contributed to the increase.

         Depreciation and amortization increased to $4.5 million for the year ended December 31, 1994 from $2.3 million in 1993. The increase was primarily the result of amortization of license costs.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has historically relied on internally generated funds to fund debt service and a substantial portion of its capital expenditures. Bank credit facilities have been used for additional support of capital expenditure programs and to fund acquisitions. Consistent with this approach, the Company plans to use the net proceeds from the Offerings of $138.5 million and from a $300.0 million Bank Credit Facility to fund the $250.0 million Horizon Acquisition and to refinance all existing bank debt totaling $70.5 million.

         The Company projects a rapid buildout of the Horizon Systems in order to improve coverage and increase usage. During the first 15 month period through December 31, 1997, the Company expects to add 35 to 40 new cell sites to the Horizon Systems, which is approximately a 50% increase over the existing 70 cell sites. The Company also plans to continue to add cell sites in its Existing Systems and to convert cell sites from Ericsson to Northern Telecom equipment to more efficiently serve communities of interest that expand the existing Northern Telecom systems in Youngstown and Erie. In addition, the Company will continue to upgrade switches and other network equipment. Aggregate capital expenditure levels are expected to range from approximately $25 to $30 million from the date of the Offerings through December 31, 1997.

         The Company plans to use internally generated funds plus funds available under the Bank Credit Facility to finance this capital expenditure program. After completion of the Offerings and the Horizon Acquisition, the Company expects to have approximately $112.0 million in remaining revolver availability under the Bank Credit Facility. The Company expects that these resources will be sufficient to meets its needs.

EFFECT OF NEW ACCOUNTING STANDARDS

         In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which will require the Company to review for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted the provisions of SFAS No. 121 effective January 1, 1996. The impact of adopting SFAS No. 121 did not have a material effect on the Company's combined financial position or results of operations.

         In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which establishes a fair value based method of accounting for stock-based employee compensation plans, including stock option plans. However, the new standard allows compensation to continue to be measured as prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, but requires expanded disclosures.
At this time, management expects to account for stock options in accordance with APB Opinion No. 25. The disclosure requirements of SFAS No. 123, which are required if an entity elects to continue to use the accounting method in APB Opinion No. 25, will be adopted as required for the financial statements of the Company for the year ending December 31, 1996.

INFLATION

         The Company does not believe that inflation has had a significant impact on the Company's consolidated operations.

                                    BUSINESS

GENERAL

         Upon consummation of the Horizon Acquisition, the Company will own and operate cellular telephone systems serving one large cluster with approximately
2.4 million Pops in northeastern Ohio, western Pennsylvania and western New York. The Horizon Acquisition will add the five Horizon System RSAs to the Existing Systems (three MSAs and one RSA), providing the Company with approximately 78,000 subscribers. The Company's cellular systems are located in Youngstown, Ohio and Erie, Pennsylvania and in primarily suburban and rural areas between the Cleveland, Akron-Canton, Pittsburgh, Buffalo and Rochester metropolitan areas. The Company believes that its mix of suburban and rural locations provides it with advantages over cellular operators in predominately urban areas, including greater roaming revenue opportunities, lower distribution costs and higher costs of entry for new competitors. The Company has converted all of its Existing Systems to TDMA digital technology and will selectively convert the more densely populated portions of the Horizon Systems to digital technology in early 1997.

         The Company was incorporated under the laws of the State of Ohio in August 1991. Youngstown Cellular Telephone Company, which is one of the Company's predecessor partnerships, has operated the Youngstown system since 1985 with substantially the same management that operates the Company today. The principal executive offices of the Company are located at 6550-B Seville Drive, Canfield, Ohio 44406 and its telephone number is (330) 565-9500.

CORPORATE RESTRUCTURING

         To facilitate implementation of its business strategy, the Company is in the process of being restructured, which restructuring will be completed prior to consummation of the Offerings. Prior to the restructuring, SYGNET Communications, Inc., is operating under a Close Corporation Agreement and S corporation tax status. Its cellular business is operated through three partnerships: Youngstown Cellular Telephone Company, Erie Cellular Telephone Company and Wilcom Cellular, each of which has two other corporate partners -- Wilcom Corporation and Sharon-Youngstown Cellular, Inc. As a result of the restructuring, SYGNET Communications, Inc. will be renamed Sygnet Wireless, Inc. and will become a holding company with Sharon-Youngstown Cellular Inc., renamed Sygnet Communications, Inc., becoming its wholly-owned subsidiary and operating company. The existence of the Youngstown Cellular Telephone Company, Erie Cellular Telephone Company and Wilcom Cellular will automatically terminate once all partnership interests are transferred to the Subsidiary, which will occur prior to the Offerings. Completion of the restructuring is contingent upon FCC approval of the transfer of the FCC licenses held by the partnerships.

THE HORIZON ACQUISITION

         On July 11, 1996, the Company signed an agreement with the Horizon Companies to purchase for $250.0 million in cash (subject to net working capital adjustment) the Horizon Systems, which consist of the PA-1, PA-2, PA-6, PA-7 and NY-3 RSAs. Under the agreement, the Company is to become the cellular licensee serving contiguous markets representing approximately 1.3 million Pops and covering over 16,125 square miles in western Pennsylvania and New York.
The PA-2 RSA, which represents 89,400 Pops, currently operates under IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. While the Company is not acquiring a permanent license for the PA-2 RSA, it is entitled to all revenue and income generated by the cellular system until the FCC resolves the dispute. The Company is unable to predict when or how the FCC will resolve this matter.

         Simultaneously with the closing of the Horizon Acquisition, the Subsidiary of the Company will obtain secured financing from the Lenders under the $300.0 million revolving Bank Credit Facility. Up to approximately $117.0 million of the proceeds of these loans will be used to pay part of the purchase price upon consummation of the Horizon Acquisition and the remainder will be used for working capital purposes, to refinance $70.5 million in existing debt
and for system expansion.   See "Description of Bank Credit Facility."

         The four contiguous Pennsylvania RSAs to be acquired from the Horizon Companies include 880,100 Pops and cover over 10,243 square miles in western Pennsylvania. The New York system represents 485,200 Pops and covers over 5,882 square miles in the western portion of the state. When combined with the Existing Systems, the Company will serve one large cluster representing approximately 2.4 million Pops and covering 19,164 square miles. Pittsburgh and Erie, Pennsylvania; Buffalo, Elmira and Rochester, New York; and Cleveland, Akron, Canton and Youngstown, Ohio are the major urban centers encompassed by or bordering on the Company's service area. The PA-2 RSA, which represents 89,400 Pops, currently operates under an IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA and the new licensee commences operations. While the Company will not receive a permanent license for the PA-2 RSA, it is entitled to all revenue and income generated by the system until the FCC grants a permanent license for the PA-2 RSA.

BUSINESS STRATEGY

         The Company's goal is to become the leading full service provider of mobile telecommunications services in its cluster by offering technically advanced cellular service, superior coverage and a high level of customer service at competitive prices. Specifically, the Company's business objectives are to increase penetration and improve profitability in both the Horizon Systems and its Existing Systems by taking advantage of its ability to operate in a much larger regional footprint. In addition, the Company may in the future acquire additional systems that provide the Company with the ability to further its strategic objectives.

         - Developing the Horizon Systems. The Company believes that the Horizon Systems are underdeveloped and underpenetrated compared to its Existing Systems and represent a substantial growth opportunity for the Company. By taking advantage of marketing, operating and engineering synergies arising from the Horizon Acquisition, the Company believes that it will be able to decrease overall per subscriber operating costs and rapidly increase penetration in the Horizon Systems to levels comparable to those achieved in its Existing Systems. Immediately upon consummation of the Horizon Acquisition, the Company will apply its business strategy to the Horizon Systems, which strategy has generated significant subscriber and revenue growth in its Existing Systems, including the Erie Acquisition in September 1995.

         - Aggressive Marketing and Promotion of Cellular Services. The Company plans to implement aggressive marketing programs that it has been using in its Existing Systems to increase subscriber activations in the Horizon Systems. These include competitive rate plans which include low priced regional roaming rates tailored for individual markets and attractive equipment prices. In addition, the Company will use a mix of advertising media such as television, radio and outdoor advertising to reach potential new subscribers.

         - Local Retail Outlets and Superior Customer Service. The Company strives to provide a high level of customer service and the Company's use of local retail stores is a key element of this local subscriber service strategy. The Company's stores are staffed with sales and customer service representatives who provide a more direct, specifically targeted level of customer service than is ordinarily offered by larger competitors relying on centralized customer service operations. By having a permanent local retail presence, the sales staff can cultivate local market knowledge that allows them to focus their efforts on the specific demands of the market or markets in which they operate. This improves their ability to establish relationships
with customers, to understand the customer's needs and to reduce churn.   The
sales team's ability to promote the Company's services both inside and outside of its cluster is enhanced by its license to market under the CELLULAR ONE(R) brand name and its continuing participation in the NACN, a national cellular network comprised principally of non-wireline carriers whose goal is to make cellular service "seamless" throughout North America by facilitating automatic roaming to and from member systems.

         - Advanced Systems Design. The Company's system design and the TDMA digital technology it employs provide the foundation for technically superior cellular service. The Company has deployed a large number of cell sites in each service area. Consequently, subscribers in the Existing Systems enjoy a high level of local and regional coverage, resulting in high quality hand-held coverage throughout most of its population centers, minimal call blocking, seamless call delivery through NACN and the availability of digital voice and data services. All of the Company's existing cells have already been upgraded to offer TDMA digital services and the Company intends to selectively improve the technology being used in the Horizon Systems to match this high quality level. The Company believes it is well positioned to address new technologies that might become available in its markets.

         - Decentralized Marketing Management. The Company has assembled management, sales and operating staff with extensive experience and relationships within each market. The decentralized market management structure adopted by the Company allows it to tailor its service to meet the needs of each market. This local approach to marketing is coordinated with senior management of the Company and allows each market to benefit from shared corporate resources.

         - Acquisition Strategy. The Company's primary external growth strategy has been to develop its cellular system by pursuing acquisitions that expand its regional footprint, can be operated efficiently, enhance its reciprocal relationships with other cellular telephone carriers and provide an opportunity to gain significant competitive advantages. As it has done successfully in the past, the Company intends to pursue acquisition opportunities which permit the Company to achieve these strategic objectives either with respect to its current cluster or elsewhere.

         - Future Competition. The Company is preparing for what is expected to be an increasingly competitive telecommunications environment by aggressively working to attract new subscribers. The Company believes it is prepared for this competition because it is not dependent on high roaming or local rates. In addition, the Company believes that it can effectively face this competition from its position as an incumbent in the cellular field with a high quality network that is not capacity constrained. The Company also has an extensive footprint, strong distribution channels, superior customer service capabilities and an experienced management team. Because the Company operates in medium to small markets, the new PCS licensees may be unable or unwilling to offer commercially viable wireless service in much of the Company's area in the near term. The Company believes the extensive capital expenditures required to deploy the infrastructure for PCS is more readily justifiable from an economic standpoint in larger, more densely populated urban areas. This constraint of PCS may position the Company to offer roaming services to PCS customers, as well as to provide bulk lines of service for resale to certain PCS companies. For example, the Company's existing Youngstown and Erie systems are equipped to provide TDMA digital roaming to AT&T Wireless PCS subscribers when AT&T Wireless introduces dual band TDMA phones in the adjacent Cleveland and Buffalo-Rochester MTAs.

CELLULAR MARKETS AND SYSTEMS

         After giving effect to the Horizon Acquisition, the Company will operate in eight license areas in northeastern Ohio and western New York and Pennsylvania. This does not include the PA-2 IOA. The following table summarizes the Existing Systems and the Horizon Systems. See "The Horizon Acquisition."


                                                           Total                            Net Pops           Date of
                                                        Pops (1995)      Ownership            1995           Acquisition
                                                        -----------        ---------          ----           -----------
               Existing Systems(1)
               ----------------
                 Youngstown, OH MSA                       491,900           100%                491,900          1985
                 Sharon, PA MSA                           122,100           100%                122,100          1987
                 Erie, PA MSA                             280,600           100%                280,600          1995
                 Columbiana, OH, OH-11 RSA                111,700           100%                111,700          1991

               Horizon Systems(1)(2)
               ---------------
                 Chautauqua, NY, NY-3 RSA                 485,200           100%                485,200          1996
                 Crawford, PA, PA-1 RSA                   197,200           100%                197,200          1996
                 Lawrence, PA, PA-6 RSA                   376,400           100%                376,400          1996
                 Indiana, PA, PA-7 RSA                    217,100           100%                217,100          1996
                 McKean, PA,  PA-2 RSA(3)                  89,400           100%                 89,400          1996
                                                          -------                               -------

                                                        2,371,600                             2,371,600
               Total

- ---------------------

(1) All of the Existing Systems and Horizon Systems licenses are non-wireline licenses.

(2) To be acquired as described under "The Horizon Acquisition." The consummation of the Offerings is conditioned upon the consummation of the Horizon Acquisition.

(3) The Horizon Acquisition includes the Pops in the PA-2 RSA where the Company has IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. The Company's IOA from the FCC will expire upon selection of the new licensee and the commencement of operations by that licensee. Until the expiration of the IOA, however, the Company is entitled to all revenue and income generated by the PA-2 RSA. The Company believes that the expiration of such authority will not have a material adverse effect on its results of operations.

         The Company's operations are conducted in a single large cluster representing approximately 2.4 million contiguous Pops in Ohio, Pennsylvania and New York. It spans three MSAs and six RSAs and over 19,164 square miles. The area includes 25 counties and 479 total interstate highway miles. Eight airports, Cleveland, Pittsburgh, Youngstown, Akron, Erie, Corning, Rochester and Buffalo, provide access to the systems.

   YOUNGSTOWN-WARREN OHIO, COLUMBIANA, OHIO AND SHARON, PENNSYLVANIA

         The Youngstown, Ohio area is an important economic area for eastern Ohio and western Pennsylvania. Located at a midway point approximately 50 miles from both Pittsburgh and Cleveland along the Ohio Turnpike and Interstate 76, the Youngstown market is a key roaming corridor between these two cities. Interstate 80, a major transportation access route from the Midwest to New York City, is also a source of roaming traffic.

         The median household income for the Youngstown MSA is $29,982, with 22.8% of the population with household income in excess of $50,000. Selected major employers in the area include Delphi Packard Electric Systems, General Motors-Lordstown Assembly, St. Elizabeth Health Center, WCI Steel, Youngstown State University and Youngstown Air Reserve Base. The area is also served by Youngstown State University and Pennsylvania State University Sharon Campus. The population of the Youngstown-Warren Metro Area has increased throughout the 1990's.

         Notable cultural and recreation attractions include the Youngstown Symphony, Butler Institute of American Art and the Youngstown-Warren LPGA Classic. The area's proximity to Cleveland and Pittsburgh also allows residents to enjoy the attractions of these cities, including professional sports and additional cultural activities.

   ERIE, PENNSYLVANIA

         Located on Lake Erie, Erie County is noted for manufacturing, transportation and recreation. The Port of Erie handles imports and exports through the St. Lawrence Seaway and is supported by excellent rail service. Erie County exports more per capita than any other Pennsylvania county. Included in Erie County is Interstate 90, which connects Buffalo and Cleveland. Interstate 79 connects Erie and Interstate 90 directly to Pittsburgh. Both of the routes are important roaming corridors. There are 66 total interstate highway miles in a market comprised of 802 square miles.

         The Erie County median household income is $32,363 with 24.8% of the population having household incomes in excess of $50,000. Major Erie County employers include General Electric, Hamot Health Foundation, St. Vincent Health Center, Plastek Industries and Erie Insurance Group. Pennsylvania State University at Erie, Mercyhurst College, Edinboro University of Pennsylvania and Gannon University are located in the license area.

         Travel and tourism is Erie's second largest industry with millions of vacationers attracted annually to Presque Isle State Park and other recreational and historical sites. Residents and visitors enjoy the Erie Philharmonic, professional baseball and hockey and a number of zoos and museums.

    PENNSYLVANIA 1

         PA-1 is located between the Company's existing Erie and Sharon MSAs. The primary population center is Meadville which is located along the 42 miles of Interstate 79 that runs through the market. Interstate 80 also crosses the RSA, extending east from Sharon. The market's median household income in $28,593 with 18.8% of households having income over $50,000.

         Major employers include Quaker State, Penzoil and Joy Technologies. Allegheny College is located in the region and Conneaut Lake and the Allegheny National Forest serve as key recreation areas.

   PENNSYLVANIA 6 AND 7

         The license areas of the PA-6 and PA-7 RSAs are located in the western part of Pennsylvania just north of Pittsburgh to approximately the middle of the state. The market is characterized by substantial levels of roaming, as it includes significant traffic flow between its market areas and surrounding major cities such as Pittsburgh, Pennsylvania, Youngstown, Ohio and Erie, Pennsylvania. In particular, Butler County (located in PA-6) has a strong community of interest with nearby Pittsburgh. Butler County contains 43% of the RSA's total population, of which 50,000 people commute out of the county to Pittsburgh. The population in all counties comprising both RSAs has grown during the 1990-1995 timeframe. Butler County population experienced the
greatest growth at 7.2%.   Median household income for PA-6 is $30,172 and for
PA-7 is $25,930, with 21.9% and 15.8% of households in each RSA above $50,000. Pennsylvania State University DuBois, Clarion University of Pennsylvania and Indiana University of Pennsylvania are examples of the educational institutions in the area.

         The major highways serving these RSAs are Interstate 79 and Interstate 80 that link the major population centers in north-central Pennsylvania. In addition, Route 60, a recently completed toll road, serves as an expressway to Pittsburgh International Airport. Indiana County, located in PA-7, also contains several well-traveled state highways

(Routes 119, 22 and 422) that are major regional commuting routes for the Pittsburgh region. The are 145 combined interstate highway miles within these RSAs.

   NEW YORK 3

         The NY-3 RSA is located in the western part of New York State and includes six counties in an area that covers 5,882 square miles that represents 22.5% of the area of New York State. It is the largest geographic RSA in the United States. The system borders Buffalo and Rochester to the north, Erie, Pennsylvania to the west and Binghamton/Elmira to the east. This large area includes bedroom communities for Buffalo and Rochester, primarily in Genesee County (61,300 Pops), strong core communities along Lake Erie and in Jamestown in Chautauqua County (142,100 Pops) and the growing economic region of Corning and Bath in Steuben County (100,700 Pops). Population growth statistics for the period of 1990-1995 show that each county comprising the RSA grew, with Wyoming County experiencing the highest growth rate of 4.0%.

         Major employers include Corning, Inc., Dresser Rand and Morrison Knudsen. The area is also home to many recreational destinations, including various lakes such as the Finger Lakes region, portions of New York's wine country and certain of New York's ski areas. The State University of New York at Fredonia and St. Bonaventure are two of the colleges and universities located in the license area. Health care services are available through WCA Hospital and Brooks Memorial Hospital.

         NY-3 is also a strong roaming market, containing 1.7 million interstate vehicle miles and 3.6 million total highway vehicle miles. The primary interstates are Interstate 90 (the New York Thruway) which connects Buffalo, Rochester and Erie and yields traffic counts averaging over 21,000 cars per day and Interstate 390 which connects Rochester, Corning and Binghamton/Elmira and yields traffic counts averaging 9,600 cars per day (including over 15,000 cars per day across Steuben County). Route 17, known as the Southern Tier Expressway, is a four lane U.S. highway that traverses the entire RSA from Corning to the Pennsylvania state line. There are 94 interstate highway miles within the area.

   COMPETITORS AND ADJOINING SYSTEMS

         The Company competes with various companies in each of its markets. Management believes that the integrated network of its contiguous cellular systems operating as CELLULAR ONE(R) affords it significant advantages over many of its competitors. Overall, the Company competes against four distinct cellular system operators.

         The following chart lists the Company's cellular competitors in each of its communities of interest.

                            MARKETS                                  COMPETITORS
                            -------                                  -----------
                            Youngstown, OH MSA                       360 degree Communications
                            Erie, PA MSA                             GTE Mobilnet
                            Columbiana, OH (OH-11 RSA)               360 degree Communications
                            Sharon, PA MSA                           360 degree Communications
                            Crawford, PA (PA-1 RSA)                  360 degree Communications
                            Lawrence, PA (PA-6 RSA)                  Bell Atlantic/NYNEX and
                                                                       360 degree Communications
                            Indiana, PA (PA-7 RSA)                   Bell Atlantic/NYNEX
                            Chautauqua, NY (NY-3 RSA)                Frontier
                            McKean, PA (PA-2 RSA)                    Bell Atlantic/NYNEX

   MARKETING

         The systems acquired from the Horizon Companies promote their respective cellular products and services under the name CELLULAR ONE(R), as does the Company for its operations in the Erie vicinity. See "-- Service
Marks."   CELLULAR ONE(R), the first national brand name in the cellular industry is currently utilized in over 400 service areas throughout the United States. CELLULAR ONE(R) ranks as the nation's most recognized cellular service provider. The national advertising campaign conducted by the Cellular One Group enhances the Company's advertising exposure. The Company also obtains substantial marketing benefits from the name recognition associated with this widely used service mark, both with existing subscribers traveling outside the Company's service areas and with potential new subscribers moving into the Company's service areas. In addition, travelers who subscribe to CELLULAR ONE(R) service in other markets may be more likely to use the Company's service when they travel in the Company's service areas. This is primarily due to the technical operation of the cellular telephone. Cellular telephones of non-wireline subscribers are programmed to select the non-wireline carrier (such as the Company) when roaming, unless the subscriber either dials a special code or has a cellular telephone equipped with an "A/B" (non-wireline/wireline) switch and selects the wireline carrier.

         As part of its growth strategy, the Company expects to expand its use of the CELLULAR ONE(R) name to include Youngstown, Ohio, where it currently operates under the name "Wilcom Cellular." Several competing systems bordering the Youngstown market historically operated under the CELLULAR ONE(R) name, thus creating the opportunity for customer confusion. With the Horizon Acquisition, almost all of the bordering systems using the CELLULAR ONE(R) name will be owned by the Company, thus the need for differentiation will be eliminated. By adopting the CELLULAR ONE(R) name, the Company will be able to leverage the brand recognition for the mark in the sale of all its own services.

         Management has also implemented its marketing strategy by training and compensating its sales force in a manner designed to stress the importance of customer service and high penetration levels. The Company's sales staff has a two-tier structure. A retail sales force handles walk-in traffic and a targeted sales staff solicits certain corporate and government subscribers.
The Company's management believes that its internal sales force is better able to select and screen new subscribers and select pricing plans that realistically match subscriber means and needs than are independent agents. As a result, the Company's use of an internal sales force keeps marketing costs low both directly because commissions are lower and indirectly because subscriber retention is higher than when using independent agents.

         The Company's sales force works principally out of its own retail stores in which the Company offers a full line of cellular products and services. As of June 30, 1996, the Company maintained four retail stores in the Youngstown area and three in the Erie area. Horizon has 10 retail stores supporting the Horizon Systems.

   ROAMING

         Roaming is an important service component for many subscribers. The Company believes that attractively priced regional roaming is important to the development of customers for all regional non-wireline cellular carriers.

Accordingly, where possible, the Company attempts to arrange reciprocal roaming rates that allow customers to roam at competitive prices. The Company believes this increases usage on all non-wireline systems, including the Company's. Roaming revenue is a substantial source of incremental revenue for the Company due, in part, to the fact that a number of the Company's cellular systems are located along major travel and commuting corridors and because certain of the Horizon Systems are in the early stages of their growth cycle. While there is an industry trend to reduce roaming rates, the Company is addressing this trend through its roaming agreements which are usually reciprocal in nature and are at or near home rates. Roaming yield for the six months ended June 30, 1996 was $0.54 per minute, including long distance toll charges.

         The Company is also a member of NACN. NACN is the largest wireless telephone network system in the world, linking non-wireline cellular operators throughout the United States and Canada. NACN connects key areas across North America so that customers can use their cellular phones to place and receive calls in these areas as easily as they do in their home areas. Through NACN, customers receive calls automatically without the use of complicated roaming codes as they "roam" in more than 5,000 cities and towns in the United States and Canada. By dialing a subscriber's cellular telephone number, the caller can reach the subscriber without knowing their location or having to dial additional roaming access numbers. In addition, special services such as call forwarding and call waiting automatically follow subscribers as they travel. Through its membership in NACN, the Company provides extended regional and national service to subscribers, thereby allowing them to easily make and receive calls while in other cellular service areas. This service distinguishes the Company's service and call delivery features from those of some of its competitors.

   PRODUCTS AND SERVICES

         In addition to providing high-quality cellular telephone service in each of its markets, the Company also offers various custom-calling features such as voicemail, call forwarding, call waiting, three-way conference calling and no answer and busy transfer. The Company also sells cellular equipment at no cost or at discount prices as a way to encourage use of its mobile services.

         Several rate plans are presented to prospective customers so that they may choose the plan that will best fit their expected calling needs. Unlike some of its competitors, the Company designs rate plans on a market-by-market basis. The Company's local market managers are given the ability to market from a wide variety of existing rate plans and are encouraged to propose to the Company new rate plans that respond to market and competitive conditions.
These rate plans include a high user plan, a medium user plan, a basic plan and an economy plan. Most rate plans combine a fixed monthly access fee, per minute usage charges and additional charges for custom-calling features in a package which offers value to the customer while enhancing airtime use and revenues for the Company. In general, rate plans that include a higher monthly access fee typically include a lower usage rate per minute. An on-going review of equipment and service pricing is conducted to ensure the Company's competitiveness. As appropriate, revisions to the pricing of service plans and equipment are made to meet the demands of the local marketplace.

   CUSTOMER SERVICE

         Customer service is an essential element of the Company's marketing and operating philosophy. The Company is committed to attracting significant numbers of new subscribers and retaining existing subscribers by providing consistently high quality customer service and coverage. In each of its cellular service areas, the Company maintains a local staff, including a market manager, to serve as customer service representatives. Local offices and installation and repair facilities enable the Company to service customers better and schedule installations and make repairs on a timely basis.

   SYSTEM DEVELOPMENT AND EXPANSION

         The Company has 47 cell sites in operation in the Company's Existing Systems and expects to add 35 to 40 new cell sites to the Horizon Systems.
The Company develops or builds out its cellular service areas by adding channels to existing cell sites and by building new cell sites. Such development is done for the purpose of increasing capacity and improving coverage in direct response to projected subscriber demand and in response to actions taken by the Company's competitors. Projected subscriber demand is calculated for each cellular service area on a cell-by-cell basis. These projections involve a traffic analysis of usage by existing subscribers, coverage quality analysis and an estimation of the number of additional subscribers in each such area. In calculating projected subscriber demand, the Company builds into its design assumptions an extremely low call "blockage" rate (percentage of calls that are not connected on first attempt at peak usage time during the day). After calculating projected subscriber demand, the Company determines the most cost-efficient manner of meeting such projected demand. The Company has historically met such demand through a combination of augmenting channel capacity in existing cell sites and building new cell sites.

         Cell site expansion is expected to enable the Company to continue to add subscribers, enhance use of the systems by existing subscribers, increase roamer traffic due to the larger geographic area covered by the cellular network and further enhance the overall efficiency of the network. The Company believes that the high level of coverage provided by its Existing Systems and the increased cellular coverage it intends to attain will have a positive impact on market penetration and subscriber usage.

         In addition to its cellular operations, the Company also operates two small paging systems in the Youngstown Area with 9,559 subscribers. Paging revenue for the first six months of 1996 was approximately $453,000. The Company does not view ownership of its paging systems as a significant element of its business and does not have any plans to expand such ownership to include additional paging systems.

   DIGITAL TECHNOLOGY

         The Company has selected TDMA digital for its Existing Systems. All cell sites in the Existing Systems were converted to digital in early 1996. Each cell site handles analog service as well. The Company's systems are also equipped to provide cellular digital packet data ("CDPD"). Additionally, TDMA ensures the services provided by the Company would be compatible with the cellular systems operated by AT&T Wireless in Pittsburgh, Pennsylvania and Southwestern Bell Mobile in Buffalo and Rochester, New York, as well as the PCS systems being developed by AT&T Wireless in Cleveland, Ohio and Buffalo and Rochester, New York.

         The Company expects to install digital cells in the more densely populated areas of the Horizon Systems beginning in early 1997. Horizon's existing analog-only equipment will be redeployed when replaced with digital to improve coverage in the more rural portions of these systems. Digital can be added to these areas when demand for digital services or capacity warrants the added capital costs.

SERVICE MARKS

         CELLULAR ONE(R) is a federally registered service mark, owned by Cellular One Group, a Delaware general partnership of Cellular One Marketing, Inc., a subsidiary of Southwestern Bell Mobile Systems, Inc., together with Cellular One Development, Inc., a subsidiary of AT&T Wireless Services, Inc. and Vanguard Cellular Systems, Inc. The Company currently uses the CELLULAR ONE(R) service mark to identify and promote its cellular telephone service for the Erie system pursuant to a licensing agreement with Cellular One Group (the "Licensor"). Licensing and advertising fees are determined based upon the population of the licensed areas. The licensing agreements require the Company to provide high quality cellular telephone service to its customers and to maintain a certain minimum overall customer satisfaction rating in surveys commissioned by the Licensor. The licensing agreements which the Company has entered into are for original five-year terms expiring on various dates. These agreements may be renewed at the Company's option for three additional five-year terms. The Company's use of the CELLULAR ONE(R) service mark will be expanded to include the NY-3, PA-1, PA-2, PA-6 and PA-7 RSAs under licensing agreements assumed by the Company as part of the Horizon Acquisition.

COMPANY PATENT

         The Company is the owner of U.S. Patent No. 5,235,633 (the "Dennison Patent") relating to a cellular telephone system that uses the position of a mobile unit to make call management decisions. The Company's policy is to apply for and obtain U.S. patents with respect to technology it has developed when management determines that it is competitively advantageous and cost effective to do so. The Company is currently prosecuting continuations and continuations-in-part of the application which matured into the Dennison Patent. The Company is unable to value the Dennison Patent or the continuations filed with regard thereto and there is no assurance that it will ever prove to be of any significant value.

EMPLOYEES AND AGENTS

         As of June 30, 1996, the Company had over 175 employees. In addition, as of such date the Company had agreements with numerous independent sales agents, including car dealerships, electronics stores, paging services companies and independent contractors. None of the Company's employees are represented by a labor organization and the Company's management considers its employee relations to be good.

PROPERTIES

         The Company maintains its corporate headquarters in Canfield, Ohio. The Company leases this space, which is approximately 6,000 square feet. As of June 30, 1996, the Company's cellular operations lease eight and own one sales and administrative offices. The Company anticipates that it will review these leases from time to time and may, in the future, lease or acquire new facilities as needed. The Company does not anticipate that it will encounter any material difficulties in meeting its future needs for any leased space.

LEGAL PROCEEDINGS

         The Company is not currently involved in any pending legal proceedings that individually or in the aggregate are material to the Company.

OVERVIEW OF THE CELLULAR TELEPHONE INDUSTRY

         The following table sets forth information published by CTIA with respect to the number of subscribers served by cellular telephone systems in the United States and the combined penetration rate of such wireline and non-wireline systems as of the dates indicated:

                                                                      AS OF DECEMBER 31,
                                                                      -------------------

                                                      1991         1992          1993         1994         1995
                                                 ------------------------------------------------------------------
 Subscribers (in thousands)                          7,500       11,000        16,000       24,000       35,000
 Ending penetration(1)                                2.8%         4.2%          6.2%         9.2%        13.5%

- -----------------------------

(1) Determined by dividing the aggregate number of subscribers by estimated population. Rates reflect combined penetration of both wireline and non-wireline cellular operators. CTIA estimates that the total number of subscribers will surpass 40 million in 1996, thus yielding a penetration rate of at least 15.4%.


         Cellular telephone service is a form of telecommunications capable of providing high quality, high capacity voice and data communications to and from vehicle-mounted and hand-held radio telephones. Cellular telephone systems generally offer customers the features offered by the most technologically advanced landline telephone services. Two significant features of cellular telephone systems are frequency reuse, which enables the simultaneous use of the same frequency in two adequately separated cells and call handoff. A cellular telephone system's frequency reuse and call handoff features result in highly efficient use of available frequencies and enable cellular telephone systems to process more simultaneous calls and service more users over a greater area than conventional mobile telephone systems.

         Cellular telephone technology is based upon the division of a given market area into a number of smaller geographic areas or "cells." Each cell has a "base station" or "cell site" that is equipped with a relatively low power transmitter, a receiver and other equipment that communicates by radio signal with cellular telephones located within range of the cell. Cells generally have a maximum operating range of up to 25 miles, while the standard cell size is four to ten miles in radius. Cells are typically designed on a grid, although terrain factors, including natural and man-made obstructions, signal coverage patterns and capacity constraints may result in irregularly shaped cells and overlaps or gaps in coverage.

         Each cell site is connected by microwave link or telephone line to a mobile telephone switching office ("MTSO"), which, in turn, is connected to the local landline telephone network. Because cellular communications systems are fully interconnected with the landline telephone network and long distance systems, customers can receive and originate both local and long-distance calls from their cellular telephones on a worldwide basis. When a customer in a particular cell dials a number, the cellular telephone sends the call by radio signal to the cell's transmitter-receiver, which in turn transmits it to the MTSO. The MTSO then completes the call by connecting it with the landline telephone network or another cellular telephone unit. Incoming calls are received by the MTSO from the landline telephone office, which instructs the appropriate cell to complete the communications link by radio signal between the cell's transmitter-receiver and the cellular telephone.

         The MTSO and the base stations periodically monitor the signal strength of calls in progress. The signal strength of the transmission between a subscriber and the base station in any cell declines as the unit moves away from the base station. When the signal strength of a call declines to a predetermined level, the MTSO automatically determines if the signal strength is greater in an adjacent cell and, if so, hands off the call in a fraction of a second to the base station of the other cell. This handoff is virtually unnoticeable to the user. If the subscriber leaves the service area of the cellular system, the call is disconnected unless an appropriate technical interface and roaming arrangement has been established with an adjacent system.

         Cellular telephone systems operate under interconnection agreements with various local exchange carriers ("LECs") and interexchange (long distance) carriers. The interconnection agreements establish the manner in which the cellular telephone system integrates with other telecommunications systems.
The cellular operator and the local landline telephone company must cooperate in the interconnection between the cellular and landline telephone systems to permit cellular customers to call landline customers and vice versa. The technical and financial details of such interconnection arrangements are subject to negotiation, vary from system to system and to the present time, generally have not been subject to FCC regulation or oversight. However, the implementation of the Telecommunications Act of 1996 (the "1996 Act") by the FCC is expected to result in arrangements between cellular carriers and local exchange carriers for interconnection services at rates more closely related to cost. On August 1, 1996, the FCC adopted rules implementing the interconnection policies imposed by the 1996 Act. The text of the FCC's interconnection order and the specific rules adopted thereunder have not yet been released. It is possible that the FCC's interconnection rules will result in a decrease in interconnection expenses incurred by the Company.

         FCC rules require that all cellular telephones be functionally compatible with cellular telephone systems in all markets within the United States and with all frequencies allocated for cellular use, allowing a cellular telephone to be used wherever a customer is located, subject to appropriate arrangements for service charges. Changes to cellular telephone numbers or other technical adjustments to cellular telephones by the manufacturer or local cellular telephone service businesses may be required, however, to enable the customer to change from one cellular service provider to another within a service area. However, the FCC recently announced that it will require LECs to implement "number portability" in the top 100 MSAs by December 31, 1998.
Number portability allows customers to retain their telephone numbers, including cellular telephone numbers, when they switch to another service provider. See "-- Regulatory Overview." Cellular system operators may provide service to roamers temporarily located in, or travelling through, their service area. The cellular system providing service to the roamer generally receives 100% of the revenues from such service and such roaming charges are billed to the roamer's local service provider.

         The rapid growth of the cellular customer base has begun to strain the call-processing capacity of many existing analog systems, especially in densely populated urban areas. Each cellular network is designed to meet a certain level of customer density and traffic demand. Once these traffic levels are exceeded, the operator must take steps to increase the network capacity. Capacity can be increased initially by using techniques such as sectorization and cell splitting. Network operators and infrastructure manufacturers are developing a number of additional solutions which are expected to increase network capacity and coverage.

         Within certain limitations, increasing demand may be met by simply adding available frequency capacity to cells as required, or by using directional antennae to divide a cell into discrete multiple sectors or coverage areas (also known as sectorization), thereby reducing the required distance between cells using the same frequency. Furthermore, an area within a cellular telephone system may be served by more than one cell through procedures that utilize available channels in adjacent cells. When all possible channels are in use, further growth can be accomplished through a process called "cell splitting." Cell splitting entails dividing a single cell into a number of smaller cells served by lower-power transmitters, thereby increasing the reuse factor and the number of calls that can be handled in a given area.

         Network capacity can also be enhanced through the development of newer network technologies like N-AMPS analog technology (which triples call carrying capacity over conventional analog technology) and TDMA or code division multiple access ("CDMA") digital technology (which increases call carrying capacity by an estimated factor of 10). In each case, these advanced technologies allow cellular carriers to add customers without degrading service quality. Digital technology offers advantages including improved voice quality, larger system capacity and perhaps lower incremental costs for additional customers. The conversion from analog to digital radio technology is expected to be an industry-wide process that will take a number of years. The Company has installed TDMA digital technology throughout its Existing Systems and intends to deploy it selectively in the Horizon Systems. The Company believes that its Existing Systems have sufficient capacity to handle the Company's customer growth rate in the near term.

COMPETITION

   CELLULAR CARRIERS

         Cellular carriers compete primarily against the other facilities-based cellular carrier in each MSA and RSA market. Competition for customers between cellular licensees is based principally upon the services and enhancements offered, the quality of the cellular system, customer service, system coverage, capacity and price. Such competition may increase to the extent that licenses are transferred from smaller, stand-alone operators to larger, better capitalized and more experienced cellular operators who may be able to offer consumers certain network advantages.

         Cellular carriers also face to a lesser extent competition from Personal Communications Service ("PCS"), Enhanced Specialized Mobile Radio ("ESMR") and mobile satellite service ("MSS") systems, as well as from resellers of these services and cellular service. In the future, cellular operators may also compete more directly with traditional landline telephone service providers. Continuing technological advances in telecommunications make it impossible to predict the extent of future competition. However, due to the depth and breadth of these competitive services offered by operators using these other technologies, such competition could be significant and expected to become more intense.

         The FCC requires that all cellular system operators must provide service to resellers on a nondiscriminatory basis. A reseller provides cellular service to customers but does not hold an FCC license or own cellular facilities. Instead, the reseller buys blocks of cellular telephone numbers from a licensed carrier and resells service through its own distribution network to the public. Therefore, a reseller may be both a customer of a cellular licensee's services, a competitor of that licensee, or both. Recently, several well-known telecommunications companies have begun reselling cellular service as a complement to their long distance, local telephone, paging, cable television or Internet offerings.

   NEW TECHNOLOGIES

         The most likely future source of direct competition to cellular providers in the near term from a new technology is broadband PCS. Broadband PCS services consist of wireless two-way telecommunications services for voice, data and other transmissions employing digital micro-cellular technology. PCS operates in the 1850 to 1990 Mhz band. PCS technology utilizes a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. PCS customers have dedicated personal telephone numbers and communicate using small digital radio handsets that could be carried in a pocket or purse. Many PCS licensees who will compete with the Company have access to substantial capital resources. In addition, many of these companies, or their predecessors and affiliates, already operate large cellular telephone systems and thus bring significant wireless experience to this new marketplace.

         ESMR is a wireless communications service supplied by converting analog SMR services into an integrated, digital transmission system. The ESMR system incorporates characteristics of cellular technology, including multiple low power transmitters and interconnection with the landline telephone network. ESMR service may compete with cellular service by providing higher quality digital communication technology, lower rates, enhanced privacy and additional features such as electronic mail and built-in paging. ESMR handsets are likely to be more expensive than cellular telephones and there may be other differences between cellular and ESMR.


         A consortium of telecommunications providers known as American Mobile Satellite Corporation has been licensed by the FCC to provide mobile satellite service. In addition, Motorola filed for a license from the FCC for a low-orbit satellite system, called "Iridium," that would provide mobile communications to subscribers throughout the world. Other proposals for MSS are pending before the FCC. The FCC is developing rules for these services and international and foreign regulatory authorities must also approve aspects of some mobile satellite systems and services. Mobile satellite systems could augment or replace communications within land-based cellular systems.

         The Company is preparing for this new competitive environment by aggressively working to attract new subscribers, expanding its footprint and reducing its dependency on high roaming and local rates. The Company believes that by leveraging the above actions, it can effectively face this competition from its position as an incumbent in the cellular field with a high quality network and extensive footprint that is not capacity constrained, strong distribution channels, superior customer service capabilities and an experienced management team. Since the Company operates in medium to small markets, the new PCS licensees may be unable to offer viable wireless service in many of the Company's properties in the near term because the extensive capital expenditure required to deploy the infrastructure for PCS are more readily justifiable from an economic standpoint in larger, more densely populated urban areas. This may position the Company to offer roaming services to PCS customers, as well as to provide bulk lines of service for resale to certain PCS companies. The Company's existing Youngstown and Erie systems are equipped to provide TDMA digital roaming to AT&T Wireless PCS subscribers when AT&T Wireless introduces dual band TDMA phones in the adjacent Cleveland and Buffalo-Rochester MTAs.

REGULATORY OVERVIEW

         The cellular telephone industry is subject to extensive governmental regulation on the federal level and to varying degrees on the state level.
Many aspects of such regulation have recently been impacted by the enactment of the 1996 Act and are currently the subject of administrative rulemakings that are significant to the Company. Neither the outcome of these rulemakings nor their impact upon the cellular telephone industry or the Company can be predicted at this time. The following is a summary of the federal laws and regulations that currently materially affect the cellular communications industry and a description of certain state laws. This "Regulatory Overview" section does not purport to be a summary of all present and proposed federal, state and local regulations and legislation relating to the cellular communications industry.

   FEDERAL REGULATION

         The licensing, construction, modification, operation, ownership and acquisition of cellular telephone systems are subject to regulations and policies of the FCC under the Communications Act of 1934, as amended (the "Communications Act"). The FCC has promulgated rules and regulations governing, among other things, applications to construct and operate cellular communications systems, applications to transfer control of or assign cellular licenses and technical and operational standards for the operation of cellular systems (such as maximum power and antenna height).

         The FCC licenses cellular systems in accordance with 734 geographically defined market areas comprised of 306 MSAs and 428 RSAs. In each market, the frequencies allocated for cellular telephone use are divided into two equal 25 MHz blocks and designated as wireline and non-wireline.
Block A licenses initially were reserved for non-wireline entities, such as the Company, while wireline licenses initially were reserved for entities affiliated with a wireline telephone company. Apart from the different frequency blocks, there is no technical difference between wireline and non-wireline cellular systems and the operational requirements imposed on each by the FCC are the same. Under current FCC rules, with FCC approval, wireline and non-wireline licenses may be transferred without restriction as to wireline affiliation, but generally, no entity may own a substantial interest in both systems in any one MSA or RSA. The FCC may prohibit or impose conditions on transfers of licenses.

         Under FCC rules, the authorized service area of a cellular provider in each of its markets is referred to as the "Cellular Geographic Service Area" or "CGSA". The CGSA may conform exactly with the boundaries of the FCC designated MSA or RSA, or it may be smaller, subject to certain minimum service requirements. A cellular licensee has the exclusive right to expand its CGSA boundaries within the licensee's MSA or RSA for a period of five years after grant of the licensee's initial construction permit. At the end of this five-year build-out period, however, any entity may apply to serve portions of the MSA or RSA outside the licensee's CGSA. The five year build-out period has expired for some licensees and the FCC has granted several "unserved area" applications filed by parties. The Company's five year build-out period has expired in all markets. With respect to the Youngstown and Erie systems, 100% of the geographical area was covered by the Company prior to the expiration of
the five year build-out period.   The Horizon Systems have one area that was
not covered prior to the expiration of the five year build-out period. It consists of a portion of Forest County, Pennsylvania that has a total population of less than 5,000. The Company does not believe the potential for a fill-in application for this property to be significant.

         Cellular service providers also must satisfy a variety of FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage with adjacent cellular users, permittees and licensees in order to avoid interference between adjacent systems. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specified parameters. The Company is obligated to pay certain annual regulatory fees to the FCC in connection with its cellular operations.

         The Company also regularly applies for FCC authority to use additional frequencies, to modify the technical parameters of existing licenses, to expand its service territory and to provide new services. The Communications Act requires prior FCC approval for transfers to or from the Company of a controlling interest in any license or construction permit, or any rights thereunder. Although there can be no assurance that any future requests for approval of applications filed will be approved or acted upon in a timely manner by the FCC, the Company has no reason to believe such requests or applications would not be approved or granted in due course.

         The FCC also regulates a number of other aspects of the cellular business. For example, the FCC regulates cellular resale practices and recently extended the resale requirement to broadband PCS and ESMR licensees. Under the new FCC policy, all resale obligations for cellular, broadband PCS and ESMR operators will terminate five years after the date that the last group of initial PCS licenses are granted. The FCC will issue a public notice announcing commencement of the five year sunset period. Another FCC requirement that cellular operators provide "manual" roaming where technically possible also was recently extended to broadband PCS and ESMR licensees. Further, the FCC recently proposed that cellular, broadband PCS and ESMR licensees be required to offer "automatic" roaming agreements on a nondiscriminatory basis. The FCC has also proposed that these roaming obligations sunset five years after the last group of initial licenses for currently allocated broadband PCS spectrum is awarded.

         In addition, the FCC regulates the ancillary service offerings that cellular licensees can provide and recently revised its rules to permit cellular, PCS, paging and SMR licensees to offer fixed services on a primary basis along with mobile services. This rule change may facilitate the provision of wireless local loop service, which involves the use of wireless links to provide telephone service by cellular licensees, as well as broadband PCS and ESMR licensees. In this regard, the FCC also recently adopted telephone number portability rules for LECs, as well as cellular, broadband PCS and ESMR licensees, that could facilitate the development of local exchange competition, including wireless local loop service. The new number portability rules generally require cellular, broadband PCS and ESMR licensees to have the capability to deliver calls from their systems to ported numbers by December 31, 1998 and to offer number portability and roaming to ported numbers by June 30, 1999. These requirements may result in added capital expenditures for the Company to make necessary system changes.

         Initial cellular licenses are generally granted for terms of up to 10 years, beginning on the date of the grant of the initial operating authority and are renewable upon application to the FCC. Licenses may be revoked and license renewal applications denied for cause after appropriate notice and hearing. Near the conclusion of the license term, licensees must file applications for renewal of licenses to obtain authority to operate for up to an additional 10-year term. The FCC will award a renewal expectancy to a cellular licensee that meets certain standards of past performance. If the existing licensee receives a renewal expectancy, it is very likely that the existing licensee's cellular license will be renewed without becoming subject to competing applications. To receive a renewal expectancy, a licensee must show that it (i) has provided "substantial" service during its past license term and (ii) has substantially complied with applicable FCC rules and policies and the Communications Act. "Substantial" service is defined as service which is sound, favorable and substantially above a level of mediocre service that might only minimally warrant renewal. If the existing licensee does not receive a renewal expectancy, competing applications for the license will be accepted by the FCC and the license may be awarded to another entity.

         In 1995, the Company filed for renewal of its Youngstown license which was originally granted by the FCC in 1985. In its application for renewal, the Company demonstrated not only its compliance with FCC regulations, but also its service in the public interest. That license was renewed without challenge. The Company is confident that it has met and will continue to meet all requirements necessary to secure renewal of its cellular licenses, including those licenses being acquired from the Horizon Companies. The first Horizon licenses subject to renewal will be those for PA-6 and PA-7, which expire on October 1, 2000. The licenses for PA-1 and NY-3 expire one year later.

   CHARACTER AND CITIZENSHIP REQUIREMENTS

         Applications for FCC authority may be denied and in extreme cases licenses may be revoked if the FCC finds that an entity lacks the requisite "character" qualifications to be a licensee. In making the determination, the FCC considers whether an applicant or licensee has been the subject of adverse findings in a judicial or administrative proceeding involving felonies, the possession or sale of unlawful drugs, fraud, antitrust violations or unfair competition, employment discrimination, misrepresentations to the FCC or other government agencies, or serious violations of the Communications Act or FCC regulations. The FCC also requires licensees to comply with statutory restrictions regarding the direct or indirect ownership or control of FCC licenses by non-U.S. persons or entities.

   TELECOMMUNICATIONS ACT OF 1996

         The 1996 Act, which makes significant changes to the Communications Act and the antitrust consent decree applicable to the Regional Bell Operating Companies ("RBOCs"), affects the cellular industry. This legislation, among other things, affects competition for local telecommunications services, interconnection arrangements for carriers, universal service funding and the provision of interexchange services by the RBOCs' wireless systems.

         The 1996 Act requires state public utilities commissions and/or the FCC to implement policies that mandate reciprocal compensation between local exchange carriers, a category that may, for these purposes, include cellular carriers, for interconnection services at rates more closely related to cost. On August 1, 1996, the FCC adopted rules implementing the interconnection policies imposed by the 1996 Act. The text of the FCC's interconnection order and the specific rules adopted thereunder have not yet been released. It is possible that the FCC's interconnection rules will result in a decrease in interconnection expenses incurred by the Company. The Company believes that implementation of these policies may result in a substantial decrease in interconnection expenses incurred by the Company. The FCC has also indicated that its policies regarding cellular carrier interconnection with landline local exchange carriers, under review in a separate proceeding, will be addressed at this time as well. These preexisting policies already require mutual compensation for traffic exchanged between cellular carriers and landline LECs.

         The 1996 Act requires the FCC to adopt rules that require interstate communications carriers, including cellular carriers, to "make an equitable and non-discriminatory contribution" to a universal service fund that reimburses communications carriers that provide basic communications services to users who receive services at subsidized rates. The 1996 Act also eases the restrictions on the provision of interexchange telephone services by wireless carriers affiliated with RBOCs. RBOC-related wireless carriers have interpreted the legislation to permit immediate provision of long distance call delivery for their cellular customers.

         The 1996 Act specifically exempts all cellular carriers from the obligation to provide equal access to interstate long distance carriers. However, the 1996 Act gives the FCC the authority to impose rules to require unblocked access through carrier identification codes or 800/888 numbers, so that cellular subscribers are not denied access to the long distance carrier of their choosing, if the FCC determines that the public interest so requires.
The Company currently provides "dial around" equal access to all of its customers.

         The overall impact of the 1996 Act on the business of the Company is unclear and will likely remain so for the foreseeable future. The Company may benefit from reduced costs in acquiring required communications services and facilities, such as LEC interconnection, resulting from the pro-competitive policies of the 1996 Act. Similarly, the new limitations on local zoning requirements may facilitate the construction of new cell sites and related facilities. See "-- State, Local and Other Regulation." However, other provisions of the new statute relating to interconnection, telephone number portability, equal access and resale could subject the Company to additional costs and increased competition.

   STATE, LOCAL AND OTHER REGULATION

          The Communications Act preempts state or local regulation of the entry of, or the rates charged by, any commercial mobile service or any private mobile service provider, which includes cellular telephone service providers. The FCC has denied the petition of eight states to continue their rate regulation authority, including authority over cellular operators. As a practical matter, the Company is free to establish rates and offer new products and service with a minimum of regulatory requirements. Two of the Company's three states of operation, Ohio and New York, still maintain nominal oversight jurisdiction, primarily focusing upon prior approval of acquisitions and transfers and resolution of customer complaints.

         The Public Utilities Commission of Ohio (the "PUCO") has decreased significantly its regulatory oversight of cellular companies. In accordance with the Communications Act, cellular prices have no longer required state regulatory approval, nor will the filing of prices for cellular services be required (detariffing), leaving the Company free to respond to market forces. The PUCO has waived various other regulatory approval requirements and most of the remaining regulatory filing requirements typically can be accomplished either on a same day notice basis, or automatically after thirty days, although some procedures still require specific regulatory approval and are not subject to any time limits for action.

         The New York Public Service Commission requires advance approvals of acquisition and transfers of cellular companies. The Company has filed for all necessary approvals in connection with the acquisition of the Horizon Systems and expects to have these approvals prior to closing.

         The location and construction of cellular transmitter towers and antennas are subject to Federal Aviation Administration ("FAA") regulations and may be subject to Federal, state and local environmental regulation, as well as state or local zoning, land use and other regulation. Before a system can be put into commercial operation, the grantee of a construction permit must obtain all necessary zoning and building permit approvals for the cell sites and MTSO locations and must secure state certification and tariff approvals, if required. The time needed to obtain zoning approvals and requisite state permits varies from market to market and state to state. Likewise, variations exist in local zoning processes. There can be no assurance that any state or local regulatory requirements currently applicable to the Company's systems will not be changed in the future or that regulatory requirements will not be adopted in those states and localities which currently have none.

         Zoning and planning regulation may become more restrictive in the future as many broadband PCS carriers are now seeking sites for network construction. The 1996 Act may provide some relief from state and local laws that arbitrarily restrict the expansion of personal wireless services, which include cellular, PCS and ESMR systems. For example, under the 1996 Act, localities are now precluded from denying zoning approval for cell sites based upon electromagnetic emission concerns, if the cellular operator's system complies with FCC emissions standards. The FCC is required to adopt rules concerning emission standards by early August 1996. In addition, localities are prohibited from adopting zoning requirements that simply prohibit or have the effect of prohibiting personal wireless services, or that discriminate between "functionally equivalent" services. Notwithstanding these new requirements, the effectiveness of the new law has not yet been tested and it is still unclear whether the costs of expanding cellular systems by adding cell sites will increase and whether significant delays will be experienced due to local zoning regulation.

   FUTURE REGULATION

         From time to time, legislation that potentially could affect the Company, either beneficially or adversely, is proposed by federal or state legislators. There can be no assurance that legislation will not be enacted by the federal or state governments, or that regulations will not be adopted or actions taken by the FCC or state regulatory authorities that might adversely affect the business of the Company. Changes such as the allocation by the FCC of radio spectrum for services that compete with the Company's business could adversely affect the Company's operating results.

   RADIO FREQUENCY EMISSION CONCERNS

         Media reports have suggested that certain radio frequency ("RF") emissions from cellular telephones may be linked to cancer. Litigation concerning this issue is pending against several other cellular operators generally alleging that the death by cancer of a cellular system subscriber was related to such emissions. The Company is not aware of any credible evidence linking the usage of cellular telephones with cancer. The FCC has begun a rulemaking proceeding to update the guidelines and methods it uses for evaluation on RF emissions of radio equipment, including cellular telephones. As a result, more restrictive standards on RF emissions from low powered devices such as cellular telephones may be imposed. The Company is unable to predict whether the nature or extent of these potential restrictions or the basis for them would have a material adverse effect on its business or results of operations.

   OTHER WIRELESS OPERATIONS

         In addition to its cellular operations, the Company also operates two small paging systems in the Youngstown area. The Company also resells paging in areas where it does not provide such services directly. These paging operations account for less 3% of the Company's revenues. However, like its cellular operations, the Company also provides paging services pursuant to licenses issued by the FCC. Commercial paging systems are also deemed to be CMRS providers. Consequently, many of the regulations applicable to the cellular systems are also applicable to the Company's paging operations, including the requirement to renew system licenses on a periodic basis.

                                   MANAGEMENT





                     NAME                           AGE    OFFICE
                     ----                           ---    ------
                     Warren P. Williamson, III       66    Director and Chairman
                     Albert H. Pharis, Jr.           46    Director, President and Chief Executive Officer
                     Craig T. Sheetz                 36    Vice President, Chief Financial Officer and Treasurer
                     Gregory T. Pauley               34    Vice President of Technical Operations
                     Joseph D. Williamson, II        51    Director
                     Lowry A. Stewart                41    Director
                     Raymond S. Tittle, Jr.          66    Director
                     Philip N. Winkelstern           66    Director

WARREN P. WILLIAMSON, III is the founder of the Company's predecessor company and has served as Chairman and Director since the Company's inception. Prior to founding the Company, Mr. Williamson held the positions of President and Chief Executive Officer for WKBN Broadcasting Corporation. He presently serves as Vice Chairman of WKBN Broadcasting Corporation. In addition to his positions with the Company, Mr. Williamson serves as Director and as Chairman of the Executive Committee of the Mahoning National Bank. Mr. Williamson is also Director and Chairman of the Board of the Youngstown State University Foundation. Finally, he serves as Director of the Association of Maximum Service Television, Inc., a trade association representing more than 300 U.S. television stations. Mr. Williamson is the brother of Joseph D. Williamson, II and uncle of Lowry A. Stewart.

ALBERT H. PHARIS, JR. has served as President, Chief Executive Officer and Director of the Company since the Company's inception in 1985. During that period, Mr. Pharis has been involved in all aspects of the Company's development. He has been active as a board member of CTIA since 1985 and as a member of the CTIA Executive Committee since 1989. He has also been Chairman of CTIA's Small Operators Caucus.

CRAIG T. SHEETZ has served since 1990 as Vice President, Chief Financial Officer and Treasurer of the Company. Prior to 1990, Mr. Sheetz served as Assistant Vice President at PNC Bank and Mellon Bank where he specialized in the media and telecommunications industries and in middle market lending.

GREGORY T. PAULEY is Vice President of Technical Operations. Mr. Pauley served as Technical Operations Manager for the Company from May 1990 until his promotion to Vice President in January 1995.

JOSEPH D. WILLIAMSON, II has been a Director of the Company and its predecessor company since its inception. In 1994, after serving as Executive Vice President of WKBN Broadcasting Corporation, Mr. Williamson became President of WKBN Broadcasting Corporation and has continued in that position. Mr. Williamson is the brother of Warren P. Williamson, III and the uncle of Lowry
A. Stewart.

LOWRY A. STEWART has been Director of the Company and its predecessor company since its inception. Since 1993, Mr. Stewart has served as Treasurer and Director of WKBN Broadcasting Corporation, where he also has been employed as the Production Manager since 1991. Mr. Stewart is the nephew of Warren P. Williamson, III and Joseph D. Williamson, II.

RAYMOND S. TITTLE, JR. has been a Director of the Company since 1991. Mr. Tittle served as President of Northwest Indiana Markets until it was sold in 1993. Mr. Tittle is currently President of Joe Tittle, Inc. and Joe Tittle & Sons, Inc. which administer real estate and investment assets formerly owned by Northwest Indiana Markets.

PHILIP N. WINKELSTERN has been nominated to become Director upon consummation of the Offerings and the Horizon Acquisition. Mr. Winkelstern served as Senior Vice President and Chief Financial Officer of Commercial Intertech Corporation, a publicly held manufacturer ("CIC") prior to his retirement in August 1995. Mr. Winkelstern also served as Director for CIC from July 1975 to August 1995 and is currently Director for McDonald Steel Corporation and Mahoning National Bank.

         The Company intends to add a second independent director prior to or shortly after consummation of the Offerings.

COMMITTEES OF THE BOARD

         The Board of Directors has established Audit, Nomination, Compensation and Pricing Committees.

DIRECTOR COMPENSATION

         Directors are not paid fees.

EXECUTIVE COMPENSATION

         The following table presents summary information concerning compensation received by the Chief Executive Officer and each of the other executive officers for the last fiscal year of January 1, 1995 to December 31, 1995.

                              ANNUAL COMPENSATION

                                                                                            OTHER ANNUAL
                       NAME AND PRINCIPAL POSITION         SALARY             BONUS         COMPENSATION
                       ---------------------------         ------            ------         ------------
             Warren P. Williamson, III                    $223,587.00(1)    $     0.00         $    0.00
             Albert H. Pharis, Jr.                         171,990.00        50,000.00          2,400.00
             Craig T. Sheetz                                85,885.00        25,000.00          4,800.00
             Greg T. Pauley                                 78,000.00        25,000.00          4,800.00

- --------------------------------

(1) Does not include salary and bonus paid by the Company for services rendered to WKBN Broadcasting Corporation, which amount was reimbursed to the Company by WKBN Broadcasting Corporation.

 1996 STOCK OPTION PLAN

         The Company has adopted a 1996 Stock Option Plan ("SOP"). Under the SOP, options to purchase up to an aggregate of one million shares of Common Stock are available for grants to employees of the Company. The SOP provides for issuance of incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options. The SOP will terminate by its terms in 2006 or earlier if so determined by the Board of Directors.

         The following tables present certain information concerning stock options granted in 1996 to the executive officers of the Company.

                               OPTIONS GRANTED(1)

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                 Percentage of                                               ANNUAL RATES OF
                                                    TOTAL                                                      STOCK PRICE
                                                    OPTIONS                    MARKET                          APPRECIATION
                                                  GRANTED TO     PER SHARE      PRICE                        FOR OPTION TERM(4)
                                     OPTIONS     EMPLOYEES IN     EXERCISE    ON DATE   EXPIRATION           ---------------
                NAME                GRANTED(2)  FISCAL YEAR(3)     PRICE      OF GRANT      DATE          5%                 10%
                ----                -------     -----------      ---------    --------   ----------     ------             -------
     Albert H. Pharis, Jr.             225,000      44.96%      $            $             2006
     Warren P. Williamson, III         100,000      19.98                                  2006
     Craig T. Sheetz                    53,600      10.71                                  2006
     Gregory T. Pauley                  46,800       9.35                                  2006
     All Others                         75,000      14.99                                  2006
                                        ------
     TOTAL OPTIONS                     500,400

- --------------------------------

(1) Options granted by Sygnet Communications, Inc. in fiscal 1995 will be terminated in conjunction with the Common Stock Offering. All options granted prior to the Common Stock Offering are not reflected in this table. No options were exercised in fiscal 1995.

(2) Options will be granted in conjunction with the Common Stock Offering pursuant to the Company's 1996 Stock Option Plan. All the options become exercisable on January 1, 1997.

(3) The Company will grant options representing Class A Common Stock to employees in fiscal 1996.

(4) The amounts shown under these columns are the result of calculations at 5% and 10% rates as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Class A Common Stock.

EMPLOYMENT AGREEMENTS

         The Company will enter into employment agreements with Messrs. Pharis and Williamson for an initial term of three years and with Messrs. Sheetz and Pauley for an initial term of two years. All agreements will have automatic one-year renewals after the initial terms expire. The executives will have initial annual base salaries of $240,000, $240,000, $135,000 and $120,000, respectively. Each agreement provides that if the executive officer is terminated without good cause, as defined therein, or resigns with good cause, as defined therein, the executive officer will be entitled to receive when due his or her base salary and benefits for the remaining term of the agreement.

         Each agreement will also provide that during the term of the agreement and for one year thereafter, the executive officer will not, in any state in which the Company does business or intends to do business, compete with the Company in any way in the wireless communication business as employee, officer, director, agent, representative, stockholder, partner, member, owner, or have any direct or indirect financial interest in any enterprise engaged in the wireless communications business. Provided, however, that ownership of less than 5% of the outstanding stock of any corporation listed on a national securities exchange and engaged in the wireless communications business is not deemed a violation of the non-competition provision.

                       PRINCIPAL AND SELLING STOCKHOLDERS


         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30, 1996, and as adjusted to reflect the sale of Class A Common Stock in the Common Stock Offering, by (i) each director of the Company, (ii) each named executive officer of the Company, (iii) all officers and directors as a group, (iv) each Selling Stockholder and (v) each person known to the Company to beneficially own 5% or more of any class of the Company's securities. Prior to the Offerings, there were no shares of Class A Common Stock outstanding and thus information relating to the number and percentage shares beneficially owned prior to the Offerings is based on shares of Class B Common Stock only. Shares of Class B Common Stock sold by the Selling Stockholders will convert to Class A Common Stock upon sale in the Common Stock Offering. The holders of Class B Common Stock before the Offerings will hold only Class B Common Stock immediately following the Offerings. Information relating to the percentage of shares and percentage of voting power following the Common Stock Offering is based upon shares of Class A Common Stock and Class B Common Stock. See "Description of Capital Stock."




                                                                                                       % COMBINED    %  COMBINED
                                 NUMBER OF SHARES        % SHARES                   NUMBER OF SHARES     SHARES      VOTING POWER
                                    BENEFICIALLY       BENEFICIALLY    NUMBER OF      BENEFICIALLY    BENEFICIALLY   BENEFICIALLY
                                    OWNED PRIOR        OWNED PRIOR      SHARES        OWNED AFTER      OWNED AFTER    OWNED AFTER
    NAME OF BENEFICIAL OWNER    TO THE OFFERINGS(1)  TO THE OFFERINGS  OFFERED(2)    THE OFFERINGS   THE OFFERINGS  THE OFFERINGS(3)
    ------------------------    ----------------     ----------------  -------       -------------   -------------  -------------
  Directors and Named
    Executive Officers
  ---------------------

  J.D. Williamson, II                  1,867,150             30.26    600,000           1,267,150         13.82             21.86
  Warren P. Williamson, III(4)         1,487,215             24.10    100,000           1,387,215         15.13             23.94
  Lowry A. Stewart(5)                    337,720              5.47                        337,720          3.68              5.83
  Raymond Tittle, Jr.                    329,835              5.35     29,835             300,000          3.27              5.18
  Albert H. Pharis                        40,275              0.65                         40,275          0.44              0.69

  All directors and
    officers as
    a group (7 persons)(6)             4,062,195             65.80    729,835           3,332,360         36.34             57.50


  Others                                   --                   --     20,165                  --            --                --



  Other 5% Owners
  ---------------

  Mahoning National Bank of              652,135             10.57                        652,135          7.11             11.25
    Youngstown(7)
  P.O. Box 479
  Trust Department
  Youngstown, OH  44501

  Martha J. Stewart(8)                   408,400              6.62                        408,400          4.45              7.05
  15 Mill Trace Road
  Youngstown, Ohio  44511

- --------------------------------

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. The Company's total issued and outstanding stock immediately prior to the Offerings is 6,170,630 shares of which all are Class B Common Stock.

(2) Class B Common Stock is automatically converted to Class A Common Stock when sold in the Common Stock Offering.

(3) Class A Common Stock confers one vote per share and Class B Common Stock confers ten votes per share.

(4) Includes 10,410 shares of Class B Common Stock with respect to which Warren P. Williamson, III shares voting and investment power with his spouse, Carol Williamson.

(5) Includes 5,845 shares of Class B Common Stock held by Lowry A. Stewart as custodian for his daughter Kathryn A. Stewart.

(6)      May include stock jointly or separately owned with or by a spouse.

(7) Represents Class B Common Stock beneficially owned by Mahoning National Bank of Youngstown as co-trustee under certain Williamson family trusts.

(8) Includes 13,430 of Class B Common Stock held by Martha J. Stewart as successor trustee for her niece Kathryn A. Stewart. Also includes 13,430 shares of Class B Common Stock held by Martha J. Stewart as successor trustee for her niece Cristina Marie Sparks-Stewart. Also includes 12,850 shares of Class B Common Stock held by Martha J. Stewart as successor trustee for her nephew David E. Stewart.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On January 5, 1995, the Company repurchased 8,024 shares of common stock for $1.7 million in cash from W.P. Williamson, Jr. in a redemption transaction. W.P. Williamson, Jr. was the father of Warren P. Williamson, III and Joseph D. Williamson, II.

         On December 29, 1994, the Company loaned $249,952 to Albert H. Pharis, Jr., the President, Chief Executive Officer and Director of the Company, to permit Mr. Pharis to purchase stock of the Company. The interest rate on the loan is 8.23% per year and the loan is to be repaid over seven years.

         The Company provided cellular telephone service during 1995 for $69,845 to WKBN Broadcasting Corporation, a company owned by the Williamson family. Warren P. Williamson, III, a Director and Chairman of the Company, provided consulting services to WKBN Broadcasting Corporation and was paid $66,896 in 1995 for such services. In 1995, Wilcom Cellular and Youngstown Cellular Telephone Company purchased advertising services and facilities from WKBN Broadcasting Corporation for $218,404. Warren P. Williamson, III is the Vice Chairman of WKBN Broadcasting Corporation. Joseph D. Williamson, II, a Director of the Company, is the President of WKBN Broadcasting Corporation. Lowry A. Stewart, a Director of the Company, is the Treasurer and a Director of WKBN Broadcasting Corporation.

                      DESCRIPTION OF BANK CREDIT FACILITY

         The Bank Credit Facility, entered into as of     , 1996, is a senior
secured reducing revolver that provides the Subsidiary the ability to borrow up to $300.0 million from time to time. Interest under the Bank Credit Facility accrues at a variable rate using (at the Subsidiary's election) either a prime rate or a rate based upon the London Interbank Offered Rate ("LIBOR"), plus in each instance a margin. The margin ranges from 0.25% to 1.75% for the prime rate and from 1.25% to 2.75% for the LIBOR depending upon the ratio of consolidated total indebtedness for the Company (including the Notes) to annualized operating cash flow for the Subsidiary (with the ratios used ranging from 4-to-1 to 10-to-1, respectively).

         Until     , 1999, the Subsidiary is only required to make quarterly
payments of interest; on and after that date, the Subsidiary must also make quarterly payments of principal ranging from 2% up to 7% of the amount of the initial outstanding balance under the Bank Credit Facility. In addition, on an annual basis beginning March 31, 2000, the Subsidiary must also make payments of principal equal to 50% of excess cash flow for the immediately preceding fiscal year. Each such quarterly and annual payment of principal permanently reduces the amount of credit available for borrowing under the Bank Credit
Facility, and the final maturity date of the credit is     , 2005.

         The Bank Credit Facility is secured by all of the assets of the Subsidiary, as well as by a pledge of the Company's stock ownership interest of the Subsidiary.

         The Bank Credit Facility contains certain restrictive covenants, including, without limitation, restrictions on the ability of the Subsidiary
(a) to declare and pay dividends to the Company (for servicing the Notes and otherwise), (b) to incur additional indebtedness, (c) to make loans and advances, (d) to engage in transactions with the Company, (e) to transfer and sell assets and (f) to acquire and purchase assets. The definitive credit agreement prohibits certain changes of control of both the Company and the Subsidiary. An Event of Default under and as defined in the Indenture (as defined) will also constitute one of the events of default under the Bank Credit Facility.

         The Bank Credit Facility permits the Subsidiary to declare and pay dividends or distributions to the Company if such dividends are used to service the semi-annual interest payments due on the Notes, and at the time of such dividend and on a pro forma basis after giving effect to such dividend the Subsidiary is in compliance with all material covenants under the Bank Credit Facility and no event of default exists under the Bank Credit Facility. If there is an Event of Default other than a payment default, the Lenders may suspend dividends for a period not to exceed 180 days.

         Various financial covenants must be satisfied by the Subsidiary, including, without limitation, (a) a ratio of senior indebtedness to annualized operating cash flow, (b) a ratio of consolidated total indebtedness for the Company (including the Notes) to annualized operating cash flow for the Subsidiary, (c) a ratio of annualized operating cash flow to fixed charges, (d) a ratio of annualized operating cash flow to interest expense and (e) a ratio of annualized operating cash flow to pro forma debt service.

                              DESCRIPTION OF NOTES


GENERAL

         The Notes will be issued under the Indenture, dated as of , 1996 (the "Indenture"), by and between the Company and Fleet National Bank, as trustee (the "Trustee"), which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of those documents. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. When used in this section, the term "Company" means Sygnet Wireless, Inc. and not Sygnet Communications, Inc. or any other subsidiary. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

RANKING

         The Notes will be general unsecured obligations of the Company ranking pari passu with all future Indebtedness of the Company, if any, that is not subordinated to the Notes and senior to all future Indebtedness of the Company, if any, that is subordinated to the Notes. The Notes will not be guaranteed by the Subsidiary or any future Subsidiaries.

         The Company has no assets other than the stock of its only Subsidiary, Sygnet Communications, Inc., and has no direct operations of any kind.

STRUCTURAL SUBORDINATION

         The Company's operations are conducted entirely through its only Subsidiary, Sygnet Communications, Inc. As a holding company, the Company has no independent operations and, therefore, is dependent on dividends and distributions from its Subsidiary to meet its own obligations, including the obligations under the Notes. Because the Subsidiary will not guarantee the payment of principal of or interest on the Notes, holders of Notes will have no claim with respect to the assets of the Subsidiary. As a result, the claims of holders of Notes will be effectively subordinated to the claims of creditors of the Subsidiary, including the lenders under the Bank Credit Facility. As of June 30, 1996, after giving effect to the Horizon Acquisition and the Related Financings, the Subsidiary would have had approximately $195.9 million in total outstanding liabilities that would be structurally senior to the Notes, including $187.5 of Indebtedness under the Bank Credit Facility and $7.5 million of trade payables and other obligations. In addition, the Company's ability to receive distributions and dividends from its Subsidiary will be limited by the provisions of the Bank Credit Facility. See "Description of Bank Credit Facility."

PRINCIPAL, MATURITY AND INTEREST

         The Notes will be unsecured, general obligations of the Company, limited in aggregate principal amount to $110,000,000. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

         The Notes will mature on              , 2006.  Interest on the Notes
will accrue at the rate of     % per annum and will be payable semi-annually in
arrears on              and             , commencing on               , 1997,
to Holders of record on the immediately preceding               and
 . Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

         The Indenture does not contain provisions which would afford Holders of the Notes protection in the event of a decline in the Company's credit quality resulting from highly leveraged or other similar transaction involving the Company.

         Principal of, premium, if any, and interest on the Notes will be payable, and, subject to the following provisions, the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan of the City of New York. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at 777 Main Street, Hartford, Connecticut 06115.

OPTIONAL REDEMPTION

         The Notes will not be redeemable at the Company's option prior to , 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:


Year


                                                                       Percentage
                                                                       ----------
 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              %
 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              %
 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              %
 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              %
 2005 and thereafter . . . . . . . . . . . . . . . . . . . . . .           100%


         Notwithstanding the foregoing, during the first 36 months after the date of the original issuance of Notes, the Company may redeem up to an aggregate of $38.5 million in principal amount of Notes at a redemption price
of     % of the principal amount thereof, in each case plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of an offering (other than the Common Stock Offering) of Qualified Capital Stock of the Company; provided that at least $71.5 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 30 days of the date of the closing of such offering.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

CERTAIN COVENANTS

         Change of Control

         The Indenture will provide that upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

         Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or other restructuring.

         The Bank Credit Facility provides that certain change of control events with respect to the Company and the Subsidiary would constitute a default thereunder. Any future credit agreements or other agreements relating to which the Company or the Subsidiary becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes or the Subsidiary is prohibited from making a distribution or paying a dividend to the Company to permit such purchase, the Company could seek the consent of its lenders or the Subsidiary could obtain the consent of its lenders to such purchase of Notes or to such distribution or dividend, respectively, or either company could attempt to refinance the borrowings that contain such prohibition. If the Company or the Subsidiary do not obtain such consents or repay such borrowings, the Company will not be able to purchase the Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

   Limitation on Incurrence of Additional Indebtedness

         The Indenture will provide that after the Issue Date the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, create, incur, assume, guarantee or otherwise directly or indirectly become liable for (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually or collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness.

         Notwithstanding the foregoing, if there exists no Default or Event of Default immediately prior and subsequent thereto, the Company may incur Indebtedness if, after giving effect thereto, the Company's Annualized Operating Cash Flow Ratio on a pro forma basis calculated on the assumption that such Indebtedness had been incurred on the first day of the applicable Reference Period, would have been less than the ratios set forth below for the calendar year periods indicated:

                 FOR THE PERIOD                             RATIO
                 --------------                             -----
                 1996-1998                                  8.0x
                 1999 and after                             7.0x

         In addition, if there exists no Default or Event of Default immediately prior and subsequent thereto, the foregoing limitations will not apply to the Incurrence of (i) Indebtedness incurred under the Bank Credit Facility in an aggregate amount not to exceed $300.0 million in aggregate principal amount at any time, (ii) Indebtedness by the Company or any of its Restricted Subsidiaries constituting Existing Indebtedness, reduced by permanent repayments of and reductions thereof (and in commitments with respect thereto) in satisfaction of the Net Cash Proceeds application requirement set forth in the covenant described in "--Limitation on Asset Sales and Sales of Subsidiary Stock" and by repayments and permanent reductions in amounts outstanding pursuant to scheduled amortizations and mandatory prepayments in accordance with the terms thereof, (iii) Indebtedness by the Company evidenced by the Notes, (iv) Permitted Acquisition Indebtedness, (v) Indebtedness between the Company and any Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company, provided that, in the case of Indebtedness incurred by the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Notes, (vi) Capitalized Lease Obligations and Purchase Money Indebtedness in an aggregate amount or aggregate principal amount, as the case may be, outstanding at any time not to exceed in the aggregate $15.0 million, and (vii) Refinancing Indebtedness Incurred to extend, renew, replace or refund Indebtedness permitted under clauses (ii) (as so reduced in amount) and (iii) of this paragraph.

         Indebtedness of any Person that is not a Restricted Subsidiary of the Company (or that is a Non-Recourse Restricted Subsidiary designated to be a Restricted Subsidiary, but no longer a Non-Recourse Restricted Subsidiary), which Indebtedness is outstanding at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred, as the case may be, at the time such Person becomes such a Restricted Subsidiary of the Company, or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company.


   Limitation on Restricted Payments

         The Indenture will provide that after the Issue Date the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, immediately prior or after giving effect thereto on a pro forma basis, (a) a Default or an Event of Default would occur or be continuing, (b) the Company's Annualized Operating Cash Flow Ratio for the Reference Period would have exceeded 6 to 1, or (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the Issue Date to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the

"Computation Period") from (y) Operating Cash Flow of the Company for the Computation Period, plus (ii) the aggregate Net Proceeds received by the Company from the sale (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment.

         Notwithstanding the foregoing, the provisions set forth in clause (b) or (c) of the immediately preceding paragraph will not prohibit (i) the use of an aggregate of $10.0 million to be used solely for Investments in Unrestricted Subsidiaries or Non-Recourse Restricted Subsidiaries, (ii) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions or (iii) the redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company.

   Limitation on Restricting Subsidiary Dividends

         The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay or satisfy any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under (i) the Indenture and the Notes or Refinancing Indebtedness incurred to refinance the Notes; provided, that such encumbrances and restrictions are no more restrictive than those contained in the Indenture as in effect on the Issue Date, (ii) the Bank Credit Facility as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Bank Credit Facility as in effect on the Issue Date,
(iii) any agreement of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any person or property, other than the Person or any property of the Person so acquired. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into the ordinary course of business, consistent with past practices shall not in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

   Limitation on Transactions with Related Persons

         The Indenture will provide that, after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries or Unrestricted Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Related Person (each a "Related Person Transaction"), or any series of Related Person Transactions, except for transactions made in good faith, the terms of which are (i) fair and reasonable to the Company or such Subsidiary, as the case may be, and (ii) are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons.

         Without limiting the foregoing, (a) any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $1.0 million must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a Board Resolution, and (b) with respect to any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $5.0 million, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

         Notwithstanding the foregoing, any contract, agreement, arrangement or transaction solely between or among the Company and any of its Wholly Owned Restricted Subsidiaries or between or among Wholly Owned Restricted Subsidiaries of the Company is not a Related Person Transaction.

   Limitation on Asset Sales and Sales of Subsidiary Stock

         The Indenture will provide that after the Issue Date the Company will not, and will not permit any of its Restricted Subsidiaries to, in one transaction or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired (an "Asset Sale") unless (a) such Asset Sale is for fair market value as determined by the Board of Directors of the Company acting reasonably and in good faith, (b) at least 80% of the value of the consideration for such Asset Sale consists of (i) cash, (ii) the assumption by the transferee of pari passu Indebtedness or (iii) notes, obligations or other marketable securities (collectively "Marketable Securities") that are immediately converted into cash and (c) the Net Cash Proceeds therefrom are applied on or prior to 360 days after the date of such Asset Sale (i) to the permanent repayment of Indebtedness under the Bank Credit Facility (which payment reduces the commitment thereunder) or (ii) to the repurchase of the Notes pursuant to an offer to purchase (an "Asset Sale Offer") described below or (iii) to an investment in a Related Business.

         Notwithstanding the foregoing provisions of the prior paragraph:

                 (i) any Restricted Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Restricted Subsidiary of the Company;

                 (ii) the Company and its Restricted Subsidiaries may, in the ordinary course of business, (A) convey, sell, lease, transfer, assign or otherwise dispose of assets in the ordinary course of business and (B) exchange assets for assets in Related Businesses;

                 (iii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant described in "-- Limitation on Mergers, Sales or Consolidations";

                 (iv) the Company and its Restricted Subsidiaries may (a) sell damaged, worn out or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of the Company or any of its Restricted Subsidiaries, or (b) abandon such property if it cannot, through reasonable efforts, be sold; and

                 (v) the Company may transfer the assets that it acquires in the Horizon Acquisition to the Subsidiary after the Issue Date.

         The Indenture will provide that an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds not applied to the uses set forth in subsections (c)(i) or (c)(iii) in the first paragraph exceeds $5.0 million. An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of





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
business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depository or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

   Limitations on Liens

         The Indenture will provide that the Company will not and will not permit any Restricted Subsidiary, directly or indirectly, to Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired.

   Limitation on Merger, Sale or Consolidation

         The Indenture will provide that the Company will not consolidate with or merge with or into another Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless: (i) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annualized Operating Cash Flow Ratio provision set forth in the second paragraph of the covenant described in "--Limitation on Incurrence of Additional Indebtedness;" (ii) immediately thereafter, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing; (iii) either (a) the Company is the surviving entity or (b) the resulting, surviving or transferee entity (if other than the Company) is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture, including the punctual payment of the principal of, and premium, if any, and interest on the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate confirming compliance with the requirements of this covenant.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company.

REPORTS

         The Indenture will provide that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the Securities and Exchange Commission (the "Commission"), annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements





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
of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

EVENTS OF DEFAULT AND REMEDIES

         The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Limitation on Restricted Payments" or "--Limitation on Incurrence of Additional Indebtedness"; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default")
provided such Event of Default shall not occur until      days after such
Payment Default, or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to
, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on
redemption of the Notes prior to     , 2001, then the premium specified in the
Indenture for optional redemptions shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.





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
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:
(i) the Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENTS AND SUPPLEMENTS

         Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the optional redemption of the Notes; (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Change of Control;" or "--Asset Sales"); or (viii) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

         The Indenture will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company or any successor entity shall have any personal liability in respect of the obligations of the Company under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain defined terms to be contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms and herein for which no definition is provided.

         "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

         "Annualized Operating Cash Flow" on any date, means with respect to any Person the Operating Cash Flow for the Reference Period multiplied by four.

         "Annualized Operating Cash Flow Ratio" on any date (the "Transaction Date") means, with respect to any Person and it Subsidiaries, the ratio of (i) consolidated Indebtedness of such Person and its Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of such Indebtedness) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all dispositions of businesses made by such Person and its Subsidiaries from the beginning of the Reference Period through the Transaction Date as





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
if such disposition has occurred at the beginning of such Reference Period); provided, that for purposes of such computation, in calculating Annualized Operating Cash Flow and consolidated Indebtedness: (a) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; and (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

         "Bank Credit Facility" means, so long as there is Indebtedness under, or the borrower has the ability to borrow thereunder, the Credit Agreement
dated as of              , 1996, among Sygnet Communications, Inc., as the
borrower, the financial institutions which are parties thereto as lenders, PNC Bank, National Association and The Toronto-Dominion Bank as managing agents and syndication agents, The Toronto-Dominion Bank as the administrative agent, and PNC Bank, National Association, as the documentation agent and the collateral agent, or any other credit facility or loan agreement designated by the Company to be the "Bank Credit Facility," as such Credit Agreement or other credit facility or loan agreement may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced from time to time. There can be only one such credit facility or loan agreement designated to be the "Bank Credit Facility" at any one time.

         "Business Day" means any day other than a Legal Holiday.

         "Capitalized Lease Obligations" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

         "Cash Equivalents" means (i) Securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

         "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee, (ii) any "person" or "group"





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(as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange
Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Common Stock Offering" means the offering of 3,750,000 shares of
Class A Common Stock pursuant to Registration Statement No.             .

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable by such Person or any of its consolidated Subsidiaries in respect of Preferred Stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

         "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its consolidated Subsidiaries for such period, determined (on a consolidated basis) in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss), and without duplication (i) all extraordinary gains and losses and gains and losses that are nonrecurring (including as a result of Asset Sales outside the ordinary course of business), (ii) the net income, if positive, of any Person, that is not a Subsidiary in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person that both (x) are actually paid in cash to such Person or a Subsidiary of such Person during such period and (y) when taken together will all other dividends and distributions paid during such period in cash to such Person or a Subsidiary of such Person, are not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period, (iii), except as provided in the definition of "Annualized Operating Cash Flow Ratio," the net income (or loss) of any Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

         "Default" means any event or condition that is, or after notice or passage of time or both would be, an "Event of Default."

         "Disqualified Capital Stock" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes; provided that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be redeemed or repurchased solely in consideration of Qualified Capital Stock of the Company.

         "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the Capital Stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Capital Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

         "Excluded Person" means the members of the Williamson family who owned Capital Stock of the Company on the Issue Date and any wholly owned Affiliate of any of the foregoing that is wholly owned by one of the foregoing.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence and outstanding on the Issue Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

         "Holder" means a Person in whose name a Note is registered. The Holder of a Note will be treated as the owner of such Note for all purposes.

         "Horizon Acquisition" means the acquisition of assets made pursuant to the Asset Acquisition Agreement, dated July 11, 1996, among the Company, Horizon Cellular Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P., and Horizon Cellular Telephone Company of Indiana, L.P.

         "Indebtedness" of any Person means, without duplication: (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date or to financial institutions, which obligations are not being contested in good faith and for which appropriate reserves have been established) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (d) all Disqualified Capital Stock of such Person and all Preferred Stock of such Person's Subsidiaries; and (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), or (d) or this clause (e), whether or not between or among the same parties; provided that the outstanding principal amount at any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date.





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
         "Interest Swap and Hedging Obligations" means any obligations of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

         "Investment" by any Person in any other Person means (without duplication): (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of the covenant described in "--Limitation on Restricted Payments," (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the fair market value of such Investment plus the fair market value of all additional Investments by the Company or any of its Restricted Subsidiaries at the time any such Investment is made; provided that, for purposes of this sentence, the fair market value of net assets in
excess of $     shall be as determined by an independent appraiser of national reputation.

         "Issue Date" means the time and date of the first issuance of the Notes under the Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Maturity Date" means, when used with respect to any Note, the date specified on such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

         "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (a) any note or installment receivable at any time, or (b) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and
(ii) the aggregate amount of cash so received which is used to retire any existing Indebtedness of its Restricted Subsidiaries, as the case may be, which is





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
required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be.

         "Net Pops" of any Person with respect to any System means the Pops of the MSA or RSA served by such System multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission to construct or operate a system in that MSA or RSA.

         "Net Proceeds" means the aggregate net proceeds (including the fair market value of non-cash proceeds constituting equipment or other assets of a type generally used in a Related Business in an amount reasonably determined by
the Board of Directors of the Company for amounts under $          and by a
financial advisor or appraiser of national reputation for equal or greater amounts) received by a Person from the sale of Qualified Capital Stock (other than to a Subsidiary of such Person) after payment of out-of-pocket expenses, commissions and discounts incurred in connection therewith.

         "Obligation" means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Federal bankruptcy law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Operating Cash Flow" for any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its consolidated Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, less (c) the sum, without duplication (and only to the extent such amounts are included in such Consolidated Net Income) of (i) all extraordinary gains of such Person and its consolidated Subsidiaries during such period and (ii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

         "Permitted Acquisition Indebtedness" means, with respect to any Person, Indebtedness Incurred in connection with the acquisition of property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type generally used in a Related Business; provided that, in the case of the Company or its Restricted Subsidiaries, as applicable, (x)(i) the Company's Annualized Operating Cash Flow Ratio, after giving effect to such acquisition and such Incurrence on a pro forma basis, is no greater than such ratio prior to giving pro forma effect to such acquisition and such Incurrence, (ii) the Company's consolidated Indebtedness under the Bank Credit Facility, divided by the Net Pops of the Company and its Restricted Subsidiaries, in each case giving pro forma effect to the acquisition and such Incurrence, does not exceed $60, (iii) the Company's consolidated Indebtedness divided by the Net Pops of the Company and its Restricted Subsidiaries does not increase as a result of the acquisition and such Incurrence and (iv) after giving effect to such acquisition and such Incurrence the acquired property, businesses or assets or such Capital Stock is owned directly by the Company or a Wholly Owned Restricted Subsidiary of the Company or (y)(i) under the terms of such Indebtedness and pursuant to applicable law, no recourse could be had for the payment of principal, interest or premium with respect to such Indebtedness or for any claim based thereon against the Company or any Person that constituted a Restricted Subsidiary immediately prior to the consummation of such acquisition or any of their property or assets, (ii) the obligor of such Indebtedness shall have, immediately after giving effect to such acquisition and such Incurrence on a pro forma basis, a ratio of Annualized Operating Cash Flow as of the date of the acquisition to the product of Consolidated Interest Expense for the Reference Period multiplied by four (but excluding from Consolidated Interest Expense all amounts that are not required to be paid in cash on a current basis) of at least 1 to 1 and (iii)





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
immediately subsequent to the Incurrence of such Indebtedness, the obligor thereof shall be a Restricted Subsidiary and shall have been designated by the Company (as evidenced by an Officers' Certificate delivered promptly to the Trustee) to be a "Non-Recourse Restricted Subsidiary."

         "Permitted Investment" means:  (i) Investments in Cash Equivalents;
(ii) Investments in the Company or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary); (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (B) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary) or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary); (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale (other than those of a Non-Recourse Restricted Subsidiary) and any investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Related Business, that complies with the "Limitation on Asset Sales and Sales of Subsidiary Stock" covenant; (vi) any Investment pursuant to the terms of the agreements described in or referred to under the caption "Certain Relationships and Related Transactions," as such agreements were in effect on the Issue Date;
(vii) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or a Restricted Subsidiary; and
(viii) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses.

         "Permitted Liens" means: (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, and (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation; (h) Liens in favor of the Trustee arising under the Indenture; (i) Liens securing Permitted Acquisition Indebtedness, which either (A) were not incurred or issued in anticipation of such acquisition or (B) secure Permitted Acquisition Indebtedness meeting the requirements set forth in clause (y) of the definition thereof; (j) Liens securing Indebtedness under the Bank Credit Facility that was incurred in accordance with the covenant described in "--Limitation on Incurrence of Additional Indebtedness;" (k) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (l) Liens arising from Purchase Money Indebtedness permitted under the Indenture; (m) Liens securing Refinancing Indebtedness Incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness; and (n) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary.

         "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "Pops" means the estimate of the population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") as derived from the most recent Rand McNally Commercial Atlas and Marketing Guide or if such statistics are no longer printed in the Rand McNally Commercial Atlas and Marketing Guide or the Rand McNally Commercial Atlas and Marketing Guide is no longer published, such other nationally recognized source of such information.

         "Purchase Money Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries Incurred in connection with the purchase of property or assets for the business of the Company or its Restricted Subsidiaries, provided, that the recourse of the lenders with respect to such Indebtedness is limited solely to the property or assets so purchased without further recourse to either the Company or any of its Restricted Subsidiaries.

         "Qualified Capital Stock" means any Capital Stock of a Person that is not Disqualified Capital Stock.

         "Reference Period" with regard to any Person means the last full fiscal quarter of such Person for which financial information (which the Company shall use its best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

         "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference (or if such Indebtedness or Disqualified Capital Stock does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Indebtedness or Disqualified Capital Stock), not to exceed the sum of (x) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, (y) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness and (z) all other customary fees and expenses of the Company or such Restricted Subsidiary reasonably incurred in connection with such refinancing; provided, that (A) Refinancing Indebtedness issued by any Restricted Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary, (B) Refinancing Indebtedness shall (x) not have a Weighted Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and
(C) such Refinancing Indebtedness shall have no installments or principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal (or redemption payment) of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity of the Notes.

         "Related Business" means any business directly related to the ownership, development, operation, and acquisition of wireless cellular communications systems.

         "Related Person" means, with respect to any Person, (i) any Affiliate of such Person or any spouse, immediate family member, or other relative who has the same principal residence of any Affiliate of such Person and (ii) any trust in which any Person described in clause (i) above, has a beneficial interest.

         "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock of such Person or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries, (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any Indebtedness of the Company by such Person or a Subsidiary of such Person that is subordinate in right of payment to, or ranks pari passu (other than the Notes) with, the Notes and (iv) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on shares of Capital Stock of the Company or any Restricted Subsidiary solely in shares of Qualified Capital Stock, (ii) any dividend, distribution or other payment to the Company, or any dividend to any of its Restricted Subsidiaries, by any of its Subsidiaries, or (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of Indebtedness of such person payable solely in shares of Qualified Capital Stock of such Person.

         "Restricted Subsidiary" means (i) Sygnet Communications, Inc. and (ii) any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and after giving effect to such designation, there would exist no Default or Event of Default and the Company could incur at least $1.00 of Indebtedness pursuant to the Annualized Operating Cash Flow Ratio test of in the covenant described in "--Limitation of Incurrence of Additional Indebtedness," on a pro forma basis taking into account such designation.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means the date fixed for the payment of any principal or premium pursuant to the Indenture and the Notes, including the Maturity Date, upon redemption, acceleration, Asset Sale Offer, Change of Control Offer or otherwise.

         "Subsidiary" with respect to any Person, means (i) a corporation at least fifty percent of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has
(x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

         "Unrestricted Subsidiary" shall mean any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below). The Board of Directors of the Company may designate any Subsidiary of the Company other than Sygnet Communications, Inc. (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property or asset of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, and (c) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any property or assets of the Company or any of its Restricted Subsidiaries (except that such Subsidiary and its Subsidiaries may guarantee the Notes); provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the covenant described in "--Limitation on Restricted Payments." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Voting Stock" means Capital Stock of the Company having generally the right to vote in the election of a majority of the directors of the Company or having generally the right to vote with respect to the organizational matters of the Company.

         "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of each such respective principal payment by (ii) the sum of all such principal payments.

         "Wholly Owned" means, with respect to a Subsidiary of the Company, (i) a Subsidiary that is a corporation, of which not less than 99% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns not less than 99% of the Capital Stock of such entity.

                          DESCRIPTION OF CAPITAL STOCK

         The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Ohio law and to the provisions of the Company's Amended Articles of Incorporation (the "Articles of Incorporation") and Code of Regulations, copies of which have been filed as exhibits to the Registration Statement on Form S-1 of which this Prospectus is a part (the "Registration Statement").

         The authorized capital stock of the Company consists of 60,000,000 shares of Class A Common Stock, $0.01 par value per share, 10,000,000 shares of Class B Common Stock, $0.01 par value per share and 10,000,000 shares of Voting Preferred Stock, $0.01 par value per share and 5,000,000 shares of Nonvoting Preferred Stock, $0.01 par value per share (the "Preferred Stock"). Upon consummation of the Common Stock Offering (assuming that the Underwriters' over-allotment options are not exercised), the Company estimates that there will be outstanding an aggregate of 3,750,000 shares of Class A Common Stock, 5,420,630 shares of Class B Common Stock and no shares of Preferred Stock. In addition, 500,400 shares of Class A Common Stock will be issuable upon exercise of outstanding options.

COMMON STOCK

         All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Common Stock Offering will be, validly issued, fully paid and nonassessable.

         The rights of holders of Class A and Class B Common Stock are identical except for voting and conversion rights. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for such purpose. The Board of Directors may not declare any cash dividends on shares of Class B Common Stock unless it also declares at the same time (and payable on the same date as the payment date for such dividends on Class B Common Stock) a cash dividend on shares of Class A Common Stock in an amount per share that is at least equal to the amount of dividends then being declared per share on the Class B Common Stock. Each share of Class A Common Stock and each share of Class B Common Stock shall be equal in respect of rights to dividends and distributions, when and as declared in the form of stock or other property of the Company. The Company does not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy."

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote (together with the holders of any outstanding shares of Preferred Stock entitled to vote with the Class A Common Stock and the Class B Common Stock) without regard to class and every holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held in his name and every holder of Class B Common Stock shall be entitled to 10 votes for each share of Class B Common Stock held in his name.

         In addition to any other votes as may be required by law, the approval of the holders of a majority of the Class A Common Stock, voting separately as a class, will be required to approve (i) the authorization of any new class of capital stock which is entitled to more than one vote per share, (ii) any increase in the votes per share of Class B Common Stock or the number of shares of Class A Common Stock into which the shares of Class B Common Stock are convertible, or (iii) any proposed amendment to the Articles of Incorporation that would adversely affect the dividends or other distributions with respect to shares of Class A Common Stock or the voting rights or other rights of the Class A Common Stock. Holders of Class A Common Stock will have no cumulative voting rights and no preemptive, subscription, sinking fund or conversion rights. Holders of Class B Common Stock will have no cumulative voting rights and no preemptive, subscription or sinking fund rights.

         Each share of Class B Common Stock is convertible at any time, at the option of its holder, into one share of Class A Common Stock. The Class B Common Stock will convert automatically into Class A Common Stock and thereby lose its special voting rights, if such Class B Common Stock is sold or otherwise transferred to any person or entity other than certain current Holders of the Class B Common Stock or their descendants or any trusts for their benefit. The Company has applied to include the Class A Common Stock on the Nasdaq National Market under the trading symbol _____.

PREFERRED STOCK

         The Articles of Incorporation authorize 10,000,000 shares of Voting Preferred Stock (with each share conferring one vote upon the holder thereof) and 5,000,000 shares of Nonvoting Preferred Stock and empowers the board of directors to issue, from time to time without further stockholder action, one or more series of Preferred Stock and to fix certain designated rights and preferences of the shares, including dividend rights, liquidation preferences, redemption rights and conversion privileges. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Preferred Stock issued with voting, conversion or redemption rights may adversely affect the voting power of the holders of Common Stock and could discourage any attempt to obtain control of the Company. As of the date of this Prospectus, the board of directors has not authorized any series of Preferred Stock, and there are presently no agreements or understandings for the issuance of any shares of Preferred Stock.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters") have agreed, severally, to purchase from the Company and the Company has agreed to sell to the Underwriters, all of the Notes offered hereby. The respective principal amounts of the Notes that each Underwriter has agreed to purchase is set forth opposite its name below:


         UNDERWRITER                                     PRINCIPAL AMOUNT OF NOTES
         Donaldson, Lufkin & Jenrette Securities Corporation  . . . . $
         Lehman Brothers Inc. . . . . . . . . . . . . . . . . . . . .
                                                                      ------------
         Toronto Dominion Securities (USA) Inc. . . . . . . . . . . .
                                                                      ------------

               Total  . . . . . . . . . . . . . . . . . . . . . . . . $110,000,000
                                                                      ============

         The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to certain conditions precedent. The Underwriting Agreement also provides that the Company will indemnify the Underwriters and their controlling persons against certain liabilities and expenses, including liabilities under the Securities Act. The nature of the Underwriters' obligations under the Underwriting Agreement is such that they are required to purchase all of the Notes if the Underwriters purchase any of the Notes.

         The Underwriters propose to offer the Notes directly to the public at the respective public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less a concession not in
excess of     % of the principal amount of the Notes.  The Underwriters may
allow and such dealers may reallow, a concession not in excess of     % of the
principal amount of the Notes. After the initial public offering of the Notes, the offering prices and other selling terms may be changed by the Underwriters. The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

         The Notes will not be listed on a national securities exchange or admitted to trading in the National Association of Securities Dealers Automated Quotation system. The Underwriters have advised the Company that they currently intend to make a market in the Notes, but are not obligated to do so and may discontinue any such market making at any time without notice. Accordingly, there can be no assurance that an active trading market will develop for, or as to the liquidity of, the Notes.

         Toronto Dominion Securities (USA), Inc. is an affiliate of Toronto Dominion Capital and Toronto Dominion Bank. The Toronto Dominion Bank is a lender under the proposed Bank Credit Facility. The lenders under the Bank Credit Facility will receive customary fees and other compensation.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


         The following summary describes certain United States federal income tax consequences of the ownership of Notes as of the date hereof. Except where noted, it deals only with Notes held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Notes as part of a hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof and such authorities may be repealed, revoked, or modified so as to result in federal income tax consequences different from those discussed below. The discussion below is also based on there not being original issue discount with respect to the original issuance of the Notes. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

PAYMENTS OF INTEREST

         Interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Note means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

MARKET DISCOUNT

         If a United States Holder purchases a Note for an amount that is less than its principal amount (generally other than at its original issue), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction incurred or continued to purchase or carry such Note.

         Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue the market discount on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method) in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

SALE, EXCHANGE AND RETIREMENT OF NOTES

         A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost thereof, increased by market discount previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest. Upon the sale, exchange or retirement of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Note. Except with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the Note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on Notes and to the proceeds of sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

                                LEGAL MATTERS

         The validity of the Notes will be passed upon for the Company by Bryan Cave, LLP, Washington D.C. Certain legal matters related to the Offerings will be passed upon for the Underwriters by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

         The combined financial statements of SYGNET Communications, Inc. and Wilcom Corporation as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The combined financial statements of Selected Systems of Horizon Cellular Telephone Company, L.P., representing certain majority-owned subsidiaries of Horizon Cellular Telephone Company, L.P., as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The statements of operations and changes in partners' capital and cash flows of Erie Cellular Telephone Company for the period from January 1, 1995 through September 29, 1995, appearing in this Prospectus and Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Erie Cellular Telephone Company as of December 31, 1994 and 1993 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The statements of operations, partners' capital (deficiency) and cash flows of DICOMM Cellular Limited Partnership for the year ended December 31, 1993, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                                 CERTAIN TERMS

         For regulatory purposes, the Federal Communications Commission ("FCC") has designated regions of the United States as either a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA"). Interests in cellular markets are commonly measured on the basis of the population of the MSA or RSA served, with each person in the market area referred to as a "Pop." The number of Pops (or "Net Pops") owned is not the same as the number of subscribers, or even potential subscribers. As used in this Prospectus, unless otherwise indicated, the term "Pops" means the estimate of the population of an MSA or RSA, as derived from the Rand McNally Commercial Atlas and Marketing Guide population estimates. The term "Net Pops" means the estimated population with respect to a given service area multiplied by the percentage interest that the Company owns in the entity licensed in such service area (except in the case of the PA-2 RSA which the Company does not own, but operates under an FCC grant of Interim Operating Authority). Because the Company owns 100% of the interest in each of its MSAs and RSAs, at this point in time, Net Pops equal Pops. The term "non-wireline" license refers to the license for any market that was initially awarded to a company, individual or group, not affiliated with any landline carrier providing service in the market. The term "wireline" license refers to the license for any market that was initially awarded to a company, individual or group, affiliated with a landline carrier providing service in the market. There is, however, no technical distinction between a wireline and a non-wireline license. The term "system" means an FCC-licensed cellular telephone system. The term "CTIA" means the Cellular Telecommunications Industry Association. The term "NACN" means the North American Cellular Network.

                         INDEX TO FINANCIAL STATEMENTS


SYGNET COMMUNICATIONS, INC.                                                                     PAGE #
                                                                                                ------
WILCOM CORPORATION
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-3
  Combined Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996  . . . . . . . .     F-4
  Combined Statements of Income for the years ended December 31, 1993, 1994 and
    1995 and for the six months ended June 30, 1995 and 1996  . . . . . . . . . . . . . . . .     F-6
  Combined Statements of Shareholders' Equity for the years ended December 31,
    1993, 1994 and 1995 and the six months ended June 30, 1996  . . . . . . . . . . . . . . .     F-7
  Combined Statements of Cash Flows for the years ended December 31, 1993, 1994,
    and 1995 and for the six months ended June 30, 1995 and 1996  . . . . . . . . . . . . . .     F-8
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-9
SELECTED SYSTEMS OF HORIZON CELLULAR TELEPHONE COMPANY, L.P.
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-22
  Combined Balance Sheets as of December 31, 1994 and 1995  . . . . . . . . . . . . . . . . .    F-23
  Combined Statements of Operations for the years ended
    December 31, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-24
  Combined Statements of Partners' Equity for the years ended
    December 31, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-25
  Combined Statements of Cash Flows for the years ended
    December 31, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-26
  Notes to Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .    F-27
  Combined Balance Sheets as of June 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . .    F-36
  Combined Statements of Operations for the six months ended
    June 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-37
  Combined Statements of Cash Flows for the six months ended
    June 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-38
  Notes to the Combined Financial Statements for the Six Months Ended June 30, 1996 . . . . .    F-39
ERIE CELLULAR TELEPHONE COMPANY
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-43
  Statement of Operations and Changes in Partners' Capital
    for the period January 1, 1995 to September 39, 1995  . . . . . . . . . . . . . . . . . .    F-44
  Statement of Cash Flows for the period January 1, 1995 to September 29, 1995  . . . . . . .    F-45
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-46
ERIE CELLULAR TELEPHONE COMPANY
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-50
  Balance Sheets as of December 31, 1993 and 1994 . . . . . . . . . . . . . . . . . . . . . .    F-51
  Statements of Operations and Changes in Partners' Capital
    for the years ended December 31, 1993 and 1994  . . . . . . . . . . . . . . . . . . . . .    F-52
  Statements of Cash Flows for the years ended December 31, 1993 and 1994   . . . . . . . . .    F-53
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-54

DICOMM CELLULAR LIMITED PARTNERSHIP
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-59
  Statement of Operations for the year ended December 31, 1993  . . . . . . . . . . . . . . . . . . . .  F-60
  Statement of Partners' Capital (Deficiency) for the year ended December 31, 1993  . . . . . . . . . .  F-61
  Statement of Cash Flows for the year ended December 31, 1993  . . . . . . . . . . . . . . . . . . . .  F-62
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-63

                         Report of Independent Auditors


The Board of Directors
SYGNET Communications, Inc.
Wilcom Corporation


We have audited the accompanying combined balance sheets of SYGNET Communications, Inc. and Wilcom Corporation as of December 31, 1994 and 1995, and the related combined statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of SYGNET Communications, Inc. and Wilcom Corporation at December 31, 1994 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP

Cleveland, Ohio
August 8, 1996, except as to Note 12, as to which the date is _____________, 1996

The foregoing report is in the form that will be signed upon the completion of the corporate restructuring described in Note 12 to the financial statements.


                                       /s/ ERNST & YOUNG LLP

Cleveland, Ohio
August 8, 1996

                          SYGNET Communications, Inc.
                             and Wilcom Corporation
                            Combined Balance Sheets

                                                                                                               PRO FORMA
                                                                DECEMBER 31                   JUNE 30           JUNE 30
                                                           1994              1995              1996               1996
                                                      ---------------------------------------------------------------------
 ASSETS                                                                                     (Unaudited)       (Unaudited)
                                                                                                               (Note 12)
 Current assets:
    Cash and cash equivalents                           $    436,790      $    448,292       $  1,661,363
    Accounts receivable, less allowance for
       doubtful accounts of $163,400 at
       December 31, 1994, $402,800 at December 31,
       1995, and $389,100 at June 30, 1996                 2,076,231         5,654,208          4,755,063
    Inventory                                                727,920         1,096,961            737,905
    Prepaid expenses and deferred income taxes               271,673           263,722            235,732        549,732
                                                      ---------------------------------------------------------------------
 Total current assets                                      3,512,614         7,463,183          7,390,063

 Other assets:
    Intangible assets - net                                9,690,422        49,456,397         48,823,747
    Deferred financing costs - net                           130,737         1,649,997          1,536,842
                                                      ---------------------------------------------------------------------
 Total other assets                                        9,821,159        51,106,394         50,360,589

 Property and equipment - net                             14,084,371        21,048,896         22,429,951






                                                      ---------------------------------------------------------------------
Total assets                                             $27,418,144       $79,618,473        $80,180,603
                                                      =====================================================================

                                                                                                              PRO FORMA
                                                                     DECEMBER 31              JUNE 30          JUNE 30
                                                                1994            1995            1996             1996
                                                          ----------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY                                                         (Unaudited)      (Unaudited)
                                                                                                               (Note 12)
Current liabilities:
   Accounts payable                                        $  1,618,507     $   998,368     $   912,948
   Amount payable - Erie acquisition                                  -       1,920,190               -
   Deferred revenue                                             449,045         742,811         821,695
   Utility property tax payable                                 409,000         135,000         189,797
   Accrued expenses and other liabilities                       921,132       1,786,965       1,981,834
   Dividends payable                                            445,461               -               -
                                                          ----------------------------------------------------------------
Total current liabilities                                     3,843,145       5,583,334       3,906,274

Long-term liabilities:
   Deferred liability - utility property tax                    542,450         248,876         289,212
   Deferred income taxes                                              -               -               -         557,000
   Long-term debt                                            18,263,812      69,500,000      70,500,000
                                                          ----------------------------------------------------------------
Total long-term liabilities                                  18,806,262      69,748,876      70,789,212

Shareholders' equity:
   Wilcom Corporation:
      Common shares, no par, Type A, voting, stated
         value $25; 1,000 shares authorized, 500 shares
         issued and outstanding                                  12,500          12,500          12,500               -
      Common shares, no par, Type B, non-voting,
         stated value $25; 5,000 shares authorized, 2,500
         shares issued and outstanding                           62,500          62,500          62,500               -
   SYGNET Communications, Inc.:
      Common shares, no par, Type A, voting, stated
         value $1; 250,000 shares authorized, 209,362
         shares issued and outstanding                          209,362         209,362         209,362               -
      Common shares, no par, Type B, non-voting,
         stated value $1; 1,250,000 shares authorized,
         1,046,801 shares issued and outstanding              1,046,801       1,046,801       1,046,801               -
   Sygnet Wireless, Inc.:
      Common shares, $.01 par, Class B, voting;
         10,000,000 shares authorized, 6,170,630 pro
         forma shares issued and outstanding                                                                     61,706
      Additional paid-in capital                              4,170,368       4,170,368       4,170,368       5,538,533
      Retained earnings (deficit)                              (482,842)        753,675       1,952,529        (108,170)
      Note receivable from officer/shareholder                 (249,952)       (249,952)       (249,952)       (249,952)
      Treasury stock, at cost                                         -      (1,718,991)     (1,718,991)              -
                                                          ----------------------------------------------------------------
Total shareholders' equity                                    4,768,737       4,286,263       5,485,117       5,242,117
                                                          ----------------------------------------------------------------
Total liabilities and shareholders' equity                  $27,418,144     $79,618,473     $80,180,603
                                                          ================================================================

See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                         Combined Statements of Income


                                                                                                       FOR THE SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31                       JUNE 30
                                                           1993             1994          1995           1995            1996
                                                       --------------------------------------------------------------------------
                                                                                                              (Unaudited)
REVENUE
   Subscriber revenue                                   $ 8,946,048    $11,378,204    $17,433,918     $ 7,370,302    $13,055,031
   Roamer revenue                                         3,107,035      4,144,532      4,175,809       1,904,409      2,759,586
   Equipment sales                                        1,098,271      1,172,126      1,529,284         744,081        742,779
   Other revenue                                          1,391,205      1,419,501      1,680,544         839,632        756,088
                                                       --------------------------------------------------------------------------
Total revenue                                            14,542,559     18,114,363     24,819,555      10,858,424     17,313,484

Costs and expenses
   Cost of services                                       2,514,411      3,452,103      3,365,954       1,504,883      2,330,531
   Cost of equipment sales                                  930,430      1,623,996      4,163,890       1,675,674      2,003,169
   General and administrative                             4,044,492      4,112,274      4,572,004       2,196,034      3,199,824
   Selling and marketing                                  2,601,893      2,976,036      4,317,002       1,769,106      2,856,323
   Depreciation and amortization                          1,951,209      2,638,577      3,486,554       1,387,061      2,482,516
                                                       --------------------------------------------------------------------------
Total costs and  expenses                                12,042,435     14,802,986     19,905,404       8,532,758     12,872,363
                                                       --------------------------------------------------------------------------

Income from operations                                    2,500,124      3,311,377      4,914,151       2,325,666      4,441,121

Other
   Interest expense, net                                    652,174        964,046      2,612,699         829,469      2,632,728
   Other expense                                            188,070        552,762        286,016          86,749        228,916
                                                       --------------------------------------------------------------------------
Income before income taxes                                1,659,880      1,794,569      2,015,436       1,409,448      1,579,477
Income tax (benefit) expense                                      -       (40,700)         65,400          24,115        119,000
                                                       --------------------------------------------------------------------------

Income before minority partner interest                   1,659,880      1,835,269      1,950,036       1,385,333      1,460,477
Minority interest                                           136,836        113,545              -               -              -
                                                       --------------------------------------------------------------------------

Net income                                              $ 1,523,044    $ 1,721,724    $ 1,950,036     $ 1,385,333     $1,460,477
                                                       ==========================================================================

Unaudited pro forma information (Note 12):
   Historical income before income taxes                                              $ 2,015,000                    $ 1,579,000
   Pro forma income taxes                                                                 968,000                        758,000
                                                                                      -----------                    -----------
   Pro forma net income                                                               $ 1,047,000                    $   821,000
                                                                                      ===========                    ===========
   Pro forma net income per share                                                     $       .17                    $       .13
                                                                                      ===========                    ===========

   Weighted average shares outstanding                                                  6,170,630                      6,170,630
                                                                                      ===========                    ===========


See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                  Combined Statements of Shareholders' Equity



                                      Wilcom Corporation Common Stock     SYGNET Communications, Inc. Common Stock
                                    -----------------------------------  -----------------------------------------

                                         Type A             Type B             Type A                Type B
                                     Shares   Amount   Shares    Amount   Shares     Amount     Shares      Amount
                                    --------------------------------------------------------------------------------
Balance at January 1, 1993            500    $12,500    2,500   $62,500  209,362   $209,362   1,046,801  $1,046,801
   Net income
   Dividends declared

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at December 31, 1993          500     12,500    2,500    62,500  209,362    209,362   1,046,801   1,046,801
   Net income
   Dividends declared
   Officer/shareholder stock
      purchase

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at December 31, 1994          500     12,500    2,500    62,500  209,362    209,362   1,046,801   1,046,801
   Net income
   Dividends declared
   Type A common stock
      repurchased
   Type B common stock
      repurchased

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at December 31, 1995          500     12,500    2,500    62,500  209,362    209,362   1,046,801   1,046,801
   Net income (unaudited)
   Dividends declared(unaudited)

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at June 30, 1996 (unaudited)  500    $12,500    2,500   $62,500  209,362   $209,362   1,046,801  $1,046,801
                                      ===    =======    =====   =======  =======   ========   =========  ==========



                                                                    Note
                                     Additional    Retained      Receivable
                                       Paid-In     Earnings    from Officer/      Treasury Stock
                                       Capital    (Deficit)     Shareholder     Shares       Amount
                                    -----------------------------------------------------------------
Balance at January 1, 1993           $4,170,368   $(602,990)
   Net income                                     1,523,044
   Dividends declared                              (996,305)

                                     ----------  ----------
Balance at December 31, 1993          4,170,368     (76,251)
   Net income                                     1,721,724
   Dividends declared                            (2,128,315)
   Officer/shareholder stock                                     $(249,952)
      purchase

                                     ----------  ----------      ---------
Balance at December 31, 1994          4,170,368    (482,842)      (249,952)
   Net income                                     1,950,036
   Dividends declared                              (713,519)
   Type A common stock                                                          8,024      $(312,936)
      repurchased
   Type B common stock                                                         40,173     (1,406,055)
      repurchased

                                     ----------  ----------      ---------     ------    -----------
Balance at December 31, 1995          4,170,368     753,675       (249,952)    48,197     (1,718,991)
   Net income (unaudited)                         1,460,477
   Dividends declared(unaudited)                   (261,623)

                                     ----------  ----------      ---------     ------    -----------
Balance at June 30, 1996 (unaudited) $4,170,368  $1,952,529      $(249,952)    48,197    $(1,718,991)
                                     ==========  ==========      =========     ======    ===========

See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                       Combined Statements of Cash Flows




                                                                                                      FOR THE SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31                       JUNE 30
                                                         1993              1994           1995           1995            1996
                                                   -------------------------------------------------------------------------------
                                                                                                             (Unaudited)
OPERATING ACTIVITIES
Net income                                           $ 1,523,044      $  1,721,724   $  1,950,036     $ 1,385,333     $ 1,460,477
Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation                                     1,762,831         2,365,848      2,765,816       1,234,402       1,732,635
      Amortization                                       188,378           272,729        720,738         152,659         749,881
      Loss on disposal of equipment                       37,870           461,333        161,222          23,270         153,151
      Minority interest                                  136,836           113,545
      Changes in operating assets and liabilities:
         Accounts receivable                            (404,067)         (320,520)    (2,838,833)       (342,357)        899,145
         Inventory                                       (31,002)         (382,335)      (184,951)        168,389         359,056
         Prepaid and deferred expenses                    34,744           (97,296)          7,951         (9,650)         27,990
         Accounts payable and accrued expenses
                                                         604,188         1,161,191       (136,992)       (744,463)        279,390
                                                   -------------------------------------------------------------------------------
Net cash provided by operating activities              3,852,822         5,296,219      2,444,987       1,867,583       5,661,725

INVESTING ACTIVITIES
   Acquisitions of Sharon and Erie (Note 3)                    -        (4,500,000)   (40,533,104)              -      (1,920,190)
   Issuance of note receivable                                 -          (249,952)              -              -               -
   Purchases of property and equipment                (3,630,390)       (5,793,053)    (9,056,098)     (3,621,030)     (3,266,841)
   Proceeds from sale of equipment                       102,181             8,701        513,730               -               -
                                                   -------------------------------------------------------------------------------
Net cash used in investing activities                 (3,528,209)      (10,534,304)   (49,075,472)     (3,621,030)     (5,187,031)

FINANCING ACTIVITIES
Dividends paid                                        (1,120,044)       (1,856,089)    (1,158,980)       (980,600)       (261,623)
Proceeds from long-term debt                                   -         9,733,812     51,986,188       4,900,000       2,000,000
Principal payments on long-term debt                    (816,500)       (3,534,000)      (750,000)       (750,000)     (1,000,000)
Increase in financing costs                              (15,778)         (127,546)    (1,716,230)        (45,522)              -
Purchase of treasury stock                                     -                 -     (1,718,991)     (1,718,991)              -
                                                   -------------------------------------------------------------------------------
Net cash (used in) provided by financing activities   (1,952,322)        4,216,177     46,641,987       1,404,887         738,377

(Decrease) increase in cash and cash equivalents      (1,627,709)       (1,021,908)        11,502        (348,560)      1,213,071

Cash and cash equivalents at beginning of period       3,086,407         1,458,698        436,790         436,790         448,292
                                                   -------------------------------------------------------------------------------

Cash and cash equivalents at end of period           $ 1,458,698      $    436,790   $    448,292     $    88,230     $ 1,661,363
                                                   ===============================================================================




                            See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                     Notes to Combined Financial Statements

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996


1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The combined financial statements include the accounts of SYGNET Communications, Inc. and its subsidiaries (SYGNET) combined with Wilcom Corporation and its affiliates (Wilcom) (collectively, the Company). The Company owns and operates cellular telephone systems in metropolitan statistical areas (MSA) and rural statistical areas (RSA) located in northeastern Ohio and western Pennsylvania representing a population of approximately one million, under three partnerships, Wilcom Cellular, Youngstown Cellular Telephone Company and Erie Cellular Telephone Company
(Erie). All significant intercompany balances and transactions have been eliminated in the combined financial statements.

2.  SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORY

Inventory consisting of merchandise purchased for resale is stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated over their estimated useful lives calculated under the straight-line or double-declining balance methods.

INTANGIBLE ASSETS

The FCC issues licenses that enable cellular carriers to provide cellular service in specific geographic areas. The FCC grants licenses for a term of up to 10 years, and generally grants renewals if the licensee has complied with its obligations under the Communications Act of 1934. In 1993, the FCC adopted specific standards to apply to cellular renewals, concluding it will award a renewal to a cellular licensee that meets certain standards of past performance. Historically, the FCC has granted license renewals routinely.
The Company believes that it has, and will continue to meet all requirements necessary to secure renewal of its cellular licenses.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

The Company has acquired cellular licenses through its acquisition of interests in various cellular systems. The cost of licenses acquired was $4,194,100 and $40,282,490 in 1994 and 1995, respectively. The Company uses a 40 year useful life to amortize its licenses under the straight-line method. Purchased paging customer lists are being amortized over 5 years under the straight-line method. The components of intangible assets at December 31 are summarized below:

                                                      1994                    1995
                                                ---------------        ----------------
 Cellular licenses                                $10,256,527             $50,546,270
 Paging license and customer lists                    119,792                 119,792
                                                ---------------        ----------------
                                                   10,376,319              50,666,062
 Accumulated amortization                            (685,897)             (1,209,665)
                                                ---------------        ----------------
                                                  $ 9,690,422             $49,456,397
                                                ===============        ================



Amortization expense was $174,355, $211,921 and $523,768 in 1993, 1994 and
1995, respectively.

The ongoing value and remaining useful life of intangible assets are subject to periodic evaluation and the Company currently expects the carrying amounts to be fully recoverable. When events and circumstances indicate that intangible assets might be impaired, an undiscounted cash flow methodology would be used to determine whether an impairment loss would be recognized.

REVENUE RECOGNITION

The Company earns revenue primarily by providing cellular services to its customers (Subscriber Revenue) and from the usage of its system by the customers of other cellular carriers (Roamer Revenue). Access revenue for Subscriber Revenue is billed one month in advance. Revenue is recognized as service is rendered. Subscriber acquisition costs (primarily commissions and loss on equipment sales) are expensed when incurred.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Deferred financing costs are being amortized over the term of the notes. Accumulated amortization was $12,987 and $58,834 at December 31, 1994 and 1995, respectively. Amortization expense was $14,023, $60,808 and $196,970 in 1993, 1994 and 1995, respectively.

ADVERTISING COSTS

Advertising costs are recorded as expense when incurred. Advertising expense was $569,692, $625,255 and $933,498 in 1993, 1994 and 1995, respectively.

STOCK COMPENSATION

The Company accounts for its stock-based employee compensation arrangements based on the intrinsic value of the equity instruments granted, as set forth in APB Opinion No. 25 Accounting For Stock Issued to Employees.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

SIGNIFICANT CONCENTRATIONS

In connection with providing cellular services to customers of other cellular carriers, the Company has contractual agreements with those carriers which provide for agreed upon billing rates between the parties. Approximately 75%, 74% and 62% of the Company's Roamer Revenue was earned from two cellular carriers in 1993, 1994 and 1995, respectively. In addition, approximately 30% of Roamer Revenue in the markets to be acquired (see Note 11) is earned from a single cellular carrier.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS

Derivative financial instruments are used by the Company in the management of interest rate exposure and are accounted for on an accrual basis. Income and expense are recorded in the same category as that arising from the related liability being hedged (i.e., adjustments to interest expense).

The Company uses variable interest rate credit facilities to finance acquisitions and operations of the Company. The Company may reduce its exposure to fluctuations in interest rates by creating offsetting positions through the use of derivative financial instruments. The Company does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leveraged derivatives. The notional amount of interest rate swaps is the underlying principal amount used in determining the interest payments exchanged over the life of the swap. The notional amount is not a measure of the Company's exposure through its use of derivatives. Premiums paid for interest rate cap agreements are being amortized as adjustments to interest expense over the term of the agreements.

The Company may be exposed to credit loss in the event of nonperformance by the counterparty to its interest rate swap agreements and interest rate cap agreements. The Company anticipates the counterparty will be able to fully satisfy its obligations under the agreements as the counterparty is the primary lender under the financing agreement which the interest rate swap and cap agreements hedge.

FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1994 and 1995, the carrying value of cash equivalents, accounts receivable, the interest rate swap and cap and long-term debt approximated the fair value.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March of 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, was issued. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company adopted SFAS No. 121 effective January 1, 1996. The impact resulting from the adoption of SFAS No. 121 did not have a material effect on the Company's combined financial position or results of operations.

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. Statement No. 123 defines a fair value based method of accounting for stock-based employee compensation plans (including stock option plans). Statement No. 123 allows an entity to continue to measure compensation costs for its plans as prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. Management expects to account for stock options in accordance with APB Opinion No. 25. The disclosure requirements of Statement No. 123, which are required if an entity elects to continue to use the accounting method in APB Opinion No. 25, will be adopted as required for financial statements beginning in 1996.

UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying unaudited combined financial statements at June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

3.  ACQUISITIONS

On August 11, 1994, SYGNET purchased 75% and Wilcom purchased 25% of the outstanding shares of common stock of Sharron Youngstown Cellular, Inc. (Sharon) for $4.5 million. Sharon owns a 7.26% interest in Wilcom Cellular and Youngstown Cellular Telephone Company.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




3.  ACQUISITIONS (CONTINUED)

On September 30, 1995, SYGNET, as a general partner, purchased 95.46% of Erie for cash of $40.53 million. On November 30, 1995, Sharon purchased 4.54% of Erie for $1.92 million, which was paid on February 12, 1996.

The above transactions were accounted for as purchases and, accordingly, the results of operations of the companies acquired have been included in the combined financial statements since the dates of acquisition.

The pro forma unaudited condensed combined results of operations for the year ended December 31, 1994 and December 31, 1995 as if the purchases occurred on January 1, 1994 are as follows:

                                                1994                  1995
                                        ------------------    -------------------
 Revenue                                  $    23,148,000      $     30,374,000
                                        ==================    ===================

 Net income                               $       311,000      $      1,860,000
                                        ==================    ===================

4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                               Useful Life               1994                     1995
                                           -----------------------------------------------------------------

 Land, building and improvements                 10-19 years            2,392,162               3,340,331
 Cellular system and equipment                    5-19 years           11,043,087              19,556,464
 Customer premise equipment                          3 years            2,548,036               1,695,605
 Office furniture and equipment                   3-10 years            1,954,899               2,498,057
 Cell site construction in progress                                       950,700                 379,813
                                                                     ---------------        ----------------
                                                                       18,888,884              27,470,270
 Accumulated depreciation                                              (4,804,513)             (6,421,374)
                                                                     ---------------        ----------------
                                                                       14,084,371              21,048,896
                                                                     ===============        ================



At December 31, 1995, the Company had purchase commitments of approximately $3.75 million for equipment.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




5.  CREDIT AGREEMENT

On September 29, 1995, the Company entered into a financing agreement with a commercial bank group to borrow up to $75 million at any time through September 30, 2003. The credit agreement provides for various borrowing rate options based on either a fixed spread over the London Interbank Offered Rate (LIBOR) or the prime rate.

Among other things, the credit agreement contains financial covenants requiring the maintenance of debt service ratios, hedging of interest rate exposure, limitations on distributions to shareholders and sales of assets. The credit facility is secured by a pledge of the partnership interests in YCTC, Wilcom Cellular and Erie Cellular. Interest rates at December 31, 1995 ranged from 7.48% to 7.82%.

In connection with covenant requirements described above, the Company entered into a three year interest rate swap and a two year interest rate cap agreement on November 29, 1995 with a total underlying notional amount of $40 million. The swap agreement converted the interest rate on $20 million notional amount of the credit facility from a variable rate based upon LIBOR (5.87% at December 31, 1995) to a fixed rate of 5.79%. Amounts paid or received under this agreement are recognized as adjustments to interest expense. The interest rate cap agreement entitled the Company to receive from a counterparty on a quarterly basis the amounts, if any, by which the Company's interest payments on its $20 million notional amount exceed 8.25%. The interest rate under the credit facility did not exceed 8.25% during the period from November 29, 1995 to December 31, 1995.

Minimum future payments based upon the borrowing levels at December 31, 1995 for the next five years are:

                 1996                                       $         -
                 1997                                                 -
                 1998                                           500,000
                 1999                                         9,000,000
                 2000                                        12,000,000

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




5.  CREDIT AGREEMENT (CONTINUED)

Interest paid was $753,754, $810,303 and $2,202,345 in 1993, 1994 and 1995,
respectively.

6.  LEASES

The Company has entered into various operating leases for land and office facilities. Leases for tower sites provide for periodic extensions of lease periods with future lease payments indexed to the consumer price index.

Minimum future rental payments under operating leases having remaining terms in excess of one year as of December 31, 1995 are as follows:

         Year ended
         December 31
         -----------
             1996                                          $572,239
             1997                                           526,308
             1998                                           470,262
             1999                                           329,636
             2000                                           253,222
             Thereafter                                   1,024,410
                                                      --------------
             Total                                       $3,176,077
                                                      ==============

Rent expense was approximately $230,000, $296,000 and $460,800 in 1993, 1994 and 1995, respectively.

7.  RETIREMENT PLAN

The Company sponsors a 401(k) retirement and profit sharing plan which covers substantially all its employees. Eligible employees can contribute from 1% to 15% of their compensation. The Company, at its discretion, may match a portion of the employee's contribution. The Company may also, at its discretion, make additional profit sharing contributions to the plan. Total pension expense was $64,000, $113,000 and $114,000 in 1993, 1994 and 1995, respectively.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




8.  SHAREHOLDERS' EQUITY

Each share of SYGNET and Wilcom Type A common stock is entitled to one vote. SYGNET and Wilcom Type B common stock have no voting rights. Both types of common stock are identical in all other respects.

On January 5, 1995, SYGNET repurchased 8,024 Type A shares for $39.00 per share and 40,173 Type B shares for $35.00 per share from a shareholder for approximately $1,719,000. These shares are accounted for at cost and held as treasury stock.

Under the most restrictive of the covenants discussed in Note 5, the Company could not declare any additional dividends at December 31, 1995.

9.  INCOME TAXES

SYGNET's shareholders have elected under Subchapter S of the Internal Revenue Code to include SYGNET's taxable income and losses in the shareholders' federal and Ohio returns.

Sharon is subject to federal and state taxes, and accordingly has provided for deferred income taxes for the temporary differences between financial and tax reporting. The principal differences relate to partnership income and alternative minimum tax (AMT) credit carryforwards. Amounts for deferred tax assets and liabilities are as follows:

                                                                        DECEMBER 31
                                                                  1994              1995
                                                              ------------------------------

           Deferred tax assets:
             AMT credit carryforward                             $48,200           $63,400
             Investment in partnerships                           33,900                 -
             Other                                                 7,600             8,200
                                                              -------------     ------------
           Total deferred tax assets                              89,700            71,600


           Deferred tax liability - investment in
             partnerships                                              -            26,600
                                                              -------------     ------------

           Net deferred tax assets                               $89,700           $45,000
                                                              =============     ============

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




9.  INCOME TAXES (CONTINUED)

Sharon had an AMT credit carryforward at December 31, 1995 of approximately $63,000 which will be available to reduce future federal income tax over an indefinite period. Deferred tax assets are included in prepaid expenses and deferred income taxes; deferred tax liabilities are included in accrued expenses and other liabilities.

The components of the income tax provision (benefit), in the combined statement of income for the years ended December 31, 1994 and 1995 are as follows:

                                                                  1994            1995
                                                           ---------------------------------
            Current income tax expense                       $     49,000      $    20,700
            Deferred income tax (benefit)                         (89,700)          44,700
                                                           ---------------------------------
            Total provision for income tax (benefit)         $    (40,700)     $    65,400
                                                           =================================

Income taxes paid were $49,000 and $60,514 in 1994 and 1995, respectively.

10.  RELATED PARTY TRANSACTIONS

Certain shareholders of SYGNET and Wilcom Corporation own a majority of the outstanding shares of WKBN. SYGNET purchases advertising, production, tower rental and other services from WKBN. WKBN purchases cellular telephone, paging and other services from SYGNET. The following is a summary of material transactions and balances with WKBN:

                                                                                 YEARS ENDED DECEMBER 31
                                                                         1993              1994              1995
                                                                -------------------------------------------------------
               Services and facilities provided by WKBN            $   233,385          $214,518          $218,404
               Services provided to WKBN                                73,268            67,717           136,741
               Property purchased from WKBN                            700,000                 -                 -
               Amounts payable to WKBN                                  25,379            26,076            18,797

On December 29, 1994, the Company received a promissory note from an officer/shareholder for $249,952 for the purchase of Type A and Type B common shares from a shareholder. The interest rate is 8.23% and the note is to be repaid over 7 years.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




11.PENDING ACQUISITION OF SELECTED CELLULAR SYSTEMS

On July 11, 1996, the Company signed an agreement to purchase various cellular licenses, property and equipment and the net current assets of selected systems of Horizon Cellular Telephone Company, L.P. The aggregate proposed purchase price is $250 million plus the net current assets of the selected systems. The Company intends to finance the acquisition through the issuance of $110 million of senior notes, an initial public offering of common stock and additional bank credit facilities. Subsequent to the purchase, the Company intends to extinguish its existing credit facility and expects to incur a loss of approximately $1.5 million on the refinancing of its credit facility.

12.SUBSEQUENT EVENTS AND PRO FORMA INFORMATION (UNAUDITED)

MERGER BETWEEN SYGNET COMMUNICATIONS, INC. AND WILCOM CORPORATION

In connection with the offerings described in Note 11, the Company intends to effect a corporate restructuring as follows. First, the SYGNET shareholders will vote to approve a proposal to terminate the Close Corporation Agreement and Subchapter S corporation tax status. Second, Wilcom will be merged into SYGNET whereby shareholders of Wilcom will receive 8.72 shares of SYGNET common stock for each share of Wilcom common stock held as of the effective date of the merger. The 500 shares of Wilcom Type A will convert into 4,360 shares of SYGNET Type A and the 2,500 shares of Wilcom Type B will convert into 21,800 shares of SYGNET Type B effective with the merger. The SYGNET common stock Type A 205,698 shares and Type B 1,028,428 shares would then be converted into 6,170,630 shares of Sygnet Wireless, Inc. (Wireless) Class B common stock. The corporate restructuring is contingent upon FCC approval of the transfer of the FCC licenses.

As a result of the corporate restructuring described above, Wireless will have a capital structure as follows:

         Class A Common Stock - Wireless will authorize 60 million shares of $.01 par value Class A common stock. It is estimated that 3.75 million shares will be issued in connection with the initial public offering described above. These shares will have one vote per share.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




12. SUBSEQUENT EVENTS AND PRO FORMA INFORMATION (UNAUDITED) (CONTINUED)

MERGER BETWEEN SYGNET COMMUNICATIONS, INC. AND WILCOM CORPORATION (CONTINUED)

         Class B Common Stock - Wireless will authorize 10 million shares of $.01 par value Class B common stock. 6,170,360 shares will be issued and outstanding as a result of the corporate restructuring described above. These shares will have ten votes per share.

         Preferred Stock - Wireless will authorize 10 million shares of voting no par value preferred stock and 5 million shares of non-voting no par value preferred stock. The Board of Directors will have the authority to determine the rights conferred to shareholders when the Board causes either type of preferred stock to be issued.

STOCK OPTION PLAN

The Company intends to adopt a Stock Option Plan (SOP). The SOP will provide for the grant of incentive and nonqualified stock options. Under the SOP, options to purchase up to an aggregate of one million shares of Sygnet Wireless, Inc. Type B common stock will be available for grants to employees of the Company.

In connection with the offering, the Board of Directors intend to grant a total of 500,400 ten year, non qualified stock options at the offering price to executives and management of the Company.

TAX STATUS

As a Subchapter S Corporation, SYGNET recorded no provision for income taxes. SYGNET's taxable income and losses are included in its shareholders' federal and state returns. As a result of the termination of the Subchapter S Corporation status, application of the provisions of SFAS No. 109, Accounting for Income Taxes requires deferred income taxes to be provided for differences in the basis for tax purposes and for financial accounting purposes of recorded assets and liabilities, principally, depreciable property and certain accrued liabilities. A tax provision and a net deferred income tax liability of approximately $243,000 (deferred income tax liability of $557,000 net of deferred income tax assets of $314,000) would have been recorded at June 30, 1996 had the termination of the Subchapter S Corporation occurred at that date.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




12. SUBSEQUENT EVENTS AND PRO FORMA INFORMATION (UNAUDITED) (CONTINUED)

PRO FORMA NET INCOME PER SHARE INFORMATION

As described above, SYGNET and Wilcom intend to terminate their status as Subchapter S Corporations. A pro forma adjustment has been made to the historical financial statements for the year ended December 31, 1995 and for the six months ended June 30, 1996 to reflect a provision for federal and certain state income taxes at an effective rate of 48%. The effective rate is in excess of the statutory rate primarily due to non-deductible amortization.

Pro forma net income per share is based on the weighted average number of shares of common stock of 6,170,630 outstanding assuming the corporate restructuring described above had occurred. Historical earnings per share data is not presented because such data is not meaningful.

                         Report of Independent Auditors

The Board of Horizon G.P., Inc.

We have audited the accompanying combined balance sheets of Selected Systems of Horizon Cellular Telephone Company, L.P., representing certain majority-owned subsidiaries of Horizon Cellular Telephone Company, L.P., as of December 31, 1994 and 1995, and the related combined statements of operations, partners' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Horizon Cellular Telephone Company, L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Selected Systems of Horizon Cellular Telephone Company, L.P. at December 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 26, 1996

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                            Combined Balance Sheets



                                                                               DECEMBER 31,
                                                                          1994               1995
                                                                  -------------------------------------
ASSETS
Current assets:
  Cash                                                                $   611,829       $    629,874
  Accounts receivable, net of allowance for doubtful
    accounts of $173,671 and $218,218                                   2,977,901          5,123,833
  Inventory                                                               240,066            373,623
  Prepaid expenses                                                        100,068            147,206
                                                                  -------------------------------------
Total current assets                                                    3,929,864          6,274,586

Property and equipment:
  Cellular system                                                      16,258,547         23,305,472
  Other                                                                 1,122,286          2,035,273
                                                                  -------------------------------------
                                                                       17,380,833         25,340,745
Accumulated depreciation                                               (2,714,488)        (5,504,261)
                                                                  -------------------------------------
                                                                       14,666,345         19,836,484

Licenses, net of accumulated amortization of
  $3,185,738 and $5,266,096                                            67,614,553         86,976,933
Other assets, net of accumulated amortization
  of $3,099,830 and $4,879,099                                          3,985,252          5,498,139
                                                                  -------------------------------------
Total assets                                                          $90,196,014       $118,586,142
                                                                  =====================================

LIABILITIES AND COMBINED PARTNERS' EQUITY
Current liabilities:
  Accounts payable                                                    $   867,180       $  1,864,160
  Accrued expenses                                                        995,211          1,781,994
  Deferred revenue                                                        279,332            588,649
                                                                  -------------------------------------
Total current liabilities                                               2,141,723          4,234,803

Advances from affiliates                                               34,914,840         33,087,671

Combined partners' equity:
  Partners' contributions                                              61,376,007         89,215,915
  Cumulative net loss                                                  (8,236,556)        (7,952,247)
                                                                  -------------------------------------
Total combined partners' equity                                        53,139,451         81,263,668
                                                                  -------------------------------------
Total liabilities and combined partners' equity                       $90,196,014       $118,586,142
                                                                  =====================================


See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Operations




                                                                 YEAR ENDED DECEMBER 31,
                                                          1993              1994              1995
                                                    ---------------------------------------------------
Revenues and sales:
  Subscriber revenues                                  $ 2,701,900      $ 6,848,485      $12,069,274
  Roaming revenues                                       3,312,659        6,909,821       10,801,818
  Equipment sales                                          569,919        1,149,996        1,602,339
                                                    ---------------------------------------------------
Total revenues and sales                                 6,584,478       14,908,302       24,473,431

Costs and expenses:
  Cost of services                                       1,567,551        2,807,611        3,572,445
  Cost of equipment sales                                  717,081        1,689,616        2,544,039
  General and administrative expenses                      848,459        2,096,844        3,576,817
  Selling                                                1,343,854        2,550,325        4,016,438
  Depreciation and amortization                          2,293,908        4,483,784        6,649,659
                                                    ---------------------------------------------------
                                                         6,770,853       13,628,180       20,359,398
                                                    ---------------------------------------------------
(Loss) income from operations                             (186,375)       1,280,122        4,114,033

Interest expense                                         2,731,076        3,662,815        3,829,724
                                                    ---------------------------------------------------
(Loss) income before extraordinary item                 (2,917,451)      (2,382,693)         284,309

Extraordinary item - gain on early
  extinguishment of debt                                   873,638                -                -
                                                    ---------------------------------------------------
Net (loss) income                                      $(2,043,813)     $ (2,382,693)    $   284,309
                                                    ===================================================



See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                    Combined Statements of Partners' Equity





                                                          HORIZON
                                                          CELLULAR
                                                         TELEPHONE          KCCGP,
                                                        COMPANY, L.P.       L.P.            TOTAL
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1992                                    $11,332,355       $   29,543      $11,361,898
    Partners' contributions                              1,243,160            1,244        1,244,404
    Net loss                                            (2,032,392)         (11,421)      (2,043,813)
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1993                                     10,543,123           19,366       10,562,489
    Partners' contributions                             44,510,058          449,597       44,959,655
    Net loss                                            (2,361,001)         (21,692)      (2,382,693)
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1994                                     52,692,180          447,271       53,139,451
    Partners' contributions                             27,000,000          839,908       27,839,908
    Net income                                             281,465            2,844          284,309
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1995                                    $79,973,645       $1,290,023      $81,263,668
                                                     =================================================



See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Cash Flows




                                                                         YEAR ENDED DECEMBER 31,
                                                                  1993             1994             1995
                                                            ---------------------------------------------------
OPERATING ACTIVITIES
Net (loss) income                                              $ (2,043,813)    $ (2,382,693)    $    284,309
Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
    Depreciation and amortization                                 2,293,908        4,483,784        6,649,659
    Provision for bad debts                                          69,936          197,431          182,770
    Accrued interest expense-affiliate                              840,644        3,662,815        3,829,724
    Gain on early extinguishment of debt                           (873,638)               -                -
    Changes in operating assets and liabilities (net of
      effect of companies acquired):
        Accounts receivable                                        (629,924)      (1,296,819)      (2,043,359)
        Inventory                                                    (6,238)        (152,139)         (83,995)
        Prepaid expenses                                             (2,695)         (56,996)         (35,273)
        Accounts payable and accrued expenses                       101,018          243,185        1,610,340
        Deferred revenue                                             67,849          122,379          262,900
                                                            ---------------------------------------------------
Net cash (used in) provided by operating activities                (182,953)       4,820,947       10,657,075

INVESTING ACTIVITIES
Purchases of property and equipment, net of $105,200 and
  $220,900 purchased on account in 1994 and 1995,
  respectively                                                   (2,089,923)      (7,071,504)      (5,244,548)
License and systems acquisitions                                          -      (41,951,228)     (27,662,557)
Other                                                                (4,614)        (109,101)          85,060
                                                            ---------------------------------------------------
Net cash used in investing activities                            (2,094,537)     (49,131,833)     (32,822,045)

FINANCING ACTIVITIES
Partners' contributions                                           1,244,404       41,959,655       27,272,727
Advances from (to) affiliates, net of $567,181 noncash
  partner contributions in 1995                                  28,941,193          991,167       (5,089,712)
Repayment of subordinated notes payable and other
  long-term debt                                                (26,723,726)               -                -
                                                            ---------------------------------------------------
Net cash provided by financing activities                         3,461,871       42,950,822       22,183,015
                                                            ---------------------------------------------------
Net increase (decrease) in cash                                   1,184,381       (1,360,064)          18,045
Cash at beginning of period                                         787,512        1,971,893          611,829
                                                            ---------------------------------------------------
Cash at end of period                                          $  1,971,893     $    611,829     $    629,874
                                                            ===================================================


See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                     Notes to Combined Financial Statements

                               December 31, 1995


1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The accompanying combined financial statements reflect the combined financial position, combined results of operations and combined cash flows of Horizon Cellular Telephone Company of Lawrence, L.P. ("Lawrence"), Horizon Cellular Telephone Company of Crawford, L.P. ("Crawford"), Horizon Cellular Telephone Company of Chautauqua, L.P. ("Chautauqua"), and Horizon Cellular Telephone Company of Indiana, L.P. ("Indiana") (collectively referred to as "Selected Systems" or "the Company") as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995. The combined financial statements include only the operating results since the Selected Systems were acquired by Horizon Cellular Telephone Company L.P. Each of the operating systems is a limited partnership in which KCCGP, L.P. ("KCCGP") is the managing and sole general partner, and Horizon Cellular Telephone Company, L.P.
("HCTC") is the sole limited partner.

The Selected Systems own, design, develop, and operate cellular communications systems. KCCGP performs certain administrative functions for the Selected Systems and, accordingly, certain expenses of KCCGP (see Note 5) have been allocated to the Selected Systems on a basis which, in the opinion of management, is reasonable. However, such expenditures are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the systems been operating as separate independent companies.

2. ACQUISITIONS

Crawford

In August 1991, HCTC acquired the Federal Communications Commission ("FCC") PA-6 Construction Permit for $7 million in cash and a $16.6 million subordinated note payable to the seller. In December 1992, HCTC contributed the Construction Permit to Lawrence in exchange for a 99.9% interest in the Company and Lawrence's assumption of the related debt. KCCGP contributed approximately $13,000 to Lawrence for a 0.1% interest in the Company. Lawrence became operational in September 1991.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





2. ACQUISITIONS (CONTINUED)

Crawford (continued)

In December 1992, HCTC acquired the FCC PA-1 Operating License and certain operating assets and liabilities for $2.2 million in cash and $7.7 million of notes payable. Also, in December 1992, HCTC contributed the Operating License to Crawford in exchange for a 99.0% interest in the Company and Crawford's assumption of the related debt. KCCGP contributed approximately $20,000 to Crawford for a 1.0% interest in the Company. The PA-1 system became operational in April 1992.

Effective January 1, 1995, the operations of Lawrence were merged into Crawford. As part of the market consolidation, the general partner interests were reorganized. KCCGP acquired an additional .9% (serving as general partner with a 1% ownership), reducing HCTC's Limited Partnership interest to 99%.

Chautauqua

In March 1994, the Company acquired the FCC NY-3 Operating License and certain operating assets and liabilities for $41.5 million in cash, and the issuance of 30 HCTC limited partnership units with a stated value of $3 million. Also in March 1994, HCTC contributed cash to fund the acquisition in exchange for a 99.0% interest in the Company. KCCGP contributed approximately $450,000 to Chautauqua for a 1.0% interest in the Company. The NY-3 system became operational in October 1991.

Indiana

In June 1995, the Company acquired the FCC PA-7 Operating License ("Indiana") and certain operating assets and liabilities for $27 million in cash. As part of the acquisition, the Company also acquired the right to operate the FCC PA-2 system under an Interim Operating Authority, which permits the Company to temporarily provide cellular service in an otherwise unserved area. Also in June 1995, HCTC contributed cash to fund the acquisition in exchange for a 99.0% interest in the Company. KCCGP contributed approximately $273,000 to Indiana for a 1.0% interest in the Company. The PA-7 system became operational in July 1991.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





2. ACQUISITIONS (CONTINUED)

Pursuant to the partnership agreements, the Selected Systems' net profits and losses are allocated proportionately to the partners based upon their respective ownership interests. The partnerships shall terminate on the respective tenth anniversary dates of formation of the partnerships; however, the partners may extend the term of the partnership at their discretion.

All of the Company's acquisitions were accounted for under the purchase method of accounting; accordingly, assets acquired and liabilities assumed have been recorded at HCTC's basis in such amounts which represents their estimated fair values at the dates of acquisition by HCTC and their results of operations are included in the accompanying combined statements of operations since the date of acquisition. The excess of purchase price over the fair market value of identifiable net tangible assets acquired has been allocated to customer lists and licenses.

Pro Forma Results of Operations

The following unaudited pro forma information presents the revenues and sales, and (loss) income before extraordinary item, as if the acquisitions of Chautauqua and Indiana had occurred at the beginning of 1993 and 1994, respectively. The pro forma information includes the revenues and sales, and
(loss) income before extraordinary item for the Selected Systems for the indicated periods less increased amortization of license costs and other intangible assets, and increased general and administrative expenses for management fee allocations. Pro forma revenues and sales and (loss) income before extraordinary item are not necessarily indicative of the revenues and sales and (loss) income before extraordinary item that would have occurred had the purchases been made at the beginning of the respective years or the results which may occur in the future.

                                                                 YEAR ENDED DECEMBER 31,
                                                          1993              1994              1995
                                                   -----------------------------------------------------
                                                                       (UNAUDITED)

Revenues and sales                                      $9,375,000      $19,040,000      $26,171,000
(Loss) income before extraordinary item                 (5,002,000)      (3,488,000)          24,000

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

Inventories are carried at the lower of cost (using the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated over their estimated useful lives (three to twelve years) using the straight-line method.

Depreciation expense amounted to approximately $667,900 in 1993, $1,573,900 in 1994, and $2,790,100 in 1995.

LICENSES

Licenses primarily represent the acquisition costs of the Operating Licenses. Such costs are being amortized over a period of 40 years using the straight-line method.

The Selected Systems periodically review the carrying value of their licenses to determine whether such amounts are recoverable based on undiscounted future cash flows and whether a reduction to fair value is necessary. There have been no such reductions through December 31, 1995.

OTHER ASSETS

Other assets primarily represent the acquisition cost of the customer lists which is being amortized over a period of 5 years using the straight-line method.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES (CONTINUED)

ADVANCES FROM AFFILIATES

Advances from affiliates primarily represent cash advances from HCTC and KCCGP which provided funds for investing and operating activities, and have no specific repayment terms. Commencing in October 1993, upon the transaction described below, interest expense is charged monthly at a rate of 11-3/8% of the ending balances payable to HCTC.

In October 1993, HCTC advanced the Company a portion of the proceeds it generated from the issuance of $235 million senior subordinated discount notes. The Company utilized the funds advanced to repay all of its indebtedness, resulting in an extraordinary gain of approximately $874,000, net of the write-off of unamortized deferred financing fees of approximately $53,000.

REVENUE AND EXPENSE RECOGNITION

Cellular airtime revenue and access charges are recognized as service is provided. Cellular airtime is billed in arrears and a majority of access charges are billed in advance. Subscriber acquisition costs (mainly commissions and loss on equipment sales) are expensed when incurred. Accounts receivable consist mainly of amounts due from subscribers and other cellular companies whose subscribers use the Selected Systems' cellular service.

Approximately 30% of the Company's 1995 roaming revenues were generated from subscribers of a cellular company serving an adjacent market when such subscribers place or receive calls on the Company's systems.

ADVERTISING EXPENSES

Advertising expenses are charged to operations as incurred and amounted to approximately $107,100 in 1993, $263,300 in 1994, and $336,400 in 1995.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES (CONTINUED)

ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                                           DECEMBER 31,
                                                                      1994             1995
                                                                 --------------------------------

             Property, sales and excise taxes                        $331,700        $  617,600
             Interconnection and other billing costs                  200,700           220,600
             Salaries and bonuses                                     180,400           364,700
             Other                                                    282,400           579,100
                                                                 --------------------------------
                                                                     $995,200        $1,782,000
                                                                 ================================

INCOME TAXES

The Selected Systems are limited partnerships organized under the laws of Delaware. Accordingly, federal and state income taxes are not paid at the partnership level but by the ultimate partners of the Selected Systems. The tax basis of the Selected Systems' assets amounted to approximately $74.7 million and $93.7 million at December 31, 1994 and 1995, respectively.

NEW ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Selected Systems will adopt SFAS 121 in the first quarter of 1996 and, based upon current circumstances, management does not believe the effect of the adoption will be material.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS (CONTINUED)

SFAS No. 123, "Accounting for Stock-Based Compensation," is effective for fiscal years beginning after December 15, 1995. SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determining stock-based compensation expense or to continue with the provisions of APB 25, "Accounting for Stock Issued to Employees." The Selected Systems expect to continue to follow APB 25 with respect to the LPAR Plan (see Note 6) and will provide disclosures as required by SFAS 123 in the December 31, 1996 notes to the financial statements.

4. COMMITMENTS AND CONTINGENCIES

The Selected Systems lease office space, office equipment and cellular sites and facilities under operating leases with initial terms ranging from 1 to 20 years. Most cellular sites contain renewal options ranging up to 25 years.

Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at December 31, 1995, assuming cellular site leases are renewed through the year 2000:

                                                              CELLULAR
                                                               SITES             OTHER
                                                           --------------------------------
       1996                                                    $516,000        $  326,000
       1997                                                     526,000           287,000
       1998                                                     533,000           279,000
       1999                                                     537,000           279,000
       2000                                                     529,000           266,000
       Thereafter                                                                 508,000
                                                                              -------------
       Total minimum lease payments                                            $1,945,000
                                                                              =============

The minimum lease payments for cellular sites in the year 2000 are expected to approximate the minimum payments thereafter, subject to contractual increases and payments for additional sites.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





4. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Rental expense amounted to approximately $224,900 in 1993, $395,800 in 1994, and $669,600 in 1995.

The Selected Systems have guaranteed and pledged substantially all of its assets as collateral for certain debt of HCTC.

5. RELATED PARTY TRANSACTIONS

KCCGP provides various administrative services to the Selected Systems, including accounting, engineering, and marketing and advertising services, in addition to funding working capital requirements and capital expenditures as necessary. These expenses are charged, first on the basis of direct usage when identifiable, with the remainder allocated equally among its operating systems. Allocated expenses amounted to $80,000 in 1993, $120,000 in 1994, and $150,000 in 1995, respectively.

6. BENEFIT PLANS

HCTC has granted certain officers of the Selected Systems limited partnership appreciation rights in HCTC pursuant to a Limited Partnership Unit Appreciation Rights Plan ("LPAR Plan") that was adopted September 1, 1994, to be effective January 1, 1993. Upon the occurrence of certain events as specified therein ("Termination Events"), participants are entitled to share in the amounts, if any, of distributions to HCTC's partners after all capital contributions made by HCTC's partners have been repaid, together with a fixed return on such contributions. Such rights vest over a period of five years, however vesting is automatically accelerated upon the occurrence of a Termination Event. Compensation expense will be recognized when distributions become probable under the LPAR Plan.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





6. BENEFIT PLANS (CONTINUED)

Effective July 1, 1994, KCCGP established an employee savings plan (the "Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, which covers employees of the Selected Systems who have met certain eligibility requirements, participating employees may defer up to 15% of their pretax earnings, up to the Internal Revenue Service annual contribution limit ($9,240 for calendar year 1995). The Company matches up to 50% of the employee's contributions, up to a maximum of 3% of the employee's earnings. Employees who participate in the LPAR Plan are excluded from matching contributions. Matching Plan contributions, which vest equally over five years, amounted to approximately $16,000 in 1994, and $31,500 in 1995, respectively.

7. SUBSEQUENT EVENTS

On July 11, 1996, the Company entered into a definitive agreement to sell the FCC Operating Licenses of Selected Systems, together with certain operating assets and liabilities, to SYGNET Communications Inc. for approximately $250 million. The combined financial statements do not reflect either the estimated gain, or any expenses incurred or expected to be incurred related to the sale of the systems. The sale is expected to close during the third quarter of 1996, and is subject to certain regulatory and other approvals.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                            Combined Balance Sheets

                                                            DECEMBER 31,            JUNE 30,
                                                               1995                   1996
                                                          --------------------------------------
                                                               (Note)              (Unaudited)
ASSETS
Current assets:
  Cash                                                      $    629,874          $  1,019,087
  Accounts receivable, net of allowance for
    doubtful accounts of $218,218 and $235,607                 5,123,883             5,573,573
  Inventory                                                      373,623               396,990
  Prepaid expenses                                               147,206               185,554
                                                          --------------------------------------
Total current assets                                           6,274,586             7,175,204
Property and equipment:
  Cellular system                                             23,305,472            25,318,244
  Other                                                        2,035,273             2,757,307
                                                          --------------------------------------
                                                              25,340,745            28,075,551
Accumulated depreciation                                      (5,504,261)           (7,238,549)
                                                          --------------------------------------
                                                              19,836,484            20,837,002

Licenses, net of accumulated amortization
  of $5,266,096 and $6,422,861                                86,976,933            85,822,040
Other assets, net of accumulated
  amortization of $4,879,009 and $5,906,099                    5,498,139             4,466,927
                                                          --------------------------------------

Total assets                                                $118,586,142          $118,301,173
                                                          ======================================


LIABILITIES AND COMBINED PARTNERS' EQUITY

Current liabilities:
  Accounts payable                                          $  1,864,160          $  1,445,574
  Accrued expenses                                             1,781,994             1,548,522
  Deferred revenue                                               588,649               694,322
                                                          --------------------------------------
Total current liabilities                                      4,234,803             3,688,418

Advances from affiliates                                      33,087,671            31,980,938

Combined partners' equity:
  Partners' contributions                                     89,215,915            89,215,915
  Cumulative net loss                                         (7,952,247)           (6,584,098)
                                                          --------------------------------------
Total combined partners' equity                               81,263,668            82,631,817
                                                          --------------------------------------
Total liabilities and combined partners' equity             $118,586,142          $118,301,173
                                                          ======================================


Note: The combined balance sheet at December 31, 1995 has been derived from the audited combined financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Operations

                                  (Unaudited)


                                                   SIX MONTHS ENDED JUNE 30,
                                                   1995                1996
                                            --------------------------------------
Revenues and sales:
  Subscriber revenues                            $4,902,903         $ 7,858,344
  Roaming revenues                                4,233,107           6,357,961
  Equipment sales                                   621,915             892,999
                                            ---------------------------------------
Total revenues and sales                          9,757,925          15,109,304


Costs and expenses:
  Cost of services                                1,569,118           2,121,106
  Cost of equipment sales                           918,238           1,442,640
  General and administrative expenses             1,475,669           2,278,009
  Selling                                         1,635,311           2,185,689
  Depreciation and amortization                   2,787,585           3,918,141
                                            ---------------------------------------
                                                  8,385,921          11,945,585
                                            ---------------------------------------
Income from operations                            1,372,004           3,163,719

Interest expense-affiliate                        1,925,084           1,795,570
                                            ---------------------------------------
Net (loss) income                                $ (553,080)        $ 1,368,149
                                            =======================================




See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Cash Flows

                                  (Unaudited)


                                                                   SIX MONTHS ENDED JUNE 30,
                                                                   1995                1996
                                                             -----------------------------------
OPERATING ACTIVITIES
Net (loss) income                                              $   (553,080)        $ 1,368,149
Adjustments to reconcile net (loss) income to net
  cash provided by operating activities:
    Depreciation and amortization                                 2,787,585           3,918,141
    Provision for bad debts                                          68,534             140,069
    Accrued interest expense-affiliate                            1,925,084           1,795,570
    Changes in operating assets and liabilities
      (net of effect of companies acquired):
        Accounts receivable                                        (445,560)           (589,759)
        Inventory                                                   (13,292)            (23,367)
        Prepaid expenses                                            (68,891)            (38,348)
        Accounts payable and accrued expenses                       365,927            (494,294)
        Deferred revenue                                            147,971             105,673
                                                             -----------------------------------
Net cash provided by operating activities                         4,214,278           6,181,834

INVESTING ACTIVITIES
Purchases of property and equipment, net of $166,200
  and $63,100 purchased on account in
  1995 and 1996, respectively                                    (2,489,647)         (2,894,440)
License and systems acquisitions                                (27,662,557)                  -
Other                                                               (22,675)              4,122
                                                             -----------------------------------
Net cash used in investing activities                           (30,174,879)         (2,890,318)


FINANCING ACTIVITIES
Partners' contributions                                          27,272,727                   -
Advances to affiliates, net of $567,181 noncash partner
  contributions in 1995                                          (1,085,344)         (2,902,303)
                                                             -----------------------------------
Net cash provided by (used in) financing activities              26,187,383          (2,902,303)
                                                             -----------------------------------
Net increase in cash                                                226,782             389,213

Cash at beginning of period                                         611,829             629,874
                                                             -----------------------------------
Cash at end of period                                          $    838,611         $ 1,019,087
                                                             ===================================



See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                     Notes to Combined Financial Statements
                                  (Unaudited)

                                 June 30, 1996


1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The accompanying unaudited combined financial statements reflect the combined financial position, combined results of operations and combined cash flows of Horizon Cellular Telephone Company of Lawrence, L.P. ("Lawrence"), Horizon Cellular Telephone Company of Crawford, L.P. ("Crawford"), Horizon Cellular Telephone Company of Chautauqua, L.P. ("Chautauqua"), and Horizon Cellular Telephone Company of Indiana, L.P. ("Indiana") (collectively referred to as "Selected Systems" or "the Company") for the periods presented. Each of the operating systems is a limited partnership in which KCCGP, L.P. ("KCCGP") is the managing and sole general partner, and Horizon Cellular Telephone Company, L.P. ("HCTC") is the sole limited partner.

The Selected Systems own, design, develop, and operate cellular communications systems. KCCGP performs certain administrative functions for the Selected Systems and, accordingly, certain expenses of KCCGP (see Note 6) have been allocated to the Selected Systems on a basis which, in the opinion of management, is reasonable. However, such expenditures are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the systems been operating as separate independent companies.

The accompanying unaudited combined financial statements of the Selected Systems have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

                             Selected Systems of
                   Horizon Cellular Telephone Company, L.P.

              Notes to Combined Financial Statements (continued)


2. ACQUISITIONS

In June 1995, the Company acquired the FCC PA-7 Operating License ("Indiana") and certain operating assets and liabilities for $27 million in cash. As part of the acquisition, the Company also acquired the right to operate the FCC PA-2 system under an Interim Operating Authority, which permits the Company to temporarily provide cellular service in an otherwise unserved area. Also in June 1995, HCTC contributed cash to fund the acquisition in exchange for a 99.0% interest in the Company. KCCGP contributed approximately $273,000 to Indiana for a 1.0% interest in the Company. The PA-7 system became operational in July 1991.

The acquisition was accounted for under the purchase method of accounting; accordingly, assets acquired and liabilities assumed have been recorded at HCTC's basis in such amounts which represent their estimated fair values at the date of acquisition by HCTC and the results of operations are included in the accompanying combined statements of operations since the date of acquisition. The excess of purchase price over the fair market value of identifiable net tangible assets acquired has been allocated to customer list and license.

Pro Forma Results of Operations

The following unaudited pro forma information presents the revenues and sales, and net loss, as if the acquisition had occurred at the beginning of 1995. The pro forma information includes the revenues and sales, and net loss for the Selected Systems for the indicated period less increased amortization of license costs and other intangible assets, and increased general and administrative expenses for management fee allocations. Pro forma revenues and sales and net loss are not necessarily indicative of the revenues and sales and net loss that would have occurred had the purchases been made at the beginning of the period presented or the results which may occur in the future.

                                       SIX MONTHS
                                          ENDED
                                      JUNE 30, 1995
                                      -------------

Revenues and sales                     $11,456,000
Net loss                                  (839,000)

                             Selected Systems of
                   Horizon Cellular Telephone Company, L.P.

              Notes to Combined Financial Statements (continued)


3. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. NEW ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company adopted SFAS 121 in the first quarter of 1996 and the effect of the adoption was not material.

SFAS No. 123, "Accounting for Stock-Based Compensation," is effective for fiscal years beginning after December 15, 1995. SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determining stock-based compensation expense or to continue with the provisions of APB 25, "Accounting for Stock Issued to Employees." The Company expects to continue to follow APB 25 with respect to the LPAR Plan and will provide disclosures as required by SFAS 123 in the December 31, 1996 notes to the financial statements.

5. ADVANCES FROM AFFILIATES

Advances from affiliates primarily represent cash advances from HCTC and KCCGP which provided funds for investing and operating activities, and have no specific repayment terms. Interest expense is charged monthly at a rate of 11-3/8% of the ending balance payable to HCTC.

                             Selected Systems of
                   Horizon Cellular Telephone Company, L.P.

              Notes to Combined Financial Statements (continued)



6. RELATED PARTY TRANSACTIONS

KCCGP provides various administrative services to the Company, including accounting, engineering, and marketing and advertising services, in addition to funding working capital requirements and capital expenditures as necessary. These expenses are charged, first on the basis of direct usage when identifiable, with the remainder allocated equally among its operating systems. Allocated expenses amounted to $50,000 and $75,000 for the six months ended June 30, 1995 and 1996, respectively.

7. RECENT DEVELOPMENTS

On July 11, 1996, the Company entered into a definitive agreement to sell the FCC operating Licenses, together with certain operating assets and liabilities, to SYGNET Communications Inc. for approximately $250 million. The combined financial statements do not reflect either the estimated gain, or any expenses incurred or expected to be incurred related to the sale of the systems. The sale is expected to close during the third quarter of 1996, and is subject to certain regulatory and other approvals.

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of
Erie Cellular Telephone Company:

We have audited the statements of operations and changes in partners' capital and cash flows of Erie Cellular Telephone Company (a Delaware general partnership) for the period from January 1, 1995 to September 29, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statements of operations and changes in partners' capital and cash flows provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Erie Cellular Telephone Company for the period from January 1, 1995 to September 29, 1995, in conformity with generally accepted accounting principles.




/s/ COOPERS & LYBRAND L.L.P.
- ----------------------------
Coopers & Lybrand L.L.P.

Seattle, Washington,
  August 12, 1996

                        ERIE CELLULAR TELEPHONE COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

            STATEMENT OF OPERATIONS AND CHANGES IN PARTNERS' CAPITAL

              FOR THE PERIOD JANUARY 1, 1995 TO SEPTEMBER 29, 1995





REVENUES:
  Service                                                                           $4,638,200
  Equipment sales and installations                                                    915,600
                                                                                    ----------
                                                                                     5,553,800
                                                                                    ----------

EXPENSES:
  Cost of service                                                                    1,367,200
  Cost of equipment sales and installations                                            887,000
  General and administrative                                                         1,272,600
  Marketing                                                                          1,634,100
  Depreciation and amortization                                                        362,000
                                                                                    ----------

                                                                                     5,522,900
                                                                                    ----------
NET INCOME                                                                              30,900

PARTNERS' CAPITAL, beginning of period                                               9,106,000

INCREASE IN CELLULAR LICENSING COSTS FROM
  ACQUISITIONS MADE BY MAJORITY PARTNER                                                182,300
                                                                                    ----------
PARTNERS' CAPITAL, end of period                                                    $9,319,200
                                                                                    ==========



   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY
                         A DELAWARE GENERAL PARTNERSHIP

                            STATEMENT OF CASH FLOWS

              FOR THE PERIOD JANUARY 1, 1995 TO SEPTEMBER 29, 1995




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                         $  30,900
                                                                                     ---------

  Adjustments to reconcile net income to net cash
    provided by operating activities-
      Depreciation and amortization                                                    362,000
      Changes in current assets and liabilities:
        Trade accounts receivable                                                      (80,000)
        Cellular telephone inventory                                                  (106,100)
        Other current assets                                                            13,800
        Accounts payable                                                                12,300
        Accrued expenses                                                                53,700
        Customer deposits                                                               20,800
                                                                                     ---------
                                                                                       276,500
                                                                                     ---------
              Net cash provided by operating activities                                307,400
                                                                                     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, equipment and other assets                                    (512,500)
                                                                                     ----------

              Net cash used in investing activities                                   (512,500)
                                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net advances from affiliates                                                         202,300
                                                                                     ---------

              Net cash provided by financing activities                                202,300
                                                                                     ---------

              Change in cash                                                            (2,800)

CASH, beginning of period                                                               41,000
                                                                                     ---------

CASH, end of period                                                                  $  38,200
                                                                                     =========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   ACTIVITIES:

   Increase in cellular licensing costs from
     acquisitions made by majority partner                                           $ 182,300
                                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY
                         A DELAWARE GENERAL PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS



1.  ORGANIZATION AND PARTNERS' INTEREST:

Organization

Erie Cellular Telephone Company (the Partnership), was organized in July 1987 by various applicants for the A Block cellular license in the metropolitan statistical area (MSA) of Erie, Pennsylvania (the Market). The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the Federal Communications Commission to determine the recipient of the A Block cellular license in the Market. Erie Cellular Systems, Inc. (Erie Celluar), formerly McCaw Communications of Erie, Inc., a wholly owned subsidiary of AT&T Wireless Services, Inc. (AWS) (formerly McCaw Cellular Communications, Inc.), acquired controlling interest in the Partnership in June 1988. Effective September 29, 1995, Erie Cellular sold its interest in the Partnership to SYGNET Communications, Inc. (SYGNET).

Allocation of Profits and Losses

Net income or loss is allocated to the partners in proportion to their respective percentage interest during the period. The partners' percentage interests at September 29, 1995, prior to the sale of Erie Cellular's interest in the Partnership to SYGNET, were as follows:

              Erie Cellular                         95.5%
              Minority partners                      4.5

In 1995, Erie Cellular purchased an additional 0.6% interest from a minority partner for $182,300 in cash. The acquisition cost incurred by Erie Cellular was capitalized as cellular licensing costs by the Partnership.

Subject to a majority vote of the partners, contributions to capital are made to fund the Partnership's capital expenditures and operating losses. Should a partner not make all or a portion of a required contribution, that partner's interest is subject to dilution as determined by the partnership agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Cellular air time and cellular access charges are recorded as revenue as earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered.

The Partnership's cell sites are operated as part of a larger local calling area managed by subsidiaries of AWS. Cellular air time revenue is recorded by the Partnership based on the usage of its cell sites in relation to total usage of all cell sites within the local calling area.

Depreciation and Amortization

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally twelve years for cellular equipment and three to five years for other property and equipment. Leasehold improvements are amortized using the straight-line method over the term of the lease.

The costs of normal maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized at cost. Gains or losses on the disposition of assets are reflected in the determination of net income or loss at the time of disposition.

Cellular licensing costs primarily represent amounts incurred by Erie Cellular to acquire interests in the A Block cellular license in the Market. Amortization of these costs is provided for using the straight-line method over a period of 40 years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  TRANSACTIONS WITH RELATED PARTIES:

Due to Affiliates

Certain expenditures are made out of a cash concentration account maintained on behalf of the Partnership by a subsidiary of AWS to meet certain capital expenditure and working capital requirements. Cash collections and the above mentioned expenditures related to partnership operations are recorded in this concentration account. Such activities are reflected as net advances from affiliates in the accompanying statement of cash flows.

Technical, Administrative and Marketing Services

AWS has entered into an agreement with the Partnership by which the Partnership shares technical, administrative and marketing services. Shared service support is provided at three different levels: Corporate, Region and District. The costs incurred by AWS and its subsidiaries, as agent, in connection with these shared services, are recorded as follows: Technical operating shared services are recorded based on the Partnership's cell sites in relation to the total cell sites in markets served by AWS and its subsidiaries. Administrative shared services are recorded based on the Partnership's subscribers in relation to the total subscribers in markets served by AWS and its subsidiaries. Marketing shared services are recorded based on the Partnership's gross subscriber additions during the period in relation to the total gross subscribers added in the markets served by AWS and its subsidiaries during the period. The total number of cell sites, subscribers or gross subscriber additions used in the calculation varies depending on the level at which the shared service is provided. Prior to 1995, administrative and marketing shared services were recorded based on the prior year's population in the Partnership's market in relation to the total prior year's population in all the markets served by AWS and its subsidiaries. Expenses for technical, administrative and marketing shared services were approximately $724,400 for the period January 1, 1995 to September 29, 1995.

Management Fees

The Partnership is charged a management fee by a subsidiary of AWS based upon a specified percentage between 3% and 5% of gross monthly revenues not to exceed $30,000 per month for its service in managing the system. Prior to 1995, the management fee charged to the Partnership was 6% of gross revenues. Management fee expense was approximately $209,000 for the period January 1, 1995 to September 29, 1995.

Switch Sharing

The Partnership shares the facilities and maintenance of an AWS subsidiary's mobile switching center. The AWS subsidiary charges the Partnership between $.015 and $.04 per minute of usage for the sharing of the switch. Prior to 1995, the Partnership was charged $.04 per minute of usage for the sharing of the switch. Expenses for switch sharing were approximately $287,000 for the period January 1, 1995 to September 29, 1995.

Other Direct Expenses

Certain other direct expenses charged by AWS' subsidiaries to the Partnership totalled approximately $8,700 for the period January 1, 1995 to September 29, 1995. Such expenses included, among others, after-hours customer care calls, security monitoring and roaming services.

Transactions with AT&T Corp.

The Partnership purchases certain cellular telephone inventory and long distance services from AT&T Corp. (AT&T), parent of AWS. For the period January 1, 1995 to September 29, 1995, the Partnership expensed cellular telephone inventory purchased from AT&T of approximately $33,000, and purchased long distance services from AT&T reflected as cost of service of approximately $110,800.


4.  INCOME TAXES:

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the partners. The tax returns, the qualification of the Partnership as such for tax purposes and the amount of distributable Partnership income or loss are subject to examination by taxing authorities. If such examinations result in changes with respect to the Partnership qualification or in changes with respect to the income or loss, the tax liability of the partners would be changed accordingly.

The Partnership provides depreciation for financial reporting purposes using the straight-line method whereas for income tax purposes accelerated methods are used. In addition, the allowance method for bad debts is used for financial reporting purposes, while the direct write-off method is used for income tax purposes.


5.  COMMITMENTS:

The Partnership is committed under operating leases and agreements, principally for facilities, office space and cell sites, with remaining terms ranging from one to five years. Certain cell site leases include options for additional periods. Certain leases provide for payment by the lessee of taxes, maintenance and insurance.

Future minimum payments, required under operating leases and agreements, that have an initial or remaining noncancelable lease term in excess of one year at September 29, 1995 are summarized below:

          Period ending September 29,
          ---------------------------
                           1996                                                        $ 124,800
                           1997                                                          121,200
                           1998                                                          119,600
                           1999                                                          104,200
                           2000                                                           44,600
                                                                                       ---------
                                                                                       $ 514,400
                                                                                       =========


Total rent expense for the period January 1, 1995 to September 29, 1995 was approximately $103,900.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Partners of
Erie Cellular Telephone Company:

We have audited the accompanying balance sheets of Erie Cellular Telephone Company (a Delaware general partnership) as of December 31, 1993 and 1994, and the related statements of operations and changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Erie Cellular Telephone Company as of December 31, 1993 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP
- -----------------------
ARTHUR ANDERSEN LLP


Seattle, Washington,
  January 27, 1995 (except with
  respect to the matter discussed
  in Note 9, as to which the date
  is August 2, 1996)

                        ERIE CELLULAR TELEPHONE COMPANY

                  BALANCE SHEETS -- DECEMBER 31, 1993 AND 1994


                                    ASSETS
                                    ------

                                                                                 1993             1994
                                                                             (restated)         (restated)
                                                                             ----------         ----------
CURRENT ASSETS:
  Cash                                                                       $    3,200        $    41,000
  Trade accounts receivable, net of allowance
    for doubtful accounts (1993, $34,800;
    1994, $50,000)                                                              458,000            730,500
  Cellular telephone inventory                                                   49,400             93,100
  Other                                                                          13,300             14,600
                                                                             ----------        -----------
             Total current assets                                               523,900            879,200

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation and amortization (1993, $548,800;
  1994, $752,600)                                                             1,491,500          1,900,900

CELLULAR LICENSING COSTS, net of accumulated
  amortization (1993, $1,311,600; 1994,
  $1,534,300)                                                                 7,604,400          7,552,400

OTHER, net                                                                        5,800               -
                                                                             ----------        -----------
                                                                             $9,625,600        $10,332,500
                                                                             ==========        ===========


                          LIABILITIES AND PARTNERS' CAPITAL
                          ---------------------------------
CURRENT LIABILITIES:
  Accounts payable                                                           $   33,500        $    10,100
  Accrued expenses                                                              211,100            279,300
  Due to affiliates                                                               7,600            936,500
  Unearned revenues and customer deposits                                        88,200                600
                                                                             ----------        -----------
             Total current liabilities                                          340,400          1,226,500

COMMITMENTS

PARTNERS' CAPITAL                                                             9,285,200          9,106,000
                                                                             ----------        -----------
                                                                             $9,625,600        $10,332,500
                                                                             ==========        ===========



   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY


           STATEMENTS OF OPERATIONS AND CHANGES IN PARTNERS' CAPITAL

                     YEARS ENDED DECEMBER 31, 1993 AND 1994




                                                                                    1993               1994
                                                                                 (restated)         (restated)
                                                                                 ----------         ----------
REVENUES:
  Service                                                                        $2,901,800         $4,303,400
  Equipment sales and installations                                                 453,300            730,600
                                                                                 ----------         ----------
                                                                                  3,355,100          5,034,000
                                                                                 ----------         ----------
EXPENSES:
  Cost of service                                                                   563,800            800,300
  Cost of equipment sales and installations                                         515,100            774,900
  General and administrative                                                      1,103,400          1,726,700
  Marketing                                                                       1,309,200          1,649,600
  Depreciation and amortization                                                     350,200            432,400
                                                                                 ----------         ----------
                                                                                  3,841,700          5,383,900
                                                                                 ----------         ----------
NET LOSS                                                                           (486,600)          (349,900)

PARTNERS' CAPITAL, beginning of year                                              8,507,400          9,285,200

INCREASE IN CELLULAR LICENSING COSTS FROM
  ACQUISITIONS MADE BY PARENT                                                     1,264,400            170,700
                                                                                 ----------         ----------
PARTNERS' CAPITAL, end of year                                                   $9,285,200         $9,106,000
                                                                                 ==========         ==========





   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                                                  1993               1994
                                                                               (restated)         (restated)
                                                                               ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $(486,600)         $(349,900)
                                                                                ----------         ----------

  Adjustments to reconcile net loss to net cash
    used in operating activities-
      Depreciation and amortization                                               350,200            432,400
      Changes in current assets and liabilities:
        Trade accounts receivable, net                                           (201,600)          (272,500)
        Cellular telephone inventory                                              (49,400)           (43,700)
        Other current assets                                                       41,700             (1,300)
        Accounts payable                                                           21,700            (23,400)
        Accrued expenses                                                          119,100             68,200
        Unearned revenues and customer deposits                                    42,300            (87,600)
                                                                                ---------          ---------
          Total adjustments                                                       324,000             72,100
                                                                                ---------          ---------
    Net cash used in operating activities                                        (162,600)          (277,800)
                                                                                ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (472,000)          (613,300)
                                                                                ---------          ---------
    Net cash used in investing activities                                        (472,000)          (613,300)
                                                                                ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net advances from affiliates                                                    619,200            928,900
                                                                                ---------          ---------
    Net cash provided by financing activities                                     619,200            928,900
                                                                                ---------          ---------
    Change in cash                                                                (15,400)            37,800
                                                                                ---------          ---------
CASH, beginning of year                                                            18,600              3,200
                                                                                ---------          ---------
CASH, end of year                                                               $   3,200          $  41,000
                                                                                =========          =========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES:

   Increase in cellular licensing costs from
     acquisitions made by parent                                               $1,264,400          $ 170,700
                                                                               ==========          =========


   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994




1.  ORGANIZATION AND PARTNERS' INTEREST:

Organization

Erie Cellular Telephone Company (the Partnership), a Delaware general partnership, was originally organized in July 1987 by various applicants for the A Block cellular license in the metropolitan statistical area (MSA) of Erie, Pennsylvania (the Market). The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the Federal Communications Commission (FCC) to determine the recipient of the A Block cellular license in the Market. McCaw Communications of Erie, Inc. (McCaw), a wholly owned subsidiary of McCaw Cellular Communications, Inc. (MCCI), acquired controlling interest in the Partnership in June 1988. On September 19, 1994, AT&T Corp. (AT&T) merged with MCCI. During 1995, MCCI changed its name to AT&T Wireless Services, Inc.

Allocation of Profits and Losses

Net loss is allocated to the partners in proportion to their respective percentage interest during the period. The partners' percentage interests at December 31, 1993 and 1994, were as follows:

                                                1993              1994
                                                ----              ----
McCaw                                           93.8%               94.9%
Minority partners                                6.2                5.1

Subject to a majority vote of the partners, contributions to capital are made to fund the Partnership's capital expenditures and operating losses. Should a partner not make all or a portion of a required contribution, that partner's interest is subject to dilution as determined by the partnership agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Cellular air time and cellular access charges are recorded as revenue as earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered. Prior to 1994, cellular access charges were billed in advance.

Cellular Telephone Inventory

Cellular telephone inventory is stated at the lower of cost or market. Cost is determined by using the specific identification method.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally twelve years for cellular equipment and three to five years for other property and equipment. Leasehold improvements are amortized using the straight-line method over the term of the lease.

Cellular Licensing Costs

Cellular licensing costs primarily represent amounts incurred to secure the A Block cellular license in the Market. Amortization of these costs is provided for using the straight-line method over a period of 40 years.

3.  PROPERTY AND EQUIPMENT:

                                                                   December 31
                                                          ---------------------------
                                                         1993                     1994
                                                         ----                     ----
         Cellular equipment                            $1,855,800                 2,452,900
         Leasehold improvements                            93,500                   105,200
         Other                                             91,000                    95,400
                                                        ---------                 ---------
                                                        2,040,300                 2,653,500
                                                        =========                 =========
         Less - Accumulated depreciation
           and amortization                               548,800                   752,600
                                                        ---------                 ---------
                                                        1,491,500                 1,900,900
                                                        =========                 =========

4.  ACCRUED EXPENSES:

                                                                      December 31
                                                             ---------------------------
                                                               1993                   1994
                                                               ----                   ----
         Wages, vacations and bonuses                       $70,400                 86,500
         Sales, excise and other taxes                       25,300                 47,100
         Commissions                                         47,900                 85,300
         Other                                               67,500                 60,400
                                                            -------               --------
                                                            211,100               $279,300
                                                            =======               ========


5.  TRANSACTIONS WITH RELATED PARTIES:

Due to Affiliates

Certain expenditures are made out of a cash concentration account, maintained on behalf of the Partnership by an affiliate, to meet certain capital expenditure and working capital requirements. Cash collections and the above mentioned expenditures related to partnership operations are recorded in this concentration account. The resulting cash balance for the Partnership related to the above activities is reflected as due to affiliates in the accompanying financial statements.

Technical, Administrative and Marketing Services

Costs incurred by MCCI and its subsidiaries, as agents, in association with certain shared services, are recorded as follows: Technical operating shared expenses are recorded based on the Partnership's cell sites in relation to the total cell sites serviced by MCCI and its subsidiaries. Administrative and marketing shared expenses are recorded based on the prior year's population in the Partnership's MSA in relation to the total prior year's population in all the MSAs serviced by MCCI or its subsidiaries.

In addition, a management fee of 6% of gross revenues is charged to the Partnership from a subsidiary of MCCI for its service in managing the system.

Switch Sharing

The Partnership shares the facilities and maintenance of an affiliate's mobile switching center. The affiliate charges the Partnership $.04 per billable minute of usage for the sharing of the switch.

Expenses for technical, administrative and marketing services and switch sharing were $1,281,400 and $1,903,900 for the years ended December 31, 1993 and 1994, respectively.

Certain other direct expenses allocated to the Partnership equaled $24,100 and $26,400 for the years ended December 31, 1993 and 1994, respectively. Such expenses included, among others, after-hours customer care calls, security monitoring, network services and roaming services.

A proposal has been made to the Partners by McCaw to modify management fees, switch sharing and shared administrative and marketing expenses charged to the Partnership effective January 1, 1995. The proposed changes are as follows:
The management fee charges will be the lesser of $30,000 per month or a specified sliding scale percentage of gross revenue, switch sharing charges will be on a sliding scale ranging from $.04 to $.015 per minute based on the market's monthly minutes of use, and shared administrative and marketing expenses will be changing from population-based to subscriber-based allocations.

Transactions with AT&T

The Partnership purchases certain cellular telephone inventory and long distance services from AT&T. These goods and services were purchased under contractual arrangements with AT&T which existed prior to the AT&T/MCCI merger date. For the year ended December 31, 1994, approximately $113,000 of cellular telephone inventory sold and reflected as cost of equipment sales and approximately $122,000 of cellular long distance services reflected as cost of service in the accompanying financial statements were purchased from AT&T.

6.  INCOME TAXES:

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the partners. The tax returns, the qualification of the Partnership as such for tax purposes and the amount of distributable Partnership income or loss are subject to examination by taxing authorities. If such examinations result in changes with respect to the Partnership qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

The Partnership provides depreciation for financial reporting purposes using the straight-line method whereas for income tax purposes accelerated methods are used. In addition, the allowance method for bad debts is used for financial reporting purposes, while the direct write-off method is used for income tax purposes.

7.  COMMITMENTS:

The Partnership is committed under operating leases and agreements, principally for facilities, office space and cell sites, with remaining terms ranging from one to five years. Certain cell site leases include options for additional periods. Certain leases provide for payment by the lessee of taxes, maintenance and insurance.

Future minimum payments, required under operating leases and agreements, that have an initial or remaining noncancelable lease term in excess of one year at December 31, 1994, are summarized below:

          Years ending December 31,
          -------------------------
                     1995                                            $40,500
                     1996                                             19,200
                     1997                                             19,200
                     1998                                             17,400
                     1999                                              3,200
                                                                     -------
                                                                     $99,500
                                                                     =======


Total rent expense for the years ended December 31, 1993 and 1994, was approximately $103,800 and $113,300, respectively.

8.  MERGER OF MCCI AND AT&T:

In connection with the merger of MCCI and AT&T, both parties entered into a Consent Decree with the Department of Justice. Under the Consent Decree, MCCI and its affiliates are required to offer their customers equal access to long distance carriers. The planned completion of this conversion for the Partnership is August 1995. The Partnership has served and will continue to serve as the provider for its customers' InterLATA and international calling services until the conversion date. Subsequent to the conversion, all revenues and expenses associated with providing InterLATA and international calling service will be recorded by the long distance carrier providing the service. InterLATA and international calling services reduced the net loss of the Partnership by approximately $239,000 for the year ended December 31, 1994.

9.  SUBSEQUENT EVENT:

Effective September 29, 1995, McCaw sold all of its interests in the Partnership to SYGNET Communications, Inc. (SYGNET). In connection with a proposed offering of securities by SYGNET, adjustments have been made to the previously issued financial statements of the Partnership to reflect the cost of the cellular license originally purchased by McCaw. McCaw's basis in the cellular license acquired and the related accumulated amortization have been pushed down to the

Partnership's financial statements for the years presented, resulting in an increase to the provision for depreciation and amortization of $180,700 and $222,700 for the years ended December 31, 1993 and 1994, respectively, compared to the amounts previously reported.

                         Report of Independent Auditors


General and Limited Partners
DICOMM Cellular Limited Partnership

We have audited the accompanying statements of operations, partners' capital (deficiency), and cash flows of DICOMM Cellular Limited Partnership for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of DICOMM Cellular Limited Partnership for the year ended December 31, 1993 in conformity with generally accepted accounting principles.



/s/ ERNST & YOUNG LLP

March 25, 1994
Boston, Massachusetts

                      DICOMM Cellular Limited Partnership

                            Statement of Operations

                          Year Ended December 31, 1993


 REVENUES
  Subscriber revenue                                                                   $    1,161,720
  Roamer revenue                                                                            1,628,654
                                                                                     ------------------
 Total revenues                                                                             2,790,374


 COSTS AND EXPENSES
  Costs of services                                                                         1,042,689
  General and administrative                                                                  787,564
  Selling and marketing                                                                       566,505
  Depreciation and amortization                                                               475,196
                                                                                     ------------------
                                                                                            2,871,954

 Loss from operations                                                                         (81,580)
 Interest expense                                                                             530,239
                                                                                     ------------------

 Net loss                                                                              $     (611,819)
                                                                                     ==================


See accompanying notes.

                      DICOMM Cellular Limited Partnership

                  Statement of Partners' Capital (Deficiency)


                                                                                             TOTAL
                                                                                           PARTNERS'
                                                      GENERAL            LIMITED            CAPITAL
                                                      PARTNER            PARTNERS          (DEFICIENCY)
                                                 -------------------------------------------------------
 Balance at December 31, 1992                      $     (20,215)    $   (2,001,314)     $  (2,021,529)
 Partners' capital contributions                           1,616            160,000            161,616
 Net loss                                                 (6,118)          (605,701)          (611,819)
                                                 -------------------------------------------------------

 Balance at December 31, 1993                      $     (24,717)    $   (2,447,015)     $  (2,471,732)
                                                 =======================================================


See accompanying notes.

                      DICOMM Cellular Limited Partnership

                            Statement of Cash Flows

                          Year Ended December 31, 1993


 OPERATING ACTIVITIES
 Net loss                                                                              $    (611,819)
 Adjustments to reconcile net loss to net cash used in
   operating activities:
       Depreciation                                                                          460,090
       Amortization                                                                           15,106
       Deferred rent                                                                          (2,994)
       Changes in operating assets and liabilities:
         Accounts receivable                                                                (282,871)
         Inventories                                                                         (19,495)
         Prepaid expenses                                                                     (7,833)
         Other assets                                                                          1,898
         Accounts payable                                                                     77,178
         Accrued expenses                                                                     85,628
                                                                                     ------------------
 Net cash used in operating activities                                                      (285,112)

 INVESTING ACTIVITIES
 Purchases of property and equipment                                                        (483,509)
                                                                                     ------------------
 Net cash used in investing activities                                                      (483,509)

 FINANCING ACTIVITIES
 Proceeds from capital contributions                                                         161,616
 Proceeds from loans from supplier                                                            23,389
 Bank overdraft                                                                               51,616
 Proceeds from notes payable to related parties                                              532,000
                                                                                     ------------------
 Net cash provided by financing activities                                                   768,621
                                                                                     ------------------
 Net decrease in cash and cash equivalents                                                         -
 Cash and cash equivalents at December 31, 1992                                                    -
                                                                                     ------------------

 Cash and cash equivalents at December 31, 1993                                        $           -
                                                                                     ==================


See accompanying notes.

                     DICOMM Cellular Limited Partnership


                        Notes to Financial Statements


                         Year Ended December 31, 1993





1.    BASIS OF PRESENTATION

DICOMM Cellular Limited Partnership (the Company) was formed as a Delaware limited partnership on February 7, 1991. The Company provides cellular portable telephone service in the Genessee, Wyoming, Chautauqua, Cattaraugus, Alleghany and Steuben Counties in New York State.

The General Partner is DICOMM Cellular Inc. The General Partner has a 1% interest in the Company and has sole operating responsibility and control.

Limited Partners have no operating control or responsibility and collectively hold a 99% share of the Company.

On March 8, 1994, the partners sold all of their general and limited partnership interests in the Company, with the exception of certain liabilities, primarily litigation relating to the period prior to March 8, 1994. See Note 6 for further discussion.

2.    SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with maturities of three months or less at date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, including expenses related to engineering services. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, ranging from 5 to 40 years.

LICENSE COSTS

License costs relate to organization and development costs, legal and professional fees, salaries and related expenses associated with technical development of the cellular system and obtaining related regulatory approvals. The costs are being amortized on a straight-line basis over 40 years.

                      DICOMM Cellular Limited Partnership

2.    SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

OTHER ASSETS

Other assets relate to organization costs, deferred financing costs and capitalized lease costs which are being amortized on a straight-line basis over terms of 5 to 10 years.

INCOME TAXES

The Company is a partnership and, as such, no provision is made for income taxes as income or loss is included in the tax returns of the partners. Each partner accounts for its related share of applicable tax credits.

3.    NOTES PAYABLE TO SUPPLIER

The Company entered into a loan agreement on July 1, 1991 with its major equipment supplier. The agreement related to the issuance of two promissory notes, an equipment note and a working capital note aggregating $6,000,000. Interest accrues on principal balances at the rate of the Morgan Guaranty Trust Company of New York base rate plus 3%, adjusted periodically. Advances under the notes are secured by substantially all of the Company's assets. The notes are payable in 48 equal monthly principal payments of $125,000 beginning July 1, 1994.

The notes include restrictive financial covenants relating to working capital, tangible net worth and other items. The Company was in violation of certain of these covenants at December 31, 1993. However, the notes were paid in full on March 8, 1994 in conjunction with the sale of the general and limited partnership interests discussed in Note 6. Accordingly, the notes are classified as current at December 31, 1993. Interest paid in 1993 was $497,251.

                      DICOMM Cellular Limited Partnership

4.    LEASES

The Company has noncancellable operating lease commitments for office space, land, tower space and vehicles. Terms of the leases range from one to ten years and include various renewal options. Rent expense incurred during the year ended December 31, 1993 amounted to $150,792. Minimum future rental commitments are as follows:

              Year Ended
              December 31:
              ----------------------------
                  1994                         $   133,676
                  1995                             126,491
                  1996                             145,686
                  1997                              29,203
                  1998                              10,200
                  Thereafter                        37,994
                                             ---------------

                                               $   483,250
                                             ===============

5.    RELATED-PARTY TRANSACTIONS

The Company pays a monthly management fee to an affiliated company owned by the limited partners for administrative and office services provided. The Company incurred management fees of $119,874.

The notes payable to related parties on December 31, 1993 consist of $542,000 unsecured demand promissory note from the general partner, of which $462,000 is outstanding and $70,000 of unsecured demand notes payable to the limited partners. The notes are noninterest bearing.

6.    SUBSEQUENT EVENTS

On March 8, 1994, the General and Limited Partners sold their partnership interests in the Company to Horizon Cellular Telephone Company, L.P. and Horizon Cellular Telephone Company of Chautauqua L.P. (the Purchaser) for $43,750,000. A portion of the purchase price was advanced to satisfy the Company's notes payable to suppliers. Under the terms of the purchase and sale agreement, certain liabilities of the Company remain with the general partner, including notes payable and any litigation that may arise relating to the period prior to March 8, 1994.

=================================================       ================================================
- -------------------------------------------------       ------------------------------------------------
   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
 AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
 REPRESENTATION IN CONNECTION WITH THIS OFFERING
 OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND,
 IF GIVEN OR MADE, SUCH INFORMATION OR                               SYGNET WIRELESS, INC.
 REPRESENTATION MUST NOT BE RELIED UPON AS HAVING
 BEEN AUTHORIZED BY THE COMPANY OR THE PURCHASERS.
 THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO                        % SENIOR NOTES
 SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY                          DUE 2006
 SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR
 DOES IT CONSTITUTE AN OFFER TO SELL, OR THE
 SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES
 OTHER THAN THE NOTES OFFERED HEREBY OR TO ANY
 PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR
 SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE
 PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT
 QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS
 UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
 NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY
 SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES,
 CREATE ANY IMPLICATION THAT THERE HAS BEEN NO
 CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE
 HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS                    ----------------
 CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE                            PROSPECTUS
 HEREOF.                                                               ----------------

                ---------------------

                  TABLE OF CONTENTS
                                                PAGE
 Prospectus Summary  . . . . . . . . . . . . .     3             DONALDSON, LUFKIN & JENRETTE
 Risk Factors  . . . . . . . . . . . . . . . .    10                SECURITIES CORPORATION
 Use of Proceeds . . . . . . . . . . . . . . .    14
 Capitalization  . . . . . . . . . . . . . . .    15                 LEHMAN BROTHERS, INC.
 Unaudited Pro Forma Condensed Consolidated
   Financial Data  . . . . . . . . . . . . . .    16              TORONTO DOMINION SECURITIES
 Selected Financial Data . . . . . . . . . . .    23
 Management's Discussion and Analysis of
   Financial Condition and Historical
   Results of Operations . . . . . . . . . . .    24
 Business  . . . . . . . . . . . . . . . . . .    29
 Management  . . . . . . . . . . . . . . . . .    45
 Principal and Selling Stockholders  . . . . .    48
 Certain Relationships and Related Transactions   49
 Description of Bank Credit Facility . . . . .    50
 Description of Notes  . . . . . . . . . . . .    51
 Description of Capital Stock  . . . . . . . .    70
 Underwriting  . . . . . . . . . . . . . . . .    72
 Certain United States Federal Income Tax
   Consequences  . . . . . . . . . . . . . . .    72
 Legal Matters . . . . . . . . . . . . . . . .    73
 Experts . . . . . . . . . . . . . . . . . . .    74
 Additional Information  . . . . . . . . . . .    74
 Certain Terms . . . . . . . . . . . . . . . .    74


- -------------------------------------------------       ------------------------------------------------
=================================================       ================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 14, 1996

PROSPECTUS
_________, 1996                3,750,000 SHARES

                             SYGNET WIRELESS, INC.

                              CLASS A COMMON STOCK


         Of the 3,750,000 shares of Class A Common Stock, par value
$0.01 per share ("Class A Common Stock"), offered hereby (the "Common Stock Offering"), 3,000,000 are being sold by Sygnet Wireless, Inc. (the "Company") and 750,000 are being sold by certain of the Company's stockholders (the "Selling Stockholders"). See "Principal and Selling Stockholders." The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. Concurrently with the Common Stock Offering, the Company is offering, pursuant to a separate prospectus, $110,000,000 aggregate principal
amount of its     % Senior Notes due 2006 (the "Notes Offering" and, together with the Common Stock Offering, the "Offerings"). The Common Stock Offering is conditioned upon consummation of the Notes Offering.

         Prior to the Common Stock Offering, there has been no public market for the Class A Common Stock of the Company.  It is currently estimated
that the initial public offering price will be between $      and $      per
share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price.

         The Company's authorized common stock includes Class A Common
Stock and Class B Common Stock, par value $0.01 per share ("Class B Common Stock"). The rights of Class A Common Stock and Class B Common Stock are substantially identical, except that the holders of the Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to 10 votes per share. Except as required by law or otherwise provided in the Articles of Incorporation of the Company, both classes will vote together as one class on all matters generally submitted to a vote of stockholders, including the election of directors. Shares of Class B Common Stock are convertible into Class A Common Stock at any time on a share-for-share basis. See "Description of Capital Stock." After the Common Stock Offering, holders of Class B Common Stock will control approximately 94% of the Common Stock voting power.

                 Application has been made to include the Class A Common Stock
on the Nasdaq National Market under the symbol "     ."

                 SEE "RISK FACTORS" COMMENCING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CLASS A COMMON STOCK.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------------------------------
                                    PRICE            UNDERWRITING        PROCEEDS         PROCEEDS TO
                                    TO THE          DISCOUNTS AND         TO THE            SELLING
                                    PUBLIC         COMMISSIONS (1)      COMPANY (2)      STOCKHOLDERS
- --------------------------------------------------------------------------------------------------------
      Per Share . . . . .     $                     $                 $                $
      Total (3) . . . . .     $                     $                 $                $
- --------------------------------------------------------------------------------------------------------

      (1) The Company and Selling Stockholders have agreed toindemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      (2)  Before deducting expenses estimated at $       , which will be
           paid by the Company.

      (3) The Company has granted to the Underwriters a 30-day option to purchase up to 562,500 additional shares at the Price to the Public less Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and
           Commissions, and Proceeds to the Company will be $          ,
           $           and $         , respectively.  See "Underwriting."

           The shares are being offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that delivery of share certificates will be made in New York,
New York on or about                       , 1996.

DONALDSON, LUFKIN & JENRETTE                                   LEHMAN BROTHERS
   SECURITIES CORPORATION

                            [INSERT MAP OF MARKETS]





IN CONNECTION WITH THE COMMON STOCK OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information (including the Company's combined financial statements and notes thereto) contained elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that the Underwriters' over-allotment option is not exercised. Unless the context otherwise requires, references to the "Company" are to Sygnet Wireless, Inc., an Ohio corporation, its wholly-owned subsidiary, Sygnet Communications, Inc., and their respective predecessors prior to the corporate restructuring described elsewhere in this Prospectus and include the operations to be acquired in part with the proceeds of the Offerings. The term "Business -- Horizon Acquisition" refers to the acquisitions under the agreement to purchase five RSAs in western Pennsylvania and New York (PA-1, PA-2, PA-6, PA-7 and NY-3) from three Horizon Cellular Telephone Company affiliates, as described more fully below under "The Horizon Acquisition." Except for historical financial information and unless otherwise indicated, all references herein to Pops, Net Pops and the Company's systems give effect to consummation of the Horizon Acquisition, which will occur simultaneously with the closing of the
Offerings.   See "Certain Terms" for the definitions of certain other terms used in this Prospectus.

                                  THE COMPANY

         Upon consummation of the Horizon Acquisition, the Company will own and operate cellular telephone systems serving one large cluster with approximately 2.4 million Pops in northeastern Ohio, western Pennsylvania and western New York. The Horizon Acquisition will add five RSAs (the "Horizon Systems") to the three MSAs and one RSA currently operated by the Company (the "Existing Systems"), providing the Company with approximately 78,000 subscribers. The Company's cellular systems are located in Youngstown, Ohio and Erie, Pennsylvania and in primarily suburban and rural areas between the Cleveland, Akron-Canton, Pittsburgh, Buffalo and Rochester metropolitan areas. The Company believes that its mix of suburban and rural locations provides it with advantages over cellular operators in predominantly urban areas, including greater roaming revenue opportunities, lower distribution costs and higher costs of entry for new competitors. The Company has converted all of its Existing Systems to time division multiple access ("TDMA") digital technology and will selectively convert the more densely populated portions of the Horizon Systems to digital technology in early 1997.

         The Company began operating cellular systems in 1985 in Youngstown, Ohio and has expanded to cover nine contiguous markets through a series of acquisitions. The Company is owned and controlled by the Williamson family, which has owned and operated broadcast and other communications companies in northeastern Ohio and western Pennsylvania since 1926. The following table summarizes the Existing Systems and the Horizon Systems.

                                              TOTAL                                                  DATE OF
                                              POPS             OWNERSHIP           NET POPS        ACQUISITION
                                              ----                                 --------        -----------

    Existing Systems(1)
    ----------------
      Youngstown, OH MSA                     491,900             100%               491,900           1985
      Sharon, PA MSA                         122,100             100%               122,100           1987
      Erie, PA MSA                           280,600             100%               280,600           1995
      Columbiana, OH, OH-11 RSA              111,700             100%               111,700           1991

    Horizon Systems(1)(2)
    ---------------
      Chautauqua, NY, NY-3 RSA               485,200             100%               485,200           1996
      Crawford, PA, PA-1 RSA                 197,200             100%               197,200           1996
      Lawrence, PA, PA-6 RSA                 376,400             100%               376,400           1996
      Indiana, PA, PA-7 RSA                  217,100             100%               217,100           1996
      McKean, PA,  PA-2 RSA(3)                89,400             100%                89,400           1996
                                             -------                                -------

            Total                          2,371,600                             2,371,600

(1) All of the Existing Systems and Horizon Systems licenses are non-wireline licenses.
(2) To be acquired as described under "Business -- The Horizon Acquisition." The consummation of the Offerings is conditioned upon the consummation of the Horizon Acquisition.
(3) The Horizon Acquisition includes the Pops in the PA-2 RSA where the Company has Interim Operating Authority ("IOA") pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. The Company's IOA from the FCC will expire upon selection of the new licensee and the commencement of operations by that licensee. Until the expiration of the IOA, however, the Company is entitled to all revenue and income generated by the PA-2 RSA. The Company believes that the expiration of such authority will not have a material adverse effect on its results of operations.

BUSINESS STRATEGY

         The Company's goal is to become the leading full service provider of mobile telecommunications services in its cluster by offering technically advanced cellular service, superior coverage and a high level of customer service at competitive prices. Specifically, the Company's business objectives are to increase penetration and improve profitability in both the Horizon Systems and its Existing Systems by taking advantage of its ability to operate in a much larger regional footprint. In addition, the Company may in the future acquire additional systems that provide the Company with the ability to further its strategic objectives.

         - Developing the Horizon Systems. The Company believes that the Horizon Systems are underdeveloped and underpenetrated compared to its Existing Systems and represent a substantial growth opportunity for the Company. By taking advantage of marketing, operating and engineering synergies arising from the Horizon Acquisition, the Company believes that it will be able to decrease overall per subscriber operating costs and rapidly increase penetration in the Horizon Systems to levels comparable to those achieved in its Existing Systems. Immediately upon consummation of the Horizon Acquisition, the Company will apply its business strategy to the Horizon Systems, which strategy has generated significant subscriber and revenue growth in its Existing Systems, including the recent acquisition of the Erie, PA MSA in September 1995 (the "Erie Acquisition").

         -   Aggressive Marketing and Promotion of Cellular Services.
The Company plans to implement the aggressive marketing programs that it has been using in its Existing Systems to increase subscriber activations in the Horizon Systems. These include competitive rate plans which provide low priced regional roaming rates tailored for individual markets and attractive equipment prices. In addition, the Company will use a mix of advertising media such as television, radio and outdoor advertising to reach potential new subscribers.

         -   Local Retail Outlets and Superior Customer Service.  The
Company strives to provide a high level of customer service and the Company's use of local retail stores is a key element of this local subscriber service strategy. The Company's stores are staffed with sales and customer service representatives who provide a more direct, specifically targeted level of customer service than is ordinarily offered by larger competitors relying on centralized customer service operations. By having a permanent local retail presence, the sales staff can cultivate local market knowledge that allows them to focus their efforts on the specific demands of the market or markets in which they operate. This improves their ability to establish relationships
with customers, to understand the customer's needs and to reduce churn.   The
sales team's ability to promote the Company's services both inside and outside of its cluster is enhanced by its license to market under the CELLULAR ONE(R) brand name and its continuing participation in the North American Cellular Network ("NACN"), a national cellular network comprised principally of non-wireline carriers whose goal is to make cellular service "seamless" throughout North America by facilitating automatic roaming to and from member systems.

         - Advanced Systems Design. The Company's system design and the TDMA digital technology it employs provide the foundation for technically superior cellular service. The Company has deployed a large number of cell sites in each service area. Consequently, subscribers in the Existing Systems enjoy a high level of local and regional coverage, resulting in high quality hand-held coverage throughout most of its population centers, minimal call blocking, seamless call delivery through NACN and the availability of digital voice and data services. All of the Company's existing cells have already been upgraded to offer TDMA digital services and the Company intends to selectively improve the technology being used in the Horizon Systems to match this high quality level. The Company believes it is well positioned to address new technologies that might become available in its markets.

         - Decentralized Marketing Management. The Company has assembled management, sales and operating staff with extensive experience and relationships within each market. The decentralized market management structure adopted by the Company allows it to tailor its service to meet the needs of each market. This local approach to marketing is coordinated with senior management of the Company and allows each market to benefit from shared corporate resources.

         - Acquisition Strategy. The Company's primary external growth strategy has been to develop its cellular system by pursuing acquisitions that expand its regional footprint, can be operated efficiently, enhance its reciprocal relationships with other cellular telephone carriers and provide an opportunity to gain significant competitive advantages. As it has done successfully in the past, the Company intends to pursue acquisition opportunities which permit the Company to achieve these strategic objectives either with respect to its current cluster or elsewhere.

         - Future Competition. The Company is preparing for what is expected to be an increasingly competitive telecommunications environment by aggressively working to attract new subscribers. The Company believes it is prepared for this competition because it is not dependent on high roaming or local rates. In addition, the Company believes that it can effectively face this competition from its position as an incumbent in the cellular field with a high quality network that is not capacity constrained. The Company also has an extensive footprint, strong distribution channels, superior customer service capabilities and an experienced management team. Because the Company operates in medium to small markets, the new personal communications services ("PCS") licensees may be unable or unwilling to offer commercially viable wireless service in much of the Company's area in the near term. The Company believes the extensive capital expenditures required to deploy the infrastructure for PCS is more readily justifiable from an economic standpoint in larger, more densely populated urban areas. This constraint of PCS may position the Company to offer roaming services to PCS customers, as well as to provide bulk lines of service for resale to certain PCS companies. For example, the Company's existing Youngstown and Erie systems are equipped to provide TDMA digital roaming to AT&T Wireless PCS subscribers when AT&T Wireless introduces dual band TDMA phones in the adjacent Cleveland and Buffalo-Rochester MTAs.

THE HORIZON ACQUISITION

         On July 11, 1996, the Company signed an agreement with Horizon Cellular Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P. and Horizon Cellular Telephone Company of Indiana L.P., (the "Horizon Companies") to purchase for $250.0 million in cash (subject to net working capital adjustment) the Horizon Systems, which consist of the PA-1, PA-2, PA-6, PA-7 and NY-3 RSAs. Under the agreement, the Company is to become the cellular licensee serving contiguous markets representing approximately 1.3 million Pops and covering over 16,125 square miles in western Pennsylvania and New York. The PA-2 RSA, which represents 89,400 Pops, currently operates under IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. While the Company is not acquiring a permanent license for the PA-2 RSA, it is entitled to all revenue and income generated by the cellular system until the FCC resolves the dispute. The Company is unable to predict when or how the FCC will resolve this matter.

         Simultaneously with the closing of the Horizon Acquisition,
Sygnet Communications, Inc., the wholly-owned Subsidiary of the Company (the "Subsidiary") will obtain secured financing from a number of commercial lenders (the "Lenders") under a $300.0 million revolving line of credit (the "Bank Credit Facility"). Up to approximately $117.0 million of the proceeds of these loans will be used to pay part of the purchase price in the Horizon Acquisition and the remainder will be used for working capital purposes, to refinance $70.5
million in existing debt and for system expansion.   See "Description of Bank
Credit Facility."

                           THE COMMON STOCK OFFERING

         The following summary description of the Common Stock is qualified in its entirety by the more detailed information set forth under the caption "Description of Capital Stock" contained elsewhere in this Prospectus.

Class A Common Stock offered by:
         The Company  . . . . . . . . . . . . . . . . . . . .       3,000,000 shares
         Selling Stockholders . . . . . . . . . . . . . . . .         750,000 shares
                                                                    ---------
                 Total  . . . . . . . . . . . . . . . . . . .       3,750,000 shares

Common Stock to be outstanding after the Common Stock Offering:
         Class A Common Stock . . . . . . . . . . . . . . . .       3,750,000 shares
         Class B Common Stock . . . . . . . . . . . . . . . .       5,420,630 shares
                                                                    ---------
                 Total  . . . . . . . . . . . . . . . . . . .       9,170,630 shares

Preferred Stock to be outstanding after the
         Common Stock Offering    . . . . . . . . . . . . . .       None.

Voting Rights                                                       Holders of the Class A Common Stock are
                                                                    entitled to one vote per share and holders of
                                                                    Class B Common Stock are entitled to 10 votes
                                                                    per share.  Except as required by law or
                                                                    otherwise provided in the Amended Articles of
                                                                    Incorporation (the "Articles of
                                                                    Incorporation"), both classes will vote
                                                                    together as one class on all matters generally
                                                                    submitted to a vote of stockholders, including
                                                                    the election of directors.  Shares of Class B
                                                                    Common Stock are convertible on a voluntary
                                                                    basis into Class A Common Stock at any time on
                                                                    a share-for-share basis and are automatically
                                                                    so converted upon transfer (except to certain
                                                                    persons), subject in each case to certain
                                                                    procedures and restrictions.  See "Description
                                                                    of Capital Stock."  The Class A Common Stock
                                                                    and Class B Common Stock are referred to as the
                                                                    "Common Stock."  After the Common Stock
                                                                    Offering, holders of Class B Common Stock will
                                                                    control approximately 94% of the Common Stock
                                                                    voting power.

Concurrent Offering . . . . . . . . . . . . . . . . . . . . .       Concurrently with the Common Stock Offering,
                                                                    the Company is offering $110.0 million
                                                                    aggregate principal amount of its    % Senior
                                                                    Notes due 2006 (the "Notes").  For a
                                                                    description of the material provisions of the
                                                                    Notes, see "Description of Indebtedness -- The
                                                                    Notes."  The Common Stock Offering and the
                                                                    Notes Offering are each conditioned on the
                                                                    other being consummated.

Use of Proceeds     . . . . . . . . . . . . . . . . . . . . .       The Company intends to use the net proceeds
                                                                    of the Offerings and a portion of the
                                                                    availability under the Bank Credit Facility to
                                                                    finance the Horizon Acquisition.  See "Use of
                                                                    Proceeds" and "Business -- The Horizon
                                                                    Acquisition."

Nasdaq National Market Symbol . . . . . . . . . . . . . . . .

                                  RISK FACTORS

         Certain factors should be considered in connection with an investment in the Class A Common Stock. See "Risk Factors."

                      SUMMARY FINANCIAL AND OPERATING DATA
                  (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA)




                                                  HISTORICAL                                    HISTORICAL
                                            YEAR ENDED DECEMBER 31         PRO FORMA(1)         SIX MONTHS         PRO FORMA(1)
                                            ----------------------          YEAR ENDED             ENDED         SIX MONTHS ENDED
                                         1993       1994       1995      DECEMBER 31, 1995     JUNE 30, 1996      JUNE 30, 1996
                                         ----       ----       ----      -----------------     -------------      -------------
    STATEMENT OF OPERATIONS DATA:
      Total revenue                     $14,543    $18,114     $24,820          $56,815          $17,313             $32,891
      Costs of service                    2,514      3,452       3,366            8,144            2,331               4,369
      Cost of equipment sales               930      1,624       4,164            7,688            2,003               3,446
      General and administrative          4,044      4,112       4,572            9,824            3,200               5,953
      Selling and marketing               2,602      2,976       4,317            9,894            2,856               5,042
      Depreciation and amortization       1,951      2,639       3,487           14,219            2,483               7,387
      Operating income                    2,500      3,311       4,914            7,046            4,441               6,694
      Interest expense, net                 652        964       2,613           27,053            2,633              13,541
      Other expense                         188        553         286              351              229                 348
      Net Income (loss)                   1,523      1,722       1,950          (20,358)           1,460              (7,195)

    OTHER FINANCIAL DATA:
      EBITDA(2)                          $4,451     $5,950      $8,401          $21,265           $6,924             $14,081


                                                                                                HISTORICAL         PRO FORMA(1)
                                                                                                   AS OF              AS OF
                                                                                               JUNE 30, 1996      JUNE 30, 1996
                                                                                               -------------      -------------
    BALANCE SHEET DATA:
      Working capital                                                                           $  3,484           $   6,265
      Net fixed assets                                                                            22,430              43,267
      Total assets                                                                                80,181             342,539
      Long-term debt                                                                              70,500             297,488
      Total liabilities                                                                           74,695             305,929
      Shareholders' Equity                                                                         5,485              36,610

    Selected Operating Data:
     Existing Systems(3)
      Ending Subscribers                 18,037     24,124      44,665
      Penetration (4)                      2.5%       3.3%        4.4%
      Churn (5)                            1.3%       1.5%        1.4%
      Subscriber revenue per
       average subscriber                   $52        $46         $44
      Selling & marketing costs per
       gross additional subscriber         $356       $347        $419

     HORIZON SYSTEMS (3)
      Ending Subscribers                  9,530     17,188      33,226
      Penetration (4)                      0.9%       1.6%        2.4%
      Churn (5)                             n/a       1.0%        1.1%
      Subscriber revenue per
       average subscriber                   n/a        $38         $36
      Selling & market costs per
       gross additional subscriber          n/a       $337        $328

n/a - Information not available

(1) The unaudited pro forma statement of operations data and EBITDA for the year ended December 31, 1995 and the six months ended June 30, 1996 include the historical operations of the Company and give effect to the following as if they occurred as of January 1, 1995, (i) the Erie Acquisition, (ii) the Horizon Acquisition, (iii) the Offerings, (iv) the repayment of existing debt, (v) the borrowings under the Bank Credit Facility, and (vi) the corporate restructuring of the Company.

     The unaudited pro forma balance sheet data as of June 30, 1996 includes the historical accounts of the Company and gives effect to the following as if they occurred as of June 30, 1996, (i) the Horizon Acquisition, (ii) the Offerings, (iii) the repayment of existing debt, (iv) the borrowings under the Bank Credit Facility, (v) the corporate restructuring of the Company, and (vi) the termination of Subchapter S status of the predecessor corporations for federal and state income tax purposes. The unaudited pro forma condensed consolidated financial information gives effect to the Erie and Horizon Acquisitions under the purchase method of accounting.

(2) EBITDA means income before interest expense, income tax expense, depreciation and amortization expense, minority interest and other non-cash expenses. EBITDA is not intended to represent cash flows from operating activities, as determined in accordance with generally accepted accounting principles, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(3) Existing Systems, which include the Company on a historical basis and Erie Cellular Telephone Company, represent certain operating data for the years ended December 31, 1993, 1994 and 1995. Horizon Systems, include certain operating data for the Horizon Companies for the years ended December 31, 1993, 1994 and 1995.

(4)  Represents the ratio of ending subscribers to total Pops of system.

(5) Represents the average of the monthly churn rates during the periods presented. Churn equals the ratio of disconnected monthly subscribers to average monthly subscribers.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Class A Common Stock offered hereby.

LEVERAGE AND ABILITY TO MEET REQUIRED DEBT SERVICE

     The Company considers itself highly leveraged. On a pro forma basis, after giving effect to the Horizon Acquisition and the debt incurred to finance such acquisition, including the Notes, the Company's ratio of EBITDA to total interest expense would have been 0.79 and 1.04, for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively, and the Company's deficiency of earnings to fixed charges would have been $20.4 million and $7.2 million. The Company's high degree of leverage could significantly limit its ability to make acquisitions, withstand competitive pressures, weather adverse economic conditions, finance its operations or take advantage of business opportunities that may arise.

     The Company's ability to service its debt will require significant and sustained growth in the Company's cash flow. There can be no assurance that the Company will be successful in improving its cash flow by a sufficient magnitude or in a timely manner or in raising additional equity or debt financing to enable the Company to meet its debt service requirements.

CONTROL OF THE COMPANY

     After completion of the Offerings, holders of Class B Common Stock will own approximately 59% of the Company's outstanding Common Stock and will control approximately 94% of the Company's voting power. Accordingly, the holders of the Class B Common Stock will be able, without the specific approval of the holders of the Class A Common Stock stockholders, to (i) elect all of the Company's directors and thereby have the power to determine the amount and timing of dividends paid, if any, with respect to the Common Stock and otherwise control the management and operations of the Company and the outcome of all matters submitted for a stockholder vote, (ii) vote to amend the Company's Restated Articles of Incorporation (the "Articles of Incorporation") or vote to approve a merger, sale of assets, or other major corporate transaction, and (iii) vote to defeat any non-negotiated takeover attempt. In addition, there are various measures included in the Company's Articles of Incorporation and Code of Regulations which may have the effect of discouraging non-negotiated takeover attempts of the Company. See "Description of Capital Stock."

BUSINESS RISKS ASSOCIATED WITH THE HORIZON ACQUISITION

     The Company will be subject to risks that the Horizon Systems will not perform as expected and that the returns from such systems will not support the indebtedness incurred to acquire, or the capital expenditures needed to develop, such systems. See "Business -- The Horizon Acquisition."

     The Company has filed applications seeking FCC approval to assign each of the licenses to be acquired by the Company as part of the Horizon Acquisition. The Company may consummate such acquisition after the FCC grants the applications, but prior to the time the FCC grants are no longer subject to reconsideration or review. If the Company consummates such Acquisition prior to the time the grants become final orders, there can be no assurance that any or all such grants will not be reconsidered, reviewed or revoked. In the event any such grant is revoked, the Company could be required to refile its applications, rescind the acquisition or otherwise dispose of the licenses acquired pursuant to the Horizon Acquisition.

COMPETITION

     In each of its markets, the Company competes with one other cellular licensee, most of which are larger and have greater financial resources than the Company. The Company also competes, although to a lesser extent, with paging companies and landline telephone service providers. Many of the Company's current and potential competitors have financial, personnel and other resources substantially greater than those of the Company, as well as other competitive advantages over the Company. See "Business -- Competition" for more detailed information on the competitive environment faced by the Company. Current policies of the FCC authorize only two cellular licensees to operate in each license area and the Company expects there will continue to be competition from the other licensee authorized to serve each cellular market in which the Company operates. Competition for subscribers between cellular licensees in a given license area is based principally upon the services and enhancements offered, the technical quality of the cellular system, customer service, system coverage and capacity and price.

     As a result of recent regulatory and legislative initiatives, the Company's cellular operations may face increased competition from entities using or proposing to use other comparable communications technologies. The Company is unable to predict whether or not such competing technologies will be successful and as a result will provide significant competition for the Company. While some of these technologies and services using them are currently operational, most are still in the process of development and commercialization. For example, the Company's cellular operations are expected to face additional competition from new market entrants once systems designed to provide PCS have been constructed and become operational and may face competition from other technologies developed in the future including, but not limited to, satellite systems. The Company believes the likelihood of near-term competition from such services is reduced because the areas in which it operates are less densely populated. There can be no assurance, however, that one or more of the technologies currently utilized by the Company in its business will not become inferior or obsolete at some time in the future. See "Business -- Competition."

RAPID TECHNOLOGICAL CHANGES

     The telecommunications industry is subject to rapid and significant changes in technology, including advancements protected by intellectual property laws. While the Company believes that for the foreseeable future these changes will not materially hinder the Company's ability to acquire necessary technologies, the effect of technological changes on the businesses of the Company cannot be predicted. Thus, there can be no assurance that technological developments will not have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

     The Company's businesses are managed by a small number of management and operating personnel, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its ability to manage its planned growth successfully will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. Each of the Company's key executives will enter into written employment agreements with the Company. See "Management."

RELIANCE ON USE OF THIRD-PARTY SERVICE MARK

     The Company intends to continue to use the registered service mark CELLULAR ONE(R) to promote the services it offers in all of its license areas, including the Horizon Systems. The Company's use of this service mark is governed by five-year contracts between the Company and Cellular One Group, the owner of the service mark. Such contracts expire on various dates and each is renewable at the option of the Company for three additional five-year terms, subject to the attainment of certain customer satisfaction ratings. See "Business -- Service Marks." Under these agreements, the Company must meet a consistent set of operating and service quality standards for its systems. If these agreements are not renewed upon expiration or if the Company fails to meet the applicable operating or service quality standards, the Company's ability both to attract new subscribers and retain existing subscribers could be impaired. The Company does not anticipate any difficulty in obtaining renewal of its agreements with Cellular One Group or in continuing to meet such standards. Recently, McCaw/AT&T Wireless, which had been the single largest user of the CELLULAR ONE(R) name, has significantly reduced its use of the brand name as a primary service mark. If for this or some other reason beyond the Company's control, the name CELLULAR ONE(R) were to suffer diminished marketing appeal, the Company's ability both to attract new subscribers and retain existing subscribers could be materially impaired.

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Common Stock Offering, there has been no public market for shares of the Class A Common Stock. The initial public offering price for the Class A Common Stock will be determined by negotiations between the Company and the representatives of the Underwriters and may bear no relationship to the price at which the Class A Common Stock will trade after completion of the Common Stock Offering. See "Underwriting." In addition, the trading price of the

Class A Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results, general conditions in the cellular industry and other factors.

POTENTIAL FOR ADVERSE REGULATORY CHANGE AND THE NEED FOR REGULATORY APPROVALS

     The licensing, construction, operation, acquisition and sale of cellular systems, as well as the number of cellular and other wireless licensees permitted in each market, are regulated by the FCC. Changes in the regulation of cellular activities and other wireless carriers or the loss of any license could have a material adverse effect on the Company's operations. In addition, all cellular licenses in the United States are subject to renewal upon expiration of their initial 10-year term. The Company's Youngstown, OH MSA cellular license expired in 1995 and was renewed by the FCC in due course. The Company's Sharon, PA MSA, Erie, PA MSA and OH-11 RSA initial licenses expire in 1996, 1998 and 2001, respectively. The licenses for PA-6 and PA-7 both expire on October 1, 2000 and the licenses for PA-1 and NY-3 expire one year later. In each case the Company will apply for renewal of its license, and while the Company believes that each of these licenses will be renewed based upon FCC rules establishing a presumption in favor of licensees that have complied with their regulatory obligations during the initial license period, there can be no assurance that all of the Company's licenses will be renewed. See "Business -- Regulatory Overview."

FLUCTUATIONS IN MARKET VALUE OF LICENSES

     A substantial portion of the Company's assets consist of the Subsidiary's interests in cellular licenses. The future value of the Company's interest in its cellular licenses will depend significantly upon the success of the Company's business. While there is a current market for the Company's licenses, such market may not exist in the future or the values obtainable may be significantly lower than at present. The transfer of interests in such licenses is also subject to prior FCC approval. As a consequence, there can be no assurance that the proceeds from the liquidation or sale of the Company's assets would be sufficient to pay the Company's obligations and a significant reduction in the value of the licenses could require a charge to the Company's results of operations.

EQUIPMENT FAILURE AND NATURAL DISASTER

     Although the Company carries "business interruption" insurance, a major equipment failure or a natural disaster affecting the Company's central switching office, its microwave links or certain of its cell sites could have a material adverse effect on the Company's operations.

RADIO FREQUENCY EMISSION CONCERNS

     Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones may be linked to cancer. Concerns over RF emissions may have the effect of discouraging the use of cellular telephones, which could have a material adverse effect on the Company's business. The FCC has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions from radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low power devices such as portable cellular telephones, it is believed that all cellular telephones currently marketed and in use by the Company's customers already comply with the proposed new standards.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Class A Common Stock after the Common Stock Offering could adversely affect the market price of the Class A Common Stock. The existing stockholders will hold 5,420,630 shares of Class B Common Stock, which may be converted to Class A Common Stock on a share-for-share basis and a decision by one or more of holders of the Class B Common Stock to convert its Class B Common Stock to Class A Common Stock and sell its shares could have a material adverse effect on the market price of the Class A Common Stock. Following the expiration of certain 180 day lock-up agreements, substantially all of the shares owned by the existing stockholders who are not affiliates of the Company will be eligible for immediate sale in the public market and those held by affiliates will be eligible for sale in the public markets in compliance with Rule 144 under the Securities Act. See "Principal and Selling Stockholders" and "Shares Eligible for Future Sale."

ABSENCE OF DIVIDENDS

     The Company does not anticipate declaring or paying any cash dividends on the Class A Common Stock following the Offerings. Certain covenants of the Indenture will restrict the payment of cash dividends on the Common Stock. Future dividend policy will depend on the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors. See "Dividend Policy."

DILUTION

     Investors purchasing shares of Class A Common Stock offered hereby will incur immediate and substantial dilution of $39.13 in the net tangible book value per share of the Class A Common Stock. See "Dilution."

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the issuance and sale of Class A Common Stock are estimated to be approximately $32.9 million (after estimated fees and expenses of approximately $3.1 million). The Company intends to use such net proceeds, along with a portion of the proceeds from the Notes Offering and the Bank Credit Facility, to finance the Horizon
Acquisition.   See "Business -- The Horizon Acquisition."

                           SOURCES AND USES OF FUNDS
                                 (IN THOUSANDS)

SOURCES:
Bank Credit Facility                                                   $ 187,488
Notes Offering                                                           110,000
Common Stock Offering                                                     36,000
                                                                      ----------
     Total sources                                                     $ 333,488
                                                                       =========

USES:
Acquisition of Horizon Systems                                         $ 250,000
Purchase of Horizon net current assets                                     2,468
Repayment of long-term bank debt                                          70,500
Estimated fees and expenses related to the
   Offerings and Bank Credit Facility                                     10,520(1)
                                                                      ----------
     Total uses                                                        $ 333,488
                                                                       =========



(1) Represents estimates of $4,425 for underwriting and other expenses related to the Notes Offering, $3,095 for underwriting and other expenses related to the Common Stock Offering and $3,000 for fees related to the Bank Credit Facility.


                                DIVIDEND POLICY

     The indenture governing the Notes (the "Indenture") restricts the payment of cash dividends on the Class A Common Stock. The Company currently intends to retain earnings for use in its business and does not anticipate paying any cash dividends on its Class A Common Stock for the foreseeable future. Future dividend policy will depend on the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors.

                                    DILUTION

     As of June 30, 1996, the Company had a net tangible book deficit of $(44,875,000) or $(7.27) per share of Class B Common Stock based upon 6,170,630 shares of Common Stock outstanding. The net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on such date by the number of shares of Common Stock outstanding as of such date. After giving effect to the Horizon Acquisition, the Notes Offering and the Common Stock Offering, (assuming the Underwriters' over-allotment option is not exercised), assuming a public offering price of $12.00 per share of Class A Common Stock, and after deducting underwriting discounts and commissions, and estimated Common Stock Offering expenses to be paid by the Company, the Company's pro forma net tangible book deficit as of June 30, 1996 would have been $(248,801,000) or $(27.13) per share of Common Stock. This represents an immediate increase in the net tangible book deficit of $(19.86) per share to existing shareholders and immediate dilution of $39.13 per share to new investors purchasing shares in the Common Stock Offering. The following table illustrates this per share dilution:

 Assumed Common Stock Offering price per share(1)                                     $12.00

       Consolidated net tangible book deficit per share before the
         Horizon Acquisition and the Common Stock Offering(2)           $(7.27)

       Increase in net tangible book deficit per share attributable to the
         Horizon Acquisition:
           Cellular licenses                                            (37.14)
           Deferred financing costs                                      (1.24)
                                                                        -------
                                                                        (38.38)

       Decrease in net tangible book deficit per share attributable to
         payments by new investors.                                      18.52
                                                                        ------

 Pro forma consolidated net tangible book deficit per share after the
   Common Stock Offering                                                              (27.13)
                                                                                     --------
 Dilution per share to purchasers of Class A Common Stock in the
   Offering(3)                                                                        $39.13
                                                                                     =======

- ----------------
(1) Before deducting the underwriting discounts and commissions and offering expenses to be paid by the Company.

(2) "Consolidated net tangible book deficit per share" represents the historical amount of total assets less total liabilities, adjusted to exclude intangible assets of $50,361,000, consisting of cellular licenses and deferred financing costs, divided by the 6,170,630 pro forma shares of Class B Common Stock outstanding before the offering.

(3) Dilution is the difference between pro forma consolidated net tangible book deficit per share after the offering and the amount of cash paid by new investors for a share of Class A Common Stock.

(4) The foregoing table excludes 500,400 shares of Class A Common Stock which underlie the options granted under the Company's 1996 Stock Option Plan.

                                 CAPITALIZATION


     The following table sets forth the unaudited capitalization of the Company as of June 30, 1996 on (i) an actual basis and (ii) on a pro forma basis after giving effect to the Horizon Acquisition, the Offerings, repayment of the existing debt, borrowings under the Bank Credit Facility and the other transactions described herein under "Unaudited Pro Forma Condensed Consolidated Financial Data." This table should be read in conjunction with the combined financial statements of the Company, including the notes thereto, and the "Unaudited Pro Forma Condensed Consolidated Financial Data" and notes thereto, included elsewhere herein.



                                                                    AS OF JUNE 30, 1996
                                                            ---------------------------------
                                                                 (DOLLARS IN THOUSANDS)

                                                                                             PRO FORMA
                                                            ACTUAL                         AS ADJUSTED
                                                            ------                        -------------
Long-term debt                                            $ 70,500
Bank Credit Facility                                                                         $ 187,488
Senior Notes due 2006                                                                          110,000
                                                         ---------                          ----------
     Total long-term debt                                   70,500                             297,488

Shareholders' equity:(2)
   Common stock                                              1,331                                  92(1)
   Additional paid-in capital                                3,920                              38,165
   Treasury stock                                           (1,719)
   Retained earnings (deficit)                               1,953                              (1,647)
                                                         ---------                          ----------
     Total shareholders' equity                              5,485                              36,610
                                                         ---------                          ----------
     Total capitalization                                 $ 75,985                           $ 334,098
                                                         =========                          ==========


- -----------------------

(1) Consists of Class A Common Stock, $0.01 par value per share: 60,000,000 shares authorized; pro forma - 3,750,000 shares issued and outstanding; Class B Common Stock, $0.01 par value per share: 10,000,000 shares authorized; pro forma - 5,420,630 shares issued and outstanding.

(2) Excludes options to purchase 500,400 shares of Class A Common Stock granted under the 1996 Stock Option Plan, none of which are presently exercisable.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


     The following unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1995 and the six months ended June 30, 1996 include the historical operations of the Company and give effect to the following as if they occurred as of January 1, 1995, (i) the Erie Acquisition, (ii) the Horizon Acquisition, (iii) the Offerings, (iv) the repayment of existing debt, (v) the borrowings under the Bank Credit Facility and (vi) the corporate restructuring of the Company.

     The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1996 includes the historical accounts of the Company and gives effect to the following as if they occurred as of June 30, 1996, (i) the Horizon Acquisition, (ii) the Offerings, (iii) the repayment of existing debt,
(iv) the borrowings under the Bank Credit Facility, (v) the corporate restructuring of the Company and (vi) the termination of Subchapter S status of the predecessor corporations for federal and state income tax purposes. The unaudited pro forma condensed consolidated financial information gives effect to the Erie and Horizon Acquisitions under the purchase method of accounting and to the assumptions in the accompanying notes.

     The unaudited pro forma condensed consolidated balance sheet at June 30, 1996 and statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 have been prepared by the Company based in part on information provided by (i) AT&T Wireless (former majority owner of Erie) for periods prior to the consummation of the Erie Acquisition in September 1995 with respect to the historical results of operations of Erie (as a whole) and
(ii) the Horizon Companies for periods prior to the consummation of the Horizon Acquisition planned for September 1996 with respect to the historical results of the operations and balance sheet of the Horizon Companies. The related pro forma adjustments have been prepared by the Company's management based on its assumptions and using the best available information provided by AT&T Wireless and the Horizon Companies.

     The unaudited pro forma condensed consolidated financial data has been prepared by the Company's management. The unaudited pro forma data is not designed to represent and does not represent what the Company's financial position or results of operations actually would have been had the aforementioned transactions been completed as of the date or the beginning of the periods indicated, or to project the Company's results of operations at any future date or for any future period. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the 1995 combined financial statements and notes of the Company and the Horizon Systems and the financial statements of Erie Cellular Telephone Company for the period from January 1, 1995 to September 29, 1995, contained elsewhere in this Prospectus.

                             SYGNET WIRELESS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               PRO FORMA
                                                ERIE        ADJUSTMENT FOR
                                             ACQUISITION         ERIE         PRO FORMA
                              HISTORICAL    HISTORICAL(a)     ACQUISITION      COMBINED
                              ----------    -------------     -----------     ----------

 REVENUE
   Cellular services             $21,610          $4,638                        $26,248
   Equipment sales                 1,529             916                          2,445
   Other                           1,681              --                          1,681
                                 -------          ------                        -------
 TOTAL REVENUE                    24,820           5,554                         30,374

 COSTS AND EXPENSES
   Cost of cellular services       3,366           1,367                          4,733
   Cost of equipment sold          4,164             887                          5,051
   General and administrative      4,572           1,273        $ (772)(b)        5,073
   Selling and marketing           4,317           1,634          (161)(c)        5,790
   Depreciation and
     amortization                  3,487             362         1,054 (d)        4,903
                                 -------          ------        -------         -------
 TOTAL COSTS AND EXPENSES         19,906           5,523           121           25,550


 INCOME FROM OPERATIONS            4,914              31          (121)           4,824

 OTHER
   Interest expense, net           2,613                                          2,613
   Other                             351                                            351
                                 -------          ------        -------         -------
 TOTAL OTHER                       2,964                                          2,964
                                 -------          ------        -------         -------

 NET INCOME (LOSS)(1)            $ 1,950          $   31        $ (121)         $ 1,860
                                 =======          ======        =======         =======


 PRO FORMA NET LOSS PER SHARE


 NUMBER OF SHARES USED TO COMPUTE PRO FORMA PER SHARE DATA





                                    PRO FORMA                                  PRO FORMA
                               ADJUSTMENTS FOR THE        HORIZON             ADJUSTMENTS
                               OFFERINGS AND BANK        COMPANIES            FOR HORIZON        PRO FORMA
                                 CREDIT FACILITY       HISTORICAL(g)          ACQUISITION       AS ADJUSTED
                                ------------------     -------------          -----------       -----------

 REVENUE
   Cellular services                                      $24,348                                $   50,596
   Equipment sales                                          1,664                                     4,109
   Other                                                      429                                     2,110
                                                          -------                                -----------
 TOTAL REVENUE                                             26,441                                    56,815

 COSTS AND EXPENSES
   Cost of cellular services                                3,411                                     8,144
   Cost of equipment sold                                   2,637                                     7,688
   General and administrative                               4,901              $  (150)(h)            9,824
   Selling and marketing                                    4,104                                     9,894
   Depreciation and
     amortization                 $     635(e)              6,816                1,865(i)            14,219
                                  ----------              ------               --------          -----------
 TOTAL COSTS AND EXPENSES               635                21,869                1,715               49,769


 INCOME FROM OPERATIONS                (635)                4,572               (1,715)               7,046

 OTHER
   Interest expense, net             24,440(f)              3,996               (3,996)(j)           27,053
   Other                                                                                                351
                                  ----------              -------              --------          -----------
 TOTAL OTHER                         24,440                 3,996               (3,996)              27,404
                                  ----------              -------              --------          -----------

 NET INCOME (LOSS)(1)             $ (25,075)              $   576              $ 2,281           $  (20,358)
                                  ==========              =======              ========          ===========


 PRO FORMA NET LOSS PER SHARE                                                                    $    (2.22)
                                                                                                 ===========

 NUMBER OF SHARES USED TO COMPUTE PRO FORMA PER SHARE DATA                                        9,170,630
                                                                                                ============


(1) The pro forma statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 do not include a tax benefit related to the pro forma losses. Such losses would be carried forward and their realization would be dependent upon future taxable income.

                             SYGNET WIRELESS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  PRO FORMA                               PRO FORMA
                                             ADJUSTMENTS FOR THE         HORIZON         ADJUSTMENTS          PRO FORMA
                                             OFFERINGS AND BANK         COMPANIES        FOR HORIZON              AS
                             HISTORICAL       CREDIT FACILITY         HISTORICAL (g)     ACQUISITION           ADJUSTED
                             ----------        ---------------        ----------         -----------           --------



    REVENUE
      Cellular services            $15,815                                $14,504                               $ 30,319
      Equipment sales                  743                                    893                                  1,636
      Other                            756                                    180                                    936
                                   -------                                -------                               ---------
    TOTAL REVENUE                   17,314                                 15,577                                 32,891

    COSTS AND EXPENSES
      Cost of cellular services      2,331                                  2,038                                  4,369
      Cost of equipment sold         2,003                                  1,443                                  3,446
      General and administrative     3,200                                  2,828           $(75)(h)               5,953
      Selling and marketing          2,856                                  2,186                                  5,042
      Depreciation and
        amortization                 2,483           $    307(e)            3,918            679(i)                7,387
                                   -------           ---------            -------         -------               ---------
    TOTAL COSTS AND EXPENSES        12,873                307              12,413            604                  26,197

    INCOME FROM OPERATIONS           4,441               (307)              3,164           (604)                  6,694

    OTHER
      Interest expense, net          2,633             10,908(f)            1,796         (1,796)(j)              13,541
      Other                            348                                                                           348
                                   -------           ---------            -------         -------               ---------
    TOTAL                            2,981             10,908               1,796         (1,796)                 13,889
                                   -------           ---------            -------         -------               ---------

    NET INCOME (LOSS)(1)           $ 1,460           $(11,215)            $ 1,368         $1,192                $ (7,195)
                                   =======           =========            =======         =======               =========

    PRO FORMA NET LOSS PER SHARE                                                                               $   (0.78)
                                                                                                               ==========


    NUMBER OF SHARES USED TO
      COMPUTE PRO FORMA PER SHARE DATA                                                                          9,170,630
                                                                                                                ==========

- -------------------

(1) The pro forma statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 do not include a tax benefit related to the pro forma losses. Such losses would be carried forward and their realization would be dependent upon future taxable income.

                             SYGNET WIRELESS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


                                                                                   PRO FORMA
                                                                                  ADJUSTMENTS
                                                                                    FOR THE
                                                                                   OFFERINGS
                                                              HORIZON               AND BANK
                                                             COMPANIES               CREDIT             PRO FORMA
                                          HISTORICAL        HISTORICAL(m)           FACILITY           AS ADJUSTED
 ASSETS
   Current Assets
     Cash and cash equivalents              $ 1,661            $  1,019           $ (1,019)(n)         $  1,661
     Accounts receivable                      4,755               5,574                                  10,329
     Inventory                                  738                 397                                   1,135
     Prepaid expenses and deferred
       tax assets                               550(k)              185                                     735
                                           ---------           --------           ---------            --------
   Total current assets                       7,704               7,175             (1,019)              13,860
   Property and equipment -- net             22,430              20,837                                  43,267
   Cellular licenses -- net                  48,824              90,289            138,874(m)(o)        277,987
   Deferred financing costs                   1,537                                  5,888(p)             7,425
                                           ---------           --------           ---------            --------
 TOTAL ASSETS                               $80,495            $118,301           $143,743             $342,539
                                           =========           ========           =========            ========

 LIABILITIES & SHAREHOLDERS' EQUITY
   Current liabilities
     Accounts payable                        $  913              $1,446                                  $2,359
     Other current liabilities                  822                 694                                   1,516
     Accrued expenses                         2,172               1,548                                   3,720
                                           ---------           --------                                --------
   Total current liabilities                  3,907               3,688                                   7,595
   Deferred tax liability                       557(l)                                                      557
   Long-term debt                            70,500              31,981            195,007(q)           297,488
   Other long-term liabilities                  289                                                         289
                                           ---------                                                   --------
   Total liabilities                         75,253              35,669            195,007              305,929
   Shareholders' equity                       5,242              82,632            (51,264)(r)           36,610
                                           ---------           --------           ---------            --------
 TOTAL LIABILITIES & SHAREHOLDERS'
   EQUITY                                   $80,495            $118,301           $143,743             $342,539
                                           =========           ========           =========            ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


For purposes of determining the pro forma effect of the transactions described in the previous pages on the Company's Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996, the following adjustments have been made:

                                                                                      Year ended        Six months ended
                                                                                   December 31, 1995     June 30, 1996
                                                                                   -----------------    ----------------
 (a)      Represents the results of operations of Erie Cellular Telephone
          Company ("Erie") for the period from January 1, 1995 through
          September 29, 1995.  Erie was acquired from AT&T Wireless on
          September 29, 1995.

 (b)      General and administrative expenses have been adjusted to eliminate certain corporate costs charged by AT&T Wireless to Erie during the period from January 1, 1995 through September 29, 1995 that were not
          incurred subsequent to the Erie Acquisition.                                       $(772)

 (c)      Selling and marketing expenses have been adjusted to eliminate certain corporate costs charged by AT&T Wireless to Erie during the period from January 1, 1995 through September 29, 1995 that were not incurred
          subsequent to the Erie Acquisition.                                                $(161)

 (d) Represents incremental amortization and depreciation for the period from January 1, 1995 through September 29, 1995 due to (i) the application of purchase accounting resulting from increases in the basis of intangible assets and (ii) the upgrade of certain property and equipment in the Erie Acquisition. Intangible assets include cellular licenses that are amortized over 40 years. Property and equipment includes cell site equipment that is depreciated over 5 to 12 years.

                  Eliminate historical amortization expense related to cellular
                  licenses                                                                   $(171)

                  Amortization of cellular licenses                                            755

                  Depreciation of new cell site equipment                                      470
                                                                                          --------

                                                                                           $ 1,054
                                                                                           =======
 (e)      Represents the amortization of estimated deferred financing costs resulting from the (i) sale of the Notes, (ii) borrowings under the
          Bank Credit Facility and (iii) elimination of historical amortization relating to the repayment of existing debt.  Deferred financing costs are amortized over the life of the related debt.

                  Amortization of deferred financing costs related to the sale
                  of the Notes                                                                $443             $  222

                  Amortization of deferred financing costs related to
                  borrowings under the Bank Credit Facility                                    375                188

                  Elimination of amortization of deferred financing costs
                  related to existing debt                                                    (183)              (103)
                                                                                           --------         ----------
                                                                                           $   635            $   307
                                                                                           =======            =======

 (f) Represents the net effect on interest expense resulting from (i) the sale of the Notes assuming an interest rate of 11% per annum,
          (ii) borrowings of $187.5 million under the Bank Credit Facility with a variable interest rate (assumed to be 8% per annum) and
          (iii) elimination of historical interest expense relating to the repayment of existing debt.

                  Interest expense related to the sale of the Notes                        $12,100            $ 6,050

                  Interest expense related to borrowings under the Bank Credit
                  Facility                                                                  15,000              7,500

                  Elimination of historical interest expense on existing debt               (2,660)            (2,642)
                                                                                           --------          ---------
                                                                                           $24,440            $10,908
                                                                                           =======            =======

          If the interest rate on the variable rate Bank Credit Facility were to change by 1/8 of one percent, interest expense would change by approximately $234 for the year ended December 31, 1995 and $117 for the six months ended June 30, 1996.

 (g) Represents the results of operations of the Horizon Companies for the year ended December 31, 1995 and six months ended June 30, 1996 plus the results of operations of AMC Cellular Associates (Indiana, PA-7
          RSA) for the period from January 1, 1995 through June 15, 1995.  The
          Horizon Companies acquired the operating license and certain operating assets and liabilities of PA-7 on June 15, 1995.

 (h)      General and administrative expenses have been adjusted to eliminate certain corporate costs charged to the Horizon Companies that will not
          be incurred subsequent to the Horizon Acquisition.                              $  (150)           $   (75)
                                                                                          ========           ========

                                                                                      Year ended        Six months ended
                                                                                   December 31, 1995     June 30, 1996
                                                                                   -----------------    ----------------

 (i) Represents the incremental amortization due to the application of purchase accounting resulting from an increase in the basis of intangible assets in the Horizon Acquisition. Intangible assets include cellular licenses and customer lists that are amortized over 40 and 5 years, respectively.

                  Eliminate historical amortization expense related to cellular
                  licenses and customer lists                                              $(3,860)           $(2,184)

                  Amortization of cellular licenses and customer lists                        5,725              2,863
                                                                                           --------           --------

                                                                                             $1,865           $    679
                                                                                           ========           ========

 (j)      Represents the elimination of historical interest expense as a result
          of debt not assumed as part of the Horizon Acquisition.                          ($3,996)           ($1,796)
                                                                                           ========           ========

 For the purposes of determining the pro forma effect of the transactions described in the previous pages on the Company's Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996, the following adjustments have been made:

                                                                                                   As of June 30, 1996
                                                                                                   -------------------
 (k)      Prepaid expenses and deferred tax assets include a pro forma adjustment for a deferred tax asset to be recorded as a result of the termination of Subchapter S status for federal and state income tax purposes assuming it occurred as of June 30, 1996.  Before this adjustment, prepaid expenses and deferred tax assets totaled $236.
          Deferred tax assets are primarily attributable to certain accrued
          expenses.                                                                                               $314
                                                                                                                  ====

 (l)      Represents the deferred tax liability to be recorded as a result of the pro forma adjustment for a termination of Subchapter S status for federal and state income tax purposes assuming it occurred as of June
          30, 1996.  The deferred tax liability is primarily attributable to
          accelerated methods of depreciation for income tax purposes.                                            $557
                                                                                                                  ====
 (m)      Reflects adjustments to assets acquired and liabilities assumed of the
          Horizon Companies based on their estimated fair values under the purchase method of accounting.  The allocation of the aggregate purchase cost below is preliminary and assumes the historic net book value of tangible assets approximates their fair value.  The actual allocation will be based on management's final evaluation of such assets and liabilities.  Some portion of the excess of purchase cost over the historical cost of the net assets acquired may ultimately be allocated to specific tangible and intangible assets and liabilities.
          The final allocation of purchase cost and the resulting effect on net income may differ significantly from the pro forma amounts included herein.

 (n) Represents the net adjustment to cash and cash equivalents as a result of the following:

                  Proceeds from sale of the Notes                                                             $110,000

                  Net proceeds to the Company from the Common Stock Offering
                  (estimated offering expenses include the underwriting
                  discount and commissions of $2,520 and other expenses of
                  $575)                                                                                         32,905

                  Proceeds from borrowings under the Bank Credit Facility                                      187,488

                  Purchase of net current assets of the Horizon Companies
                  (exclusive of cash), using June 30, 1996 amounts                                             (2,468)

                  Acquisition of the Horizon Companies                                                       (250,000)

                  Payment of deferred financing costs related to the sale of
                  the Notes and borrowings under the Bank Credit Facility                                      (7,425)

                  Repayment of existing debt                                                                  (70,500)

                  Cash not acquired in connection with the Horizon Acquisition                                 (1,019)
                                                                                                            ----------

                                                                                                            $  (1,019)
                                                                                                            ==========

 (o) Represents the net increase in cellular licenses and customer lists due to the application of purchase price accounting for assets to be acquired in the Horizon Acquisition.

                  Elimination of historical cellular licenses and customer
                  lists                                                                                     $ (90,289)

                  Fair value of cellular license and customer lists to be
                  acquired as a result of the Horizon Acquisition                                              229,163
                                                                                                            ----------

                                                                                                             $ 138,874
                                                                                                             =========

                                                                                                                 As of
                                                                                                         June 30, 1996
                                                                                                         -------------

 (p) Represents the net adjustment to deferred financing costs as a result of:

                  Deferred financing costs related to the sale of the Notes                                     $4,425

                  Deferred financing costs related to borrowings under the Bank
                  Credit Facility                                                                                3,000

                  Estimated non-recurring write-off of previously capitalized deferred financing costs as of June 30, 1996 as a result of
                  the repayment of existing debt                                                                (1,537)
                                                                                                                ------

                                                                                                                $5,888
                                                                                                                ======
 (q)      Represents the net effect on long-term debt resulting from:

                  Sale of the Notes                                                                           $110,000

                  Borrowings under the Bank Credit Facility                                                    187,488

                  Repayment of existing debt                                                                   (70,500)

                  Elimination of Horizon Companies debt not assumed as part of
                  the Horizon Acquisition                                                                      (31,981)
                                                                                                              --------

                                                                                                              $195,007
                                                                                                              ========

 (r)      Represents the net adjustment to shareholders' equity as a result of:

                  The proceeds from the sale of Class A Common Stock net of
                  underwriting discounts and commissions of $2,520 and other expenses of $575 based on an assumed initial public offering
                  price of $12.00 per share                                                                    $32,905

                  Elimination of net equity in connection with pending Horizon
                  Acquisition                                                                                  (82,632)

                  Represents the effect on shareholders' equity of an expected non-recurring charge in connection with the write-off of
                  deferred financing costs associated with the retirement of
                  existing debt                                                                                 (1,537)
                                                                                                             ---------
                                                                                                              $(51,264)
                                                                                                              ========

                            SELECTED FINANCIAL DATA
                                  THE COMPANY

         The following selected financial data are derived from the combined historical financial statements of the Company for periods subsequent to December 31, 1992. The financial statements for the three years ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors.
Prior to December 31, 1992, the Company's Selected Financial Data does not include the selected financial data of Wilcom Corporation, which consists of paging operations. Prior to such date, the operations of Wilcom Corporation were not significant and would not impact comparability of the financial data. The financial statements for the two years ended December 31, 1992 have been audited by other independent auditors. The financial data for the six month periods ended June 30, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data should be read in conjunction with the combined financial statements, related notes and other financial information included herein.

                                                                                                               SIX MONTHS
                                                             YEAR ENDED DECEMBER 31,                         ENDED JUNE 30,
                                       ---------------------------------------------------------------   ----------------------

                                             1991        1992         1993         1994        1995         1995          1996
                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
         Total revenue                      $2,125     $11,561      $14,543      $18,114     $24,820      $10,858      $17,313
         Cost of service                       204       1,270        2,514        3,452       3,366        1,505        2,331
         Cost of equipment sales               262       1,207          930        1,624       4,164        1,676        2,003
         General and administrative            752       3,221        4,044        4,112       4,572        2,196        3,200
         Sales and marketing                   538       2,553        2,602        2,976       4,317        1,769        2,856
         Depreciation and amortization         289       1,441        1,951        2,639       3,487        1,387        2,483
         Operating income                       82       1,869        2,500        3,311       4,914        2,326        4,441
         Interest expense, net                 192         888          652          964       2,613          829        2,633
         Other expense, net                     (6)       (114)        (325)        (626)       (351)        (111)        (348)
         Net income (loss)                    (116)        866        1,523        1,722       1,950        1,385        1,460

BALANCE SHEET DATA:
         Working capital (deficit)          $4,285      $1,756      $     4        $(331)     $1,880         $778       $3,484
         Net fixed asset                     8,355       9,276       11,127       14,084      21,049       16,448       22,430
         Total assets                       20,488      20,431       20,553       27,418      79,618       29,783       80,181
         Long-term debt                     13,774      12,064       10,928       18,264      69,500       22,414       70,500
         Total liabilities                  15,618      15,024       15,224       22,649      75,332       25,609       74,695
         Shareholders' equity                4,869       5,407        5,329        4,769       4,286        4,174        5,485



                               HORIZON COMPANIES

         The following selected financial data are derived from the combined financial statements of the Horizon Systems which consist of selected systems of Horizon Cellular Telephone Company, L.P. The financial statements for the three years ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors. The financial data for the six month periods ended June 30, 1996 and 1995 are derived from unaudited financial statements. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data should be read in conjunction with the combined financial statements, related notes, and other financial information included herein.

                                                                                                              SIX MONTHS
                                                                         YEAR ENDED DECEMBER 31,             ENDED JUNE 30,
                                                               -------------------------------------   -----------------------

                                                                      1993        1994         1995        1995         1996
                                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
         Total revenue                                               $ 6,584     $14,908      $24,473     $ 9,758      $15,109
         Cost of service                                               1,568       2,808        3,572       1,569        2,121
         Cost of equipment sales                                         717       1,690        2,544         918        1,443
         General and administrative                                      848       2,097        3,577       1,476        2,278
         Selling                                                       1,344       2,550        4,016       1,635        2,186
         Depreciation and amortization                                 2,294       4,484        6,650       2,788        3,918
         Operating income (loss)                                        (186)      1,280        4,114       1,372        3,164

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND HISTORICAL RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Company's and the Horizon Systems' audited combined financial statements and the notes thereto appearing elsewhere in this Prospectus. As a result of the Erie Acquisition and the Horizon Acquisition, the Company's operating results for the periods discussed may not be indicative of future performance. The Horizon Systems' operating results exclude all corporate charges and corporate overhead.

THE COMPANY'S HISTORICAL RESULTS OF OPERATIONS

   SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

         For the six months ended June 30, 1996, revenues totalled $17.3 million, a 58.7% increase over total revenue of $10.9 million for the comparable period in 1995. Net income for the six months ended June 30, 1996 was $1.5 million, a 7.1% increase over net income of $1.4 million for the first half of 1995. Earnings before interest, taxes, depreciation and amortization, minority interest and other non-cash expenses (EBITDA) grew to $6.9 million (39.9% of total revenue) in the six months ended June 30, 1996 from $3.7 million (34.2% of total revenue) in the comparable 1995 period. Subscriber revenue grew by 77.0% to $13.1 million in the six months ended June 30, 1996 compared to $7.4 million in the first six months of 1995 as a result of continued subscriber growth in the Company's markets and from the inclusion of results from the Erie Acquisition for all of 1996. Consistent with industry trends, the Company's subscribers continue to increase and at June 30, 1996 ending subscribers had grown 13.7% since December 31, 1995. However, on a per subscriber basis revenue is down slightly, due in part to competitive market pressures and the mix of subscribers reflecting safety and security subscribers, who typically have fewer minutes of use per month. Roamer revenue grew by 47.4% to $2.8 million during the six months ended June 30, 1996 compared to $1.9 million during the same period in 1995. This increase was a result of greater volume of roaming traffic in the Existing Systems versus the comparable 1995 period and the inclusion of the results for Erie for 1996 after the Erie Acquisition. Roamer rates during the first half of 1996 have remained flat in comparison to the first half of 1995. Equipment sales were flat period to period at approximately $0.7 million as retail prices of equipment continued to decline but were offset by increased accessory sales. Throughout the industry, to attract subscribers cellular telephone equipment is frequently provided to subscribers at no cost as part of promotions to sell access, airtime and cellular service. Consistent with this industry practice the Company is selling fewer telephones, however, sales of accessories continue to grow. Other revenue declined to $756,000 in the first six months of 1996 from $839,000 in the comparable 1995 period as equipment rental revenue continued to decrease as rental programs continued to be phased out.

         Cost of services increased to $2.3 million during the six months ended June 30, 1996 from $1.5 million in the comparable 1995 period. Although cost of services has increased 53.3%, subscriber revenue grew 77.0% during the same period, which was the result of additional usage generated from a larger subscriber base, primarily Erie, and operating efficiencies gained from the Erie Acquisition. Cost of equipment sales increased by 17.6% to $2.0 million in the first half of 1996 from $1.7 million in the comparable 1995 period. The primary reasons for the rise in cost include an increased number of phones distributed as new subscriber acquisitions increased, the higher level of swaps and upgrades of phones by existing customers and the inclusion of the Erie Acquisition. The increased cost of equipment sold resulting from the rise in gross activations is somewhat offset by the declining cost to acquire new telephones. General and administrative costs increased by 45.5% to $3.2 million in the first half of 1996 from $2.2 million in the first half of 1995. This increase is due primarily to the Erie Acquisition. Other operating costs also generally increased as the Company grew. Selling and marketing costs grew by over 61.1% to $2.9 million in the first six months of 1996 from $1.8 million in the comparable 1995 period. This increase is due to a higher level of new subscribers added period to period and the Erie Acquisition. Selling and marketing cost per gross new subscriber decreased slightly to $426 in the first half of 1996 from $446 in the comparable 1995 period. Depreciation and amortization increased to $2.5 million in the first six months of 1996 from $1.4 million in the comparable 1995 period due to the higher levels of fixed assets purchased for system growth and the Erie Acquisition. The Company continues to expand its systems by adding cell sites and in the first half of 1996 four new cell sites were constructed at a cost of $0.9 million. The amortization of the Erie cellular license also contributed $0.8 million to this increased cost.

         Interest expense more than tripled to $2.6 million for the first six months of 1996 from $0.8 million in the comparable 1995 period. This increase was primarily a result of increased borrowings associated with the Erie Acquisition.

   YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         For the year ended December 31, 1995, the Company's total revenue increased to $24.8 million, which was 37.0% higher than 1994 total revenue of $18.1 million. Net income for the year ended December 31, 1995 was $2.0 million, which was 17.6% higher than the prior year's net income of $1.7 million. EBITDA grew to $8.4 million or 33.9% of total revenue in 1995 from $6.0 million or 33.1% of total revenue in 1994. Subscriber revenue grew by 52.6% to $17.4 million in the year ended December 31, 1995 from $11.4 million in the prior year as a result of continued growth in the number of subscribers in the Existing Systems and from the Erie Acquisition. Roamer revenue was flat year to year at $4.1 million. During 1995, the Company reduced roaming rates in certain key areas to be more competitive which increased its roaming traffic volume. However, the decrease in rates was offset by the increased roaming traffic volume that occurred. Equipment sales grew by 25.0% to $1.5 million in 1995 from $1.2 million in 1994 as the Company's retail stores continued to emphasize accessory sales and because of increased subscriber acquisition levels somewhat offset by continued cellular telephone promotion programs. Other revenue grew by 21.4% to $1.7 million in 1995 from $1.4 million in 1994, as the paging subscriber base continued to increase.

         Cost of services decreased by 2.9% to $3.4 million during the year ended December 31, 1995 from $3.5 million in the prior year. This was a result of the Company's ability to negotiate reduced roaming rates charged by its key roaming partners. This rate reduction more than offset the additional costs associated with increased traffic from internal growth and the Erie Acquisition. Cost of equipment sales more than doubled to $4.2 million in 1995 from $1.6 million in 1994. The primary reasons for the rise in cost include an increased number of phones distributed on a promotional basis to new activations, a higher level of swaps and upgrades of phones by existing customers, the continued phase-out of phone rental programs and the Erie Acquisition. General and administrative costs increased 12.2% to $4.6 million in 1995 from $4.1 million in 1994. This increase was primarily due to the Erie Acquisition, partially offset by a decrease in personal property tax rates for public utilities.

         Selling and marketing costs grew by 43.3% to $4.3 million in the year ended December 31, 1995 from $3.0 million in the comparable 1994 period. This increase is due to the growth of new subscribers added to the system in 1995 compared to 1994, the Erie Acquisition and increased advertising levels. Selling and marketing cost per gross new subscriber increased to $419 in 1995 from $347 in 1994. Depreciation and amortization increased to $3.5 million in 1995 from $2.6 million in 1994 due to the increased fixed assets purchased for system growth and the Erie Acquisition. In 1995, the Company spent approximately $9.1 million in capital expenditures, primarily for additional cell sites which will enable it to further penetrate its Existing Markets and $3.0 million to convert the acquired Erie equipment to conform with the Company's technology. The Erie cellular license was acquired at a cost of $42.5 million resulting in $0.3 million of additional amortization expense in 1995.

         Interest expense, net more than doubled to $2.6 million for the year ended December 31, 1995 from $1.0 million in the year ended December 31, 1994. During 1995 the Company borrowed approximately $52.0 million primarily associated with the Erie Acquisition, which resulted in additional interest expense.

   YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

         For the year ended December 31, 1994, the Company's revenue totalled $18.1 million, a 24.8% increase over 1993 total revenue of $14.5 million. Net income for the year ended December 31, 1994 was $1.7 million, which was 13.3% higher than the prior year net income of $1.5 million. EBITDA grew to $6.0 million or 33.1% of total revenue in 1994 from $4.5 million or 31.0% of total revenue in 1993. Subscriber revenue grew by 28.1% to $11.4 million in 1994 from $8.9 million in the prior year due primarily to the growth in the number of subscribers. Roamer revenue increased by 32.3% to $4.1 million during 1994 from $3.1 million in 1993 due to higher levels of roaming traffic volume, partially offset by slight reductions in roaming rates. Throughout the industry, there is competitive pressure on roaming rates. Equipment sales grew slightly to $1.2 million in 1994 from $1.1 million in 1993 as the Company opened two retail stores, which stimulated accessory sales and increased subscriber acquisition levels.

         Cost of services increased by 40.0% to $3.5 million during the year ended December 31, 1994 from $2.5 million in 1993. This was a result of increased usage levels associated with the continually growing subscriber base. Cost of equipment sales increased by 77.8% to $1.6 million in 1994 from $0.9 million in fiscal 1993. This is largely due to the increase in subscriber activation levels, equipment purchases and increased accessory sales. Selling and marketing costs grew by 15.4% to $3.0 million in the year ended December 31, 1994 from $2.6 million in the prior year. This increase is due to a higher level of new subscribers added in 1995 compared to 1994, despite reductions in dealer and agent per unit costs. Selling and marketing cost per gross new subscriber decreased to $347 in 1994 from $356 in 1993.

         Depreciation and amortization increased to $2.6 million in 1994 from $2.0 million in 1993 due to the depreciation on higher levels of fixed assets purchased for system growth. Interest expense, net increased by 42.9% to $1.0 million for the year ended December 31, 1994 from $0.7 million in 1993 primarily associated with the purchase of a partnership interest as well as borrowings for additional system expansion.

         Other expense increased to $0.6 million in 1994 from $0.2 million in 1993 due to the write-off of obsolete subscriber equipment.

HORIZON SYSTEMS HISTORICAL RESULTS OF OPERATIONS

         The following discussion and analysis is based upon information obtained from the Horizon Companies and reflects management's current understanding of the Horizon Systems, which the Company has not yet acquired.

   SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

         Total revenues and sales increased 54.1% to $15.1 million for the six months ended June 30, 1996 from $9.8 million for the comparable period in 1995. Of this increase, $3.0 million was due to an increase in subscriber revenues, $2.1 million was due to an increase in roaming revenues and $0.3 million was due to an increase in equipment sales. The growth in subscriber revenues was due primarily to the growth in the number of subscribers associated with continued internal expansion as well as the acquisition of PA-2 and PA-7. The growth in roaming revenues was due primarily to increased coverage of the licensed service area through the construction of additional cell sites. The growth in equipment sales was due primarily to the increase in the number of subscriber additions, somewhat offset by continued decreases in cellular telephone equipment prices. Consistent with industry practices, the Horizon Companies frequently sold cellular equipment at significant discounts, resulting in a negative gross margin. Such practices are designed to attract and retain subscribers to allow the Horizon Companies to focus on its primary business of selling airtime, access and other cellular services.

         Cost of services increased 31.3%, to $2.1 million (13.9% of total revenues and sales) for the six months ended June 30, 1996 from $1.6 million (16.3% of total revenues and sales) for the comparable period in 1995. The growth in the Horizon Companies' subscriber base and the expansion of its cellular coverage areas led to greater cost of services, primarily in the areas of system network, billing and administration. The decrease in cost of services as a percentage of total revenues excluding equipment sales resulted from continued operational efficiencies as well as the fact that certain costs are fixed in nature and are spread over an increasing revenue base. Cost of equipment sales increased 55.6%, to $1.4 million for the six months ended June 30, 1996 from $0.9 million for the comparable period in 1995. The increase was due primarily to the increase in the number of subscriber additions and their associated equipment purchases.

         General and administrative expenses increased 53.3%, to $2.3 million (15.2% of total revenues and sales) for the six months ended June 30, 1996 from $1.5 million (15.3% of total revenues and sales) for the comparable period in 1995. The increase was due primarily to the overall growth of the Horizon Companies as well as the acquisition of PA-2 and PA-7. The decrease in general and administrative expenses as a percentage of total revenues and sales resulted from efficiencies in the Horizon Companies' operations. Selling expenses increased 37.5%, to $2.2 million (14.6% of total revenues and sales) for the three months ended June 30, 1996 from $1.6 million (16.3% of total revenues and sales) for the comparable period in 1995. The increase was due primarily to the increase in the number of subscribers added.

         EBITDA increased 69.0% to $7.1 million (47.0% of total revenues and sales) for the six months ended June 30, 1996 from $4.2 million (42.9% of total revenues and sales) for the comparable period in 1995, primarily as a result of increased subscriber and roaming revenue and efficiencies in cost of services and general and administrative expenses, as previously discussed.

         Depreciation and amortization increased approximately 39.3%, to $3.9 million for the six months ended June 30, 1996 from $2.8 million for the comparable period in 1995. The increase was primarily the result of amortization of license costs associated with the acquisition in 1995 of PA-2 and PA-7, as well as an increase in depreciation related to additional cellular equipment placed into service throughout 1995 and the first quarter of 1996.

   YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         Total revenues and sales increased 64.4% to $24.5 million for the year ended December 31, 1995 from $14.9 million in 1994. Of this increase, $5.2 million was due to an increase in subscriber revenues, $3.9 million was due to an increase in roaming revenues and $0.5 million was due to an increase in equipment sales. The growth in subscriber revenues was due primarily to the growth in number of subscribers associated with continued internal expansion as well as the acquisition of PA-2 and PA-7. The growth in roaming revenues was due primarily to increased coverage of the licensed service area through the addition of cell sites as well as the acquisition of PA-2 and PA-7. The growth in equipment sales was due primarily to the increase in the number of subscribers as noted above, somewhat offset by continued decreases in cellular telephone equipment prices.

         Cost of services increased 28.6%, to $3.6 million (14.7% of total revenues and sales) for the year ended December 31, 1995 from $2.8 million (18.8% of total revenues and sales) in 1994. The growth in the Horizon Companies' subscriber base and the expansion of its cellular coverage areas has led to greater cost of services, primarily in the areas of system network, billing and administration. Cost of equipment sales increased 47.1%, to $2.5 million for the year ended December 31, 1995 from $1.7 million in 1994. The increase was due primarily to the increase in the number of subscribers and their associated equipment purchases, as noted above.

         General and administrative expenses increased 71.4% to $3.6 million (14.7% of total revenues and sales) for the year ended December 31, 1995 from $2.1 million (14.1% of total revenues and sales) in 1994. The increase was due primarily to the increase in the number of subscribers as well as the acquisition of PA-2 and PA-7. The decrease in general and administrative expenses as a percentage of total revenues and sales resulted from efficiencies in the Horizon Companies' operations. Selling expenses increased 53.8%, to $4.0 million (16.3% of total revenues and sales) for the year ended December 31, 1995 from $2.6 million (17.4% of total revenues and sales) in 1994. The increase was due primarily to the growth in number of subscribers added.

         EBITDA increased 86.2% to $10.8 million (44.1% of total revenues and sales) for the year ended December 31, 1995 from $5.8 million (38.9% of total revenues and sales) in 1994, primarily as a result of increased subscriber and roaming revenue as noted above. Cost efficiencies, particularly in general and administrative expenses, also contributed to the increase.

         Depreciation and amortization increased 46.7%, to $6.6 million for the year ended December 31, 1995 from $4.5 million in 1994. The increase was primarily the result of amortization of license costs associated with the acquisition of PA-2 and PA-7 during 1995, a full year's amortization of license cost associated with NY-3, which was acquired during 1994, as well as an increase in depreciation related to additional cellular equipment placed into service throughout 1995 and 1994.

   YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

         Total revenues and sales increased 125.8% to $14.9 million for the year ended December 31, 1994 from $6.6 million in 1993. Of this increase, $4.1 million was due to an increase in subscriber revenues, $3.6 million was due to an increase in roaming revenues and $0.6 million was due to an increase in equipment sales. Subscriber revenues increased 151.9% to $6.8 million for the year ended December 31, 1994 from $2.7 million in 1993. The growth in subscriber revenues was due primarily to the growth in number of subscribers associated with continued internal expansion as well as the acquisition of new systems: Roaming revenues increased 109.1% to $6.9 million for the year ended December 31, 1994 from $3.3 million in 1993. The growth in roaming revenues was due primarily to an increase in the number of systems as well as increased cell site coverage of the licensed service area. Equipment sales increased 83.3% to $1.1 million for the year ended December 31, 1994 from $0.6 million in 1993. The growth in equipment sales was due primarily to the increase in the number of subscribers as noted above, somewhat offset by continued decreases in cellular telephone equipment prices. The Horizon Companies' frequently sold cellular equipment at significant discounts, resulting in a negative gross margin. Such practices are designed to attract and retain subscribers and to allow the Horizon Companies to focus on its primary business of selling airtime, access and other cellular services.

         Cost of services increased 75.0%, to $2.8 million (18.8% of total revenues and sales) for the year ended December 31, 1994 from $1.6 million (24.2% of total revenues and sales) in 1993. The growth in the Horizon Companies' subscriber base and the expansion of its cellular coverage areas has led to greater cost of services, primarily in the areas of system network, billing and administration. Cost of equipment sales increased, to $1.7 million for the year ended December 31, 1994 from $0.7 million in 1993. The increase was due primarily to the increase in the number of subscribers and their associated equipment purchases, as noted above.

         General and administrative expenses more than doubled to $2.1 million (14.1% of total revenues and sales) for the year ended December 31, 1994 from $0.8 million (12.1% of total revenues and sales) in 1993. The increase was due primarily to the increase in the number of systems in operation throughout 1994.

         Selling expenses doubled to $2.6 million (17.4% of total revenues and sales) for the year ended December 31, 1994 from $1.3 million (19.7% of total revenues and sales) in 1993. The increase was due primarily to the increase in the number of systems in operation as well as the growth in number of subscribers added.

         EBITDA more than doubled to $5.8 million (38.9% of total revenues and sales) for the year ended December 31, 1994 from $2.1 million (31.8% of total revenues and sales) in 1993, primarily as a result of increased subscriber and roaming revenue as noted above. Cost efficiencies, particularly in general and administrative expenses, also contributed to the increase.

         Depreciation and amortization increased to $4.5 million for the year ended December 31, 1994 from $2.3 million in 1993. The increase was primarily the result of amortization of license costs.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has historically relied on internally generated funds to fund debt service and a substantial portion of its capital expenditures. Bank credit facilities have been used for additional support of capital expenditure programs and to fund acquisitions. Consistent with this approach, the Company plans to use the net proceeds from the Offerings of $138.5 million and from a $300.0 million Bank Credit Facility to fund the $250.0 million Horizon Acquisition and to refinance all existing bank debt totaling $70.5 million.

         The Company projects a rapid buildout of the Horizon Systems in order to improve coverage and increase usage. During the first 15 month period through December 31, 1997, the Company expects to add 35 to 40 new cell sites to the Horizon Systems, which is approximately a 50% increase over the existing 70 cell sites. The Company also plans to continue to add cell sites in its Existing Systems and to convert cell sites from Ericsson to Northern Telecom equipment to more efficiently serve communities of interest that expand the existing Northern Telecom systems in Youngstown and Erie. In addition, the Company will continue to upgrade switches and other network equipment. Aggregate capital expenditure levels are expected to range from approximately $25 to $30 million from the date of the Offerings through December 31, 1997.

         The Company plans to use internally generated funds plus funds available under the Bank Credit Facility to finance this capital expenditure program. After completion of the Offerings and the Horizon Acquisition, the Company expects to have approximately $112.0 million in remaining revolver availability under the Bank Credit Facility. The Company expects that these resources will be sufficient to meet its needs.

EFFECT OF NEW ACCOUNTING STANDARDS

         In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which will require the Company to review for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted the provisions of SFAS No. 121 effective January 1, 1996. The impact of adopting SFAS No. 121 did not have a material effect on the Company's combined financial position or results of operations.

         In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which establishes a fair value based method of accounting for stock-based employee compensation plans, including stock option plans. However, the new standard allows compensation to continue to be measured as prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, but requires expanded disclosures.
At this time, management expects to account for stock options in accordance with APB Opinion No. 25. The disclosure requirements of SFAS No. 123, which are required if an entity elects to continue to use the accounting method in APB Opinion No. 25, will be adopted as required for the financial statements of the Company for the year ending December 31, 1996.

INFLATION

         The Company does not believe that inflation has had a significant impact on the Company's consolidated operations.

                                    BUSINESS

GENERAL

         Upon consummation of the Horizon Acquisition, the Company will own and operate cellular telephone systems serving one large cluster with approximately
2.4 million Pops in northeastern Ohio, western Pennsylvania and western New York. The Horizon Acquisition will add the five Horizon System RSAs to the Existing Systems (three MSAs and one RSA), providing the Company with approximately 78,000 subscribers. The Company's cellular systems are located in Youngstown, Ohio and Erie, Pennsylvania and in primarily suburban and rural areas between the Cleveland, Akron-Canton, Pittsburgh, Buffalo and Rochester metropolitan areas. The Company believes that its mix of suburban and rural locations provides it with advantages over cellular operators in predominately urban areas, including greater roaming revenue opportunities, lower distribution costs and higher costs of entry for new competitors. The Company has converted all of its Existing Systems to TDMA digital technology and will selectively convert the more densely populated portions of the Horizon Systems to digital technology in early 1997.

         The Company was incorporated under the laws of the State of Ohio in August 1991. Youngstown Cellular Telephone Company, which is one of the Company's predecessor partnerships, has operated the Youngstown system since 1985 with substantially the same management that operates the Company today. The principal executive offices of the Company are located at 6550-B Seville Drive, Canfield, Ohio 44406 and its telephone number is (330) 565-9500.

CORPORATE RESTRUCTURING

         To facilitate implementation of its business strategy, the Company is in the process of being restructured which restructuring will be completed prior to consummation of the Offerings. Prior to the restructuring, SYGNET Communications, Inc., is operating under a Close Corporation Agreement and S corporation tax status. Its cellular business is operated through three partnerships: Youngstown Cellular Telephone Company, Erie Cellular Telephone Company and Wilcom Cellular, each of which has two other corporate partners -- Wilcom Corporation and Sharon-Youngstown Cellular, Inc. As a result of the restructuring, SYGNET Communications, Inc. will be renamed Sygnet Wireless, Inc. and will become a holding company with Sharon-Youngstown Cellular Inc., renamed Sygnet Communications, Inc., becoming its wholly-owned subsidiary and operating company. The existence of the Youngstown Cellular Telephone Company, Erie Cellular Telephone Company and Wilcom Cellular will automatically terminate once all partnership interests are transferred to the Subsidiary, which will occur prior to the Offerings. Completion of the restructuring is contingent upon FCC approval of the transfer of the FCC licenses held by the partnerships.

THE HORIZON ACQUISITION

         On July 11, 1996, the Company signed an agreement with the Horizon Companies to purchase for $250.0 million in cash (subject to net working capital adjustment) the Horizon Systems, which consist of the PA-1, PA-2, PA-6, PA-7 and NY-3 RSAs. Under the agreement, the Company is to become the cellular licensee serving contiguous markets representing approximately 1.3 million Pops and covering over 16,125 square miles in western Pennsylvania and New York.
The PA-2 RSA, which represents 89,400 Pops, currently operates under IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. While the Company is not acquiring a permanent license for the PA-2 RSA, it is entitled to all revenue and income generated by the cellular system until the FCC resolves the dispute. The Company is unable to predict when or how the FCC will resolve this matter.

         Simultaneously with the closing of the Horizon Acquisition, the Subsidiary of the Company will obtain secured financing from a number of commercial lenders (the "Lenders") under the $300.0 million revolving Bank Credit Facility. Up to approximately $117.0 million of the proceeds of these loans will be used to pay part of the purchase price upon consummation of the Horizon Acquisition and the remainder will be used for working capital purposes, to refinance $70.5 million in existing debt and for system expansion. See "Description of Bank Credit Facility."

         The four contiguous Pennsylvania RSAs to be acquired from the Horizon Companies include 880,100 Pops and cover over 10,243 square miles in western Pennsylvania. The New York system represents 485,200 Pops and covers over 5,882 square miles in the western portion of the state. When combined with the Existing Systems, the Company will serve one large cluster representing approximately 2.4 million Pops and covering 19,164 square miles. Pittsburgh and Erie, Pennsylvania; Buffalo, Elmira and Rochester, New York; and Cleveland, Akron, Canton and Youngstown, Ohio are the major urban centers encompassed by or bordering on the Company's service area. The PA-2 RSA, which represents 89,400 Pops, currently operates under an IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA and the new licensee commences operations. While the Company will not receive a permanent license for the PA-2 RSA, it is entitled to all revenue and income generated by the system until the FCC grants a permanent license for the PA-2 RSA.

BUSINESS STRATEGY

         The Company's goal is to become the leading full service provider of mobile telecommunications services in its cluster by offering technically advanced cellular service, superior coverage and a high level of customer service at competitive prices. Specifically, the Company's business objectives are to increase penetration and improve profitability in both the Horizon Systems and its Existing Systems by taking advantage of its ability to operate in a much larger regional footprint. In addition, the Company may in the future acquire additional systems that provide the Company with the ability to further its strategic objectives.


         - Developing the Horizon Systems. The Company believes that the Horizon Systems are underdeveloped and underpenetrated compared to its Existing Systems and represent a substantial growth opportunity for the Company. By taking advantage of marketing, operating and engineering synergies arising from the Horizon Acquisition, the Company believes that it will be able to decrease overall per subscriber operating costs and rapidly increase penetration in the Horizon Systems to levels comparable to those achieved in its Existing Systems. Immediately upon consummation of the Horizon Acquisition, the Company will apply its business strategy to the Horizon Systems, which strategy has generated significant subscriber and revenue growth in its Existing Systems, including the Erie acquisition in September 1995.

         - Aggressive Marketing and Promotion of Cellular Services. The Company plans to implement aggressive marketing programs that it has been using in its Existing Systems to increase subscriber activations in the Horizon Systems. These include competitive rate plans which include low priced regional roaming rates tailored for individual markets and attractive equipment prices. In addition, the Company will use a mix of advertising media such as television, radio and outdoor advertising to reach potential new subscribers.

         - Local Retail Outlets and Superior Customer Service. The Company strives to provide a high level of customer service and the Company's use of local retail stores is a key element of this local subscriber service strategy. The Company's stores are staffed with sales and customer service representatives who provide a more direct, specifically targeted level of customer service than is ordinarily offered by larger competitors relying on centralized customer service operations. By having a permanent local retail presence, the sales staff can cultivate local market knowledge that allows them to focus their efforts on the specific demands of the market or markets in which they operate. This improves their ability to establish relationships
with customers, to understand the customer's needs and to reduce churn.   The
sales team's ability to promote the Company's services both inside and outside of its cluster is enhanced by its license to market under the CELLULAR ONE(R) brand name and its continuing participation in the NACN, a national cellular network comprised principally of non-wireline carriers whose goal is to make cellular service "seamless" throughout North America by facilitating automatic roaming to and from member systems.

         - Advanced Systems Design. The Company's system design and the TDMA digital technology it employs provide the foundation for technically superior cellular service. The Company has deployed a large number of cell sites in each service area. Consequently, subscribers in the Existing Systems enjoy a high level of local and regional coverage, resulting in high quality hand-held coverage throughout most of its population centers, minimal call blocking, seamless call delivery through NACN and the availability of digital voice and data services. All of the Company's existing cells have already been upgraded to offer TDMA digital services and the Company intends to selectively improve the technology being used in the Horizon Systems to match this high quality level. The Company believes it is well positioned to address new technologies that might become available in its markets.

         - Decentralized Marketing Management. The Company has assembled management, sales and operating staff with extensive experience and relationships within each market. The decentralized market management structure adopted by the Company allows it to tailor its service to meet the needs of each market. This local approach to marketing is coordinated with senior management of the Company and allows each market to benefit from shared corporate resources.

         - Acquisition Strategy. The Company's primary external growth strategy has been to develop its cellular system by pursuing acquisitions that expand its regional footprint, can be operated efficiently, enhance its reciprocal relationships with other cellular telephone carriers and provide an opportunity to gain significant competitive advantages. As it has done successfully in the past, the Company intends to pursue acquisition opportunities which permit the Company to achieve these strategic objectives either with respect to its current cluster or elsewhere.

         - Future Competition. The Company is preparing for what is expected to be an increasingly competitive telecommunications environment by aggressively working to attract new subscribers. The Company believes it is prepared for this competition because it is not dependent on high roaming or local rates. In addition, the Company believes that it can effectively face this competition from its position as an incumbent in the cellular field with a high quality network that is not capacity constrained. The Company also has an extensive footprint, strong distribution channels, superior customer service capabilities and an experienced management team. Because the Company operates in medium to small markets, the new PCS licensees may be unable or unwilling to offer commercially viable wireless service in much of the Company's area in the near term. The Company believes the extensive capital expenditures required to deploy the infrastructure for PCS is more readily justifiable from an economic standpoint in larger, more densely populated urban areas. This constraint of PCS may position the Company to offer roaming services to PCS customers, as well as to provide bulk lines of service for resale to certain PCS companies. For example, the Company's existing Youngstown and Erie systems are equipped to provide TDMA digital roaming to AT&T Wireless PCS subscribers when AT&T Wireless introduces dual band TDMA phones in the adjacent Cleveland and Buffalo-Rochester MTAs.

CELLULAR MARKETS AND SYSTEMS

         After giving effect to the Horizon Acquisition, the Company will operate in eight license areas in northeastern Ohio and western New York and Pennsylvania. This does not include the PA-2 IOA. The following table summarizes the Existing Systems and the Horizon Systems. See "--The Horizon Acquisition."

                                                       TOTAL                                NET POPS          DATE OF
                                                    POPS (1995)         OWNERSHIP             1995          ACQUISITION
                                                    -----------         ---------             ----          -----------

             Existing Systems(1)
             ----------------
               Youngstown, OH MSA                     491,900             100%               491,900           1985
               Sharon, PA MSA                         122,100             100%               122,100           1987
               Erie, PA MSA                           280,600             100%               280,600           1995
               Columbiana, OH, OH-11 RSA              111,700             100%               111,700           1991

             Horizon Systems(1)(2)
             ---------------
               Chautauqua, NY, NY-3 RSA               485,200             100%               485,200           1996
               Crawford, PA, PA-1 RSA                 197,200             100%               197,200           1996
               Lawrence, PA, PA-6 RSA                 376,400             100%               376,400           1996
               Indiana, PA, PA-7 RSA                  217,100             100%               217,100           1996
               McKean, PA,  PA-2 RSA(3)                89,400             100%                89,400           1996
                                                      -------                                -------

                           Total                    2,371,600                              2,371,600

- --------------------
(1) All of the Existing Systems and Horizon Systems licenses are non-wireline licenses.

(2) To be acquired as described under "--The Horizon Acquisition." The consummation of the Offerings is conditioned upon the consummation of the Horizon Acquisition.

(3) The Horizon Acquisition includes the Pops in the PA-2 RSA where the Company has IOA pending the FCC's final determination of the qualifications of the initial lottery winner to hold the permanent license for the PA-2 RSA. The Company's IOA from the FCC will expire upon selection of the new licensee and the commencement of operations by that licensee. Until the expiration of the IOA, however, the Company is entitled to all revenue and income generated by the PA-2 RSA. The Company believes that the expiration of such authority will not have a material adverse effect on its results of operations.


         The Company's operations are conducted in a single large cluster representing approximately 2.4 million contiguous Pops in Ohio, Pennsylvania and New York. It spans three MSAs and six RSAs and over 19,164 square miles. The area includes 25 counties and 479 total interstate highway miles. Eight airports, Cleveland, Pittsburgh, Youngstown, Akron, Erie, Corning, Rochester and Buffalo, provide access to the systems.

   YOUNGSTOWN-WARREN OHIO, COLUMBIANA, OHIO AND SHARON, PENNSYLVANIA

         The Youngstown, Ohio area is an important economic area for eastern Ohio and western Pennsylvania. Located at a midway point approximately 50 miles from both Pittsburgh and Cleveland along the Ohio Turnpike and Interstate 76, the Youngstown market is a key roaming corridor between these two cities. Interstate 80, a major transportation access route from the Midwest to New York City, is also a source of roaming traffic.

         The median household income for the Youngstown MSA is $29,982, with 22.8% of the population with household income in excess of $50,000. Selected major employers in the area include Delphi Packard Electric Systems, General Motors-Lordstown Assembly, St. Elizabeth Health Center, WCI Steel, Youngstown State University and Youngstown Air Reserve Base. The area is also served by Youngstown State University, Ohio State University Lima Campus and Pennsylvania State University Sharon Campus. The population of the Youngstown-Warren Metro Area has increased throughout the 1990's.

         Notable cultural and recreation attractions include the Youngstown Symphony, Butler Institute of American Art and the Youngstown-Warren LPGA Classic. The area's proximity to Cleveland and Pittsburgh also allows residents to enjoy the attractions of these cities, including professional sports and additional cultural activities.

   ERIE, PENNSYLVANIA

         Located on Lake Erie, Erie County is noted for manufacturing, transportation and recreation. The Port of Erie handles imports and exports through the St. Lawrence Seaway and is supported by excellent rail service. Erie County exports more per capita than any other Pennsylvania county. Included in Erie County is Interstate 90, which connects Buffalo and Cleveland. Interstate 79 connects Erie and Interstate 90 directly to Pittsburgh. Both of the routes are important roaming corridors. There are 66 total interstate highway miles in a market comprised of 802 square miles.

         The Erie County median household income is $32,363 with 24.8% of the population having household incomes in excess of $50,000. Major Erie County employers include General Electric, Hamot Health Foundation, St. Vincent Health Center, Plastek Industries and Erie Insurance Group. Pennsylvania State University at Erie, Mercyhurst College, Edinboro University of Pennsylvania and Gannon University are located in the license area.

         Travel and tourism is Erie's second largest industry with millions of vacationers attracted annually to Presque Isle State Park and other recreational and historical sites. Residents and visitors enjoy the Erie Philharmonic, professional baseball and hockey and a number of zoos and museums.

   PENNSYLVANIA 1

         PA-1 is located between the Company's existing Erie and Sharon MSAs. The primary population center is Meadville which is located along the 42 miles of Interstate 79 that runs through the market. Interstate 80 also crosses the RSA, extending east from Sharon. The market's median household income in $28,593 with 18.8% of households having income over $50,000.

         Major employers include Quaker State, Penzoil and Joy Technologies. Allegheny College is located in the region and Conneaut Lake and the Allegheny National Forest serve as key recreation areas.

   PENNSYLVANIA 6 AND 7

         The license areas of the PA-6 and PA-7 RSAs are located in the western part of Pennsylvania just north of Pittsburgh to approximately the middle of the state. The market is characterized by substantial levels of roaming, as it includes significant traffic flow between its market areas and surrounding major cities such as Pittsburgh, Pennsylvania, Youngstown, Ohio and Erie, Pennsylvania. In particular, Butler County (located in PA-6) has a strong community of interest with nearby Pittsburgh. Butler County contains 43% of the RSA's total population, of which 50,000 people commute out of the county to Pittsburgh. The population in all counties comprising both RSAs has grown during the 1990-1995 timeframe. Butler County population experienced the
greatest growth at 7.2%.   Median household income for PA-6 is $30,172 and for
PA-7 is $25,930, with 21.9% and 15.8% of households in each RSA above $50,000. Pennsylvania State University DuBois, Clarion University of Pennsylvania and Indiana University of Pennsylvania are examples of the educational institutions in the area.

         The major highways serving these RSAs are Interstate 79 and Interstate 80 that link the major population centers in north-central Pennsylvania. In addition, Route 60, a recently completed toll road, serves as an expressway to

Pittsburgh International Airport. Indiana County, located in PA-7, also contains several well-traveled state highways (Routes 119, 22 and 422) that are major regional commuting routes for the Pittsburgh region. The are 145 combined interstate highway miles within these RSAs.

   NEW YORK 3

         The NY-3 RSA is located in the western part of New York State and includes six counties in an area that covers 5,882 square miles that represents 22.5% of the area of New York State. It is the largest geographic RSA in the United States. The system borders Buffalo and Rochester to the north, Erie, Pennsylvania to the west and Binghamton/Elmira to the east. This large area includes bedroom communities for Buffalo and Rochester, primarily in Genesee County (61,300 Pops), strong core communities along Lake Erie and in Jamestown in Chautauqua County (142,100 Pops) and the growing economic region of Corning and Bath in Steuben County (100,700 Pops). Population growth statistics for the period of 1990-1995 show that each county comprising the RSA grew, with Wyoming County experiencing the highest growth rate of 4.0%.

         Major employers include Corning, Inc., Dresser Rand and Morrison Knudsen. The area is also home to many recreational destinations, including various lakes such as the Finger Lakes region, portions of New York's wine country and certain of New York's ski areas. The State University of New York at Fredonia and St. Bonaventure are two of the colleges and universities located in the license area. Health care services are available through WCA Hospital and Brooks Memorial Hospital.

         NY-3 is also a strong roaming market, containing 1.7 million interstate vehicle miles and 3.6 million total highway vehicle miles. The primary interstates are Interstate 90 (the New York Thruway) which connects Buffalo, Rochester and Erie and yields traffic counts averaging over 21,000 cars per day and Interstate 390 which connects Rochester, Corning and Binghamton/Elmira and yields traffic counts averaging 9,600 cars per day (including over 15,000 cars per day across Steuben County). Route 17, known as the Southern Tier Expressway, is a four lane U.S. highway that traverses the entire RSA from Corning to the Pennsylvania state line. There are 94 interstate highway miles within the area.

   COMPETITORS AND ADJOINING SYSTEMS

         The Company competes with various companies in each of its markets. Management believes that the integrated network of its contiguous cellular systems operating as CELLULAR ONE(R) affords it significant advantages over many of its competitors. Overall, the Company competes against four distinct cellular system operators.

         The following chart lists the Company's cellular competitors in each of its communities of interest.

                MARKETS                                 COMPETITORS
                -------                                 -----------

                Youngstown, OH MSA                      360 degree Communications
                Erie, PA MSA                            GTE Mobilnet
                Columbiana, OH (OH-11 RSA)              360 degree Communications
                Sharon, PA MSA                          360 degree Communications
                Crawford, PA (PA-1 RSA)                 360 degree Communications
                Lawrence, PA (PA-6 RSA)                 Bell Atlantic/NYNEX
                                                          and 360 degree Communications
                Indiana, PA (PA-7 RSA)                  Bell Atlantic/NYNEX
                Chautauqua, NY (NY-3 RSA)               Frontier
                McKean, PA (PA-2 RSA)                   Bell Atlantic/NYNEX

   MARKETING

             The systems acquired from the Horizon Companies promote their respective cellular products and services under the name CELLULAR ONE(R), as does the Company for its operations in the Erie vicinity. See "-- Service
Marks."   CELLULAR ONE(R), the first national brand name in the cellular industry is currently utilized in over 400 service areas throughout the United States. CELLULAR ONE(R) ranks as the nation's most recognized cellular service provider. The national advertising campaign conducted by the Cellular One Group enhances the Company's advertising exposure. The Company also obtains substantial marketing benefits from the name recognition associated with this widely used service mark, both with existing subscribers traveling outside the Company's service areas and with potential new subscribers moving into the Company's service areas. In addition, travelers who subscribe to CELLULAR ONE(R) service in other markets may be more likely to use the Company's service when they travel in the Company's service areas. This is primarily due to the technical operation of the cellular telephone. Cellular telephones of non-wireline subscribers are programmed to select the non-wireline carrier (such as the Company) when roaming, unless the subscriber either dials a special code or has a cellular telephone equipped with an "A/B" (non-wireline/wireline) switch and selects the wireline carrier.

         As part of its growth strategy, the Company expects to expand its use of the CELLULAR ONE(R) name to include Youngstown, Ohio, where it currently operates under the name "Wilcom Cellular." Several competing systems bordering the Youngstown market historically operated under the CELLULAR ONE(R) name, thus creating the opportunity for customer confusion. With the Horizon Acquisition, almost all of the bordering systems using the CELLULAR ONE(R) name will be owned by the Company, thus the need for differentiation will be eliminated. By adopting the CELLULAR ONE(R) name, the Company will be able to leverage the brand recognition for the mark in the sale of all its own services.

         Management has also implemented its marketing strategy by training and compensating its sales force in a manner designed to stress the importance of customer service and high penetration levels. The Company's sales staff has a two-tier structure. A retail sales force handles walk-in traffic and a targeted sales staff solicits certain corporate and government subscribers.
The Company's management believes that its internal sales force is better able to select and screen new subscribers and select pricing plans that realistically match subscriber means and needs than are independent agents. As a result, the Company's use of an internal sales force keeps marketing costs low both directly because commissions are lower and indirectly because subscriber retention is higher than when using independent agents.

         The Company's sales force works principally out of its own retail stores in which the Company offers a full line of cellular products and services. As of June 30, 1996, the Company maintained four retail stores in the Youngstown area and three in the Erie area. Horizon has 10 retail stores supporting the Horizon Systems.

   ROAMING

         Roaming is an important service component for many subscribers. The Company believes that attractively priced regional roaming is important to the development of customers for all regional non-wireline cellular carriers. Accordingly, where possible, the Company attempts to arrange reciprocal roaming rates that allow customers to roam at competitive prices. The Company believes this increases usage on all non-wireline systems, including the Company's. Roaming revenue is a substantial source of incremental revenue for the Company due, in part, to the fact that a number of the Company's cellular systems are located along major travel and commuting corridors and because certain of the Horizon Systems are in the early stages of their growth cycle. While there is an industry trend to reduce roaming rates, the Company is addressing this trend through its roaming agreements which are usually reciprocal in nature and are at or near home rates. Roaming yield for the six months ended June 30, 1996 was $0.54 per minute, including long distance toll charges.

         The Company is also a member of NACN. NACN is the largest wireless telephone network system in the world, linking non-wireline cellular operators throughout the United States and Canada. NACN connects key areas across North America so that customers can use their cellular phones to place and receive calls in these areas as easily as they do in their home areas. Through NACN, customers receive calls automatically without the use of complicated roaming codes as they "roam" in more than 5,000 cities and towns in the United States and Canada. By dialing a subscriber's cellular telephone number, the caller can reach the subscriber without knowing their location or having to dial additional roaming access numbers. In addition, special services such as call forwarding and call waiting automatically follow subscribers as they travel. Through its membership in NACN, the Company provides extended regional and national service to subscribers, thereby allowing them to easily make and receive calls while in other cellular service areas. This service distinguishes the Company's service and call delivery features from those of some of its competitors.

   PRODUCTS AND SERVICES

         In addition to providing high-quality cellular telephone service in each of its markets, the Company also offers various custom-calling features such as voicemail, call forwarding, call waiting, three-way conference calling and no answer and busy transfer. The Company also sells cellular equipment at no cost or at discount prices as a way to encourage use of its mobile services.

         Several rate plans are presented to prospective customers so that they may choose the plan that will best fit their expected calling needs. Unlike some of its competitors, the Company designs rate plans on a market-by-market basis. The Company's local market managers are given the ability to market from a wide variety of existing rate plans and are encouraged to propose to the Company new rate plans that respond to market and competitive conditions.
These rate plans include a high user plan, a medium user plan, a basic plan and an economy plan. Most rate plans combine a fixed monthly access fee, per minute usage charges and additional charges for custom-calling features in a package which offers value to the customer while enhancing airtime use and revenues for the Company. In general, rate plans that include a higher monthly access fee typically include a lower usage rate per minute. An on-going review of equipment and service pricing is conducted to ensure the Company's competitiveness. As appropriate, revisions to the pricing of service plans and equipment are made to meet the demands of the local marketplace.

   CUSTOMER SERVICE

         Customer service is an essential element of the Company's marketing and operating philosophy. The Company is committed to attracting significant numbers of new subscribers and retaining existing subscribers by providing consistently high quality customer service and coverage. In each of its cellular service areas, the Company maintains a local staff, including a market manager, to serve as customer service representatives. Local offices and installation and repair facilities enable the Company to service customers better and schedule installations and make repairs on a timely basis.

   SYSTEM DEVELOPMENT AND EXPANSION

         The Company has 47 cell sites in operation in the Company's Existing Systems and expects to add 35 to 40 new cell sites to the Horizon Systems.
The Company develops or builds out its cellular service areas by adding channels to existing cell sites and by building new cell sites. Such development is done for the purpose of increasing capacity and improving coverage in direct response to projected subscriber demand and in response to actions taken by the Company's competitors. Projected subscriber demand is calculated for each cellular service area on a cell-by-cell basis. These projections involve a traffic analysis of usage by existing subscribers, coverage quality analysis and an estimation of the number of additional subscribers in each such area. In calculating projected subscriber demand, the Company builds into its design assumptions an extremely low call "blockage" rate (percentage of calls that are not connected on first attempt at peak usage time during the day). After calculating projected subscriber demand, the Company determines the most cost-efficient manner of meeting such projected demand. The Company has historically met such demand through a combination of augmenting channel capacity in existing cell sites and building new cell sites.

         Cell site expansion is expected to enable the Company to continue to add subscribers, enhance use of the systems by existing subscribers, increase roamer traffic due to the larger geographic area covered by the cellular network and further enhance the overall efficiency of the network. The Company believes that the high level of coverage provided by its Existing Systems and the increased cellular coverage it intends to attain will have a positive impact on market penetration and subscriber usage.

         In addition to its cellular operations, the Company also operates two small paging systems in the Youngstown Area with 9,559 subscribers. Paging revenue for the first six months of 1996 was approximately $453,000. The Company does not view ownership of its paging systems as a significant element of its business and does not have any plans to expand such ownership to include additional paging systems.

   DIGITAL TECHNOLOGY

         The Company has selected TDMA digital for its Existing Systems. All cell sites in the Existing Systems were converted to digital in early 1996. Each cell site handles analog service as well. The Company's systems are also equipped to provide cellular digital packet data ("CDPD"). Additionally, TDMA ensures the services provided by the Company would be compatible with the cellular systems operated by AT&T Wireless in Pittsburgh, Pennsylvania and Southwestern Bell Mobile in Buffalo and Rochester, New York, as well as the PCS systems being developed by AT&T Wireless in Cleveland, Ohio and Buffalo and Rochester, New York.

         The Company expects to install digital cells in the more densely populated areas of the Horizon Systems beginning in early 1997. Horizon's existing analog-only equipment will be redeployed when replaced with digital to improve coverage in the more rural portions of these systems. Digital can be added to these areas when demand for digital services or capacity warrants the added capital costs.

SERVICE MARKS

         CELLULAR ONE(R) is a federally registered service mark, owned by Cellular One Group, a Delaware general partnership of Cellular One Marketing, Inc., a subsidiary of Southwestern Bell Mobile Systems, Inc., together with Cellular One Development, Inc., a subsidiary of AT&T Wireless Services, Inc. and Vanguard Cellular Systems, Inc. The Company currently uses the CELLULAR ONE(R) service mark to identify and promote its cellular telephone service for the Erie system pursuant to a licensing agreement with Cellular One Group (the "Licensor"). Licensing and advertising fees are determined based upon the population of the licensed areas. The licensing agreements require the Company to provide high quality cellular telephone service to its customers and to maintain a certain minimum overall customer satisfaction rating in surveys commissioned by the Licensor. The licensing agreements which the Company has entered into are for original five-year terms expiring on various dates. These agreements may be renewed at the Company's option for three additional five-year terms. The Company's use of the CELLULAR ONE(R) service mark will be expanded to include the NY-3, PA-1, PA-2, PA-6 and PA-7 RSAs under licensing agreements assumed by the Company as part of the Horizon Acquisition.

COMPANY PATENT

         The Company is the owner of U.S. Patent No. 5,235,633 (the "Dennison Patent") relating to a cellular telephone system that uses the position of a mobile unit to make call management decisions. The Company's policy is to apply for and obtain U.S. patents with respect to technology it has developed when management determines that it is competitively advantageous and cost effective to do so. The Company is currently prosecuting continuations and continuations-in-part of the application which matured into the Dennison Patent. The Company is unable to value the Dennison Patent or the continuations filed with regard thereto and there is no assurance that it will ever prove to be of any significant value.

EMPLOYEES AND AGENTS

         As of June 30, 1996, the Company had over 175 employees. In addition, as of such date the Company had agreements with numerous independent sales agents, including car dealerships, electronics stores, paging services companies and independent contractors. None of the Company's employees are represented by a labor organization and the Company's management considers its employee relations to be good.

PROPERTIES

         The Company maintains its corporate headquarters in Canfield, Ohio. The Company leases this space, which is approximately 6,000 square feet. As of June 30, 1996, the Company's cellular operations lease eight and own one sales and administrative offices. The Company anticipates that it will review these leases from time to time and may, in the future, lease or acquire new facilities as needed. The Company does not anticipate that it will encounter any material difficulties in meeting its future needs for any leased space.

LEGAL PROCEEDINGS

         The Company is not currently involved in any pending legal proceedings that individually or in the aggregate are material to the Company.

OVERVIEW OF THE CELLULAR TELEPHONE INDUSTRY

         The following table sets forth information published by CTIA with respect to the number of subscribers served by cellular telephone systems in the United States and the combined penetration rate of such wireline and non-wireline systems as of the dates indicated:

                                                                                   As of December 31,
                                                                                   ------------------

                                                                  1991        1992        1993       1994        1995
                                                                ------------------------------------------------------


                Subscribers (in thousands)                       7,500      11,000      16,000     24,000      35,000
                Ending penetration(1)                             2.8%        4.2%        6.2%       9.2%       13.5%

- ------------------
(1) Determined by dividing the aggregate number of subscribers by estimated population. Rates reflect combined penetration of both wireline and non-wireline cellular operators. CTIA estimates that the total number of subscribers will surpass 40 million in 1996, thus yielding a penetration rate of at least 15.4%.

         Cellular telephone service is a form of telecommunications capable of providing high quality, high capacity voice and data communications to and from vehicle-mounted and hand-held radio telephones. Cellular telephone systems generally offer customers the features offered by the most technologically advanced landline telephone services. Two significant features of cellular telephone systems are frequency reuse, which enables the simultaneous use of the same frequency in two adequately separated cells and call handoff. A cellular telephone system's frequency reuse and call handoff features result in highly efficient use of available frequencies and enable cellular telephone systems to process more simultaneous calls and service more users over a greater area than conventional mobile telephone systems.

         Cellular telephone technology is based upon the division of a given market area into a number of smaller geographic areas or "cells." Each cell has a "base station" or "cell site" that is equipped with a relatively low power transmitter, a receiver and other equipment that communicates by radio signal with cellular telephones located within range of the cell. Cells generally have a maximum operating range of up to 25 miles, while the standard cell size is four to ten miles in radius. Cells are typically designed on a grid, although terrain factors, including natural and man-made obstructions, signal coverage patterns and capacity constraints may result in irregularly shaped cells and overlaps or gaps in coverage.

         Each cell site is connected by microwave link or telephone line to a mobile telephone switching office ("MTSO"), which, in turn, is connected to the local landline telephone network. Because cellular communications systems are fully interconnected with the landline telephone network and long distance systems, customers can receive and originate both local and long-distance calls from their cellular telephones on a worldwide basis. When a customer in a particular cell dials a number, the cellular telephone sends the call by radio signal to the cell's transmitter-receiver, which in turn transmits it to the MTSO. The MTSO then completes the call by connecting it with the landline telephone network or another cellular telephone unit. Incoming calls are received by the MTSO from the landline telephone office, which instructs the appropriate cell to complete the communications link by radio signal between the cell's transmitter-receiver and the cellular telephone.

         The MTSO and the base stations periodically monitor the signal strength of calls in progress. The signal strength of the transmission between a subscriber and the base station in any cell declines as the unit moves away from the base station. When the signal strength of a call declines to a predetermined level, the MTSO automatically determines if the signal strength is greater in an adjacent cell and, if so, hands off the call in a fraction of a second to the base station of the other cell. This handoff is virtually unnoticeable to the user. If the subscriber leaves the service area of the cellular system, the call is disconnected unless an appropriate technical interface and roaming arrangement has been established with an adjacent system.

         Cellular telephone systems operate under interconnection agreements with various local exchange carriers ("LECs") and interexchange (long distance) carriers. The interconnection agreements establish the manner in which the cellular telephone system integrates with other telecommunications systems.
The cellular operator and the local landline telephone company must cooperate in the interconnection between the cellular and landline telephone systems to permit cellular customers to call landline customers and vice versa. The technical and financial details of such interconnection arrangements are subject to negotiation, vary from system to system and to the present time, generally have not been subject to FCC regulation or oversight. However, the implementation of the Telecommunications Act of 1996 (the "1996 Act") by the FCC is expected to result in arrangements between cellular carriers and local exchange carriers for interconnection services at rates more closely related to cost. On August 1, 1996, the FCC adopted rules implementing the interconnection policies imposed by the 1996 Act. The text of the FCC's interconnection order and the specific rules adopted thereunder have not yet been released. It is possible that the FCC's interconnection rules will result in a decrease in interconnection expenses incurred by the Company.

         FCC rules require that all cellular telephones be functionally compatible with cellular telephone systems in all markets within the United States and with all frequencies allocated for cellular use, allowing a cellular telephone to be used wherever a customer is located, subject to appropriate arrangements for service charges. Changes to cellular telephone numbers or other technical adjustments to cellular telephones by the manufacturer or local cellular telephone service businesses may be required, however, to enable the customer to change from one cellular service provider to another within a service area. However, the FCC recently announced that it will require LECs to implement "number portability" in the top 100 MSAs by December 31, 1998.
Number portability allows customers to retain their telephone numbers, including cellular telephone numbers, when they switch to another service provider. See "-- Regulatory Overview." Cellular system operators may provide service to roamers temporarily located in, or travelling through, their service area. The cellular system providing service to the roamer generally receives 100% of the revenues from such service and such roaming charges are billed to the roamer's local service provider.

         The rapid growth of the cellular customer base has begun to strain the call-processing capacity of many existing analog systems, especially in densely populated urban areas. Each cellular network is designed to meet a certain level of customer density and traffic demand. Once these traffic levels are exceeded, the operator must take steps to increase the network capacity. Capacity can be increased initially by using techniques such as sectorization and cell splitting. Network operators and infrastructure manufacturers are developing a number of additional solutions which are expected to increase network capacity and coverage.

         Within certain limitations, increasing demand may be met by simply adding available frequency capacity to cells as required, or by using directional antennae to divide a cell into discrete multiple sectors or coverage areas (also known as sectorization), thereby reducing the required distance between cells using the same frequency. Furthermore, an area within a cellular telephone system may be served by more than one cell through procedures that utilize available channels in adjacent cells. When all possible channels are in use, further growth can be accomplished through a process called "cell splitting." Cell splitting entails dividing a single cell into a number of smaller cells served by lower-power transmitters, thereby increasing the reuse factor and the number of calls that can be handled in a given area.

         Network capacity can also be enhanced through the development of newer network technologies like N-AMPS analog technology (which triples call carrying capacity over conventional analog technology) and TDMA or code division multiple access ("CDMA") digital technology (which increases call carrying capacity by an estimated factor of 10). In each case, these advanced technologies allow cellular carriers to add customers without degrading service quality. Digital technology offers advantages including improved voice quality, larger system capacity and perhaps lower incremental costs for additional customers. The conversion from analog to digital radio technology is expected to be an industry-wide process that will take a number of years. The Company has installed TDMA digital technology throughout its Existing Systems and intends to deploy it selectively in the Horizon Systems. The Company believes that its Existing Systems have sufficient capacity to handle the Company's customer growth rate in the near term.

COMPETITION

   CELLULAR CARRIERS

         Cellular carriers compete primarily against the other facilities-based cellular carrier in each MSA and RSA market. Competition for customers between cellular licensees is based principally upon the services and enhancements offered, the quality of the cellular system, customer service, system coverage, capacity and price. Such competition may increase to the extent that licenses are transferred from smaller, stand-alone operators to larger, better capitalized and more experienced cellular operators who may be able to offer consumers certain network advantages.

         Cellular carriers also face to a lesser extent competition from Personal Communications Service ("PCS"), Enhanced Specialized Mobile Radio ("ESMR") and mobile satellite service ("MSS") systems, as well as from resellers of these services and cellular service. In the future, cellular operators may also compete more directly with traditional landline telephone service providers. Continuing technological advances in telecommunications make it impossible to predict the extent of future competition. However, due to the depth and breadth of these competitive services offered by operators using these other technologies, such competition could be significant and expected to become more intense.

         The FCC requires that all cellular system operators must provide service to resellers on a nondiscriminatory basis. A reseller provides cellular service to customers but does not hold an FCC license or own cellular facilities. Instead, the reseller buys blocks of cellular telephone numbers from a licensed carrier and resells service through its own distribution network to the public. Therefore, a reseller may be both a customer of a cellular licensee's services, a competitor of that licensee, or both. Recently, several well-known telecommunications companies have begun reselling cellular service as a complement to their long distance, local telephone, paging, cable television or Internet offerings.

   NEW TECHNOLOGIES

         The most likely future source of direct competition to cellular providers in the near term from a new technology is broadband PCS. Broadband PCS services consist of wireless two-way telecommunications services for voice, data and other transmissions employing digital micro-cellular technology. PCS operates in the 1850 to 1990 Mhz band. PCS technology utilizes a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. PCS customers have dedicated personal telephone numbers and communicate using small digital radio handsets that could be carried in a pocket or purse. Many PCS licensees who will compete with the Company have access to substantial capital resources. In addition, many of these companies, or their predecessors and affiliates, already operate large cellular telephone systems and thus bring significant wireless experience to this new marketplace.

         ESMR is a wireless communications service supplied by converting analog SMR services into an integrated, digital transmission system. The ESMR system incorporates characteristics of cellular technology, including multiple low power transmitters and interconnection with the landline telephone network. ESMR service may compete with cellular service by providing higher quality digital communication technology, lower rates, enhanced privacy and additional features such as electronic mail and built-in paging. ESMR handsets are likely to be more expensive than cellular telephones and there may be other differences between cellular and ESMR.


         A consortium of telecommunications providers known as American Mobile Satellite Corporation has been licensed by the FCC to provide mobile satellite service. In addition, Motorola filed for a license from the FCC for a low-orbit satellite system, called "Iridium," that would provide mobile communications to subscribers throughout the world. Other proposals for MSS are pending before the FCC. The FCC is developing rules for these services and international and foreign regulatory authorities must also approve aspects of some mobile satellite systems and services. Mobile satellite systems could augment or replace communications within land-based cellular systems.

         The Company is preparing for this new competitive environment by aggressively working to attract new subscribers, expanding its footprint and reducing its dependency on high roaming and local rates. The Company believes that by leveraging the above actions, it can effectively face this competition from its position as an incumbent in the cellular field with a high quality network and extensive footprint that is not capacity constrained, strong distribution channels, superior customer service capabilities and an experienced management team. Since the Company operates in medium to small markets, the new PCS licensees may be unable to offer viable wireless service in many of the Company's properties in the near term because the extensive capital expenditure required to deploy the infrastructure for PCS are more readily justifiable from an economic standpoint in larger, more densely populated urban areas. This may position the Company to offer roaming services to PCS customers, as well as to provide bulk lines of service for resale to certain PCS companies. The Company's existing Youngstown and Erie systems are equipped to provide TDMA digital roaming to AT&T Wireless PCS subscribers when AT&T Wireless introduces dual band TDMA phones in the adjacent Cleveland and Buffalo-Rochester MTAs.

REGULATORY OVERVIEW

         The cellular telephone industry is subject to extensive governmental regulation on the federal level and to varying degrees on the state level.
Many aspects of such regulation have recently been impacted by the enactment of the 1996 Act and are currently the subject of administrative rulemakings that are significant to the Company. Neither the outcome of these rulemakings nor their impact upon the cellular telephone industry or the Company can be predicted at this time. The following is a summary of the federal laws and regulations that currently materially affect the cellular communications industry and a description of certain state laws. This "Regulatory Overview" section does not purport to be a summary of all present and proposed federal, state and local regulations and legislation relating to the cellular communications industry.

   FEDERAL REGULATION

         The licensing, construction, modification, operation, ownership and acquisition of cellular telephone systems are subject to regulations and policies of the FCC under the Communications Act of 1934, as amended (the "Communications Act"). The FCC has promulgated rules and regulations governing, among other things, applications to construct and operate cellular communications systems, applications to transfer control of or assign cellular licenses and technical and operational standards for the operation of cellular systems (such as maximum power and antenna height).

         The FCC licenses cellular systems in accordance with 734 geographically defined market areas comprised of 306 MSAs and 428 RSAs. In each market, the frequencies allocated for cellular telephone use are divided into two equal 25 MHz blocks and designated as wireline and non-wireline.
Block A licenses initially were reserved for non-wireline entities, such as the Company, while wireline licenses initially were reserved for entities affiliated with a wireline telephone company. Apart from the different frequency blocks, there is no technical difference between wireline and non-wireline cellular systems and the operational requirements imposed on each by the FCC are the same. Under current FCC rules, with FCC approval, wireline and non-wireline licenses may be transferred without restriction as to wireline affiliation, but generally, no entity may own a substantial interest in both systems in any one MSA or RSA. The FCC may prohibit or impose conditions on transfers of licenses.

         Under FCC rules, the authorized service area of a cellular provider in each of its markets is referred to as the "Cellular Geographic Service Area" or "CGSA". The CGSA may conform exactly with the boundaries of the FCC designated MSA or RSA, or it may be smaller, subject to certain minimum service requirements. A cellular licensee has the exclusive right to expand its CGSA boundaries within the licensee's MSA or RSA for a period of five years after grant of the licensee's initial construction permit. At the end of this five-year build-out period, however, any entity may apply to serve portions of the MSA or RSA outside the licensee's CGSA. The five year build-out period has expired for some licensees and the FCC has granted several "unserved area" applications filed by parties. The Company's five year build-out period has expired in all markets. With respect to the Youngstown and Erie systems, 100% of the geographical area was covered by the Company prior to the expiration of the
five year build-out period.   The Horizon Systems have one area that was not
covered prior to the expiration of the five year build-out period. It consists of a portion of Forest County, Pennsylvania that has a total population of less than 5,000. The Company does not believe the potential for a fill-in application for this property to be significant.

         Cellular service providers also must satisfy a variety of FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage with adjacent cellular users, permittees and licensees in order to avoid interference between adjacent systems. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specified parameters. The Company is obligated to pay certain annual regulatory fees to the FCC in connection with its cellular operations.

         The Company also regularly applies for FCC authority to use additional frequencies, to modify the technical parameters of existing licenses, to expand its service territory and to provide new services. The Communications Act requires prior FCC approval for transfers to or from the Company of a controlling interest in any license or construction permit, or any rights thereunder. Although there can be no assurance that any future requests for approval of applications filed will be approved or acted upon in a timely manner by the FCC, the Company has no reason to believe such requests or applications would not be approved or granted in due course.

         The FCC also regulates a number of other aspects of the cellular business. For example, the FCC regulates cellular resale practices and recently extended the resale requirement to broadband PCS and ESMR licensees. Under the new FCC policy, all resale obligations for cellular, broadband PCS and ESMR operators will terminate five years after the date that the last group of initial PCS licenses are granted. The FCC will issue a public notice announcing commencement of the five year sunset period. Another FCC requirement that cellular operators provide "manual" roaming where technically possible also was recently extended to broadband PCS and ESMR licensees. Further, the FCC recently proposed that cellular, broadband PCS and ESMR licensees be required to offer "automatic" roaming agreements on a nondiscriminatory basis. The FCC has also proposed that these roaming obligations sunset five years after the last group of initial licenses for currently allocated broadband PCS spectrum is awarded.

         In addition, the FCC regulates the ancillary service offerings that cellular licensees can provide and recently revised its rules to permit cellular, PCS, paging and SMR licensees to offer fixed services on a primary basis along with mobile services. This rule change may facilitate the provision of wireless local loop service, which involves the use of wireless links to provide telephone service by cellular licensees, as well as broadband PCS and ESMR licensees. In this regard, the FCC also recently adopted telephone number portability rules for LECs, as well as cellular, broadband PCS and ESMR licensees, that could facilitate the development of local exchange competition, including wireless local loop service. The new number portability rules generally require cellular, broadband PCS and ESMR licensees to have the capability to deliver calls from their systems to ported numbers by December 31, 1998 and to offer number portability and roaming to ported numbers by June 30, 1999. These requirements may result in added capital expenditures for the Company to make necessary system changes.

         Initial cellular licenses are generally granted for terms of up to 10 years, beginning on the date of the grant of the initial operating authority and are renewable upon application to the FCC. Licenses may be revoked and license renewal applications denied for cause after appropriate notice and hearing. Near the conclusion of the license term, licensees must file applications for renewal of licenses to obtain authority to operate for up to an additional 10-year term. The FCC will award a renewal expectancy to a cellular licensee that meets certain standards of past performance. If the existing licensee receives a renewal expectancy, it is very likely that the existing licensee's cellular license will be renewed without becoming subject to competing applications. To receive a renewal expectancy, a licensee must show that it (i) has provided "substantial" service during its past license term and (ii) has substantially complied with applicable FCC rules and policies and the Communications Act. "Substantial" service is defined as service which is sound, favorable and substantially above a level of mediocre service that might only minimally warrant renewal. If the existing licensee does not receive a renewal expectancy, competing applications for the license will be accepted by the FCC and the license may be awarded to another entity.

         In 1995, the Company filed for renewal of its Youngstown license which was originally granted by the FCC in 1985. In its application for renewal, the Company demonstrated not only its compliance with FCC regulations, but also its service in the public interest. That license was renewed without challenge. The Company is confident that it has met and will continue to meet all requirements necessary to secure renewal of its cellular licenses, including those licenses being acquired from the Horizon Companies. The first Horizon licenses subject to renewal will be those for PA-6 and PA-7, which expire on October 1, 2000. The licenses for PA-1 and NY-3 expire one year later.

   CHARACTER AND CITIZENSHIP REQUIREMENTS

         Applications for FCC authority may be denied and in extreme cases licenses may be revoked if the FCC finds that an entity lacks the requisite "character" qualifications to be a licensee. In making the determination, the FCC considers whether an applicant or licensee has been the subject of adverse findings in a judicial or administrative proceeding involving felonies, the possession or sale of unlawful drugs, fraud, antitrust violations or unfair competition, employment discrimination, misrepresentations to the FCC or other government agencies, or serious violations of the Communications Act or FCC regulations. The FCC also requires licensees to comply with statutory restrictions regarding the direct or indirect ownership or control of FCC licenses by non-U.S. persons or entities.

   TELECOMMUNICATIONS ACT OF 1996

         The 1996 Act, which makes significant changes to the Communications Act and the antitrust consent decree applicable to the Regional Bell Operating Companies ("RBOCs"), affects the cellular industry. This legislation, among other things, affects competition for local telecommunications services, interconnection arrangements for carriers, universal service funding and the provision of interexchange services by the RBOCs' wireless systems.

         The 1996 Act requires state public utilities commissions and/or the FCC to implement policies that mandate reciprocal compensation between local exchange carriers, a category that may, for these purposes, include cellular carriers, for interconnection services at rates more closely related to cost. On August 1, 1996, the FCC adopted rules implementing the interconnection policies imposed by the 1996 Act. The text of the FCC's interconnection order and the specific rules adopted thereunder have not yet been released. It is possible that the FCC's interconnection rules will result in a decrease in interconnection expenses incurred by the Company. The Company believes that implementation of these policies may result in a substantial decrease in interconnection expenses incurred by the Company. The FCC has also indicated that its policies regarding cellular carrier interconnection with landline local exchange carriers, under review in a separate proceeding, will be addressed at this time as well. These preexisting policies already require mutual compensation for traffic exchanged between cellular carriers and landline LECs.

         The 1996 Act requires the FCC to adopt rules that require interstate communications carriers, including cellular carriers, to "make an equitable and non-discriminatory contribution" to a universal service fund that reimburses communications carriers that provide basic communications services to users who receive services at subsidized rates. The 1996 Act also eases the restrictions on the provision of interexchange telephone services by wireless carriers affiliated with RBOCs. RBOC-related wireless carriers have interpreted the legislation to permit immediate provision of long distance call delivery for their cellular customers.

         The 1996 Act specifically exempts all cellular carriers from the obligation to provide equal access to interstate long distance carriers. However, the 1996 Act gives the FCC the authority to impose rules to require unblocked access through carrier identification codes or 800/888 numbers, so that cellular subscribers are not denied access to the long distance carrier of their choosing, if the FCC determines that the public interest so requires.
The Company currently provides "dial around" equal access to all of its customers.

         The overall impact of the 1996 Act on the business of the Company is unclear and will likely remain so for the foreseeable future. The Company may benefit from reduced costs in acquiring required communications services and facilities, such as LEC interconnection, resulting from the pro-competitive policies of the 1996 Act. Similarly, the new limitations on local zoning requirements may facilitate the construction of new cell sites and related facilities. See "-- State, Local and Other Regulation." However, other provisions of the new statute relating to interconnection, telephone number portability, equal access and resale could subject the Company to additional costs and increased competition.

   STATE, LOCAL AND OTHER REGULATION

          The Communications Act preempts state or local regulation of the entry of, or the rates charged by, any commercial mobile service or any private mobile service provider, which includes cellular telephone service providers. The FCC has denied the petition of eight states to continue their rate regulation authority, including authority over cellular operators. As a practical matter, the Company is free to establish rates and offer new products and service with a minimum of regulatory requirements. Two of the Company's three states of operation, Ohio and New York, still maintain nominal oversight jurisdiction, primarily focusing upon prior approval of acquisitions and transfers and resolution of customer complaints.

         The Public Utilities Commission of Ohio (the "PUCO") has decreased significantly its regulatory oversight of cellular companies. In accordance with the Communications Act, cellular prices have no longer required state regulatory approval, nor will the filing of prices for cellular services be required (detariffing), leaving the Company free to respond to market forces. The PUCO has waived various other regulatory approval requirements and most of the remaining regulatory filing requirements typically can be accomplished either on a same day notice basis, or automatically after thirty days, although some procedures still require specific regulatory approval and are not subject to any time limits for action.

         The New York Public Service Commission requires advance approvals of acquisition and transfers of cellular companies. The Company has filed for all necessary approvals in connection with the acquisition of the Horizon Systems and expects to have these approvals prior to closing.

         The location and construction of cellular transmitter towers and antennas are subject to Federal Aviation Administration ("FAA") regulations and may be subject to Federal, state and local environmental regulation, as well as state or local zoning, land use and other regulation. Before a system can be put into commercial operation, the grantee of a construction permit must obtain all necessary zoning and building permit approvals for the cell sites and MTSO locations and must secure state certification and tariff approvals, if required. The time needed to obtain zoning approvals and requisite state permits varies from market to market and state to state. Likewise, variations exist in local zoning processes. There can be no assurance that any state or local regulatory requirements currently applicable to the Company's systems will not be changed in the future or that regulatory requirements will not be adopted in those states and localities which currently have none.

         Zoning and planning regulation may become more restrictive in the future as many broadband PCS carriers are now seeking sites for network construction. The 1996 Act may provide some relief from state and local laws that arbitrarily restrict the expansion of personal wireless services, which include cellular, PCS and ESMR systems. For example, under the 1996 Act, localities are now precluded from denying zoning approval for cell sites based upon electromagnetic emission concerns, if the cellular operator's system complies with FCC emissions standards. The FCC is required to adopt rules concerning emission standards by early August 1996. In addition, localities are prohibited from adopting zoning requirements that simply prohibit or have the effect of prohibiting personal wireless services, or that discriminate between "functionally equivalent" services. Notwithstanding these new requirements, the effectiveness of the new law has not yet been tested and it is still unclear whether the costs of expanding cellular systems by adding cell sites will increase and whether significant delays will be experienced due to local zoning regulation.

   FUTURE REGULATION

         From time to time, legislation that potentially could affect the Company, either beneficially or adversely, is proposed by federal or state legislators. There can be no assurance that legislation will not be enacted by the federal or state governments, or that regulations will not be adopted or actions taken by the FCC or state regulatory authorities that might adversely affect the business of the Company. Changes such as the allocation by the FCC of radio spectrum for services that compete with the Company's business could adversely affect the Company's operating results.

   RADIO FREQUENCY EMISSION CONCERNS

         Media reports have suggested that certain radio frequency ("RF") emissions from cellular telephones may be linked to cancer. Litigation concerning this issue is pending against several other cellular operators generally alleging that the death by cancer of a cellular system subscriber was related to such emissions. The Company is not aware of any credible evidence linking the usage of cellular telephones with cancer. The FCC has begun a rulemaking proceeding to update the guidelines and methods it uses for evaluation on RF emissions of radio equipment, including cellular telephones. As a result, more restrictive standards on RF emissions from low powered devices such as cellular telephones may be imposed. The Company is unable to predict whether the nature or extent of these potential restrictions or the basis for them would have a material adverse effect on its business or results of operations.

   OTHER WIRELESS OPERATIONS

         In addition to its cellular operations, the Company also operates two small paging systems in the Youngstown area. The Company also resells paging in areas where it does not provide such services directly. These paging operations account for less 3% of the Company's revenues. However, like its cellular operations, the Company also provides paging services pursuant to licenses issued by the FCC. Commercial paging systems are also deemed to be CMRS providers. Consequently, many of the regulations applicable to the cellular systems are also applicable to the Company's paging operations, including the requirement to renew system licenses on a periodic basis.

                                   MANAGEMENT

   Name                          AGE     OFFICE
   ----                          ---     ------

   Warren P. Williamson, III     66      Director and Chairman
   Albert H. Pharis, Jr.         46      Director, President and Chief Executive Officer
   Craig T. Sheetz               36      Vice President, Chief Financial Officer and
                                            Treasurer
   Gregory T. Pauley             34      Vice President of Technical Operations
   Joseph D. Williamson, II      51      Director
   Lowry A. Stewart              41      Director
   Raymond S. Tittle, Jr.        66      Director
   Philip N. Winkelstern         66      Director


WARREN P. WILLIAMSON, III is the founder of the Company's predecessor company and has served as Chairman and Director since the Company's inception. Prior to founding the Company, Mr. Williamson held the positions of President and Chief Executive Officer for WKBN Broadcasting Corporation. He presently serves as Vice Chairman of WBKN Broadcasting Corporation. In addition to his positions with the Company, Mr. Williamson serves as Director and as Chairman of the Executive Committee of the Mahoning National Bank. Mr. Williamson is also Director and Chairman of the Board of the Youngstown State University Foundation. Finally, he serves as Director of the Association of Maximum Service Television, Inc., a trade association representing more than 300 U.S. television stations. Mr. Williamson is the brother of Joseph D. Williamson, II, uncle of Lowry A. Stewart.

ALBERT H. PHARIS, JR. has served as President, Chief Executive Officer and Director of the Company since the Company's inception in 1985. During that period, Mr. Pharis has been involved in all aspects of the Company's development. He has been active as a board member of CTIA since 1985 and as a member of the CTIA Executive Committee since 1989. He has also been Chairman of CTIA's Small Operators Caucus.

CRAIG T. SHEETZ has served since 1990 as Vice President, Chief Financial Officer and Treasurer of the Company. Prior to 1990, Mr. Sheetz served as Assistant Vice President at PNC Bank and Mellon Bank where he specialized in the media and telecommunications industries and in middle market lending.

GREGORY T. PAULEY is Vice President of Technical Operations. Mr. Pauley served as Technical Operations Manager for the Company from May 1990 until his promotion to Vice President in January 1995.

JOSEPH D. WILLIAMSON, II has been a Director of the Company and its predecessor company since its inception. In 1994, after serving as Executive Vice President of WKBN Broadcasting Corporation, Mr. Williamson became President of WKBN Broadcasting Corporation and has continued in that position. Mr. Williamson is the brother of Warren P. Williamson, III and the uncle of Lowry
A. Stewart.

LOWRY A. STEWART has been Director of the Company and its predecessor company since its inception. Since 1993, Mr. Stewart has served as Treasurer and Director of WKBN Broadcasting Corporation where he also has been employed as
the Production Manager since 1991.   Mr. Stewart is the nephew of Warren P.
Williamson, III and Joseph D. Williamson, II.

RAYMOND S. TITTLE, JR. has been a Director of the Company since 1991. Mr. Tittle served as President of Northwest Indiana Markets until it was sold in 1993. Mr. Tittle is currently President of Joe Tittle Inc. and Joe Tittle & Sons, Inc. which administer real estate and investment assets formerly owned by Northwest Indiana Markets.

PHILIP N. WINKELSTERN has been nominated to become Director upon consummation of the Offerings and the Horizon Acquisition. Mr. Winkelstern served as Senior Vice President and Chief Financial Officer of Commercial Intertech Corporation, a publicly held manufacturer ("CIC") prior to his retirement in August 1995. Mr. Winkelstern also served as Director for CIC from July 1975 to August 1995 and is currently Director for McDonald Steel Corporation and Mahoning National Bank.

         The Company intends to add a second independent director prior to or shortly after consummation of the Offerings.

COMMITTEES OF THE BOARD

         The Board of Directors has established Audit, Nomination, Compensation and Pricing Committees.

DIRECTOR COMPENSATION

         Directors are not paid fees.

EXECUTIVE COMPENSATION

         The following table presents summary information concerning compensation received by the Chief Executive Officer and each of the other executive officers for the last fiscal year of January 1, 1995 to December 31, 1995.
                                                    ANNUAL COMPENSATION


                                                                                                     OTHER ANNUAL
            NAME AND PRINCIPAL POSITION               SALARY                   BONUS                 COMPENSATION
            ---------------------------               ------                   -----                 ------------
 Warren P. Williamson, III                          $223,587.00(1)             $    0.00              $   0.00
 Albert H. Pharis, Jr.                               171,990.00                50,000.00              2,400.00
 Craig T. Sheetz                                      85,885.00                25,000.00              4,800.00
 Greg T. Pauley                                       78,000.00                25,000.00              4,800.00

- -----------------------

(1) Does not include salary and bonus paid by the Company for services rendered to WKBN Broadcasting Corporation, which amount was reimbursed to the Company by WKBN Broadcasting Corporation.

1996 STOCK OPTION PLAN

         The Company has adopted a 1996 Stock Option Plan ("SOP"). Under the SOP, options to purchase up to an aggregate of one million shares of Common Stock are available for grants to employees of the Company. The SOP provides for issuance of incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options. The SOP will terminate by its terms in 2006 or earlier if so determined by the Board of Directors.

         The following tables present certain information concerning stock options granted in 1996 to the executive officers of the Company.

                               OPTIONS GRANTED(1)

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                              PERCENTAGE OF                                                ANNUAL RATES OF
                                                  TOTAL                                                      STOCK PRICE
                                                 OPTIONS                        MARKET                       APPRECIATION
                                                GRANTED TO      PER SHARE       PRICE                     FOR OPTION TERM(4)
                                 OPTIONS       EMPLOYEES IN      EXERCISE       ON DATE     EXPIRATION   -----------------------
           NAME                 GRANTED(2)     FISCAL YEAR(3)      PRICE       OF GRANT        DATE        5%              10%
           ----                 -------        --------------    ---------     --------     ----------   ------          -------

Albert H. Pharis, Jr.            225,000           44.96%          $            $               2006

Warren P. Williamson, III        100,000           19.98                                        2006

Craig T. Sheetz                   53,600           10.71                                        2006

Gregory T. Pauley                 46,800            9.35                                        2006

All Others                        75,000           14.99                                        2006
                                  ------

TOTAL OPTIONS                    500,400


- --------------------------

(1) Options granted by Sygnet Communications, Inc. in fiscal 1995 will be terminated in conjunction with the Common Stock Offering. All options granted prior to the Common Stock Offering are not reflected in this table. No options were exercised in fiscal 1995.

(2) Options will be granted in conjunction with the Common Stock Offering pursuant to the Company's 1996 Stock Option Plan. All the options become exercisable on January 1, 1997.

(3) The Company will grant options representing Class A Common Stock to employees in fiscal 1996.

(4) The amounts shown under these columns are the result of calculations at 5% and 10% rates as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Class A Common Stock.

EMPLOYMENT AGREEMENTS

         The Company will enter into employment agreements with Messrs. Pharis and Williamson for an initial term of three years and with Messrs. Sheetz and Pauley for an initial term of two years. All agreements will have automatic one-year renewals after the initial terms expire. The executives will have initial annual base salaries of $240,000, $240,000, $135,000, and $120,000, respectively. Each agreement provides that if the executive officer is terminated without good cause, as defined therein, or resigns with good cause, as defined therein, the executive officer will be entitled to receive when due his or her base salary and benefits for the remaining term of the agreement.

         Each agreement will also provide that during the term of the agreement and for one year thereafter, the executive officer will not, in any state in which the Company does business or intends to do business, compete with the Company in any way in the wireless communication business as employee, officer, director, agent, representative, stockholder, partner, member, owner, or have any direct or indirect financial interest in any enterprise engaged in the wireless communications business. The ownership of less than 5% of the outstanding stock of any corporation listed on a national securities exchange and engaged in the wireless communications business is not deemed a violation of the non-competition provision.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30, 1996, and as adjusted to reflect the sale of Class A Common Stock in the Common Stock Offering, by (i) each director of the Company, (ii) each named executive officer of the Company, (iii) all officers and directors as a group, (iv) each Selling Stockholder and (v) each person known to the Company to beneficially own 5% or more of any class of the Company's voting securities. Prior to the Offerings, there were no shares of Class A Common Stock outstanding and thus information relating to the number and percentage shares beneficially owned prior to the Offerings is based on shares of Class B Common Stock only. Shares of Class B Common Stock sold by the Selling Stockholders will convert to Class A Common Stock upon sale in the Common Stock Offering. The holders of Class B Common Stock before the Offerings will hold only Class B Common Stock immediately following the Offerings. Information relating to the percentage of shares and percentage of voting power following the Common Stock Offering is based upon shares of Class A Common Stock and Class B Common Stock. See "Description of Capital Stock."



                          NUMBER OF SHARES      % SHARES                       NUMBER OF      % COMBINED       % COMBINED
                            BENEFICIALLY      BENEFICIALLY                      SHARES           SHARES       VOTING POWER
                            OWNED PRIOR       OWNED PRIOR      NUMBER        BENEFICIALLY     BENEFICIALLY     BENEFICIALLY
                               TO THE            TO THE      OF SHARES       OWNED AFTER      OWNED AFTER      OWNED AFTER
NAME OF BENEFICIAL OWNER    OFFERINGS(1)       OFFERINGS     OFFERED(2)     THE OFFERINGS    THE OFFERINGS   THE OFFERINGS(3)
- ------------------------  -----------------    ------------  ----------    --------------   --------------  -----------------

Directors and Named
Executive Officers
- ------------------

J.D. Williamson, II           1,867,150           30.26         600,000        1,267,150          13.82             21.86
Warren P. Williamson, III(4)  1,487,215           24.10         100,000        1,387,215          15.13             23.94
Lowry A. Stewart(5)             337,720            5.47                          337,720           3.68              5.83
Raymond Tittle, Jr.             329,835            5.35          29,835          300,000           3.27              5.18
Albert H. Pharis                 40,275            0.65                           40,275           0.44              0.69
All directors and
  officers as
  a group (7
  persons).(6)                4,062,195           65.80         729,835        3,332,360          36.34             57.50

Others                            --             --              20,165            --              --                --

Other 5% Owners
- ---------------

Mahoning National               652,135           10.57                          652,135           7.11             11.25
  Bank of Youngstown(7)
P.O. Box 479
Trust Department
Youngstown, OH  44501

Martha J. Stewart(8)            408,400            6.62                          408,400           4.45              7.05
15 Mill Trace Road
Youngstown, Ohio
44511

- -------------------

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. The Company's total issued and outstanding stock immediately prior to the Offerings is 6,170,630 shares of which all are Class B Common Stock.

(2) Class B Common Stock is automatically converted to Class A Common Stock when sold in the Common Stock Offering.

(3) Class A Common Stock confers one vote per share and Class B Common Stock confers ten votes per share.

(4) Includes 10,410 shares of Class B Common Stock with respect to which Warren P. Williamson, III shares voting and investment power with his spouse, Carol Williamson.

(5) Includes 5,845 shares of Class B Common Stock held by Lowry A. Stewart as custodian for his daughter Kathryn A. Stewart.

(6)      May include stock jointly or separately owned with or by a spouse.

(7) Represents Class B Common Stock beneficially owned by Mahoning National Bank of Youngstown as co-trustee under certain Williamson family trusts.

(8) Includes 13,430 of Class B Common Stock held by Martha J. Stewart as successor trustee for her niece Kathryn A. Stewart. Also includes 13,430 shares of Class B Common Stock held by Martha J. Stewart as successor trustee for her niece Cristina Marie Sparks-Stewart. Also includes 12,850 shares of Class B Common Stock held by Martha J. Stewart as successor trustee for her nephew David E. Stewart.

                        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 5, 1995, the Company repurchased 8,024 shares of common stock for $1.7 million in cash from W.P. Williamson, Jr. in a redemption transaction. W.P. Williamson, Jr. was the father of Warren P. Williamson, III and Joseph D. Williamson, II.

         On December 29, 1994, the Company loaned $249,952 to Albert H. Pharis, Jr., the President, Chief Executive Officer and Director of the Company, to permit Mr. Pharis to purchase stock of the Company. The interest rate on the loan is 8.23% per year and the loan is to be repaid over seven years.

         The Company provided cellular telephone service to WKBN Broadcasting Corporation, a company owned by the Williamson family, during 1995 for $69,845. Warren P. Williamson, III, a Director and Chairman of the Company, provided consulting services to WKBN Broadcasting Corporation. Mr. Williamson was paid $66,896 in 1995 for his consulting services. In 1995, Wilcom Cellular and Youngstown Cellular Telephone Company purchased advertising services and facilities from WKBN Broadcasting Corporation for $218,404. Warren P. Williamson, III is the Vice Chairman of WKBN Broadcasting Corporation. Joseph
D. Williamson, II, a Director of the Company, is the President of WKBN Broadcasting Corporation. Lowry A. Stewart, a Director of the Company, is the Treasurer and a Director of WKBN Broadcasting Corporation.

                          DESCRIPTION OF CAPITAL STOCK

         The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Ohio law and to the provisions of the Company's Articles of Incorporation and Code of Regulations, copies of which have been filed as exhibits to the Registration Statement on Form S-1 of which this Prospectus is a part (the "Registration Statement").

         The authorized capital stock of the Company consists of 60,000,000 shares of Class A Common Stock, $0.01 par value per share, 10,000,000 shares of Class B Common Stock, $0.01 par value per share and 10,000,000 shares of Voting Preferred Stock, $0.01 par value per share and 5,000,000 shares of Nonvoting Preferred Stock, $0.01 par value per share (the "Preferred Stock"). Upon consummation of the Common Stock Offering (assuming that the Underwriters' over-allotment options are not exercised), the Company estimates that there will be outstanding an aggregate of 3,750,000 shares of Class A Common Stock, 5,420,630 shares of Class B Common Stock and no shares of Preferred Stock. In addition, 500,400 shares of Class A Common Stock will be issuable upon exercise of outstanding options.

COMMON STOCK

         All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Common Stock Offering will be, validly issued, fully paid and nonassessable.

         The rights of holders of Class A and Class B Common Stock are identical except for voting and conversion rights. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for such purpose. The Board of Directors may not declare any cash dividends on shares of Class B Common Stock unless it also declares at the same time (and payable on the same date as the payment date for such dividends on Class B Common Stock) a cash dividend on shares of Class A Common Stock in an amount per share that is at least equal to the amount of dividends then being declared per share on the Class B Common Stock. Each share of Class A Common Stock and each share of Class B Common Stock shall be equal in respect of rights to dividends and distributions, when and as declared in the form of stock or other property of the Company. The Company does not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy."

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote (together with the holders of any outstanding shares of Preferred Stock entitled to vote with the Class A Common Stock and the Class B Common Stock) without regard to class and every holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held in his name and every holder of Class B Common Stock shall be entitled to 10 votes for each share of Class B Common Stock held in his name.

         In addition to any other votes as may be required by law, the approval of the holders of a majority of the Class A Common Stock, voting separately as a class, will be required to approve (i) the authorization of any new class of capital stock which is entitled to more than one vote per share, (ii) any increase in the votes per share of Class B Common Stock or the number of shares of Class A Common Stock into which the shares of Class B Common Stock are convertible, or (iii) any proposed amendment to the Articles of Incorporation that would adversely affect the dividends or other distributions with respect to shares of Class A Common Stock or the voting rights or other rights of the Class A Common Stock. Holders of Class A Common Stock will have no cumulative voting rights and no preemptive, subscription, sinking fund or conversion rights. Holders of Class B Common Stock will have no cumulative voting rights and no preemptive, subscription or sinking fund rights.

         Each share of Class B Common Stock is convertible at any time, at the option of its holder, into one share of Class A Common Stock. The Class B Common Stock will convert automatically into Class A Common Stock and thereby lose its special voting rights, if such Class B Common Stock is sold or otherwise transferred to any person or entity other than certain current holders of the Class B Common Stock or their descendants or any trusts for their benefit.

PREFERRED STOCK

         The Articles of Incorporation authorize 10,000,000 shares of Voting Preferred Stock (with each share conferring one vote upon the holder thereof) and 5,000,000 shares of Nonvoting Preferred Stock and empowers the board of directors to issue, from time to time without further stockholder action, one or more series of Preferred Stock and to fix certain designated rights and preferences of the shares, including dividend rights, liquidation preferences, redemption rights and conversion privileges. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Preferred Stock issued with voting, conversion or redemption rights may adversely affect the voting power of the holders of Common Stock and could discourage any attempt to obtain control of the Company. As of the date of this Prospectus, the board of directors has not authorized any series of Preferred Stock, and there are presently no agreements or understandings for the issuance of any shares of Preferred Stock.

CERTAIN ANTI-TAKEOVER EFFECTS

         The Company's Articles of Incorporation and Code of Regulations contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company's board of directors and in the policies formulated by the board of directors and to discourage an unsolicited takeover of the Company if the board of directors determines that such a takeover is not in the best interest of the Company and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management even if some or a majority of the Company's Class A stockholders deemed such an attempt to be in their best interest, including those attempts that might result in a premium over the market price for the shares of Class A Common Stock held by stockholders.

   Classified Board of Directors; Removal; Vacancies. The Articles of Incorporation and Code of Regulations provide that at the 1997 annual stockholders' meeting, the directors of the Company will be divided into two or three classes of directors of not less than three directors each serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors in a relatively short period of time. The Articles of Incorporation and Code of Regulations further provide that directors may be removed only for cause and then only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of stock generally entitled to vote for the election of directors. In addition, interim vacancies or vacancies created by the increase in the number of directors may be filled only by a vote of a majority of directors then in office whether or not a quorum. The foregoing provisions would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

   Limitations on Stockholder Action by Written Consent. The General Corporation Law of Ohio ("Ohio Law") provides that any action required or permitted to be taken by the stockholders of the Company must be taken at an annual or special meeting of stockholders and permits stockholder action by written consent only if such consent is unanimous.

   Special Stockholders' Meetings. Special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

   Limitation of Liability. As permitted by Ohio Law, the Articles of Incorporation provide that no director, officer, or employee of the Company will be liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty if such director, officer or employee acted in good faith and in a manner he reasonably believed to be in and not opposed to, the best interests of the corporation.

   Amendments. The approval of holders of a majority of the total votes of Class A and Class B shares combined is required to amend the Company's Code of Regulations and certain provisions of the Articles of Incorporation. Provisions of the Articles of Incorporation requiring approval other than by a majority of the total votes of Class A and Class B shares combined include certain of those described above.

         The foregoing summary is qualified in its entirety by reference to the provisions of the Articles of Incorporation and Code of Regulations, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

LISTING

         The Company has applied to list its Class A Common Stock on the Nasdaq
National Market under the trading symbol         .

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is      .

                        SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of Class A Common Stock after the Common Stock Offering could adversely affect the market price of the Class A Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. Upon the closing of the Common Stock Offering and assuming no exercise of the Underwriters' over allotment option, the Company will have outstanding 9,170,630 shares of Common Stock. All of the shares of Class A Common Stock sold in the Common Stock Offering will be freely tradeable under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined under the Securities Act, in which case such shares will be subject to the resale limitations of Rule 144. Upon the expiration of lock-up agreements between the Company, the existing stockholders and the Underwriters, which will occur 180 days after the effective date of the Registration Statement of which this Prospectus is a part (the "Effective Date") (or earlier in the discretion of the representatives of the Underwriters), substantially all of the shares of Class B Common Stock owned by the existing stockholders who are not affiliates of the Company will, upon conversion to shares of Class A Common Stock, become eligible for sale; substantially all of those shares held by affiliates of the Company will be eligible for sale subject to compliance with Rule 144 under the Securities Act ("Rule 144"), as described below.

         In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, a person (or persons whose shares are aggregated) who is an affiliate of the Company and has beneficially owned shares for at least two years will (upon conversion to Class A Common Stock) be entitled to sell in any three-month period a number of shares that does not exceed the greater of
(i) 1% of the number of shares of Class A Common Stock then outstanding (approximately 3,750,000 shares immediately after the Common Stock Offering) or
(ii) the average weekly trading volume of the Class A Common Stock on the Nasdaq National Market during the four weeks preceding the date of filing of notice of the proposed sale with the Securities and Exchange Commission (the "SEC"). Sales pursuant to Rule 144 are subject to certain requirements relating to the manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned the Restricted Shares for at least three years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations and requirements described above.

         The Company and the existing stockholders have agreed with the Underwriters that until 180 days after the Effective Date they will not directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities exercisable or exchangeable for such Common Stock or in any manner transfer all or a portion of the economic consequences associated with ownership of the Common Stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. However, the Company may issue the following shares of Common Stock: (i) the shares of Class A Common stock offered hereby; and (ii) the shares of Class A Common Stock issued pursuant to the exercise of options outstanding on the date of this Prospectus. The shares of Common Stock subject to the lock-up agreements with the Underwriters may be released at any time in whole or in part at the sole discretion of Donaldson, Lufkin & Jenrette Securities Corporation.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

THE BANK CREDIT FACILITY

         The Bank Credit Facility, entered into as of                 , 1996,
is a senior secured reducing revolver that provides the Subsidiary the ability to borrow up to $300.0 million from time to time. Interest under the Bank Credit Facility accrues at a variable rate using (at the Subsidiary's election) either a prime rate or a rate based upon the London Interbank Offered Rate ("LIBOR"), plus in each instance a margin. The margin ranges from 0.25% to 1.75% for the prime rate and from 1.25% to 2.75% for the LIBOR depending upon the ratio of consolidated total indebtedness for the Company (including the Notes) to annualized operating cash flow for the Subsidiary (with the ratios used ranging from 4-to-1 to 10-to-1, respectively).

         Until             , 1999, the Subsidiary is only required to make
quarterly payments of interest; on and after that date, the Subsidiary must also make quarterly payments of principal ranging from 2% up to 7% of the amount of the initial outstanding balance under the Bank Credit Facility. In addition, on an annual basis beginning March 31, 2000, the Subsidiary must also make payments of principal equal to 50% of excess cash flow for the immediately preceding fiscal year. Each such quarterly and annual payment of principal permanently reduces the amount of credit available for borrowing under the Bank
Credit Facility, and the final maturity date of the credit is             ,
2005.

         The Bank Credit Facility is secured by all of the assets of the Subsidiary, as well as by a pledge of the Company's stock ownership interest of the Subsidiary.

         The Bank Credit Facility contains certain restrictive covenants, including, without limitation, restrictions on the ability of the Subsidiary
(a) to declare and pay dividends to the Company (for servicing the Notes and otherwise), (b) to incur additional indebtedness, (c) to make loans and advances, (d) to engage in transactions with the Company, (e) to transfer and sell assets and (f) to acquire and purchase assets. The definitive credit agreement prohibits certain changes of control of both the Company and the Subsidiary. An Event of Default under and as defined in the Indenture (as defined) will also constitute one of the events of default under the Bank Credit Facility.

         The Bank Credit Facility permits the Subsidiary to declare and pay dividends or distributions to the Company if such dividends are used to service the semi-annual interest payments due on the Notes, and at the time of such dividend and on a pro forma basis after giving effect to such dividend the Subsidiary is in compliance with all material covenants under the Bank Credit Facility and no event of default exists under the Bank Credit Facility. If there is an Event of Default other than a payment default, the Lenders may suspend dividends for a period not to exceed 180 days.

         Various financial covenants must be satisfied by the Subsidiary, including, without limitation, (a) a ratio of senior indebtedness to annualized operating cash flow, (b) a ratio of consolidated total indebtedness for the Company (including the Notes) to annualized operating cash flow for the Subsidiary, (c) a ratio of annualized operating cash flow to fixed charges, (d) a ratio of annualized operating cash flow to interest expense and (e) a ratio of annualized operating cash flow to pro forma debt service.

THE NOTES

         Concurrently with the Common Stock Offering, the Company is offering, pursuant to a separate prospectus, $110.0 million aggregate principal amount of the Notes in the Notes Offering. The Notes will be issued under the Indenture. The Common Stock Offering is conditioned upon the successful consummation of the Notes Offering.

         The Notes will mature on                , 2006.  Interest on the Notes
will accrue at the rate of     % per annum and will be payable semi-annually in
arrears on            and            , commencing on              , 1997.

         The Notes will not be redeemable at the Company's option prior to
, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at premiums specified in the Indenture. Notwithstanding the foregoing, during the first 36 months after the date of the original issuance of Notes, the Company may redeem up to an aggregate of $38.5 million in principal amount of Notes at
a redemption price of     % of the principal amount thereof, in each case plus
accrued and unpaid interest thereon to the redemption date, with the net proceeds of an offering (other than the Common Stock Offering) of Common Stock or other qualified capital stock of the Company.

         The Notes will be general unsecured obligations of the Company ranking pari passu with all future Indebtedness of the Company, if any, that is not subordinated to the Notes and senior to all future Indebtedness of the Company, if any, that is subordinated to the Notes. The Notes will not be guaranteed by the Company's operating subsidiary or any future subsidiaries.

         The Company's operations are conducted entirely through its subsidiary. As a holding company, the Company has no independent operations and, therefore, is dependent on dividends and distributions from its subsidiary to meet its own obligations, including the obligations under the Notes.
Because the Company's subsidiary will not guarantee the payment of principal of and interest on the Notes, holders of Notes will have no claim with respect to the assets of the Company's subsidiary. In addition, the Company's ability to receive distributions and dividends from its Subsidiary will be limited by the provisions of the Bank Credit Facility. See "--Bank Credit Facility."

         The Indenture imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, incur indebtedness, make dividends and other restricted payments, effect certain asset sales, enter into transactions with related persons and merge or consolidate with any other person or transfer all or substantially all of their properties and assets.

                                  UNDERWRITING

         Subject to certain terms and conditions contained in the Underwriting Agreement, the syndicate of Underwriters named below, for whom Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase from the Company and the Selling Stockholders and aggregate of 3,750,000 shares of Class A Common Stock. The number of shares of Class A Common Stock that each Underwriter has agreed to purchase is set forth opposite its name below:

                                                                                             NUMBER
      UNDERWRITERS                                                                         OF SHARES
      ------------                                                                         ---------

 Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . .
 Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                           -----------

    Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3,750,000
                                                                                           ===========

         The Underwriting Agreement provides that the obligations of the several Underwriters to purchase shares of Class A Common Stock are subject to the approval of certain legal matters by counsel and to certain other conditions. If any of the shares of Class A Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all such shares of Class A Common Stock (other than the shares of Class A Common Stock covered by the over-allotment option described below) must be so purchased.

         Prior to the Common Stock Offering, there has been no established trading market for the Class A Common Stock. The initial price to the public for the Class A Common Stock offered hereby has been determined by negotiation between the Company and the Representatives. The factors considered in determining the initial price to the public include the history of and the prospects for the industry in which the Company competes, the ability of the Company's management, the past and present operations of the Company, the historical results of operations of the Company, the prospects for future earnings of the Company, the present state of the Company's development, the general condition of the securities markets at the time of the Common Stock Offering and the recent market prices of and the demand for publicly traded common stock of generally comparable companies.

         The Company and Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

         The Company and Selling Stockholders have been advised by the Representatives that the Underwriters propose to offer the Class A Common Stock to the public initially at the price set forth on the cover page of this Prospectus and to certain dealers (who may include the Underwriters) at such
price less a concession not to exceed $             per share.  The
Underwriters may allow and such dealers may reallow, discounts not in excess of
$             per share to any other Underwriter and certain other dealers.

         The Company has granted to the Underwriters an option to purchase up to 562,500 additional shares of Class A Common Stock, at the initial public offering price less underwriting discounts and commissions, solely to cover over-allotments. Such option may be exercised at any time until 30 days after the effective date of the Registration Statement of which this Prospectus is part. To the extent that the Underwriters exercise such option each of the Underwriters will be committed, subject to certain conditions, to purchase a number of option shares proportionate to such Underwriter's initial commitment as indicated in the preceding table.

         The Company's directors, executive officers and certain other stockholders of the Company have agreed that they will not directly or indirectly offer, sell, contract to sell, or otherwise dispose or transfer any shares of Common Stock of the Company owned by them without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, for a period of 180 days after the date of this Prospectus. In addition, the Company has agreed that for a period of 180 days after the date of this Prospectus it will not, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, directly or indirectly offer, sell, issue, distribute or otherwise dispose of any equity securities or any options, rights or warrants with respect to any equity securities, except for (i) shares of Class A Common Stock offered hereby and (ii) shares of Class A Common Stock issued pursuant to the exercise of options outstanding on the date of this Prospectus. See "Shares Available for Future Sale."

                                 LEGAL MATTERS

         The validity of the shares of Class A Common Stock offered hereby is being passed upon for the Company by Bryan Cave L.L.P., Washington, DC and for the Underwriters by Latham & Watkins, Los Angeles, CA.

                                    EXPERTS

         The combined financial statements of SYGNET Communications, Inc. and Wilcom Corporation as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The combined financial statements of Selected Systems of Horizon Cellular Telephone Company, L.P., representing certain majority-owned subsidiaries of Horizon Cellular Telephone Company, L.P., as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The statements of operations and changes in partners' capital and cash flows of Erie Cellular Telephone Company for the period from January 1, 1995 through September 29, 1995, appearing in this Prospectus and Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Erie Cellular Telephone Company as of December 31, 1994 and 1993 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The statements of operations, partners' capital (deficiency) and cash flows of DICOMM Cellular Limited Partnership for the year ended December 31, 1993, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Class A Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                                 CERTAIN TERMS

         For regulatory purposes, the Federal Communications Commission ("FCC") has designated regions of the United States as either a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA"). Interests in cellular markets are commonly measured on the basis of the population of the MSA or RSA served, with each person in the market area referred to as a "Pop." The number of Pops (or "Net Pops") owned is not the same as the number of subscribers, or even potential subscribers. As used in this Prospectus, unless otherwise indicated, the term "Pops" means the estimate of the population of an MSA or RSA, as derived from the Rand McNally Commercial Atlas and Marketing Guide population estimates. The term "Net Pops" means the estimated population with respect to a given service area multiplied by the percentage interest that the Company owns in the entity licensed in such service area (except in the case of the PA-2 RSA which the Company does not own, but operates under an FCC grant of Interim Operating Authority). Because the Company owns 100% of the interest in each of its MSAs and RSAs, at this point in time, Net Pops equal Pops. The term "non-wireline" license refers to the license for any market that was initially awarded to a company, individual or group, not affiliated with any landline carrier providing service in the market. The term "wireline" license refers to the license for any market that was initially awarded to a company, individual or group affiliated with a landline carrier providing service in the market. There is, however, no technical distinction between a wireline and a non-wireline license. The term "system" means an FCC-licensed cellular telephone system. The term "CTIA" means the Cellular Telecommunications Industry Association. The term "NACN" means the North American Cellular Network.

                         INDEX TO FINANCIAL STATEMENTS


SYGNET COMMUNICATIONS, INC.                                                                     PAGE #
                                                                                                ------
WILCOM CORPORATION
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-3
  Combined Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996  . . . . . . . .     F-4
  Combined Statements of Income for the years ended December 31, 1993, 1994 and
    1995 and for the six months ended June 30, 1995 and 1996  . . . . . . . . . . . . . . . .     F-6
  Combined Statements of Shareholders' Equity for the years ended December 31,
    1993, 1994 and 1995 and the six months ended June 30, 1996  . . . . . . . . . . . . . . .     F-7
  Combined Statements of Cash Flows for the years ended December 31, 1993, 1994,
    and 1995 and for the six months ended June 30, 1995 and 1996  . . . . . . . . . . . . . .     F-8
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-9
SELECTED SYSTEMS OF HORIZON CELLULAR TELEPHONE COMPANY, L.P.
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-22
  Combined Balance Sheets as of December 31, 1994 and 1995  . . . . . . . . . . . . . . . . .    F-23
  Combined Statements of Operations for the years ended
    December 31, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-24
  Combined Statements of Partners' Equity for the years ended
    December 31, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-25
  Combined Statements of Cash Flows for the years ended
    December 31, 1993, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-26
  Notes to Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .    F-27
  Combined Balance Sheets as of June 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . .    F-36
  Combined Statements of Operations for the six months ended
    June 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-37
  Combined Statements of Cash Flows for the six months ended
    June 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-38
  Notes to the Combined Financial Statements for the Six Months Ended June 30, 1996 . . . . .    F-39
ERIE CELLULAR TELEPHONE COMPANY
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-43
  Statement of Operations and Changes in Partners' Capital
    for the period January 1, 1995 to September 39, 1995  . . . . . . . . . . . . . . . . . .    F-44
  Statement of Cash Flows for the period January 1, 1995 to September 29, 1995  . . . . . . .    F-45
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-46
ERIE CELLULAR TELEPHONE COMPANY
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-50
  Balance Sheets as of December 31, 1993 and 1994 . . . . . . . . . . . . . . . . . . . . . .    F-51
  Statements of Operations and Changes in Partners' Capital
    for the years ended December 31, 1993 and 1994  . . . . . . . . . . . . . . . . . . . . .    F-52
  Statements of Cash Flows for the years ended December 31, 1993 and 1994   . . . . . . . . .    F-53
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-54

DICOMM CELLULAR LIMITED PARTNERSHIP
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-59
  Statement of Operations for the year ended December 31, 1993  . . . . . . . . . . . . . . . . . . . .  F-60
  Statement of Partners' Capital (Deficiency) for the year ended December 31, 1993  . . . . . . . . . .  F-61
  Statement of Cash Flows for the year ended December 31, 1993  . . . . . . . . . . . . . . . . . . . .  F-62
  Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-63

                         Report of Independent Auditors


The Board of Directors
SYGNET Communications, Inc.
Wilcom Corporation


We have audited the accompanying combined balance sheets of SYGNET Communications, Inc. and Wilcom Corporation as of December 31, 1994 and 1995, and the related combined statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of SYGNET Communications, Inc. and Wilcom Corporation at December 31, 1994 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP

Cleveland, Ohio
August 8, 1996, except as to Note 12, as to which the date is _____________, 1996

The foregoing report is in the form that will be signed upon the completion of the corporate restructuring described in Note 12 to the financial statements.


                                       /s/ ERNST & YOUNG LLP

Cleveland, Ohio
August 8, 1996

                          SYGNET Communications, Inc.
                             and Wilcom Corporation
                            Combined Balance Sheets

                                                                                                               PRO FORMA
                                                                DECEMBER 31                   JUNE 30           JUNE 30
                                                           1994              1995              1996               1996
                                                      ---------------------------------------------------------------------
 ASSETS                                                                                     (Unaudited)       (Unaudited)
                                                                                                               (Note 12)
 Current assets:
    Cash and cash equivalents                           $    436,790      $    448,292       $  1,661,363
    Accounts receivable, less allowance for
       doubtful accounts of $163,400 at
       December 31, 1994, $402,800 at December 31,
       1995, and $389,100 at June 30, 1996                 2,076,231         5,654,208          4,755,063
    Inventory                                                727,920         1,096,961            737,905
    Prepaid expenses and deferred income taxes               271,673           263,722            235,732        549,732
                                                      ---------------------------------------------------------------------
 Total current assets                                      3,512,614         7,463,183          7,390,063

 Other assets:
    Intangible assets - net                                9,690,422        49,456,397         48,823,747
    Deferred financing costs - net                           130,737         1,649,997          1,536,842
                                                      ---------------------------------------------------------------------
 Total other assets                                        9,821,159        51,106,394         50,360,589

 Property and equipment - net                             14,084,371        21,048,896         22,429,951






                                                      ---------------------------------------------------------------------
Total assets                                             $27,418,144       $79,618,473        $80,180,603
                                                      =====================================================================

                                                                                                              PRO FORMA
                                                                     DECEMBER 31              JUNE 30          JUNE 30
                                                                1994            1995            1996             1996
                                                          ----------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY                                                         (Unaudited)      (Unaudited)
                                                                                                               (Note 12)
Current liabilities:
   Accounts payable                                        $  1,618,507     $   998,368     $   912,948
   Amount payable - Erie acquisition                                  -       1,920,190               -
   Deferred revenue                                             449,045         742,811         821,695
   Utility property tax payable                                 409,000         135,000         189,797
   Accrued expenses and other liabilities                       921,132       1,786,965       1,981,834
   Dividends payable                                            445,461               -               -
                                                          ----------------------------------------------------------------
Total current liabilities                                     3,843,145       5,583,334       3,906,274

Long-term liabilities:
   Deferred liability - utility property tax                    542,450         248,876         289,212
   Deferred income taxes                                              -               -               -         557,000
   Long-term debt                                            18,263,812      69,500,000      70,500,000
                                                          ----------------------------------------------------------------
Total long-term liabilities                                  18,806,262      69,748,876      70,789,212

Shareholders' equity:
   Wilcom Corporation:
      Common shares, no par, Type A, voting, stated
         value $25; 1,000 shares authorized, 500 shares
         issued and outstanding                                  12,500          12,500          12,500               -
      Common shares, no par, Type B, non-voting,
         stated value $25; 5,000 shares authorized, 2,500
         shares issued and outstanding                           62,500          62,500          62,500               -
   SYGNET Communications, Inc.:
      Common shares, no par, Type A, voting, stated
         value $1; 250,000 shares authorized, 209,362
         shares issued and outstanding                          209,362         209,362         209,362               -
      Common shares, no par, Type B, non-voting,
         stated value $1; 1,250,000 shares authorized,
         1,046,801 shares issued and outstanding              1,046,801       1,046,801       1,046,801               -
   Sygnet Wireless, Inc.:
      Common shares, $.01 par, Class B, voting;
         10,000,000 shares authorized, 6,170,630 pro
         forma shares issued and outstanding                                                                     61,706
      Additional paid-in capital                              4,170,368       4,170,368       4,170,368       5,538,533
      Retained earnings (deficit)                              (482,842)        753,675       1,952,529        (108,170)
      Note receivable from officer/shareholder                 (249,952)       (249,952)       (249,952)       (249,952)
      Treasury stock, at cost                                         -      (1,718,991)     (1,718,991)              -
                                                          ----------------------------------------------------------------
Total shareholders' equity                                    4,768,737       4,286,263       5,485,117       5,242,117
                                                          ----------------------------------------------------------------
Total liabilities and shareholders' equity                  $27,418,144     $79,618,473     $80,180,603
                                                          ================================================================

See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                         Combined Statements of Income


                                                                                                       FOR THE SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31                       JUNE 30
                                                           1993             1994          1995           1995            1996
                                                       --------------------------------------------------------------------------
                                                                                                              (Unaudited)
REVENUE
   Subscriber revenue                                   $ 8,946,048    $11,378,204    $17,433,918     $ 7,370,302    $13,055,031
   Roamer revenue                                         3,107,035      4,144,532      4,175,809       1,904,409      2,759,586
   Equipment sales                                        1,098,271      1,172,126      1,529,284         744,081        742,779
   Other revenue                                          1,391,205      1,419,501      1,680,544         839,632        756,088
                                                       --------------------------------------------------------------------------
Total revenue                                            14,542,559     18,114,363     24,819,555      10,858,424     17,313,484

Costs and expenses
   Cost of services                                       2,514,411      3,452,103      3,365,954       1,504,883      2,330,531
   Cost of equipment sales                                  930,430      1,623,996      4,163,890       1,675,674      2,003,169
   General and administrative                             4,044,492      4,112,274      4,572,004       2,196,034      3,199,824
   Selling and marketing                                  2,601,893      2,976,036      4,317,002       1,769,106      2,856,323
   Depreciation and amortization                          1,951,209      2,638,577      3,486,554       1,387,061      2,482,516
                                                       --------------------------------------------------------------------------
Total costs and  expenses                                12,042,435     14,802,986     19,905,404       8,532,758     12,872,363
                                                       --------------------------------------------------------------------------

Income from operations                                    2,500,124      3,311,377      4,914,151       2,325,666      4,441,121

Other
   Interest expense, net                                    652,174        964,046      2,612,699         829,469      2,632,728
   Other expense                                            188,070        552,762        286,016          86,749        228,916
                                                       --------------------------------------------------------------------------
Income before income taxes                                1,659,880      1,794,569      2,015,436       1,409,448      1,579,477
Income tax (benefit) expense                                      -       (40,700)         65,400          24,115        119,000
                                                       --------------------------------------------------------------------------

Income before minority partner interest                   1,659,880      1,835,269      1,950,036       1,385,333      1,460,477
Minority interest                                           136,836        113,545              -               -              -
                                                       --------------------------------------------------------------------------

Net income                                              $ 1,523,044    $ 1,721,724    $ 1,950,036     $ 1,385,333     $1,460,477
                                                       ==========================================================================

Unaudited pro forma information (Note 12):
   Historical income before income taxes                                              $ 2,015,000                    $ 1,579,000
   Pro forma income taxes                                                                 968,000                        758,000
                                                                                      -----------                    -----------
   Pro forma net income                                                               $ 1,047,000                    $   821,000
                                                                                      ===========                    ===========
   Pro forma net income per share                                                     $       .17                    $       .13
                                                                                      ===========                    ===========

   Weighted average shares outstanding                                                  6,170,630                      6,170,630
                                                                                      ===========                    ===========


See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                  Combined Statements of Shareholders' Equity



                                      Wilcom Corporation Common Stock     SYGNET Communications, Inc. Common Stock
                                    -----------------------------------  -----------------------------------------

                                         Type A             Type B             Type A                Type B
                                     Shares   Amount   Shares    Amount   Shares     Amount     Shares      Amount
                                    --------------------------------------------------------------------------------
Balance at January 1, 1993            500    $12,500    2,500   $62,500  209,362   $209,362   1,046,801  $1,046,801
   Net income
   Dividends declared

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at December 31, 1993          500     12,500    2,500    62,500  209,362    209,362   1,046,801   1,046,801
   Net income
   Dividends declared
   Officer/shareholder stock
      purchase

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at December 31, 1994          500     12,500    2,500    62,500  209,362    209,362   1,046,801   1,046,801
   Net income
   Dividends declared
   Type A common stock
      repurchased
   Type B common stock
      repurchased

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at December 31, 1995          500     12,500    2,500    62,500  209,362    209,362   1,046,801   1,046,801
   Net income (unaudited)
   Dividends declared(unaudited)

                                      ---    -------    -----   -------  -------   --------   ---------  ----------
Balance at June 30, 1996 (unaudited)  500    $12,500    2,500   $62,500  209,362   $209,362   1,046,801  $1,046,801
                                      ===    =======    =====   =======  =======   ========   =========  ==========



                                                                    Note
                                     Additional    Retained      Receivable
                                       Paid-In     Earnings    from Officer/      Treasury Stock
                                       Capital    (Deficit)     Shareholder     Shares       Amount
                                    -----------------------------------------------------------------
Balance at January 1, 1993           $4,170,368   $(602,990)
   Net income                                     1,523,044
   Dividends declared                              (996,305)

                                     ----------  ----------
Balance at December 31, 1993          4,170,368     (76,251)
   Net income                                     1,721,724
   Dividends declared                            (2,128,315)
   Officer/shareholder stock                                     $(249,952)
      purchase

                                     ----------  ----------      ---------
Balance at December 31, 1994          4,170,368    (482,842)      (249,952)
   Net income                                     1,950,036
   Dividends declared                              (713,519)
   Type A common stock                                                          8,024      $(312,936)
      repurchased
   Type B common stock                                                         40,173     (1,406,055)
      repurchased

                                     ----------  ----------      ---------     ------    -----------
Balance at December 31, 1995          4,170,368     753,675       (249,952)    48,197     (1,718,991)
   Net income (unaudited)                         1,460,477
   Dividends declared(unaudited)                   (261,623)

                                     ----------  ----------      ---------     ------    -----------
Balance at June 30, 1996 (unaudited) $4,170,368  $1,952,529      $(249,952)    48,197    $(1,718,991)
                                     ==========  ==========      =========     ======    ===========

See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                       Combined Statements of Cash Flows




                                                                                                      FOR THE SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31                       JUNE 30
                                                         1993              1994           1995           1995            1996
                                                   -------------------------------------------------------------------------------
                                                                                                             (Unaudited)
OPERATING ACTIVITIES
Net income                                           $ 1,523,044      $  1,721,724   $  1,950,036     $ 1,385,333     $ 1,460,477
Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation                                     1,762,831         2,365,848      2,765,816       1,234,402       1,732,635
      Amortization                                       188,378           272,729        720,738         152,659         749,881
      Loss on disposal of equipment                       37,870           461,333        161,222          23,270         153,151
      Minority interest                                  136,836           113,545
      Changes in operating assets and liabilities:
         Accounts receivable                            (404,067)         (320,520)    (2,838,833)       (342,357)        899,145
         Inventory                                       (31,002)         (382,335)      (184,951)        168,389         359,056
         Prepaid and deferred expenses                    34,744           (97,296)          7,951         (9,650)         27,990
         Accounts payable and accrued expenses
                                                         604,188         1,161,191       (136,992)       (744,463)        279,390
                                                   -------------------------------------------------------------------------------
Net cash provided by operating activities              3,852,822         5,296,219      2,444,987       1,867,583       5,661,725

INVESTING ACTIVITIES
   Acquisitions of Sharon and Erie (Note 3)                    -        (4,500,000)   (40,533,104)              -      (1,920,190)
   Issuance of note receivable                                 -          (249,952)              -              -               -
   Purchases of property and equipment                (3,630,390)       (5,793,053)    (9,056,098)     (3,621,030)     (3,266,841)
   Proceeds from sale of equipment                       102,181             8,701        513,730               -               -
                                                   -------------------------------------------------------------------------------
Net cash used in investing activities                 (3,528,209)      (10,534,304)   (49,075,472)     (3,621,030)     (5,187,031)

FINANCING ACTIVITIES
Dividends paid                                        (1,120,044)       (1,856,089)    (1,158,980)       (980,600)       (261,623)
Proceeds from long-term debt                                   -         9,733,812     51,986,188       4,900,000       2,000,000
Principal payments on long-term debt                    (816,500)       (3,534,000)      (750,000)       (750,000)     (1,000,000)
Increase in financing costs                              (15,778)         (127,546)    (1,716,230)        (45,522)              -
Purchase of treasury stock                                     -                 -     (1,718,991)     (1,718,991)              -
                                                   -------------------------------------------------------------------------------
Net cash (used in) provided by financing activities   (1,952,322)        4,216,177     46,641,987       1,404,887         738,377

(Decrease) increase in cash and cash equivalents      (1,627,709)       (1,021,908)        11,502        (348,560)      1,213,071

Cash and cash equivalents at beginning of period       3,086,407         1,458,698        436,790         436,790         448,292
                                                   -------------------------------------------------------------------------------

Cash and cash equivalents at end of period           $ 1,458,698      $    436,790   $    448,292     $    88,230     $ 1,661,363
                                                   ===============================================================================




                            See accompanying notes.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

                     Notes to Combined Financial Statements

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996


1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The combined financial statements include the accounts of SYGNET Communications, Inc. and its subsidiaries (SYGNET) combined with Wilcom Corporation and its affiliates (Wilcom) (collectively, the Company). The Company owns and operates cellular telephone systems in metropolitan statistical areas (MSA) and rural statistical areas (RSA) located in northeastern Ohio and western Pennsylvania representing a population of approximately one million, under three partnerships, Wilcom Cellular, Youngstown Cellular Telephone Company and Erie Cellular Telephone Company
(Erie). All significant intercompany balances and transactions have been eliminated in the combined financial statements.

2.  SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORY

Inventory consisting of merchandise purchased for resale is stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated over their estimated useful lives calculated under the straight-line or double-declining balance methods.

INTANGIBLE ASSETS

The FCC issues licenses that enable cellular carriers to provide cellular service in specific geographic areas. The FCC grants licenses for a term of up to 10 years, and generally grants renewals if the licensee has complied with its obligations under the Communications Act of 1934. In 1993, the FCC adopted specific standards to apply to cellular renewals, concluding it will award a renewal to a cellular licensee that meets certain standards of past performance. Historically, the FCC has granted license renewals routinely.
The Company believes that it has, and will continue to meet all requirements necessary to secure renewal of its cellular licenses.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

The Company has acquired cellular licenses through its acquisition of interests in various cellular systems. The cost of licenses acquired was $4,194,100 and $40,282,490 in 1994 and 1995, respectively. The Company uses a 40 year useful life to amortize its licenses under the straight-line method. Purchased paging customer lists are being amortized over 5 years under the straight-line method. The components of intangible assets at December 31 are summarized below:

                                                      1994                    1995
                                                ---------------        ----------------
 Cellular licenses                                $10,256,527             $50,546,270
 Paging license and customer lists                    119,792                 119,792
                                                ---------------        ----------------
                                                   10,376,319              50,666,062
 Accumulated amortization                            (685,897)             (1,209,665)
                                                ---------------        ----------------
                                                  $ 9,690,422             $49,456,397
                                                ===============        ================



Amortization expense was $174,355, $211,921 and $523,768 in 1993, 1994 and
1995, respectively.

The ongoing value and remaining useful life of intangible assets are subject to periodic evaluation and the Company currently expects the carrying amounts to be fully recoverable. When events and circumstances indicate that intangible assets might be impaired, an undiscounted cash flow methodology would be used to determine whether an impairment loss would be recognized.

REVENUE RECOGNITION

The Company earns revenue primarily by providing cellular services to its customers (Subscriber Revenue) and from the usage of its system by the customers of other cellular carriers (Roamer Revenue). Access revenue for Subscriber Revenue is billed one month in advance. Revenue is recognized as service is rendered. Subscriber acquisition costs (primarily commissions and loss on equipment sales) are expensed when incurred.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Deferred financing costs are being amortized over the term of the notes. Accumulated amortization was $12,987 and $58,834 at December 31, 1994 and 1995, respectively. Amortization expense was $14,023, $60,808 and $196,970 in 1993, 1994 and 1995, respectively.

ADVERTISING COSTS

Advertising costs are recorded as expense when incurred. Advertising expense was $569,692, $625,255 and $933,498 in 1993, 1994 and 1995, respectively.

STOCK COMPENSATION

The Company accounts for its stock-based employee compensation arrangements based on the intrinsic value of the equity instruments granted, as set forth in APB Opinion No. 25 Accounting For Stock Issued to Employees.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

SIGNIFICANT CONCENTRATIONS

In connection with providing cellular services to customers of other cellular carriers, the Company has contractual agreements with those carriers which provide for agreed upon billing rates between the parties. Approximately 75%, 74% and 62% of the Company's Roamer Revenue was earned from two cellular carriers in 1993, 1994 and 1995, respectively. In addition, approximately 30% of Roamer Revenue in the markets to be acquired (see Note 11) is earned from a single cellular carrier.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS

Derivative financial instruments are used by the Company in the management of interest rate exposure and are accounted for on an accrual basis. Income and expense are recorded in the same category as that arising from the related liability being hedged (i.e., adjustments to interest expense).

The Company uses variable interest rate credit facilities to finance acquisitions and operations of the Company. The Company may reduce its exposure to fluctuations in interest rates by creating offsetting positions through the use of derivative financial instruments. The Company does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leveraged derivatives. The notional amount of interest rate swaps is the underlying principal amount used in determining the interest payments exchanged over the life of the swap. The notional amount is not a measure of the Company's exposure through its use of derivatives. Premiums paid for interest rate cap agreements are being amortized as adjustments to interest expense over the term of the agreements.

The Company may be exposed to credit loss in the event of nonperformance by the counterparty to its interest rate swap agreements and interest rate cap agreements. The Company anticipates the counterparty will be able to fully satisfy its obligations under the agreements as the counterparty is the primary lender under the financing agreement which the interest rate swap and cap agreements hedge.

FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1994 and 1995, the carrying value of cash equivalents, accounts receivable, the interest rate swap and cap and long-term debt approximated the fair value.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March of 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, was issued. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company adopted SFAS No. 121 effective January 1, 1996. The impact resulting from the adoption of SFAS No. 121 did not have a material effect on the Company's combined financial position or results of operations.

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. Statement No. 123 defines a fair value based method of accounting for stock-based employee compensation plans (including stock option plans). Statement No. 123 allows an entity to continue to measure compensation costs for its plans as prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. Management expects to account for stock options in accordance with APB Opinion No. 25. The disclosure requirements of Statement No. 123, which are required if an entity elects to continue to use the accounting method in APB Opinion No. 25, will be adopted as required for financial statements beginning in 1996.

UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying unaudited combined financial statements at June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

3.  ACQUISITIONS

On August 11, 1994, SYGNET purchased 75% and Wilcom purchased 25% of the outstanding shares of common stock of Sharron Youngstown Cellular, Inc. (Sharon) for $4.5 million. Sharon owns a 7.26% interest in Wilcom Cellular and Youngstown Cellular Telephone Company.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




3.  ACQUISITIONS (CONTINUED)

On September 30, 1995, SYGNET, as a general partner, purchased 95.46% of Erie for cash of $40.53 million. On November 30, 1995, Sharon purchased 4.54% of Erie for $1.92 million, which was paid on February 12, 1996.

The above transactions were accounted for as purchases and, accordingly, the results of operations of the companies acquired have been included in the combined financial statements since the dates of acquisition.

The pro forma unaudited condensed combined results of operations for the year ended December 31, 1994 and December 31, 1995 as if the purchases occurred on January 1, 1994 are as follows:

                                                1994                  1995
                                        ------------------    -------------------
 Revenue                                  $    23,148,000      $     30,374,000
                                        ==================    ===================

 Net income                               $       311,000      $      1,860,000
                                        ==================    ===================

4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                               Useful Life               1994                     1995
                                           -----------------------------------------------------------------

 Land, building and improvements                 10-19 years            2,392,162               3,340,331
 Cellular system and equipment                    5-19 years           11,043,087              19,556,464
 Customer premise equipment                          3 years            2,548,036               1,695,605
 Office furniture and equipment                   3-10 years            1,954,899               2,498,057
 Cell site construction in progress                                       950,700                 379,813
                                                                     ---------------        ----------------
                                                                       18,888,884              27,470,270
 Accumulated depreciation                                              (4,804,513)             (6,421,374)
                                                                     ---------------        ----------------
                                                                       14,084,371              21,048,896
                                                                     ===============        ================



At December 31, 1995, the Company had purchase commitments of approximately $3.75 million for equipment.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




5.  CREDIT AGREEMENT

On September 29, 1995, the Company entered into a financing agreement with a commercial bank group to borrow up to $75 million at any time through September 30, 2003. The credit agreement provides for various borrowing rate options based on either a fixed spread over the London Interbank Offered Rate (LIBOR) or the prime rate.

Among other things, the credit agreement contains financial covenants requiring the maintenance of debt service ratios, hedging of interest rate exposure, limitations on distributions to shareholders and sales of assets. The credit facility is secured by a pledge of the partnership interests in YCTC, Wilcom Cellular and Erie Cellular. Interest rates at December 31, 1995 ranged from 7.48% to 7.82%.

In connection with covenant requirements described above, the Company entered into a three year interest rate swap and a two year interest rate cap agreement on November 29, 1995 with a total underlying notional amount of $40 million. The swap agreement converted the interest rate on $20 million notional amount of the credit facility from a variable rate based upon LIBOR (5.87% at December 31, 1995) to a fixed rate of 5.79%. Amounts paid or received under this agreement are recognized as adjustments to interest expense. The interest rate cap agreement entitled the Company to receive from a counterparty on a quarterly basis the amounts, if any, by which the Company's interest payments on its $20 million notional amount exceed 8.25%. The interest rate under the credit facility did not exceed 8.25% during the period from November 29, 1995 to December 31, 1995.

Minimum future payments based upon the borrowing levels at December 31, 1995 for the next five years are:

                 1996                                       $         -
                 1997                                                 -
                 1998                                           500,000
                 1999                                         9,000,000
                 2000                                        12,000,000

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




5.  CREDIT AGREEMENT (CONTINUED)

Interest paid was $753,754, $810,303 and $2,202,345 in 1993, 1994 and 1995,
respectively.

6.  LEASES

The Company has entered into various operating leases for land and office facilities. Leases for tower sites provide for periodic extensions of lease periods with future lease payments indexed to the consumer price index.

Minimum future rental payments under operating leases having remaining terms in excess of one year as of December 31, 1995 are as follows:

         Year ended
         December 31
         -----------
             1996                                          $572,239
             1997                                           526,308
             1998                                           470,262
             1999                                           329,636
             2000                                           253,222
             Thereafter                                   1,024,410
                                                      --------------
             Total                                       $3,176,077
                                                      ==============

Rent expense was approximately $230,000, $296,000 and $460,800 in 1993, 1994 and 1995, respectively.

7.  RETIREMENT PLAN

The Company sponsors a 401(k) retirement and profit sharing plan which covers substantially all its employees. Eligible employees can contribute from 1% to 15% of their compensation. The Company, at its discretion, may match a portion of the employee's contribution. The Company may also, at its discretion, make additional profit sharing contributions to the plan. Total pension expense was $64,000, $113,000 and $114,000 in 1993, 1994 and 1995, respectively.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




8.  SHAREHOLDERS' EQUITY

Each share of SYGNET and Wilcom Type A common stock is entitled to one vote. SYGNET and Wilcom Type B common stock have no voting rights. Both types of common stock are identical in all other respects.

On January 5, 1995, SYGNET repurchased 8,024 Type A shares for $39.00 per share and 40,173 Type B shares for $35.00 per share from a shareholder for approximately $1,719,000. These shares are accounted for at cost and held as treasury stock.

Under the most restrictive of the covenants discussed in Note 5, the Company could not declare any additional dividends at December 31, 1995.

9.  INCOME TAXES

SYGNET's shareholders have elected under Subchapter S of the Internal Revenue Code to include SYGNET's taxable income and losses in the shareholders' federal and Ohio returns.

Sharon is subject to federal and state taxes, and accordingly has provided for deferred income taxes for the temporary differences between financial and tax reporting. The principal differences relate to partnership income and alternative minimum tax (AMT) credit carryforwards. Amounts for deferred tax assets and liabilities are as follows:

                                                                        DECEMBER 31
                                                                  1994              1995
                                                              ------------------------------

           Deferred tax assets:
             AMT credit carryforward                             $48,200           $63,400
             Investment in partnerships                           33,900                 -
             Other                                                 7,600             8,200
                                                              -------------     ------------
           Total deferred tax assets                              89,700            71,600


           Deferred tax liability - investment in
             partnerships                                              -            26,600
                                                              -------------     ------------

           Net deferred tax assets                               $89,700           $45,000
                                                              =============     ============

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




9.  INCOME TAXES (CONTINUED)

Sharon had an AMT credit carryforward at December 31, 1995 of approximately $63,000 which will be available to reduce future federal income tax over an indefinite period. Deferred tax assets are included in prepaid expenses and deferred income taxes; deferred tax liabilities are included in accrued expenses and other liabilities.

The components of the income tax provision (benefit), in the combined statement of income for the years ended December 31, 1994 and 1995 are as follows:

                                                                  1994            1995
                                                           ---------------------------------
            Current income tax expense                       $     49,000      $    20,700
            Deferred income tax (benefit)                         (89,700)          44,700
                                                           ---------------------------------
            Total provision for income tax (benefit)         $    (40,700)     $    65,400
                                                           =================================

Income taxes paid were $49,000 and $60,514 in 1994 and 1995, respectively.

10.  RELATED PARTY TRANSACTIONS

Certain shareholders of SYGNET and Wilcom Corporation own a majority of the outstanding shares of WKBN. SYGNET purchases advertising, production, tower rental and other services from WKBN. WKBN purchases cellular telephone, paging and other services from SYGNET. The following is a summary of material transactions and balances with WKBN:

                                                                                 YEARS ENDED DECEMBER 31
                                                                         1993              1994              1995
                                                                -------------------------------------------------------
               Services and facilities provided by WKBN            $   233,385          $214,518          $218,404
               Services provided to WKBN                                73,268            67,717           136,741
               Property purchased from WKBN                            700,000                 -                 -
               Amounts payable to WKBN                                  25,379            26,076            18,797

On December 29, 1994, the Company received a promissory note from an officer/shareholder for $249,952 for the purchase of Type A and Type B common shares from a shareholder. The interest rate is 8.23% and the note is to be repaid over 7 years.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




11.PENDING ACQUISITION OF SELECTED CELLULAR SYSTEMS

On July 11, 1996, the Company signed an agreement to purchase various cellular licenses, property and equipment and the net current assets of selected systems of Horizon Cellular Telephone Company, L.P. The aggregate proposed purchase price is $250 million plus the net current assets of the selected systems. The Company intends to finance the acquisition through the issuance of $110 million of senior notes, an initial public offering of common stock and additional bank credit facilities. Subsequent to the purchase, the Company intends to extinguish its existing credit facility and expects to incur a loss of approximately $1.5 million on the refinancing of its credit facility.

12.SUBSEQUENT EVENTS AND PRO FORMA INFORMATION (UNAUDITED)

MERGER BETWEEN SYGNET COMMUNICATIONS, INC. AND WILCOM CORPORATION

In connection with the offerings described in Note 11, the Company intends to effect a corporate restructuring as follows. First, the SYGNET shareholders will vote to approve a proposal to terminate the Close Corporation Agreement and Subchapter S corporation tax status. Second, Wilcom will be merged into SYGNET whereby shareholders of Wilcom will receive 8.72 shares of SYGNET common stock for each share of Wilcom common stock held as of the effective date of the merger. The 500 shares of Wilcom Type A will convert into 4,360 shares of SYGNET Type A and the 2,500 shares of Wilcom Type B will convert into 21,800 shares of SYGNET Type B effective with the merger. The SYGNET common stock Type A 205,698 shares and Type B 1,028,428 shares would then be converted into 6,170,630 shares of Sygnet Wireless, Inc. (Wireless) Class B common stock. The corporate restructuring is contingent upon FCC approval of the transfer of the FCC licenses.

As a result of the corporate restructuring described above, Wireless will have a capital structure as follows:

         Class A Common Stock - Wireless will authorize 60 million shares of $.01 par value Class A common stock. It is estimated that 3.75 million shares will be issued in connection with the initial public offering described above. These shares will have one vote per share.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




12. SUBSEQUENT EVENTS AND PRO FORMA INFORMATION (UNAUDITED) (CONTINUED)

MERGER BETWEEN SYGNET COMMUNICATIONS, INC. AND WILCOM CORPORATION (CONTINUED)

         Class B Common Stock - Wireless will authorize 10 million shares of $.01 par value Class B common stock. 6,170,360 shares will be issued and outstanding as a result of the corporate restructuring described above. These shares will have ten votes per share.

         Preferred Stock - Wireless will authorize 10 million shares of voting no par value preferred stock and 5 million shares of non-voting no par value preferred stock. The Board of Directors will have the authority to determine the rights conferred to shareholders when the Board causes either type of preferred stock to be issued.

STOCK OPTION PLAN

The Company intends to adopt a Stock Option Plan (SOP). The SOP will provide for the grant of incentive and nonqualified stock options. Under the SOP, options to purchase up to an aggregate of one million shares of Sygnet Wireless, Inc. Type B common stock will be available for grants to employees of the Company.

In connection with the offering, the Board of Directors intend to grant a total of 500,400 ten year, non qualified stock options at the offering price to executives and management of the Company.

TAX STATUS

As a Subchapter S Corporation, SYGNET recorded no provision for income taxes. SYGNET's taxable income and losses are included in its shareholders' federal and state returns. As a result of the termination of the Subchapter S Corporation status, application of the provisions of SFAS No. 109, Accounting for Income Taxes requires deferred income taxes to be provided for differences in the basis for tax purposes and for financial accounting purposes of recorded assets and liabilities, principally, depreciable property and certain accrued liabilities. A tax provision and a net deferred income tax liability of approximately $243,000 (deferred income tax liability of $557,000 net of deferred income tax assets of $314,000) would have been recorded at June 30, 1996 had the termination of the Subchapter S Corporation occurred at that date.

                          SYGNET Communications, Inc.
                             and Wilcom Corporation

               Notes to Combined Financial Statements (continued)

          For the years ended December 31, 1993, 1994 and 1995 and the unaudited periods ended June 30, 1995 and 1996




12. SUBSEQUENT EVENTS AND PRO FORMA INFORMATION (UNAUDITED) (CONTINUED)

PRO FORMA NET INCOME PER SHARE INFORMATION

As described above, SYGNET and Wilcom intend to terminate their status as Subchapter S Corporations. A pro forma adjustment has been made to the historical financial statements for the year ended December 31, 1995 and for the six months ended June 30, 1996 to reflect a provision for federal and certain state income taxes at an effective rate of 48%. The effective rate is in excess of the statutory rate primarily due to non-deductible amortization.

Pro forma net income per share is based on the weighted average number of shares of common stock of 6,170,630 outstanding assuming the corporate restructuring described above had occurred. Historical earnings per share data is not presented because such data is not meaningful.

                         Report of Independent Auditors

The Board of Horizon G.P., Inc.

We have audited the accompanying combined balance sheets of Selected Systems of Horizon Cellular Telephone Company, L.P., representing certain majority-owned subsidiaries of Horizon Cellular Telephone Company, L.P., as of December 31, 1994 and 1995, and the related combined statements of operations, partners' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Horizon Cellular Telephone Company, L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Selected Systems of Horizon Cellular Telephone Company, L.P. at December 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 26, 1996

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                            Combined Balance Sheets



                                                                               DECEMBER 31,
                                                                          1994               1995
                                                                  -------------------------------------
ASSETS
Current assets:
  Cash                                                                $   611,829       $    629,874
  Accounts receivable, net of allowance for doubtful
    accounts of $173,671 and $218,218                                   2,977,901          5,123,833
  Inventory                                                               240,066            373,623
  Prepaid expenses                                                        100,068            147,206
                                                                  -------------------------------------
Total current assets                                                    3,929,864          6,274,586

Property and equipment:
  Cellular system                                                      16,258,547         23,305,472
  Other                                                                 1,122,286          2,035,273
                                                                  -------------------------------------
                                                                       17,380,833         25,340,745
Accumulated depreciation                                               (2,714,488)        (5,504,261)
                                                                  -------------------------------------
                                                                       14,666,345         19,836,484

Licenses, net of accumulated amortization of
  $3,185,738 and $5,266,096                                            67,614,553         86,976,933
Other assets, net of accumulated amortization
  of $3,099,830 and $4,879,099                                          3,985,252          5,498,139
                                                                  -------------------------------------
Total assets                                                          $90,196,014       $118,586,142
                                                                  =====================================

LIABILITIES AND COMBINED PARTNERS' EQUITY
Current liabilities:
  Accounts payable                                                    $   867,180       $  1,864,160
  Accrued expenses                                                        995,211          1,781,994
  Deferred revenue                                                        279,332            588,649
                                                                  -------------------------------------
Total current liabilities                                               2,141,723          4,234,803

Advances from affiliates                                               34,914,840         33,087,671

Combined partners' equity:
  Partners' contributions                                              61,376,007         89,215,915
  Cumulative net loss                                                  (8,236,556)        (7,952,247)
                                                                  -------------------------------------
Total combined partners' equity                                        53,139,451         81,263,668
                                                                  -------------------------------------
Total liabilities and combined partners' equity                       $90,196,014       $118,586,142
                                                                  =====================================


See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Operations




                                                                 YEAR ENDED DECEMBER 31,
                                                          1993              1994              1995
                                                    ---------------------------------------------------
Revenues and sales:
  Subscriber revenues                                  $ 2,701,900      $ 6,848,485      $12,069,274
  Roaming revenues                                       3,312,659        6,909,821       10,801,818
  Equipment sales                                          569,919        1,149,996        1,602,339
                                                    ---------------------------------------------------
Total revenues and sales                                 6,584,478       14,908,302       24,473,431

Costs and expenses:
  Cost of services                                       1,567,551        2,807,611        3,572,445
  Cost of equipment sales                                  717,081        1,689,616        2,544,039
  General and administrative expenses                      848,459        2,096,844        3,576,817
  Selling                                                1,343,854        2,550,325        4,016,438
  Depreciation and amortization                          2,293,908        4,483,784        6,649,659
                                                    ---------------------------------------------------
                                                         6,770,853       13,628,180       20,359,398
                                                    ---------------------------------------------------
(Loss) income from operations                             (186,375)       1,280,122        4,114,033

Interest expense                                         2,731,076        3,662,815        3,829,724
                                                    ---------------------------------------------------
(Loss) income before extraordinary item                 (2,917,451)      (2,382,693)         284,309

Extraordinary item - gain on early
  extinguishment of debt                                   873,638                -                -
                                                    ---------------------------------------------------
Net (loss) income                                      $(2,043,813)     $ (2,382,693)    $   284,309
                                                    ===================================================



See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                    Combined Statements of Partners' Equity





                                                          HORIZON
                                                          CELLULAR
                                                         TELEPHONE          KCCGP,
                                                        COMPANY, L.P.       L.P.            TOTAL
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1992                                    $11,332,355       $   29,543      $11,361,898
    Partners' contributions                              1,243,160            1,244        1,244,404
    Net loss                                            (2,032,392)         (11,421)      (2,043,813)
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1993                                     10,543,123           19,366       10,562,489
    Partners' contributions                             44,510,058          449,597       44,959,655
    Net loss                                            (2,361,001)         (21,692)      (2,382,693)
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1994                                     52,692,180          447,271       53,139,451
    Partners' contributions                             27,000,000          839,908       27,839,908
    Net income                                             281,465            2,844          284,309
                                                     -------------------------------------------------
Combined partners' equity at
  December 31, 1995                                    $79,973,645       $1,290,023      $81,263,668
                                                     =================================================



See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Cash Flows




                                                                         YEAR ENDED DECEMBER 31,
                                                                  1993             1994             1995
                                                            ---------------------------------------------------
OPERATING ACTIVITIES
Net (loss) income                                              $ (2,043,813)    $ (2,382,693)    $    284,309
Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
    Depreciation and amortization                                 2,293,908        4,483,784        6,649,659
    Provision for bad debts                                          69,936          197,431          182,770
    Accrued interest expense-affiliate                              840,644        3,662,815        3,829,724
    Gain on early extinguishment of debt                           (873,638)               -                -
    Changes in operating assets and liabilities (net of
      effect of companies acquired):
        Accounts receivable                                        (629,924)      (1,296,819)      (2,043,359)
        Inventory                                                    (6,238)        (152,139)         (83,995)
        Prepaid expenses                                             (2,695)         (56,996)         (35,273)
        Accounts payable and accrued expenses                       101,018          243,185        1,610,340
        Deferred revenue                                             67,849          122,379          262,900
                                                            ---------------------------------------------------
Net cash (used in) provided by operating activities                (182,953)       4,820,947       10,657,075

INVESTING ACTIVITIES
Purchases of property and equipment, net of $105,200 and
  $220,900 purchased on account in 1994 and 1995,
  respectively                                                   (2,089,923)      (7,071,504)      (5,244,548)
License and systems acquisitions                                          -      (41,951,228)     (27,662,557)
Other                                                                (4,614)        (109,101)          85,060
                                                            ---------------------------------------------------
Net cash used in investing activities                            (2,094,537)     (49,131,833)     (32,822,045)

FINANCING ACTIVITIES
Partners' contributions                                           1,244,404       41,959,655       27,272,727
Advances from (to) affiliates, net of $567,181 noncash
  partner contributions in 1995                                  28,941,193          991,167       (5,089,712)
Repayment of subordinated notes payable and other
  long-term debt                                                (26,723,726)               -                -
                                                            ---------------------------------------------------
Net cash provided by financing activities                         3,461,871       42,950,822       22,183,015
                                                            ---------------------------------------------------
Net increase (decrease) in cash                                   1,184,381       (1,360,064)          18,045
Cash at beginning of period                                         787,512        1,971,893          611,829
                                                            ---------------------------------------------------
Cash at end of period                                          $  1,971,893     $    611,829     $    629,874
                                                            ===================================================


See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                     Notes to Combined Financial Statements

                               December 31, 1995


1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The accompanying combined financial statements reflect the combined financial position, combined results of operations and combined cash flows of Horizon Cellular Telephone Company of Lawrence, L.P. ("Lawrence"), Horizon Cellular Telephone Company of Crawford, L.P. ("Crawford"), Horizon Cellular Telephone Company of Chautauqua, L.P. ("Chautauqua"), and Horizon Cellular Telephone Company of Indiana, L.P. ("Indiana") (collectively referred to as "Selected Systems" or "the Company") as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995. The combined financial statements include only the operating results since the Selected Systems were acquired by Horizon Cellular Telephone Company L.P. Each of the operating systems is a limited partnership in which KCCGP, L.P. ("KCCGP") is the managing and sole general partner, and Horizon Cellular Telephone Company, L.P.
("HCTC") is the sole limited partner.

The Selected Systems own, design, develop, and operate cellular communications systems. KCCGP performs certain administrative functions for the Selected Systems and, accordingly, certain expenses of KCCGP (see Note 5) have been allocated to the Selected Systems on a basis which, in the opinion of management, is reasonable. However, such expenditures are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the systems been operating as separate independent companies.

2. ACQUISITIONS

Crawford

In August 1991, HCTC acquired the Federal Communications Commission ("FCC") PA-6 Construction Permit for $7 million in cash and a $16.6 million subordinated note payable to the seller. In December 1992, HCTC contributed the Construction Permit to Lawrence in exchange for a 99.9% interest in the Company and Lawrence's assumption of the related debt. KCCGP contributed approximately $13,000 to Lawrence for a 0.1% interest in the Company. Lawrence became operational in September 1991.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





2. ACQUISITIONS (CONTINUED)

Crawford (continued)

In December 1992, HCTC acquired the FCC PA-1 Operating License and certain operating assets and liabilities for $2.2 million in cash and $7.7 million of notes payable. Also, in December 1992, HCTC contributed the Operating License to Crawford in exchange for a 99.0% interest in the Company and Crawford's assumption of the related debt. KCCGP contributed approximately $20,000 to Crawford for a 1.0% interest in the Company. The PA-1 system became operational in April 1992.

Effective January 1, 1995, the operations of Lawrence were merged into Crawford. As part of the market consolidation, the general partner interests were reorganized. KCCGP acquired an additional .9% (serving as general partner with a 1% ownership), reducing HCTC's Limited Partnership interest to 99%.

Chautauqua

In March 1994, the Company acquired the FCC NY-3 Operating License and certain operating assets and liabilities for $41.5 million in cash, and the issuance of 30 HCTC limited partnership units with a stated value of $3 million. Also in March 1994, HCTC contributed cash to fund the acquisition in exchange for a 99.0% interest in the Company. KCCGP contributed approximately $450,000 to Chautauqua for a 1.0% interest in the Company. The NY-3 system became operational in October 1991.

Indiana

In June 1995, the Company acquired the FCC PA-7 Operating License ("Indiana") and certain operating assets and liabilities for $27 million in cash. As part of the acquisition, the Company also acquired the right to operate the FCC PA-2 system under an Interim Operating Authority, which permits the Company to temporarily provide cellular service in an otherwise unserved area. Also in June 1995, HCTC contributed cash to fund the acquisition in exchange for a 99.0% interest in the Company. KCCGP contributed approximately $273,000 to Indiana for a 1.0% interest in the Company. The PA-7 system became operational in July 1991.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





2. ACQUISITIONS (CONTINUED)

Pursuant to the partnership agreements, the Selected Systems' net profits and losses are allocated proportionately to the partners based upon their respective ownership interests. The partnerships shall terminate on the respective tenth anniversary dates of formation of the partnerships; however, the partners may extend the term of the partnership at their discretion.

All of the Company's acquisitions were accounted for under the purchase method of accounting; accordingly, assets acquired and liabilities assumed have been recorded at HCTC's basis in such amounts which represents their estimated fair values at the dates of acquisition by HCTC and their results of operations are included in the accompanying combined statements of operations since the date of acquisition. The excess of purchase price over the fair market value of identifiable net tangible assets acquired has been allocated to customer lists and licenses.

Pro Forma Results of Operations

The following unaudited pro forma information presents the revenues and sales, and (loss) income before extraordinary item, as if the acquisitions of Chautauqua and Indiana had occurred at the beginning of 1993 and 1994, respectively. The pro forma information includes the revenues and sales, and
(loss) income before extraordinary item for the Selected Systems for the indicated periods less increased amortization of license costs and other intangible assets, and increased general and administrative expenses for management fee allocations. Pro forma revenues and sales and (loss) income before extraordinary item are not necessarily indicative of the revenues and sales and (loss) income before extraordinary item that would have occurred had the purchases been made at the beginning of the respective years or the results which may occur in the future.

                                                                 YEAR ENDED DECEMBER 31,
                                                          1993              1994              1995
                                                   -----------------------------------------------------
                                                                       (UNAUDITED)

Revenues and sales                                      $9,375,000      $19,040,000      $26,171,000
(Loss) income before extraordinary item                 (5,002,000)      (3,488,000)          24,000

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

Inventories are carried at the lower of cost (using the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated over their estimated useful lives (three to twelve years) using the straight-line method.

Depreciation expense amounted to approximately $667,900 in 1993, $1,573,900 in 1994, and $2,790,100 in 1995.

LICENSES

Licenses primarily represent the acquisition costs of the Operating Licenses. Such costs are being amortized over a period of 40 years using the straight-line method.

The Selected Systems periodically review the carrying value of their licenses to determine whether such amounts are recoverable based on undiscounted future cash flows and whether a reduction to fair value is necessary. There have been no such reductions through December 31, 1995.

OTHER ASSETS

Other assets primarily represent the acquisition cost of the customer lists which is being amortized over a period of 5 years using the straight-line method.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES (CONTINUED)

ADVANCES FROM AFFILIATES

Advances from affiliates primarily represent cash advances from HCTC and KCCGP which provided funds for investing and operating activities, and have no specific repayment terms. Commencing in October 1993, upon the transaction described below, interest expense is charged monthly at a rate of 11-3/8% of the ending balances payable to HCTC.

In October 1993, HCTC advanced the Company a portion of the proceeds it generated from the issuance of $235 million senior subordinated discount notes. The Company utilized the funds advanced to repay all of its indebtedness, resulting in an extraordinary gain of approximately $874,000, net of the write-off of unamortized deferred financing fees of approximately $53,000.

REVENUE AND EXPENSE RECOGNITION

Cellular airtime revenue and access charges are recognized as service is provided. Cellular airtime is billed in arrears and a majority of access charges are billed in advance. Subscriber acquisition costs (mainly commissions and loss on equipment sales) are expensed when incurred. Accounts receivable consist mainly of amounts due from subscribers and other cellular companies whose subscribers use the Selected Systems' cellular service.

Approximately 30% of the Company's 1995 roaming revenues were generated from subscribers of a cellular company serving an adjacent market when such subscribers place or receive calls on the Company's systems.

ADVERTISING EXPENSES

Advertising expenses are charged to operations as incurred and amounted to approximately $107,100 in 1993, $263,300 in 1994, and $336,400 in 1995.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES (CONTINUED)

ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                                           DECEMBER 31,
                                                                      1994             1995
                                                                 --------------------------------

             Property, sales and excise taxes                        $331,700        $  617,600
             Interconnection and other billing costs                  200,700           220,600
             Salaries and bonuses                                     180,400           364,700
             Other                                                    282,400           579,100
                                                                 --------------------------------
                                                                     $995,200        $1,782,000
                                                                 ================================

INCOME TAXES

The Selected Systems are limited partnerships organized under the laws of Delaware. Accordingly, federal and state income taxes are not paid at the partnership level but by the ultimate partners of the Selected Systems. The tax basis of the Selected Systems' assets amounted to approximately $74.7 million and $93.7 million at December 31, 1994 and 1995, respectively.

NEW ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Selected Systems will adopt SFAS 121 in the first quarter of 1996 and, based upon current circumstances, management does not believe the effect of the adoption will be material.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





3. ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS (CONTINUED)

SFAS No. 123, "Accounting for Stock-Based Compensation," is effective for fiscal years beginning after December 15, 1995. SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determining stock-based compensation expense or to continue with the provisions of APB 25, "Accounting for Stock Issued to Employees." The Selected Systems expect to continue to follow APB 25 with respect to the LPAR Plan (see Note 6) and will provide disclosures as required by SFAS 123 in the December 31, 1996 notes to the financial statements.

4. COMMITMENTS AND CONTINGENCIES

The Selected Systems lease office space, office equipment and cellular sites and facilities under operating leases with initial terms ranging from 1 to 20 years. Most cellular sites contain renewal options ranging up to 25 years.

Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at December 31, 1995, assuming cellular site leases are renewed through the year 2000:

                                                              CELLULAR
                                                               SITES             OTHER
                                                           --------------------------------
       1996                                                    $516,000        $  326,000
       1997                                                     526,000           287,000
       1998                                                     533,000           279,000
       1999                                                     537,000           279,000
       2000                                                     529,000           266,000
       Thereafter                                                                 508,000
                                                                              -------------
       Total minimum lease payments                                            $1,945,000
                                                                              =============

The minimum lease payments for cellular sites in the year 2000 are expected to approximate the minimum payments thereafter, subject to contractual increases and payments for additional sites.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





4. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Rental expense amounted to approximately $224,900 in 1993, $395,800 in 1994, and $669,600 in 1995.

The Selected Systems have guaranteed and pledged substantially all of its assets as collateral for certain debt of HCTC.

5. RELATED PARTY TRANSACTIONS

KCCGP provides various administrative services to the Selected Systems, including accounting, engineering, and marketing and advertising services, in addition to funding working capital requirements and capital expenditures as necessary. These expenses are charged, first on the basis of direct usage when identifiable, with the remainder allocated equally among its operating systems. Allocated expenses amounted to $80,000 in 1993, $120,000 in 1994, and $150,000 in 1995, respectively.

6. BENEFIT PLANS

HCTC has granted certain officers of the Selected Systems limited partnership appreciation rights in HCTC pursuant to a Limited Partnership Unit Appreciation Rights Plan ("LPAR Plan") that was adopted September 1, 1994, to be effective January 1, 1993. Upon the occurrence of certain events as specified therein ("Termination Events"), participants are entitled to share in the amounts, if any, of distributions to HCTC's partners after all capital contributions made by HCTC's partners have been repaid, together with a fixed return on such contributions. Such rights vest over a period of five years, however vesting is automatically accelerated upon the occurrence of a Termination Event. Compensation expense will be recognized when distributions become probable under the LPAR Plan.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

               Notes to Combined Financial Statements (continued)





6. BENEFIT PLANS (CONTINUED)

Effective July 1, 1994, KCCGP established an employee savings plan (the "Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, which covers employees of the Selected Systems who have met certain eligibility requirements, participating employees may defer up to 15% of their pretax earnings, up to the Internal Revenue Service annual contribution limit ($9,240 for calendar year 1995). The Company matches up to 50% of the employee's contributions, up to a maximum of 3% of the employee's earnings. Employees who participate in the LPAR Plan are excluded from matching contributions. Matching Plan contributions, which vest equally over five years, amounted to approximately $16,000 in 1994, and $31,500 in 1995, respectively.

7. SUBSEQUENT EVENTS

On July 11, 1996, the Company entered into a definitive agreement to sell the FCC Operating Licenses of Selected Systems, together with certain operating assets and liabilities, to SYGNET Communications Inc. for approximately $250 million. The combined financial statements do not reflect either the estimated gain, or any expenses incurred or expected to be incurred related to the sale of the systems. The sale is expected to close during the third quarter of 1996, and is subject to certain regulatory and other approvals.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                            Combined Balance Sheets

                                                            DECEMBER 31,            JUNE 30,
                                                               1995                   1996
                                                          --------------------------------------
                                                               (Note)              (Unaudited)
ASSETS
Current assets:
  Cash                                                      $    629,874          $  1,019,087
  Accounts receivable, net of allowance for
    doubtful accounts of $218,218 and $235,607                 5,123,883             5,573,573
  Inventory                                                      373,623               396,990
  Prepaid expenses                                               147,206               185,554
                                                          --------------------------------------
Total current assets                                           6,274,586             7,175,204
Property and equipment:
  Cellular system                                             23,305,472            25,318,244
  Other                                                        2,035,273             2,757,307
                                                          --------------------------------------
                                                              25,340,745            28,075,551
Accumulated depreciation                                      (5,504,261)           (7,238,549)
                                                          --------------------------------------
                                                              19,836,484            20,837,002

Licenses, net of accumulated amortization
  of $5,266,096 and $6,422,861                                86,976,933            85,822,040
Other assets, net of accumulated
  amortization of $4,879,009 and $5,906,099                    5,498,139             4,466,927
                                                          --------------------------------------

Total assets                                                $118,586,142          $118,301,173
                                                          ======================================


LIABILITIES AND COMBINED PARTNERS' EQUITY

Current liabilities:
  Accounts payable                                          $  1,864,160          $  1,445,574
  Accrued expenses                                             1,781,994             1,548,522
  Deferred revenue                                               588,649               694,322
                                                          --------------------------------------
Total current liabilities                                      4,234,803             3,688,418

Advances from affiliates                                      33,087,671            31,980,938

Combined partners' equity:
  Partners' contributions                                     89,215,915            89,215,915
  Cumulative net loss                                         (7,952,247)           (6,584,098)
                                                          --------------------------------------
Total combined partners' equity                               81,263,668            82,631,817
                                                          --------------------------------------
Total liabilities and combined partners' equity             $118,586,142          $118,301,173
                                                          ======================================


Note: The combined balance sheet at December 31, 1995 has been derived from the audited combined financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Operations

                                  (Unaudited)


                                                   SIX MONTHS ENDED JUNE 30,
                                                   1995                1996
                                            --------------------------------------
Revenues and sales:
  Subscriber revenues                            $4,902,903         $ 7,858,344
  Roaming revenues                                4,233,107           6,357,961
  Equipment sales                                   621,915             892,999
                                            ---------------------------------------
Total revenues and sales                          9,757,925          15,109,304


Costs and expenses:
  Cost of services                                1,569,118           2,121,106
  Cost of equipment sales                           918,238           1,442,640
  General and administrative expenses             1,475,669           2,278,009
  Selling                                         1,635,311           2,185,689
  Depreciation and amortization                   2,787,585           3,918,141
                                            ---------------------------------------
                                                  8,385,921          11,945,585
                                            ---------------------------------------
Income from operations                            1,372,004           3,163,719

Interest expense-affiliate                        1,925,084           1,795,570
                                            ---------------------------------------
Net (loss) income                                $ (553,080)        $ 1,368,149
                                            =======================================




See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                       Combined Statements of Cash Flows

                                  (Unaudited)


                                                                   SIX MONTHS ENDED JUNE 30,
                                                                   1995                1996
                                                             -----------------------------------
OPERATING ACTIVITIES
Net (loss) income                                              $   (553,080)        $ 1,368,149
Adjustments to reconcile net (loss) income to net
  cash provided by operating activities:
    Depreciation and amortization                                 2,787,585           3,918,141
    Provision for bad debts                                          68,534             140,069
    Accrued interest expense-affiliate                            1,925,084           1,795,570
    Changes in operating assets and liabilities
      (net of effect of companies acquired):
        Accounts receivable                                        (445,560)           (589,759)
        Inventory                                                   (13,292)            (23,367)
        Prepaid expenses                                            (68,891)            (38,348)
        Accounts payable and accrued expenses                       365,927            (494,294)
        Deferred revenue                                            147,971             105,673
                                                             -----------------------------------
Net cash provided by operating activities                         4,214,278           6,181,834

INVESTING ACTIVITIES
Purchases of property and equipment, net of $166,200
  and $63,100 purchased on account in
  1995 and 1996, respectively                                    (2,489,647)         (2,894,440)
License and systems acquisitions                                (27,662,557)                  -
Other                                                               (22,675)              4,122
                                                             -----------------------------------
Net cash used in investing activities                           (30,174,879)         (2,890,318)


FINANCING ACTIVITIES
Partners' contributions                                          27,272,727                   -
Advances to affiliates, net of $567,181 noncash partner
  contributions in 1995                                          (1,085,344)         (2,902,303)
                                                             -----------------------------------
Net cash provided by (used in) financing activities              26,187,383          (2,902,303)
                                                             -----------------------------------
Net increase in cash                                                226,782             389,213

Cash at beginning of period                                         611,829             629,874
                                                             -----------------------------------
Cash at end of period                                          $    838,611         $ 1,019,087
                                                             ===================================



See accompanying notes.

                              Selected Systems of
                    Horizon Cellular Telephone Company, L.P.

                     Notes to Combined Financial Statements
                                  (Unaudited)

                                 June 30, 1996


1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The accompanying unaudited combined financial statements reflect the combined financial position, combined results of operations and combined cash flows of Horizon Cellular Telephone Company of Lawrence, L.P. ("Lawrence"), Horizon Cellular Telephone Company of Crawford, L.P. ("Crawford"), Horizon Cellular Telephone Company of Chautauqua, L.P. ("Chautauqua"), and Horizon Cellular Telephone Company of Indiana, L.P. ("Indiana") (collectively referred to as "Selected Systems" or "the Company") for the periods presented. Each of the operating systems is a limited partnership in which KCCGP, L.P. ("KCCGP") is the managing and sole general partner, and Horizon Cellular Telephone Company, L.P. ("HCTC") is the sole limited partner.

The Selected Systems own, design, develop, and operate cellular communications systems. KCCGP performs certain administrative functions for the Selected Systems and, accordingly, certain expenses of KCCGP (see Note 6) have been allocated to the Selected Systems on a basis which, in the opinion of management, is reasonable. However, such expenditures are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the systems been operating as separate independent companies.

The accompanying unaudited combined financial statements of the Selected Systems have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

                             Selected Systems of
                   Horizon Cellular Telephone Company, L.P.

              Notes to Combined Financial Statements (continued)


2. ACQUISITIONS

In June 1995, the Company acquired the FCC PA-7 Operating License ("Indiana") and certain operating assets and liabilities for $27 million in cash. As part of the acquisition, the Company also acquired the right to operate the FCC PA-2 system under an Interim Operating Authority, which permits the Company to temporarily provide cellular service in an otherwise unserved area. Also in June 1995, HCTC contributed cash to fund the acquisition in exchange for a 99.0% interest in the Company. KCCGP contributed approximately $273,000 to Indiana for a 1.0% interest in the Company. The PA-7 system became operational in July 1991.

The acquisition was accounted for under the purchase method of accounting; accordingly, assets acquired and liabilities assumed have been recorded at HCTC's basis in such amounts which represent their estimated fair values at the date of acquisition by HCTC and the results of operations are included in the accompanying combined statements of operations since the date of acquisition. The excess of purchase price over the fair market value of identifiable net tangible assets acquired has been allocated to customer list and license.

Pro Forma Results of Operations

The following unaudited pro forma information presents the revenues and sales, and net loss, as if the acquisition had occurred at the beginning of 1995. The pro forma information includes the revenues and sales, and net loss for the Selected Systems for the indicated period less increased amortization of license costs and other intangible assets, and increased general and administrative expenses for management fee allocations. Pro forma revenues and sales and net loss are not necessarily indicative of the revenues and sales and net loss that would have occurred had the purchases been made at the beginning of the period presented or the results which may occur in the future.

                                       SIX MONTHS
                                          ENDED
                                      JUNE 30, 1995
                                      -------------

Revenues and sales                     $11,456,000
Net loss                                  (839,000)

                             Selected Systems of
                   Horizon Cellular Telephone Company, L.P.

              Notes to Combined Financial Statements (continued)


3. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. NEW ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company adopted SFAS 121 in the first quarter of 1996 and the effect of the adoption was not material.

SFAS No. 123, "Accounting for Stock-Based Compensation," is effective for fiscal years beginning after December 15, 1995. SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determining stock-based compensation expense or to continue with the provisions of APB 25, "Accounting for Stock Issued to Employees." The Company expects to continue to follow APB 25 with respect to the LPAR Plan and will provide disclosures as required by SFAS 123 in the December 31, 1996 notes to the financial statements.

5. ADVANCES FROM AFFILIATES

Advances from affiliates primarily represent cash advances from HCTC and KCCGP which provided funds for investing and operating activities, and have no specific repayment terms. Interest expense is charged monthly at a rate of 11-3/8% of the ending balance payable to HCTC.

                             Selected Systems of
                   Horizon Cellular Telephone Company, L.P.

              Notes to Combined Financial Statements (continued)



6. RELATED PARTY TRANSACTIONS

KCCGP provides various administrative services to the Company, including accounting, engineering, and marketing and advertising services, in addition to funding working capital requirements and capital expenditures as necessary. These expenses are charged, first on the basis of direct usage when identifiable, with the remainder allocated equally among its operating systems. Allocated expenses amounted to $50,000 and $75,000 for the six months ended June 30, 1995 and 1996, respectively.

7. RECENT DEVELOPMENTS

On July 11, 1996, the Company entered into a definitive agreement to sell the FCC operating Licenses, together with certain operating assets and liabilities, to SYGNET Communications Inc. for approximately $250 million. The combined financial statements do not reflect either the estimated gain, or any expenses incurred or expected to be incurred related to the sale of the systems. The sale is expected to close during the third quarter of 1996, and is subject to certain regulatory and other approvals.

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of
Erie Cellular Telephone Company:

We have audited the statements of operations and changes in partners' capital and cash flows of Erie Cellular Telephone Company (a Delaware general partnership) for the period from January 1, 1995 to September 29, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statements of operations and changes in partners' capital and cash flows provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Erie Cellular Telephone Company for the period from January 1, 1995 to September 29, 1995, in conformity with generally accepted accounting principles.




/s/ COOPERS & LYBRAND L.L.P.
- ----------------------------
Coopers & Lybrand L.L.P.

Seattle, Washington,
  August 12, 1996

                        ERIE CELLULAR TELEPHONE COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

            STATEMENT OF OPERATIONS AND CHANGES IN PARTNERS' CAPITAL

              FOR THE PERIOD JANUARY 1, 1995 TO SEPTEMBER 29, 1995





REVENUES:
  Service                                                                           $4,638,200
  Equipment sales and installations                                                    915,600
                                                                                    ----------
                                                                                     5,553,800
                                                                                    ----------

EXPENSES:
  Cost of service                                                                    1,367,200
  Cost of equipment sales and installations                                            887,000
  General and administrative                                                         1,272,600
  Marketing                                                                          1,634,100
  Depreciation and amortization                                                        362,000
                                                                                    ----------

                                                                                     5,522,900
                                                                                    ----------
NET INCOME                                                                              30,900

PARTNERS' CAPITAL, beginning of period                                               9,106,000

INCREASE IN CELLULAR LICENSING COSTS FROM
  ACQUISITIONS MADE BY MAJORITY PARTNER                                                182,300
                                                                                    ----------
PARTNERS' CAPITAL, end of period                                                    $9,319,200
                                                                                    ==========



   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY
                         A DELAWARE GENERAL PARTNERSHIP

                            STATEMENT OF CASH FLOWS

              FOR THE PERIOD JANUARY 1, 1995 TO SEPTEMBER 29, 1995




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                         $  30,900
                                                                                     ---------

  Adjustments to reconcile net income to net cash
    provided by operating activities-
      Depreciation and amortization                                                    362,000
      Changes in current assets and liabilities:
        Trade accounts receivable                                                      (80,000)
        Cellular telephone inventory                                                  (106,100)
        Other current assets                                                            13,800
        Accounts payable                                                                12,300
        Accrued expenses                                                                53,700
        Customer deposits                                                               20,800
                                                                                     ---------
                                                                                       276,500
                                                                                     ---------
              Net cash provided by operating activities                                307,400
                                                                                     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, equipment and other assets                                    (512,500)
                                                                                     ----------

              Net cash used in investing activities                                   (512,500)
                                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net advances from affiliates                                                         202,300
                                                                                     ---------

              Net cash provided by financing activities                                202,300
                                                                                     ---------

              Change in cash                                                            (2,800)

CASH, beginning of period                                                               41,000
                                                                                     ---------

CASH, end of period                                                                  $  38,200
                                                                                     =========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   ACTIVITIES:

   Increase in cellular licensing costs from
     acquisitions made by majority partner                                           $ 182,300
                                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY
                         A DELAWARE GENERAL PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS



1.  ORGANIZATION AND PARTNERS' INTEREST:

Organization

Erie Cellular Telephone Company (the Partnership), was organized in July 1987 by various applicants for the A Block cellular license in the metropolitan statistical area (MSA) of Erie, Pennsylvania (the Market). The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the Federal Communications Commission to determine the recipient of the A Block cellular license in the Market. Erie Cellular Systems, Inc. (Erie Celluar), formerly McCaw Communications of Erie, Inc., a wholly owned subsidiary of AT&T Wireless Services, Inc. (AWS) (formerly McCaw Cellular Communications, Inc.), acquired controlling interest in the Partnership in June 1988. Effective September 29, 1995, Erie Cellular sold its interest in the Partnership to SYGNET Communications, Inc. (SYGNET).

Allocation of Profits and Losses

Net income or loss is allocated to the partners in proportion to their respective percentage interest during the period. The partners' percentage interests at September 29, 1995, prior to the sale of Erie Cellular's interest in the Partnership to SYGNET, were as follows:

              Erie Cellular                         95.5%
              Minority partners                      4.5

In 1995, Erie Cellular purchased an additional 0.6% interest from a minority partner for $182,300 in cash. The acquisition cost incurred by Erie Cellular was capitalized as cellular licensing costs by the Partnership.

Subject to a majority vote of the partners, contributions to capital are made to fund the Partnership's capital expenditures and operating losses. Should a partner not make all or a portion of a required contribution, that partner's interest is subject to dilution as determined by the partnership agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Cellular air time and cellular access charges are recorded as revenue as earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered.

The Partnership's cell sites are operated as part of a larger local calling area managed by subsidiaries of AWS. Cellular air time revenue is recorded by the Partnership based on the usage of its cell sites in relation to total usage of all cell sites within the local calling area.

Depreciation and Amortization

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally twelve years for cellular equipment and three to five years for other property and equipment. Leasehold improvements are amortized using the straight-line method over the term of the lease.

The costs of normal maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized at cost. Gains or losses on the disposition of assets are reflected in the determination of net income or loss at the time of disposition.

Cellular licensing costs primarily represent amounts incurred by Erie Cellular to acquire interests in the A Block cellular license in the Market. Amortization of these costs is provided for using the straight-line method over a period of 40 years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  TRANSACTIONS WITH RELATED PARTIES:

Due to Affiliates

Certain expenditures are made out of a cash concentration account maintained on behalf of the Partnership by a subsidiary of AWS to meet certain capital expenditure and working capital requirements. Cash collections and the above mentioned expenditures related to partnership operations are recorded in this concentration account. Such activities are reflected as net advances from affiliates in the accompanying statement of cash flows.

Technical, Administrative and Marketing Services

AWS has entered into an agreement with the Partnership by which the Partnership shares technical, administrative and marketing services. Shared service support is provided at three different levels: Corporate, Region and District. The costs incurred by AWS and its subsidiaries, as agent, in connection with these shared services, are recorded as follows: Technical operating shared services are recorded based on the Partnership's cell sites in relation to the total cell sites in markets served by AWS and its subsidiaries. Administrative shared services are recorded based on the Partnership's subscribers in relation to the total subscribers in markets served by AWS and its subsidiaries. Marketing shared services are recorded based on the Partnership's gross subscriber additions during the period in relation to the total gross subscribers added in the markets served by AWS and its subsidiaries during the period. The total number of cell sites, subscribers or gross subscriber additions used in the calculation varies depending on the level at which the shared service is provided. Prior to 1995, administrative and marketing shared services were recorded based on the prior year's population in the Partnership's market in relation to the total prior year's population in all the markets served by AWS and its subsidiaries. Expenses for technical, administrative and marketing shared services were approximately $724,400 for the period January 1, 1995 to September 29, 1995.

Management Fees

The Partnership is charged a management fee by a subsidiary of AWS based upon a specified percentage between 3% and 5% of gross monthly revenues not to exceed $30,000 per month for its service in managing the system. Prior to 1995, the management fee charged to the Partnership was 6% of gross revenues. Management fee expense was approximately $209,000 for the period January 1, 1995 to September 29, 1995.

Switch Sharing

The Partnership shares the facilities and maintenance of an AWS subsidiary's mobile switching center. The AWS subsidiary charges the Partnership between $.015 and $.04 per minute of usage for the sharing of the switch. Prior to 1995, the Partnership was charged $.04 per minute of usage for the sharing of the switch. Expenses for switch sharing were approximately $287,000 for the period January 1, 1995 to September 29, 1995.

Other Direct Expenses

Certain other direct expenses charged by AWS' subsidiaries to the Partnership totalled approximately $8,700 for the period January 1, 1995 to September 29, 1995. Such expenses included, among others, after-hours customer care calls, security monitoring and roaming services.

Transactions with AT&T Corp.

The Partnership purchases certain cellular telephone inventory and long distance services from AT&T Corp. (AT&T), parent of AWS. For the period January 1, 1995 to September 29, 1995, the Partnership expensed cellular telephone inventory purchased from AT&T of approximately $33,000, and purchased long distance services from AT&T reflected as cost of service of approximately $110,800.


4.  INCOME TAXES:

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the partners. The tax returns, the qualification of the Partnership as such for tax purposes and the amount of distributable Partnership income or loss are subject to examination by taxing authorities. If such examinations result in changes with respect to the Partnership qualification or in changes with respect to the income or loss, the tax liability of the partners would be changed accordingly.

The Partnership provides depreciation for financial reporting purposes using the straight-line method whereas for income tax purposes accelerated methods are used. In addition, the allowance method for bad debts is used for financial reporting purposes, while the direct write-off method is used for income tax purposes.


5.  COMMITMENTS:

The Partnership is committed under operating leases and agreements, principally for facilities, office space and cell sites, with remaining terms ranging from one to five years. Certain cell site leases include options for additional periods. Certain leases provide for payment by the lessee of taxes, maintenance and insurance.

Future minimum payments, required under operating leases and agreements, that have an initial or remaining noncancelable lease term in excess of one year at September 29, 1995 are summarized below:

          Period ending September 29,
          ---------------------------
                           1996                                                        $ 124,800
                           1997                                                          121,200
                           1998                                                          119,600
                           1999                                                          104,200
                           2000                                                           44,600
                                                                                       ---------
                                                                                       $ 514,400
                                                                                       =========


Total rent expense for the period January 1, 1995 to September 29, 1995 was approximately $103,900.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Partners of
Erie Cellular Telephone Company:

We have audited the accompanying balance sheets of Erie Cellular Telephone Company (a Delaware general partnership) as of December 31, 1993 and 1994, and the related statements of operations and changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Erie Cellular Telephone Company as of December 31, 1993 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP
- -----------------------
ARTHUR ANDERSEN LLP


Seattle, Washington,
  January 27, 1995 (except with
  respect to the matter discussed
  in Note 9, as to which the date
  is August 2, 1996)

                        ERIE CELLULAR TELEPHONE COMPANY

                  BALANCE SHEETS -- DECEMBER 31, 1993 AND 1994


                                    ASSETS
                                    ------

                                                                                 1993             1994
                                                                             (restated)         (restated)
                                                                             ----------         ----------
CURRENT ASSETS:
  Cash                                                                       $    3,200        $    41,000
  Trade accounts receivable, net of allowance
    for doubtful accounts (1993, $34,800;
    1994, $50,000)                                                              458,000            730,500
  Cellular telephone inventory                                                   49,400             93,100
  Other                                                                          13,300             14,600
                                                                             ----------        -----------
             Total current assets                                               523,900            879,200

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation and amortization (1993, $548,800;
  1994, $752,600)                                                             1,491,500          1,900,900

CELLULAR LICENSING COSTS, net of accumulated
  amortization (1993, $1,311,600; 1994,
  $1,534,300)                                                                 7,604,400          7,552,400

OTHER, net                                                                        5,800               -
                                                                             ----------        -----------
                                                                             $9,625,600        $10,332,500
                                                                             ==========        ===========


                          LIABILITIES AND PARTNERS' CAPITAL
                          ---------------------------------
CURRENT LIABILITIES:
  Accounts payable                                                           $   33,500        $    10,100
  Accrued expenses                                                              211,100            279,300
  Due to affiliates                                                               7,600            936,500
  Unearned revenues and customer deposits                                        88,200                600
                                                                             ----------        -----------
             Total current liabilities                                          340,400          1,226,500

COMMITMENTS

PARTNERS' CAPITAL                                                             9,285,200          9,106,000
                                                                             ----------        -----------
                                                                             $9,625,600        $10,332,500
                                                                             ==========        ===========



   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY


           STATEMENTS OF OPERATIONS AND CHANGES IN PARTNERS' CAPITAL

                     YEARS ENDED DECEMBER 31, 1993 AND 1994




                                                                                    1993               1994
                                                                                 (restated)         (restated)
                                                                                 ----------         ----------
REVENUES:
  Service                                                                        $2,901,800         $4,303,400
  Equipment sales and installations                                                 453,300            730,600
                                                                                 ----------         ----------
                                                                                  3,355,100          5,034,000
                                                                                 ----------         ----------
EXPENSES:
  Cost of service                                                                   563,800            800,300
  Cost of equipment sales and installations                                         515,100            774,900
  General and administrative                                                      1,103,400          1,726,700
  Marketing                                                                       1,309,200          1,649,600
  Depreciation and amortization                                                     350,200            432,400
                                                                                 ----------         ----------
                                                                                  3,841,700          5,383,900
                                                                                 ----------         ----------
NET LOSS                                                                           (486,600)          (349,900)

PARTNERS' CAPITAL, beginning of year                                              8,507,400          9,285,200

INCREASE IN CELLULAR LICENSING COSTS FROM
  ACQUISITIONS MADE BY PARENT                                                     1,264,400            170,700
                                                                                 ----------         ----------
PARTNERS' CAPITAL, end of year                                                   $9,285,200         $9,106,000
                                                                                 ==========         ==========





   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                                                  1993               1994
                                                                               (restated)         (restated)
                                                                               ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $(486,600)         $(349,900)
                                                                                ----------         ----------

  Adjustments to reconcile net loss to net cash
    used in operating activities-
      Depreciation and amortization                                               350,200            432,400
      Changes in current assets and liabilities:
        Trade accounts receivable, net                                           (201,600)          (272,500)
        Cellular telephone inventory                                              (49,400)           (43,700)
        Other current assets                                                       41,700             (1,300)
        Accounts payable                                                           21,700            (23,400)
        Accrued expenses                                                          119,100             68,200
        Unearned revenues and customer deposits                                    42,300            (87,600)
                                                                                ---------          ---------
          Total adjustments                                                       324,000             72,100
                                                                                ---------          ---------
    Net cash used in operating activities                                        (162,600)          (277,800)
                                                                                ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (472,000)          (613,300)
                                                                                ---------          ---------
    Net cash used in investing activities                                        (472,000)          (613,300)
                                                                                ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net advances from affiliates                                                    619,200            928,900
                                                                                ---------          ---------
    Net cash provided by financing activities                                     619,200            928,900
                                                                                ---------          ---------
    Change in cash                                                                (15,400)            37,800
                                                                                ---------          ---------
CASH, beginning of year                                                            18,600              3,200
                                                                                ---------          ---------
CASH, end of year                                                               $   3,200          $  41,000
                                                                                =========          =========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES:

   Increase in cellular licensing costs from
     acquisitions made by parent                                               $1,264,400          $ 170,700
                                                                               ==========          =========


   The accompanying notes are an integral part of these financial statements.

                        ERIE CELLULAR TELEPHONE COMPANY


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994




1.  ORGANIZATION AND PARTNERS' INTEREST:

Organization

Erie Cellular Telephone Company (the Partnership), a Delaware general partnership, was originally organized in July 1987 by various applicants for the A Block cellular license in the metropolitan statistical area (MSA) of Erie, Pennsylvania (the Market). The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the Federal Communications Commission (FCC) to determine the recipient of the A Block cellular license in the Market. McCaw Communications of Erie, Inc. (McCaw), a wholly owned subsidiary of McCaw Cellular Communications, Inc. (MCCI), acquired controlling interest in the Partnership in June 1988. On September 19, 1994, AT&T Corp. (AT&T) merged with MCCI. During 1995, MCCI changed its name to AT&T Wireless Services, Inc.

Allocation of Profits and Losses

Net loss is allocated to the partners in proportion to their respective percentage interest during the period. The partners' percentage interests at December 31, 1993 and 1994, were as follows:

                                                1993              1994
                                                ----              ----
McCaw                                           93.8%               94.9%
Minority partners                                6.2                5.1

Subject to a majority vote of the partners, contributions to capital are made to fund the Partnership's capital expenditures and operating losses. Should a partner not make all or a portion of a required contribution, that partner's interest is subject to dilution as determined by the partnership agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Cellular air time and cellular access charges are recorded as revenue as earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered. Prior to 1994, cellular access charges were billed in advance.

Cellular Telephone Inventory

Cellular telephone inventory is stated at the lower of cost or market. Cost is determined by using the specific identification method.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally twelve years for cellular equipment and three to five years for other property and equipment. Leasehold improvements are amortized using the straight-line method over the term of the lease.

Cellular Licensing Costs

Cellular licensing costs primarily represent amounts incurred to secure the A Block cellular license in the Market. Amortization of these costs is provided for using the straight-line method over a period of 40 years.

3.  PROPERTY AND EQUIPMENT:

                                                                   December 31
                                                          ---------------------------
                                                         1993                     1994
                                                         ----                     ----
         Cellular equipment                            $1,855,800                 2,452,900
         Leasehold improvements                            93,500                   105,200
         Other                                             91,000                    95,400
                                                        ---------                 ---------
                                                        2,040,300                 2,653,500
                                                        =========                 =========
         Less - Accumulated depreciation
           and amortization                               548,800                   752,600
                                                        ---------                 ---------
                                                        1,491,500                 1,900,900
                                                        =========                 =========

4.  ACCRUED EXPENSES:

                                                                      December 31
                                                             ---------------------------
                                                               1993                   1994
                                                               ----                   ----
         Wages, vacations and bonuses                       $70,400                 86,500
         Sales, excise and other taxes                       25,300                 47,100
         Commissions                                         47,900                 85,300
         Other                                               67,500                 60,400
                                                            -------               --------
                                                            211,100               $279,300
                                                            =======               ========


5.  TRANSACTIONS WITH RELATED PARTIES:

Due to Affiliates

Certain expenditures are made out of a cash concentration account, maintained on behalf of the Partnership by an affiliate, to meet certain capital expenditure and working capital requirements. Cash collections and the above mentioned expenditures related to partnership operations are recorded in this concentration account. The resulting cash balance for the Partnership related to the above activities is reflected as due to affiliates in the accompanying financial statements.

Technical, Administrative and Marketing Services

Costs incurred by MCCI and its subsidiaries, as agents, in association with certain shared services, are recorded as follows: Technical operating shared expenses are recorded based on the Partnership's cell sites in relation to the total cell sites serviced by MCCI and its subsidiaries. Administrative and marketing shared expenses are recorded based on the prior year's population in the Partnership's MSA in relation to the total prior year's population in all the MSAs serviced by MCCI or its subsidiaries.

In addition, a management fee of 6% of gross revenues is charged to the Partnership from a subsidiary of MCCI for its service in managing the system.

Switch Sharing

The Partnership shares the facilities and maintenance of an affiliate's mobile switching center. The affiliate charges the Partnership $.04 per billable minute of usage for the sharing of the switch.

Expenses for technical, administrative and marketing services and switch sharing were $1,281,400 and $1,903,900 for the years ended December 31, 1993 and 1994, respectively.

Certain other direct expenses allocated to the Partnership equaled $24,100 and $26,400 for the years ended December 31, 1993 and 1994, respectively. Such expenses included, among others, after-hours customer care calls, security monitoring, network services and roaming services.

A proposal has been made to the Partners by McCaw to modify management fees, switch sharing and shared administrative and marketing expenses charged to the Partnership effective January 1, 1995. The proposed changes are as follows:
The management fee charges will be the lesser of $30,000 per month or a specified sliding scale percentage of gross revenue, switch sharing charges will be on a sliding scale ranging from $.04 to $.015 per minute based on the market's monthly minutes of use, and shared administrative and marketing expenses will be changing from population-based to subscriber-based allocations.

Transactions with AT&T

The Partnership purchases certain cellular telephone inventory and long distance services from AT&T. These goods and services were purchased under contractual arrangements with AT&T which existed prior to the AT&T/MCCI merger date. For the year ended December 31, 1994, approximately $113,000 of cellular telephone inventory sold and reflected as cost of equipment sales and approximately $122,000 of cellular long distance services reflected as cost of service in the accompanying financial statements were purchased from AT&T.

6.  INCOME TAXES:

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the partners. The tax returns, the qualification of the Partnership as such for tax purposes and the amount of distributable Partnership income or loss are subject to examination by taxing authorities. If such examinations result in changes with respect to the Partnership qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

The Partnership provides depreciation for financial reporting purposes using the straight-line method whereas for income tax purposes accelerated methods are used. In addition, the allowance method for bad debts is used for financial reporting purposes, while the direct write-off method is used for income tax purposes.

7.  COMMITMENTS:

The Partnership is committed under operating leases and agreements, principally for facilities, office space and cell sites, with remaining terms ranging from one to five years. Certain cell site leases include options for additional periods. Certain leases provide for payment by the lessee of taxes, maintenance and insurance.

Future minimum payments, required under operating leases and agreements, that have an initial or remaining noncancelable lease term in excess of one year at December 31, 1994, are summarized below:

          Years ending December 31,
          -------------------------
                     1995                                            $40,500
                     1996                                             19,200
                     1997                                             19,200
                     1998                                             17,400
                     1999                                              3,200
                                                                     -------
                                                                     $99,500
                                                                     =======


Total rent expense for the years ended December 31, 1993 and 1994, was approximately $103,800 and $113,300, respectively.

8.  MERGER OF MCCI AND AT&T:

In connection with the merger of MCCI and AT&T, both parties entered into a Consent Decree with the Department of Justice. Under the Consent Decree, MCCI and its affiliates are required to offer their customers equal access to long distance carriers. The planned completion of this conversion for the Partnership is August 1995. The Partnership has served and will continue to serve as the provider for its customers' InterLATA and international calling services until the conversion date. Subsequent to the conversion, all revenues and expenses associated with providing InterLATA and international calling service will be recorded by the long distance carrier providing the service. InterLATA and international calling services reduced the net loss of the Partnership by approximately $239,000 for the year ended December 31, 1994.

9.  SUBSEQUENT EVENT:

Effective September 29, 1995, McCaw sold all of its interests in the Partnership to SYGNET Communications, Inc. (SYGNET). In connection with a proposed offering of securities by SYGNET, adjustments have been made to the previously issued financial statements of the Partnership to reflect the cost of the cellular license originally purchased by McCaw. McCaw's basis in the cellular license acquired and the related accumulated amortization have been pushed down to the

Partnership's financial statements for the years presented, resulting in an increase to the provision for depreciation and amortization of $180,700 and $222,700 for the years ended December 31, 1993 and 1994, respectively, compared to the amounts previously reported.

                         Report of Independent Auditors


General and Limited Partners
DICOMM Cellular Limited Partnership

We have audited the accompanying statements of operations, partners' capital (deficiency), and cash flows of DICOMM Cellular Limited Partnership for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of DICOMM Cellular Limited Partnership for the year ended December 31, 1993 in conformity with generally accepted accounting principles.



/s/ ERNST & YOUNG LLP

March 25, 1994
Boston, Massachusetts

                      DICOMM Cellular Limited Partnership

                            Statement of Operations

                          Year Ended December 31, 1993


 REVENUES
  Subscriber revenue                                                                   $    1,161,720
  Roamer revenue                                                                            1,628,654
                                                                                     ------------------
 Total revenues                                                                             2,790,374


 COSTS AND EXPENSES
  Costs of services                                                                         1,042,689
  General and administrative                                                                  787,564
  Selling and marketing                                                                       566,505
  Depreciation and amortization                                                               475,196
                                                                                     ------------------
                                                                                            2,871,954

 Loss from operations                                                                         (81,580)
 Interest expense                                                                             530,239
                                                                                     ------------------

 Net loss                                                                              $     (611,819)
                                                                                     ==================


See accompanying notes.

                      DICOMM Cellular Limited Partnership

                  Statement of Partners' Capital (Deficiency)


                                                                                             TOTAL
                                                                                           PARTNERS'
                                                      GENERAL            LIMITED            CAPITAL
                                                      PARTNER            PARTNERS          (DEFICIENCY)
                                                 -------------------------------------------------------
 Balance at December 31, 1992                      $     (20,215)    $   (2,001,314)     $  (2,021,529)
 Partners' capital contributions                           1,616            160,000            161,616
 Net loss                                                 (6,118)          (605,701)          (611,819)
                                                 -------------------------------------------------------

 Balance at December 31, 1993                      $     (24,717)    $   (2,447,015)     $  (2,471,732)
                                                 =======================================================


See accompanying notes.

                      DICOMM Cellular Limited Partnership

                            Statement of Cash Flows

                          Year Ended December 31, 1993


 OPERATING ACTIVITIES
 Net loss                                                                              $    (611,819)
 Adjustments to reconcile net loss to net cash used in
   operating activities:
       Depreciation                                                                          460,090
       Amortization                                                                           15,106
       Deferred rent                                                                          (2,994)
       Changes in operating assets and liabilities:
         Accounts receivable                                                                (282,871)
         Inventories                                                                         (19,495)
         Prepaid expenses                                                                     (7,833)
         Other assets                                                                          1,898
         Accounts payable                                                                     77,178
         Accrued expenses                                                                     85,628
                                                                                     ------------------
 Net cash used in operating activities                                                      (285,112)

 INVESTING ACTIVITIES
 Purchases of property and equipment                                                        (483,509)
                                                                                     ------------------
 Net cash used in investing activities                                                      (483,509)

 FINANCING ACTIVITIES
 Proceeds from capital contributions                                                         161,616
 Proceeds from loans from supplier                                                            23,389
 Bank overdraft                                                                               51,616
 Proceeds from notes payable to related parties                                              532,000
                                                                                     ------------------
 Net cash provided by financing activities                                                   768,621
                                                                                     ------------------
 Net decrease in cash and cash equivalents                                                         -
 Cash and cash equivalents at December 31, 1992                                                    -
                                                                                     ------------------

 Cash and cash equivalents at December 31, 1993                                        $           -
                                                                                     ==================


See accompanying notes.

                     DICOMM Cellular Limited Partnership


                        Notes to Financial Statements


                         Year Ended December 31, 1993





1.    BASIS OF PRESENTATION

DICOMM Cellular Limited Partnership (the Company) was formed as a Delaware limited partnership on February 7, 1991. The Company provides cellular portable telephone service in the Genessee, Wyoming, Chautauqua, Cattaraugus, Alleghany and Steuben Counties in New York State.

The General Partner is DICOMM Cellular Inc. The General Partner has a 1% interest in the Company and has sole operating responsibility and control.

Limited Partners have no operating control or responsibility and collectively hold a 99% share of the Company.

On March 8, 1994, the partners sold all of their general and limited partnership interests in the Company, with the exception of certain liabilities, primarily litigation relating to the period prior to March 8, 1994. See Note 6 for further discussion.

2.    SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with maturities of three months or less at date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, including expenses related to engineering services. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, ranging from 5 to 40 years.

LICENSE COSTS

License costs relate to organization and development costs, legal and professional fees, salaries and related expenses associated with technical development of the cellular system and obtaining related regulatory approvals. The costs are being amortized on a straight-line basis over 40 years.

                      DICOMM Cellular Limited Partnership

2.    SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

OTHER ASSETS

Other assets relate to organization costs, deferred financing costs and capitalized lease costs which are being amortized on a straight-line basis over terms of 5 to 10 years.

INCOME TAXES

The Company is a partnership and, as such, no provision is made for income taxes as income or loss is included in the tax returns of the partners. Each partner accounts for its related share of applicable tax credits.

3.    NOTES PAYABLE TO SUPPLIER

The Company entered into a loan agreement on July 1, 1991 with its major equipment supplier. The agreement related to the issuance of two promissory notes, an equipment note and a working capital note aggregating $6,000,000. Interest accrues on principal balances at the rate of the Morgan Guaranty Trust Company of New York base rate plus 3%, adjusted periodically. Advances under the notes are secured by substantially all of the Company's assets. The notes are payable in 48 equal monthly principal payments of $125,000 beginning July 1, 1994.

The notes include restrictive financial covenants relating to working capital, tangible net worth and other items. The Company was in violation of certain of these covenants at December 31, 1993. However, the notes were paid in full on March 8, 1994 in conjunction with the sale of the general and limited partnership interests discussed in Note 6. Accordingly, the notes are classified as current at December 31, 1993. Interest paid in 1993 was $497,251.

                      DICOMM Cellular Limited Partnership

4.    LEASES

The Company has noncancellable operating lease commitments for office space, land, tower space and vehicles. Terms of the leases range from one to ten years and include various renewal options. Rent expense incurred during the year ended December 31, 1993 amounted to $150,792. Minimum future rental commitments are as follows:

              Year Ended
              December 31:
              ----------------------------
                  1994                         $   133,676
                  1995                             126,491
                  1996                             145,686
                  1997                              29,203
                  1998                              10,200
                  Thereafter                        37,994
                                             ---------------

                                               $   483,250
                                             ===============

5.    RELATED-PARTY TRANSACTIONS

The Company pays a monthly management fee to an affiliated company owned by the limited partners for administrative and office services provided. The Company incurred management fees of $119,874.

The notes payable to related parties on December 31, 1993 consist of $542,000 unsecured demand promissory note from the general partner, of which $462,000 is outstanding and $70,000 of unsecured demand notes payable to the limited partners. The notes are noninterest bearing.

6.    SUBSEQUENT EVENTS

On March 8, 1994, the General and Limited Partners sold their partnership interests in the Company to Horizon Cellular Telephone Company, L.P. and Horizon Cellular Telephone Company of Chautauqua L.P. (the Purchaser) for $43,750,000. A portion of the purchase price was advanced to satisfy the Company's notes payable to suppliers. Under the terms of the purchase and sale agreement, certain liabilities of the Company remain with the general partner, including notes payable and any litigation that may arise relating to the period prior to March 8, 1994.

=================================================         =======================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION IN CONNECTION WITH THIS OFFERING
OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND,                  SYGNET WIRELESS, INC.
IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY THE COMPANY OR THE PURCHASERS.                           SHARES
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO                     CLASS A COMMON STOCK
SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY
SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR
DOES IT CONSTITUTE AN OFFER TO SELL, OR THE
SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES
OTHER THAN THE CLASS A COMMON STOCK OFFERED HEREBY
OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH
OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN
WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION
IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.  NEITHER THE DELIVERY OF THIS
                                                                      ------------------
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER
ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT                            PROSPECTUS

THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE                        -------------------
COMPANY SINCE THE DATE HEREOF OR THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY
TIME SUBSEQUENT TO THE DATE HEREOF.

               ---------------------

                 TABLE OF CONTENTS
                                               PAGE
Prospectus Summary  . . . . . . . . . . . . .     3               DONALDSON, LUFKIN & JENRETTE
Risk Factors  . . . . . . . . . . . . . . . .    10                  SECURITIES CORPORATION
Use of Proceeds . . . . . . . . . . . . . . .    14
Dilution  . . . . . . . . . . . . . . . . . .    15                   LEHMAN BROTHERS, INC.
Capitalization  . . . . . . . . . . . . . . .    16
Unaudited Pro Forma Condensed Consolidated
  Financial Data  . . . . . . . . . . . . . .    17
Selected Financial Data . . . . . . . . . . .    24
Management's Discussion and Analysis of
  Financial Condition and Historical
  Results of Operations . . . . . . . . . . .    25
Business  . . . . . . . . . . . . . . . . . .    30
Management  . . . . . . . . . . . . . . . . .    46
Principal and Selling Stockholders  . . . . .    49
Certain Relationships and Related Transactions   50
Description of Capital Stock  . . . . . . . .    51
Shares Eligible for Future Sale . . . . . . .    54
Description of Certain Indebtedness . . . . .    55
Underwriting  . . . . . . . . . . . . . . . .    57
Legal Matters . . . . . . . . . . . . . . . .    58
Experts . . . . . . . . . . . . . . . . . . .    58
Additional Information  . . . . . . . . . . .    58
Certain Terms . . . . . . . . . . . . . . . .    59


=================================================         =======================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                 Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities registered hereby.

Securities and Exchange Commission registration fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 53,448.65
Printing and engraving  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $
Accountants' fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $
Blue sky fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $
Counsel fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $
                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $
- --------------

*Estimate

ITEM 14.         INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Under Section 1701.13(E) of the Ohio General Corporation Law (the "Ohio Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Ohio Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Ohio Law does not permit indemnification in an action or suit by or in the right of the corporation, where (i) such person has been adjudged liable to the corporation, unless and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication or, (ii) the only liability asserted against a director is for unlawful loans, dividends or distribution of assets. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Company's Articles of Incorporation and Code of Regulations provide that the Board of Directors may, by majority vote, authorize the Company to indemnify directors, officers or employees of the Company on generally the same terms as permitted by the Ohio Law.

         The Underwriting Agreement provides for indemnification by the Underwriters severally of the Company, its directors, its officers who sign the Registration Statement, controlling persons of the Company, each Selling Stockholder, and each person, if any, controlling such Selling Stockholder against certain liabilities, including liabilities under the Securities Act, under certain circumstances.

ITEM 16.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)     EXHIBITS

1.1 Form of Underwriting Agreement for Notes Offering by and among Sygnet Wireless, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, and Toronto Dominion Securities (USA) Inc. as Underwriters.*

1.2 Form of Underwriting Agreement for Common Stock Offering by and among Sygnet Wireless, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers as Underwriters.*

2.1       Agreement and Plan of Merger.*

3.1       Amended Articles of Incorporation of Sygnet Wireless, Inc. dated
                , 1996.*

3.2       Amended Code of Regulations of Sygnet Wireless, Inc.*

4.1 Form of Indenture (including form of Note) between Sygnet Wireless, Inc. and Fleet National Bank, as Trustee, relating to the Senior Notes due 2006 of Sygnet Wireless, Inc.*

4.2       Form of Specimen Certificate for Class A Common Stock.*

5.1 Opinion of Bryan Cave L.L.P., counsel to the Registrant, as to the legality of the Class A Common Stock being registered.*

5.2 Opinion of Bryan Cave L.L.P., counsel to the Registrant, as to the legality of the Notes being registered.*

8.1       Opinion of Bryan Cave L.L.P., with respect to certain tax matters.*

10.1      Employment Agreement dated              , between the Registrant and
          Albert H. Pharis, Jr.*

10.2      Employment Agreement dated              , between the Registrant and
          Warren P. Williamson, III.*

10.3      Employment Agreement dated              , between the Registrant and
          Craig T. Sheetz.*

10.4      Employment Agreement dated              , between the Registrant and
          Gregory T. Pauley.*

10.5      Sygnet Wireless, Inc. 1996 Stock Option Plan dated                ,
          1996.*

10.6 Office Lease Agreement by and between K&T Realty and Sygnet Communications Inc. dated September 16, 1994 for the premises located at 6550 Seville Drive, Canfield, Ohio.*

10.7 Site Lease Agreement dated March 29, 1990 between Milan John Vanco and Alice C. Vanco and Erie Cellular Telephone Company.*

10.8 Lease Agreement dated June 1, 1990 between Bert D. and Margaret A. Schaefer and Wilcom/Cellular One.*

10.9 Site Lease Agreement dated June 27, 1988 between John G. Virostek and MCI Telecommunications Corporation with Assignment and Assumption of Lease dated December 6, 1991 between MCI Telecommunications Corporation and Wilcom/Cellular One.*

10.10 Lease Agreement with Real Estate Purchase Option Agreement dated July 21, 1987 between George A. Law and Agnes Law, August Thalman, Jr. and Betty Thalman and Wilcom Corporation.*

10.11 Ground Lease dated December 15, 1987 between WKBN Broadcasting Corporation and Youngstown Cellular Telephone Company.*

10.12 DMS-MTX Cellular Supply Agreement dated June 1, 1996 between Youngstown Cellular Telephone Company and Northern Telecom, Inc.*

10.13 Intercarrier Services Agreement dated April 25, 1995 between Youngstown Cellular Telephone Company and EDS Personal Communications Corporation.*

10.14 Software License Agreement dated April 20, 1995 between Youngstown Cellular Telephone Company and Telecommunications Systems, Inc.*

10.15 License Agreement between JSJ Software, Inc. and Youngstown Cellular Telephone Company.*

10.16 Glenayre Care - Product Service Agreement dated February 1, 1995 with Wilcom Cellular.*

10.17 Asset Acquisition Agreement dated July 11, 1996 between Horizon Cellular Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P., Horizon Cellular Telephone Company of Indiana, L.P., and Sygnet Communications, Inc.*

10.18 Agreement for Purchase of Partnership Interest dated September 15, 1995 between Sygnet Communications, Inc. and Erie Cellular Systems, Inc.*

10.19 Stock Purchase Agreement between Sygnet Communications, Inc., Wilcom Corporation, and Advent IV Capital Liquidation Trust, TA Associates IV, TA Venture Investors Limited Partnership, Elden J. Heinz, Security Investment Management & Trust Company, The Planned Giving Foundation, Inc., and Erma Heinz.*

10.20     Credit Agreement dated                 , 1996 among the Registrant
          and The Toronto-Dominion Bank and PNC Bank, National Association.*

10.21     Promissory Note dated                  , executed and delivered by
          Albert H. Pharis, Jr. in favor of the Registrant.*

12.1      Statement regarding Computation of Ratio of Earnings to Fixed
          Charges.

21.1      Subsidiary of Sygnet Wireless, Inc.

23.1      Consent of Ernst & Young LLP, Cleveland, Ohio

23.2      Consent of Ernst & Young LLP, Boston, Massachusetts

23.3      Consent of Ernst & Young LLP, Philadelphia, Pennsylvania

23.4      Consent of Arthur Andersen L.L.P.

23.5      Consent of Coopers & Lybrand L.L.P.

23.6 Consent of Bryan Cave, L.L.P. (included in the legal opinions filed as Exhibits 5.1 and 8.1. hereto)*

24.1 Powers of Attorney (included on the signature page to the Registration Statement).

25.1      Statement of Eligibility of Trustee on Form T-1.

27.1      Financial Data Schedule.

- --------------
*To be filed by amendment.

          (b)    FINANCIAL STATEMENT SCHEDULES.

          All schedules have been omitted since the required information is not present in amounts sufficient to require submission of the schedules or because the information required is included in the financial statements.

ITEM 17.  UNDERTAKINGS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that,

                 (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canfield, State of Ohio, on August 14, 1996.

                                        Sygnet Wireless, Inc.

                                        By: /s/ WARREN P. WILLIAMSON, III
                                           --------------------------------
                                            Warren P. Williamson, III
                                            Director and Chairman

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Warren P. Williamson, III, Albert H. Pharis, Jr., Craig T. Sheetz and Thomas F. Dowd and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signatures                                         Title                               Date
          ----------                                         -----                               ----


    /s/ WARREN P. WILLIAMSON, III                  Director and Chairman                     August 14, 1996
- --------------------------------------------
          Warren P. Williamson, III

    /s/ ALBERT H. PHARIS, JR.                      Director, President and Chief             August 14, 1996
- ----------------------------------------------           Executive Officer
          Albert H. Pharis, Jr.

    /s/ CRAIG T. SHEETZ                            Vice President, Chief Financial           August 14, 1996
- ------------------------------------------------         Officer, Treasurer
          Craig T. Sheetz

    /s/ GREGORY T. PAULEY                          Vice President of Technical               August 14, 1996
- ----------------------------------------------           Operations
          Gregory T. Pauley

    /s/ JOSEPH D. WILLIAMSON, II                   Director                                  August 14, 1996
- ----------------------------------------------
          Joseph D. Williamson, II

    /s/ LOWRY A. STEWART                           Director                                   August 14, 1996
- ----------------------------------------------
          Lowry A. Stewart


    /s/ RAYMOND S. TITTLE, JR.                     Director                                   August 14, 1996
- ----------------------------------------------
          Raymond S. Tittle, Jr.

                                EXHIBIT INDEX

1.1 Form of Underwriting Agreement for Notes Offering by and among Sygnet Wireless, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, and Toronto Dominion Securities (USA) Inc. as Underwriters.*

1.2 Form of Underwriting Agreement for Common Stock Offering by and among Sygnet Wireless, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers as Underwriters.*

2.1       Agreement and Plan of Merger.*

3.1       Amended Articles of Incorporation of Sygnet Wireless, Inc. dated
                , 1996.*

3.2       Amended Code of Regulations of Sygnet Wireless, Inc.*

4.1 Form of Indenture (including form of Note) between Sygnet Wireless, Inc. and Fleet National Bank, as Trustee, relating to the Senior Notes due 2006 of Sygnet Wireless, Inc.*

4.2       Form of Specimen Certificate for Class A Common Stock.*

5.1 Opinion of Bryan Cave L.L.P., counsel to the Registrant, as to the legality of the Class A Common Stock being registered.*

5.2 Opinion of Bryan Cave L.L.P., counsel to the Registrant, as to the legality of the Notes being registered.*

8.1       Opinion of Bryan Cave L.L.P., with respect to certain tax matters.*

10.1      Employment Agreement dated              , between the Registrant and
          Albert H. Pharis, Jr.*

10.2      Employment Agreement dated              , between the Registrant and
          Warren P. Williamson, III.*

10.3      Employment Agreement dated              , between the Registrant and
          Craig T. Sheetz.*

10.4      Employment Agreement dated              , between the Registrant and
          Gregory T. Pauley.*

10.5      Sygnet Wireless, Inc. 1996 Stock Option Plan dated                ,
          1996.*

10.6 Office Lease Agreement by and between K&T Realty and Sygnet Communications Inc. dated September 16, 1994 for the premises located at 6550 Seville Drive, Canfield, Ohio.*

10.7 Site Lease Agreement dated March 29, 1990 between Milan John Vanco and Alice C. Vanco and Erie Cellular Telephone Company.*

10.8 Lease Agreement dated June 1, 1990 between Bert D. and Margaret A. Schaefer and Wilcom/Cellular One.*




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10.9      Site Lease Agreement dated June 27, 1988 between John G. Virostek and
          MCI Telecommunications Corporation with Assignment and Assumption of Lease dated December 6, 1991 between MCI Telecommunications Corporation and Wilcom/Cellular One.*

10.10 Lease Agreement with Real Estate Purchase Option Agreement dated July 21, 1987 between George A. Law and Agnes Law, August Thalman, Jr. and Betty Thalman and Wilcom Corporation.*

10.11 Ground Lease dated December 15, 1987 between WKBN Broadcasting Corporation and Youngstown Cellular Telephone Company.*

10.12 DMS-MTX Cellular Supply Agreement dated June 1, 1996 between Youngstown Cellular Telephone Company and Northern Telecom, Inc.*

10.13 Intercarrier Services Agreement dated April 25, 1995 between Youngstown Cellular Telephone Company and EDS Personal Communications Corporation.*

10.14 Software License Agreement dated April 20, 1995 between Youngstown Cellular Telephone Company and Telecommunications Systems, Inc.*

10.15 License Agreement between JSJ Software, Inc. and Youngstown Cellular Telephone Company.*

10.16 Glenayre Care - Product Service Agreement dated February 1, 1995 with Wilcom Cellular.*

10.17 Asset Acquisition Agreement dated July 11, 1996 between Horizon Cellular Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P., Horizon Cellular Telephone Company of Indiana, L.P., and Sygnet Communications, Inc.*

10.18 Agreement for Purchase of Partnership Interest dated September 15, 1995 between Sygnet Communications, Inc. and Erie Cellular Systems, Inc.*

10.19 Stock Purchase Agreement between Sygnet Communications, Inc., Wilcom Corporation, and Advent IV Capital Liquidation Trust, TA Associates IV, TA Venture Investors Limited Partnership, Elden J. Heinz, Security Investment Management & Trust Company, The Planned Giving Foundation, Inc., and Erma Heinz.*

10.20     Credit Agreement dated                 , 1996 among the Registrant
          and The Toronto-Dominion Bank and PNC Bank, National Association.*

10.21     Promissory Note dated                  , executed and delivered by
          Albert H. Pharis, Jr. in favor of the Registrant.*

12.1      Statement regarding Computation of Ratio of Earnings to Fixed
          Charges.

21.1      Subsidiary of Sygnet Wireless, Inc.

23.1      Consent of Ernst & Young LLP, Cleveland, Ohio

23.2      Consent of Ernst & Young LLP, Boston, Massachusetts

23.3      Consent of Ernst & Young LLP, Philadelphia, Pennsylvania





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23.4      Consent of Arthur Andersen L.L.P.

23.5      Consent of Coopers & Lybrand L.L.P.

23.6 Consent of Bryan Cave, L.L.P. (included in the legal opinions filed as Exhibits 5.1 and 8.1. hereto)*

24.1 Powers of Attorney (included on the signature page to the Registration Statement).

25.1      Statement of Eligibility of Trustee on Form T-1.

27.1      Financial Data Schedule.

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*To be filed by amendment.